PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED JANUARY 22, 1998)

                                  $391,880,000
                RESIDENTIAL FUNDING MORTGAGE SECURITIES II, INC.
                                   DEPOSITOR
                            HOME LOAN TRUST 1998-HI2
                        RESIDENTIAL FUNDING CORPORATION
                                MASTER SERVICER
                    HOME LOAN-BACKED NOTES, SERIES 1998-HI2
                            ------------------------
    The Home Loan Trust 1998-HI2 (the 'ISSUER' or the 'TRUST') will be formed pursuant to an Owner Trust Agreement dated as of June 15, 1998 (as amended by the Amended and Restated Owner Trust Agreement to be dated as of June 26, 1998, the 'OWNER TRUST AGREEMENT') between Residential Funding Mortgage Securities II, Inc. (the 'DEPOSITOR') and Wilmington Trust Company, the Owner Trustee. The Home Loan-Backed Notes, Series 1998-HI2 (the 'NOTES' or the 'OFFERED NOTES'), will include the following nine classes: (i) the Class A-1 Notes, Class A-2 Notes, Class A-3 Notes, Class A-4 Notes, Class A-5 Notes and Class A-6

                                                        (continued on next page)
                            ------------------------
    FOR A DISCUSSION OF SIGNIFICANT MATTERS AFFECTING INVESTMENTS IN THE OFFERED NOTES, SEE 'RISK FACTORS' COMMENCING ON PAGE S-13 HEREIN AND 'RISK FACTORS' IN THE PROSPECTUS COMMENCING ON PAGE 9.

THE OFFERED NOTES REPRESENT OBLIGATIONS OF THE TRUST ONLY AND DO NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE DEPOSITOR, THE MASTER SERVICER, GMAC
   MORTGAGE OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THE OFFERED
     NOTES NOR THE UNDERLYING HOME LOANS ARE INSURED OR GUARANTEED BY ANY
       GOVERNMENTAL AGENCY OR INSTRUMENTALITY OR BY THE DEPOSITOR, THE
          MASTER SERVICER, GMAC MORTGAGE OR ANY OF THEIR RESPECTIVE
                                 AFFILIATES.

THE OFFERED NOTES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
   EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
     PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT
         OR THE PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A
                                CRIMINAL OFFENSE.

THE ATTORNEY GENERAL OF THE STATE OF NEW YORK HAS NOT PASSED ON OR ENDORSED THE
      MERITS OF THIS OFFERING. ANY REPRESENTATION TO THE CONTRARY IS
                                     UNLAWFUL.

                                            ORIGINAL NOTE
                                              PRINCIPAL                                              UNDERWRITING
                                             BALANCE(1)          NOTE RATE       PRICE TO PUBLIC       DISCOUNT
Class A-1 Notes.........................   $134,680,000.00    Adjustable Rate       100.00000%          0.100%
Class A-2 Notes.........................   $ 86,990,000.00        6.29%(2)          99.98915%           0.150%
Class A-3 Notes.........................   $ 23,280,000.00        6.33%(2)          99.98906%           0.200%
Class A-4 Notes.........................   $ 21,390,000.00        6.61%(2)          99.95205%           0.225%
Class A-5 Notes.........................   $ 32,620,000.00        6.81%(2)          99.96048%           0.275%
Class A-6 Notes.........................               (4)        5.00%(5)           9.03726%           0.080%
Class M-1 Notes.........................   $ 40,400,000.00        6.78%(2)          99.98393%           0.450%
Class M-2 Notes.........................   $ 28,280,000.00        7.17%(2)          99.95950%           0.600%
Class B-1 Notes.........................   $ 24,240,000.00        8.01%(2)          99.98090%           0.900%
Total...................................   $391,880,000.00                       $396,340,921.30    $1,059,197.50

                                            PROCEEDS TO
                                            DEPOSITOR(3)
Class A-1 Notes.........................     99.90000%
Class A-2 Notes.........................     99.83915%
Class A-3 Notes.........................     99.78906%
Class A-4 Notes.........................     99.72705%
Class A-5 Notes.........................     99.68548%
Class A-6 Notes.........................      8.95726%
Class M-1 Notes.........................     99.53393%
Class M-2 Notes.........................     99.35950%
Class B-1 Notes.........................     99.08090%
Total...................................  $395,281,723.80

(1) Approximate.

(2) The Note Rate for each class of Notes remaining outstanding will be increased by 0.50% after the Step-Up Date (as defined herein).

(3) Before deducting expenses, estimated to be $430,000.

(4) Based on the Notional Amount of $50,000,000 as described herein.

(5) After the 24th Payment Date, the Note Rate on the Interest Only Notes shall be reduced to 0.00%.
                            ------------------------
    There is currently no secondary market for the Offered Notes. Bear, Stearns & Co. Inc. ('Bear Stearns'), Prudential Securities Incorporated ('Prudential') and Residential Funding Securities Corporation ('RFSC'; and collectively with Bear Stearns and Prudential, the 'Underwriters') intend to make a secondary market in the Offered Notes, but are not obligated to do so. There can be no assurance that a secondary market for the Offered Notes will develop or, if it does develop, that it will continue. The Offered Notes will not be listed on any securities exchange.

    The Offered Notes are offered by the Underwriters subject to prior sale, when, as and if delivered to and accepted by the Underwriters and subject to certain other conditions. The Underwriters reserve the right to withdraw, cancel or modify such offer and to reject any order in whole or in part. It is expected that delivery of the Notes will be made only in book-entry form through DTC, Cedel and Euroclear (each as defined herein) as discussed herein, on or about June 26, 1998, against payment therefor in immediately available funds.

       UNDERWRITERS OF THE OFFERED NOTES (OTHER THAN THE CLASS A-6 NOTES)

BEAR, STEARNS & CO. INC.
                       PRUDENTIAL SECURITIES INCORPORATED
                                      RESIDENTIAL FUNDING SECURITIES CORPORATION

                       UNDERWRITER OF THE CLASS A-6 NOTES
                            BEAR, STEARNS & CO. INC.

            THE DATE OF THIS PROSPECTUS SUPPLEMENT IS JUNE 16, 1998.

(Continued from cover)

Notes (collectively, the 'SENIOR NOTES'); (ii) the Class M-1 Notes and Class M-2 Notes (together, the 'CLASS M NOTES'); and (iii) the Class B-1 Notes (the 'CLASS B NOTES,' and together with the Class M Notes, the 'SUBORDINATE NOTES'). The Class A-6 Notes are also referred to herein as the 'INTEREST ONLY NOTES.' The Notes will be issued pursuant to an Indenture to be dated as of June 26, 1998 (the 'INDENTURE'), between the Issuer and The Chase Manhattan Bank as Indenture Trustee. Pursuant to the Owner Trust Agreement, the Issuer will issue one class of Home Loan-Backed Certificates, Series 1998-HI2 (the 'CERTIFICATE'). The Notes and the Certificate are collectively referred to herein as the 'SECURITIES.' Only the Notes are offered hereby.

     The assets of the Issuer will consist primarily of a certificate (the 'GRANTOR TRUST CERTIFICATE'), to be issued simultaneously with the Notes, evidencing 100% of the ownership interest in Grantor Trust 1998-HI2 (the 'GRANTOR TRUST'), to be established on the Closing Date. The assets of the Grantor Trust will consist primarily of a pool of conventional, closed-end, fixed-rate home loans (the 'HOME LOANS') contributed to the Grantor Trust by the Depositor, which in turn will be secured primarily by second mortgages or deeds of trust on one- to four-family residential properties. The Home Loans will have been sold to the Depositor by Residential Funding Corporation ('RESIDENTIAL FUNDING' or the 'SELLER'). Substantially all of the Home Loans will be secured by Mortgaged Properties in which the borrowers have little or no equity at the time of origination.

     Payments of principal and interest on the Offered Notes will be made on the 25th day of each month or, if such day is not a business day, then on the next business day, commencing in July 1998 (each, a 'PAYMENT DATE'). Interest will accrue on the Offered Notes (other than the Class A-1 Notes and the Interest Only Notes) at the fixed rate (the 'NOTE RATE') set forth above (subject to an increase of 0.50% per annum after the Step-Up Date (as defined herein)), and on the Class A-1 Notes at the adjustable rate set forth herein, as described herein. The Note Rate on the Interest Only Notes will equal 5.00% per annum for the first 24 Payment Dates, and 0.00% thereafter. See 'Description of the Securities -- Interest Payments' herein.

     It is a condition of the issuance of the Offered Notes that the Senior Notes be rated 'Aaa' by Moody's Investors Service, Inc. ('MOODY'S') and 'AAA' by Fitch IBCA, Inc. ('FITCH'), the Class M-1 Notes be rated 'Aa2' by Moody's and 'AA' by Fitch, the Class M-2 Notes be rated 'A2' by Moody's and 'A' by Fitch and the Class B-1 Notes be rated 'Baa3' by Moody's and 'BBB' by Fitch.

     The Notes initially will be represented by notes registered in the name of Cede & Co., as nominee of DTC, as further described herein. Investors in the Notes may elect to hold their Notes through DTC, in the United States, or Cedel or Euroclear, in Europe. Definitive notes will be available for the Notes only under the limited circumstances described herein. See 'Description of the Securities -- Book-Entry Registration of the Notes' herein.

     THE YIELD TO MATURITY ON THE OFFERED NOTES WILL DEPEND ON THE RATE AND TIMING OF PRINCIPAL PAYMENTS (INCLUDING PREPAYMENTS, REPURCHASES, DEFAULTS AND LIQUIDATIONS) ON THE HOME LOANS. IN GENERAL, DEFAULTS ON MORTGAGE LOANS ARE EXPECTED TO OCCUR WITH GREATER FREQUENCY IN THEIR EARLY YEARS AND DEFAULTS ON MORTGAGE LOANS SECURED BY SECOND LIENS MAY BE SUBSTANTIALLY HIGHER THAN MORTGAGE LOANS SECURED BY FIRST LIENS. IN ADDITION, 92.90% OF THE HOME LOANS WILL HAVE COMBINED LOAN-TO-VALUE RATIOS IN EXCESS OF 100%. IF SUCH HOME LOANS GO INTO FORECLOSURE AND ARE LIQUIDATED, THERE MAY BE NO AMOUNTS RECOVERED FROM THE RELATED MORTGAGED PROPERTY. SEE 'RISK FACTORS' HEREIN AND IN THE PROSPECTUS. THE HOME LOANS GENERALLY MAY BE PREPAID AT ANY TIME; HOWEVER, PREPAYMENT MAY SUBJECT THE MORTGAGOR TO A PREPAYMENT CHARGE AS DESCRIBED HEREIN. IN ADDITION, INVESTORS IN THE INTEREST ONLY NOTES SHOULD FULLY CONSIDER THAT AN EXTREMELY RAPID RATE OF PRINCIPAL PAYMENTS ON THE HOME LOANS COULD RESULT IN THE FAILURE OF SUCH INVESTORS TO FULLY RECOVER THEIR INITIAL INVESTMENTS. SEE 'CERTAIN YIELD AND PREPAYMENT CONSIDERATIONS' HEREIN AND 'YIELD AND PREPAYMENT CONSIDERATIONS' IN THE PROSPECTUS.

                            ------------------------
     There is currently no secondary market for the Offered Notes. The Underwriters intend to make a secondary market in the Offered Notes but are not obligated to do so. There can be no assurance that a secondary market for the Offered Notes will develop or, if it does develop, that it will continue. The Offered Notes will not be listed on any securities exchange.

     THE OFFERED NOTES OFFERED BY THIS PROSPECTUS SUPPLEMENT CONSTITUTE PART OF A SEPARATE SERIES OF SECURITIES BEING OFFERED PURSUANT TO THE DEPOSITOR'S PROSPECTUS DATED JANUARY 22, 1998, OF WHICH THIS PROSPECTUS SUPPLEMENT IS A PART AND WHICH ACCOMPANIES THIS PROSPECTUS SUPPLEMENT. THE PROSPECTUS CONTAINS IMPORTANT INFORMATION REGARDING THIS OFFERING WHICH IS NOT CONTAINED HEREIN, AND PROSPECTIVE INVESTORS ARE URGED TO READ THE PROSPECTUS AND THIS PROSPECTUS SUPPLEMENT IN FULL. SALES OF THE OFFERED NOTES MAY NOT BE CONSUMMATED UNLESS THE PURCHASER HAS RECEIVED BOTH THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS.

                            ------------------------
     UNTIL SEPTEMBER 18, 1998, ALL DEALERS EFFECTING TRANSACTIONS IN THE OFFERED NOTES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS SUPPLEMENT AND THE PROSPECTUS TO WHICH IT RELATES. THIS DELIVERY REQUIREMENT IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

     CERTAIN PERSONS PARTICIPATING IN THIS OFFERING MAY ENGAGE IN TRANSACTIONS THAT STABILIZE, MAINTAIN, OR OTHERWISE AFFECT THE PRICE OF THE NOTES, INCLUDING STABILIZING AND THE PURCHASE OF NOTES TO COVER SYNDICATE SHORT POSITIONS. FOR A DESCRIPTION OF THESE ACTIVITIES, SEE 'METHOD OF DISTRIBUTION' HEREIN.

                                    SUMMARY

     The following summary is qualified in its entirety by reference to the detailed information appearing elsewhere herein and in the Prospectus. Capitalized terms used herein and not otherwise defined herein have the meanings assigned in the Prospectus.

Issuer..............................  The Offered Notes will be issued by Home Loan Trust 1998-HI2, a Delaware business trust established pursuant to an Owner Trust Agreement dated as of
                                      June 15, 1998 (as amended by the Amended and Restated Owner Trust Agreement to be dated as of June 26, 1998, the 'OWNER TRUST AGREEMENT') between the
                                      Depositor and the Owner Trustee. The assets of the Issuer will consist of the Grantor Trust Certificate (as defined herein) backed by the Home Loans
                                      (as defined herein) and certain related assets.
The Offered Notes...................  $391,880,000 Home Loan-Backed Notes, Series 1998-HI2, are offered hereby.
                                      The Offered Notes will be issued pursuant to an Indenture, dated as of June
                                      26, 1998, between the Issuer and the Indenture Trustee. The Offered Notes
                                      will have the following Note Rates, Note Principal Balances and other features as of the Cut-off Date:

                                       Class A-1  Notes     Adjustable Rate     $134,680,000            Senior
                                       Class A-2  Notes        6.29%(1)         $ 86,990,000            Senior
                                       Class A-3  Notes        6.33%(1)         $ 23,280,000            Senior
                                       Class A-4  Notes        6.61%(1)         $ 21,390,000            Senior
                                       Class A-5  Notes        6.81%(1)         $ 32,620,000            Senior
                                       Class A-6  Notes        5.00%(3)         $          0(2)  Senior/Interest Only
                                       Class M-1  Notes        6.78%(1)         $ 40,400,000          Subordinate
                                       Class M-2  Notes        7.17%(1)         $ 28,280,000          Subordinate
                                       Class B-1  Notes        8.01%(1)         $ 24,240,000          Subordinate

                                      ------------
                                      (1) Subject to increase as described herein.
                                      (2) Based on a Notional Amount of $50,000,000 as described herein.
                                      (3) After the 24th Payment Date, the Note Rate on the Interest Only Notes
                                      shall be reduced to 0.00%.
                                      The Offered Notes are subject to various priorities for payment of interest and principal as described herein. For a description of the allocation of interest and principal distributions among the Senior Notes and on the
                                      Subordinate Notes, see 'Description of the Securities -- Interest Payments'
                                      and ' -- Principal Payments' herein.
Depositor...........................  Residential Funding Mortgage Securities II, Inc. (the 'DEPOSITOR' or the
                                      'COMPANY'), an affiliate of Residential Funding. See 'The Company' in the
                                      Prospectus.
Master Servicer.....................  Residential Funding Corporation (the 'MASTER SERVICER' or 'RESIDENTIAL
                                      FUNDING'), an affiliate of the Depositor. See 'Residential Funding
                                      Corporation' in the Prospectus.
Grantor Trust.......................  Grantor Trust 1998-HI2 (the 'GRANTOR TRUST'), a New York trust, will be established pursuant to a Grantor Trust Agreement dated as of June 26, 1998
                                      (the 'GRANTOR TRUST AGREEMENT'), among the Depositor, the Grantor Trustee and Residential Funding. Pursuant to the Grantor Trust Agreement, the
                                      Depositor will deposit the Home Loans (as defined herein) into the Grantor
                                      Trust in exchange for a certificate (the 'GRANTOR TRUST CERTIFICATE')
                                      evidencing 100% of the ownership interest in the Grantor Trust and representing the entire beneficial ownership interest in the Home Loans.

Initial Subservicers................  GMAC Mortgage Corporation ('GMACMC'), an affiliate of the Depositor and the
                                      Master Servicer, and Master Financial, Inc. ('MASTER FINANCIAL'), a
                                      California corporation. See 'Description of the Home Loan Pool -- The
                                      Initial Subservicers' herein.
Seller..............................  Residential Funding Corporation (the 'SELLER').
Owner Trustee.......................  Wilmington Trust Company.
Indenture Trustee and Grantor
  Trustee...........................  The Chase Manhattan Bank.
Closing Date........................  On or about June 26, 1998.
Payment Date........................  The 25th day of each month (or, if such day is not a business day, the next business day), beginning in July 1998 (each, a 'PAYMENT DATE').
Denominations and Registration......  The Notes will be represented by one or more notes registered in the name of Cede & Co., as nominee of DTC. No Beneficial Owner will be entitled to receive a Note in fully registered, certificated form (a 'DEFINITIVE
                                      NOTE'), except under the limited circumstances described herein. Investors in the Notes may elect to hold their Notes through DTC, in the United
                                      States, or Cedel or Euroclear, in Europe. Transfers within DTC, CEDEL or
                                      Euroclear, as the case may be, will be in accordance with the usual rules and operating procedures of the relevant system. The Senior Notes (other than the Interest Only Notes) will be issued in book-entry format in minimum denominations of $25,000 and integral multiples of $1 in excess thereof. The Interest Only Notes will be issued in book-entry format in minimum denominations representing initial Notional Amounts of $2,000,000 and integral multiples of $1 in excess thereof. The Class M-1 Notes will be issued in book-entry format in minimum denominations of $25,000 and integral multiples of $1,000 in excess thereof. The Class M-2 Notes and
                                      Class B-1 Notes will be issued in book-entry format in minimum denominations of $250,000 and integral multiples of $1,000 in excess thereof. For further registration information see 'Description of the
                                      Securities' herein and 'Description of the Notes -- Form of Notes' in the
                                      Prospectus.
The Home Loan Pool..................  The Home Loan Pool will consist of a pool of conventional, closed-end, fixed-rate, fully-amortizing home loans (the 'HOME LOANS') with an aggregate unpaid principal balance as of the close of business on the business day prior to June 1, 1998 (the 'CUT-OFF DATE BALANCE,' and June 1,
                                      1998, the 'CUT-OFF DATE') of $400,218,259. 99.90% of the Home Loans (by
                                      Cut-off Date Balance) are secured by second mortgages or deeds of trust and the remainder are secured by first mortgages or deeds of trust. At origination, the Home Loans had individual principal balances of at least
                                      $4,500 but not more than $116,600 with an average principal balance at origination of approximately $36,283. The Home Loans have terms to maturity from the date of origination or modification of approximately five, ten, fifteen, twenty or twenty-five years with respect to 0.65%, 6.56%, 44.91%,
                                      17.98% and 29.90% of the Home Loans (each, by Cut-off Date Balance), respectively, and a weighted average Remaining Term (as defined herein) of approximately 215 months as of the Cut-off Date. All percentages of the
                                      Home Loans described herein are approximate percentages (except as otherwise indicated) by Cut-off Date Balance of the Home Loans (except as otherwise indicated). 90.39% and 9.61% of the Home Loans initially will be subserviced for the Master Servicer by GMACMC and Master Financial,
                                      respectively.

                                      The Home Loans will bear interest at the rate stated in the related
                                      Mortgage Note (the 'LOAN RATE') which will be at least 9.49% per annum but no more than 19.87% per annum, with a weighted average Loan Rate of approximately 13.88% per annum as of the Cut-off Date. The Combined
                                      Loan-to-Value Ratios for the Home Loans will range from 12.00% to 130.00%, with a weighted average of approximately 115.55%. 92.90% of the Home Loans have Combined Loan-to-Value Ratios in excess of 100%. 19.81% of the
                                      Mortgaged Properties are located in California. As of the Cut-off Date,
                                      26.34% of the Home Loans were High Cost Loans.
                                      For a further description of the Home Loans, see 'Description of the Home
                                      Loan Pool' herein.
Interest Payments...................  Interest on the Offered Notes will be paid monthly on each Payment Date, commencing in July 1998, at the related Note Rate for such Payment Date.
                                      Interest on the Offered Notes (and any Unpaid Interest Shortfalls (as
                                      defined herein)) will be paid, to the extent of the Interest Remittance
                                      Amount (as defined herein) in the following order of priority: first, to the Interest Only Notes, second, to the Senior Notes (other than the
                                      Interest Only Notes) on a pro rata basis, third, to the Class M-1 Notes, fourth, to the Class M-2 Notes, and fifth, to the Class B-1 Notes.
                                      The 'NOTE RATE' on each class of Offered Notes (other than the Class A-1
                                      Notes and the Interest Only Notes) for each Payment Date will be the fixed rate set forth on the cover hereof; provided that the Note Rate on each such class of Notes then outstanding will increase by 0.50% per annum after the Step-Up Date, except as described herein. The 'STEP-UP DATE' is the first Payment Date on which the aggregate Principal Balance of the Home
                                      Loans as of the end of the related Collection Period is equal to or less than 10% of the Cut-off Date Balance. Notwithstanding the foregoing, the
                                      Note Rates and Component Interest Rate will not increase as described above if the proceeds of the Optional Redemption (as defined herein) are available for payment to the Securityholders on or prior to the first
                                      Payment Date occurring after the Step-Up Date. The Note Rate on the Class
                                      A-1 Notes for each Payment Date will be a floating rate equal to the lesser of (i) LIBOR plus 0.04% per annum and (ii) 12.50% per annum. The Note Rate on the Interest Only Notes will equal 5.00% per annum for the first 24
                                      Payment Dates, and 0.00% thereafter.
                                      The 'ACCRUAL PERIOD' with respect to any Payment Date will be (i) in the case of the Class A-1 Notes, the period from and including the Payment Date in the calendar month preceding the month in which the related Payment Date occurs (or, in the case of the first Payment Date, from and including the
                                      Closing Date) to but excluding the related Payment Date and (ii) in the case of the Offered Notes other than the Class A-1 Notes, the calendar month preceding the month in which the related Payment Date occurs (or in the case of the first Payment Date, beginning on the Closing Date and ending the last day of the month in which the Closing Date occurs).
                                      Interest on the Class A-1 Notes will be based on the actual number of days in the related Accrual Period and a 360-day year. Interest on the Offered
                                      Notes other than the Class A-1 Notes will be based on a 30-day month and a
                                      360-day year.
                                      The 'NOTIONAL AMOUNT' of the Interest Only Notes as of any Payment Date
                                      will be equal to $50,000,000. References herein to the Notional

                                      Amount are used solely for certain calculations and do not represent the right of the Interest Only Notes to receive distributions allocable to principal.
                                      See 'Description of the Securities -- Interest Payments' herein.
Principal Payments..................  Holders of the Senior Notes (other than the Interest Only Notes, which will not be entitled to distributions with respect to principal) will be entitled to receive a distribution of principal on each Payment Date, in the manner set forth herein, to the extent of the Senior Principal
                                      Distribution Amount (as defined herein). Prior to the Credit Support
                                      Depletion Date (as defined herein), such Senior Notes will receive payments of principal sequentially, in increasing numerical order, in each case until the related Note Principal Balance has been reduced to zero.
                                      Following the earlier to occur of (i) the Stepdown Date (as defined herein)
                                      or (ii) the retirement of the Senior Notes and any Class M Notes senior thereto, holders of the Class M Notes will be entitled to receive a distribution of principal on each Payment Date, in the manner and priority set forth herein, to the extent of the portion of the Principal
                                      Distribution Amount (as defined herein) remaining after distributions in respect of principal to the holders of the Senior Notes and any class of
                                      Class M Notes having a higher payment priority.
                                      Following the earlier to occur of (i) the Stepdown Date or (ii) the retirement of the Senior Notes and the Class M Notes, holders of the Class
                                      B-1 Notes will be entitled to receive a distribution of principal on each
                                      Payment Date, in the manner and priority set forth herein, to the extent of the portion of the Principal Distribution Amount remaining after distributions in respect of principal to the holders of the Senior Notes and the Class M Notes.
                                      See 'Description of the Securities -- Principal Payments' herein.
Net Monthly Excess Cash Flow........  Holders of the Offered Notes may be entitled to receive additional distributions in respect of principal (included in the Principal
                                      Distribution Amount) on each Payment Date to the extent of Net Monthly
                                      Excess Interest Amount. The 'NET MONTHLY EXCESS INTEREST AMOUNT' will consist of the portion, if any, of the Interest Remittance Amount (as defined herein) not required to pay Accrued Note Interest and any Unpaid
                                      Interest Shortfall (each, as defined herein) on the Offered Notes and
                                      Accrued Component Interest (as defined herein) and any Unpaid Interest
                                      Shortfall on the B-2 Component. The amount of the Net Monthly Excess
                                      Interest Amount used to pay principal on the Notes and the B-2 Component is the 'EXTRA PRINCIPAL DISTRIBUTION AMOUNT.' The 'NET MONTHLY EXCESS CASH
                                      FLOW' will consist of (i) the Net Monthly Excess Interest Amount not used to fund the Extra Principal Distribution Amount, (ii) the Net Monthly
                                      Excess Principal Amount (as defined herein) and (iii) the
                                      Overcollateralization Reduction Amount (to the extent of the Principal
                                      Remittance Amount). The Net Monthly Excess Cash Flow generally will be used as follows: (i) first, to pay any remaining Unpaid Interest Shortfall on the Senior Notes; (ii) second, to pay any remaining Unpaid Interest
                                      Shortfall on the Subordinate Notes and the B-2 Component, to pay any
                                      Allocable Loss Interest (as defined herein) on the Subordinate Notes, in the order of priority described herein and to reimburse the Subordinate
                                      Notes and the B-2 Component for any Realized Losses (other than Excess
                                      Losses) previously allocated thereto;

                                      and (iii) third, to be distributed to the Certificate in respect of the
                                      Residual Component (as defined herein).
                                      See 'Description of the Securities -- Net Monthly Excess Cash Flow
                                      Distributions' herein.
Credit Enhancement..................  The Credit Enhancement provided for the benefit of the Offered Notes consists of (a) the subordination provisions described below and (b) the overcollateralization provisions described below.
                                      Subordination: The rights of the holders of the Senior Notes (other than the Interest Only Notes) to receive distributions with respect to the Home
                                      Loans will be subordinate to the rights of the holders of the Interest Only
                                      Notes, the rights of the holders of the Class M-1 Notes to receive distributions with respect to the Home Loans will be subordinate to the rights of the holders of the Senior Notes, the rights of the holders of the
                                      Class M-2 Notes to receive distributions with respect to the Home Loans will be subordinate to the rights of the holders of the Senior Notes and the Class M-1 Notes, the rights of the holders of the Class B-1 Notes to receive distributions with respect to the Home Loans will be subordinate to the rights of the holders of the Senior Notes, the Class M-1 Notes and the
                                      Class M-2 Notes, in each case to the extent described herein and in the
                                      Prospectus.
                                      Outstanding Reserve Amount: After the Undercollateralization Amount (as
                                      defined herein) has been reduced to zero, the Outstanding Reserve Amount will be created by distributions of the Reserve Increase Amount (as defined herein), if any, to the Notes and the B-2 Component. The Outstanding
                                      Reserve Amount, if any, will represent overcollateralization which will be available to absorb any Realized Losses (other than any Excess Losses). The
                                      'OUTSTANDING RESERVE AMOUNT' available on any Payment Date is the amount, if any, by which the aggregate Principal Balance of the Home Loans (the
                                      'POOL BALANCE') as of the end of the related Collection Period exceeds the sum of the aggregate Note Principal Balance of the Notes and the Component
                                      Principal Balance of the B-2 Component (such sum, the 'SECURITY BALANCE')
                                      on such Payment Date (after application of the Principal Distribution
                                      Amount for such date).
                                      As of the Closing Date, the Security Balance will exceed the Cut-off Date
                                      Balance of the Home Loans by $3,781,741 (approximately 0.94% of the Cut-off
                                      Date Balance) (such excess at any time, the 'UNDERCOLLATERALIZATION
                                      AMOUNT'), representing an initial undercollateralization of the Notes and the B-2 Component in relation to the Home Loans. On each Payment Date, the
                                      Reserve Increase Amount (as defined herein) will be used first, to eliminate any undercollateralization by reducing the Security Balance to equal the Pool Balance as of the end of the related Collection Period, and then to increase the Outstanding Reserve Amount until such amount is equal to the Reserve Amount Target.
                                      The 'RESERVE AMOUNT TARGET' means as of any Payment Date (i) prior to the
                                      Stepdown Date, the greater of (a) 3.50% of the Cut-off Date Balance and (b)
                                      the Net Delinquency Amount (as defined herein) for such Payment Date, and
                                      (ii) on or after the Stepdown Date, the greatest of (x) 7.00% of the Pool
                                      Balance as of the end of the related Collection Period, (y) the Net
                                      Delinquency Amount for such Payment Date and (z) $2,001,091. See
                                      'Description of the Securities -- Outstanding Reserve Amount' herein. To the extent the Reserve Amount Target decreases on
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
                                      any Payment Date, the amount of the Principal Distribution Amount will be reduced on such Payment Date and on each subsequent Payment Date to the extent the remaining Outstanding Reserve Amount is in excess of the reduced
                                      Reserve Amount Target until the Outstanding Reserve Amount equals the
                                      Reserve Amount Target.
Allocation of Losses;
  Subordination.....................  Commencing with the earlier of (i) the first Payment Date on which the
                                      Undercollateralization Amount has been reduced to zero and (ii) the sixth
                                      Payment Date, and on each Payment Date thereafter, to the extent the Pool
                                      Balance is less than the Security Balance due to Realized Losses (other than Excess Losses), the Component Principal Balance of the B-2 Component
                                      and the Note Principal Balances of the Notes shall be reduced as follows, until such deficiency is fully allocated: first, the Component Principal
                                      Balance of the B-2 Component shall be reduced, until the Component
                                      Principal Balance thereof has been reduced to zero; second, the Note
                                      Principal Balance of the Class B-1 Notes shall be reduced, until the Note
                                      Principal Balance thereof has been reduced to zero; third, the Note
                                      Principal Balance of the Class M-2 Notes shall be reduced, until the Note
                                      Principal Balance thereof has been reduced to zero; and fourth, the Note
                                      Principal Balance of the Class M-1 Notes shall be reduced, until the Note
                                      Principal Balance thereof has been reduced to zero. The Note Principal
                                      Balances of the Senior Notes will not be so reduced and such Notes will continue to be entitled to receive Accrued Note Interest on their respective Note Principal Balances subject to available funds. Any loss
                                      (other than an Excess Loss) allocated to a Subordinate Note may be repaid
                                      (with interest thereon) through the mechanics of the payment of the Net
                                      Monthly Excess Cash Flow as described above.
                                      In addition, any Excess Losses will be allocated on a pro rata basis to the
                                      Notes (other than the Interest Only Notes) and the Class B-2 Component as described herein. See 'Description of the Securities -- Allocation of
                                      Losses; Subordination' herein.
                                      Neither the Offered Notes nor the Home Loans are insured or guaranteed by any governmental agency or instrumentality or by the Company, the Master
                                      Servicer, the Trustee, GMAC Mortgage or any affiliate thereof.
The Certificate.....................  The Certificate will consist of one class with two separate components, the
                                      'B-2 COMPONENT' and the 'RESIDUAL COMPONENT.' The B-2 Component will have a
                                      Component Principal Balance of $12,120,000 and a Component Interest Rate of
                                      8.25% per annum; provided that the Component Interest Rate on such
                                      Component, if outstanding, will increase by 0.50% per annum after the
                                      Step-Up Date, except as described herein. The Residual Component will have no principal balance or interest rate. The Certificate will be issued pursuant to the Owner Trust Agreement and will represent the beneficial ownership interest of the Trust. The B-2 Component and the Residual
                                      Component of the Certificate are not separately transferable. The
                                      Certificate is not offered hereby.
Special Prepayment Considerations...  The rate and timing of principal payments on the Offered Notes will depend on, among other things, the rate and timing of principal payments
                                      (including prepayments, defaults, liquidations and purchases of Home Loans due to a breach of a representation and warranty) on the Home Loans. The
                                      Offered Notes are subject to inherent cash flow uncertainties because the
                                      Home Loans may be prepaid at any time. In addition, some
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
                                      of the Home Loans provide for payment of a prepayment charge for a period of up to five years. Such prepayment charges may reduce the rate of prepayment on the Home Loans until the end of such period. See 'Description of the Home Loan Pool -- Home Loan Pool Characteristics.'
                                      In addition, since mortgage loans secured by second liens are not generally viewed by borrowers as permanent financing and generally carry a high rate of interest, the Home Loans may experience a higher rate of prepayments than traditional mortgage loans. In addition, the rate of default on second mortgage loans may be greater than that of mortgage loans secured by first liens. See 'Certain Yield and Prepayment Considerations -- General' herein.
                                      The multiple class structure of Offered Notes results in the allocation of prepayments among certain classes as follows:
                                      Senior Notes: The Senior Notes (other than the Interest Only Notes) are subject to the sequential priority for payment of principal described herein. Distributions of principal on classes of such Senior Notes having an earlier priority of payment will be affected by the rates of prepayment of the Home Loans early in the life of the Home Loan Pool. The timing of commencement of principal distributions and the weighted average lives of the classes of such Senior Notes with a later priority of payment will be affected by the rates of prepayment of the Home Loans experienced both before and after the commencement of principal distributions on such classes.
                                      Notes with Subordination Features: As described herein, during certain periods all or a disproportionately large percentage of principal payments on the Home Loans will be allocated to the Senior Notes in the aggregate and, during certain periods, no principal payments will be distributed to the Subordinate Notes. Unless the Note Principal Balances of the Senior
                                      Notes have been reduced to zero, the Subordinate Notes will not be entitled to receive distributions of principal until the Stepdown Date. To the extent that no principal payments are distributed on the Subordinate Notes, the subordination afforded the Senior Notes by the Subordinate Notes
                                      (together with the Outstanding Reserve Amount), in the absence of offsetting Realized Losses allocated thereto, will be increased, and the weighted average lives of the Subordinate Notes will be extended.
                                      In addition, investors in each class of Subordinate Notes should be aware that on and after the Payment Date on which the Outstanding Reserve Amount has been reduced to approximately $2,001,091 and the Component Principal
                                      Balance of the B-2 Component has been reduced to zero, the most subordinate class of Subordinate Notes then outstanding may receive more than what would otherwise be such class' share of the Principal Distribution Amount for such Payment Date.
                                      See 'Description of the Securities -- Principal Payments' and 'Certain
                                      Yield and Prepayment Considerations' herein and 'Yield and Prepayment
                                      Considerations' in the Prospectus. For further information regarding the effect of principal prepayments on the weighted average lives of the
                                      Offered Notes, see the table entitled 'Percent of Initial Note Principal
                                      Balance Outstanding at the Following Percentages of Prepayment Assumption'
                                      herein.
Special Yield Considerations........  The yield to maturity on the Offered Notes will depend on, among other things, the rate and timing of principal payments (including prepayments,
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
                                      defaults, liquidations and repurchases of Home Loans due to a breach of a representation and warranty) on the Home Loans and the allocation thereof to reduce the Note Principal Balances thereof. In addition, Prepayment
                                      Interest Shortfalls, Relief Act Shortfalls and Delinquency Shortfalls
                                      (each, as defined herein) will adversely affect the yield to investors on the Offered Notes to the extent the Interest Remittance Amount is insufficient to pay Accrued Note Interest on the Offered Notes. See
                                      'Description of the Securities -- Interest Payments' herein.
                                      In general, if the Offered Notes are purchased at a premium and principal payments to the Offered Notes occur at a rate faster than assumed at the time of purchase, the investor's actual yield to maturity will be lower than that anticipated at the time of purchase. Conversely, if the Offered
                                      Notes are purchased at a discount and principal payments thereon occur at a rate slower than that assumed at the time of purchase, the investor's actual yield to maturity will be lower than that anticipated at the time of purchase.
                                      The Offered Notes were structured assuming, among other things, a
                                      Prepayment Assumption (as defined herein) of 100% and corresponding weighted average lives as described herein. The prepayment, yield and other assumptions to be used for pricing purposes for the respective classes that are to be offered hereunder may vary as determined at the time of sale.
                                      The multiple class structure of the Offered Notes causes the yield of certain classes to be particularly sensitive to changes in the rates of prepayment of the Home Loans and other factors, as follows:
                                      Interest Only Notes: Investors in the Interest Only Notes should fully consider that an extremely rapid rate of principal prepayments on the Home
                                      Loans could result in the failure of such investors to receive all amounts payable under the Interest Only Notes. See 'Certain Yield and Prepayment
                                      Considerations,' especially 'Certain Yield and Prepayment
                                      Considerations -- Interest Only Note Yield Considerations' herein.
                                      Notes with Subordination Features: The yield to investors on each class of
                                      Subordinate Notes, and particularly on those classes of Subordinate Notes with lower payment priorities, will be extremely sensitive to losses due to defaults on the Home Loans (and the timing thereof), to the extent such losses are not covered by the Outstanding Reserve Amount (including overcollateralization created by the Net Monthly Excess Interest Amount) or by any other class of Subordinate Notes having a lower payment priority, because the entire amount of such losses that are covered by Subordination
                                      (as defined herein) will be allocable to such class or classes of
                                      Subordinate Notes, as described herein.
                                      Investors in each class of Subordinate Notes should also be aware that on any Payment Date prior to the Stepdown Date, such class of Subordinate
                                      Notes will not be entitled to distributions of principal until the Note
                                      Principal Balances of the Senior Notes and each class of Subordinate Notes senior thereto have been reduced to zero.
                                      Investors in the Senior Notes (other than the Interest Only Notes) should note that such Senior Notes are subordinate to the Interest Only Notes with respect to distributions and the allocation of Realized Losses (including the interest portion of Excess Losses).
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
Certain Federal Income Tax
  Consequences......................  In the opinion of Thacher Proffitt & Wood, counsel to the Depositor, for federal income tax purposes, the Offered Notes will be characterized as indebtedness, the Grantor Trust, as created pursuant to the terms and conditions of the Grantor Trust Agreement, will be classified as a grantor trust under subpart E, part I of subchapter J of Chapter 1 of the Code, and the Issuer, as created pursuant to the terms and conditions of the Owner
                                      Trust Agreement, will not be characterized as an association (or a publicly traded partnership within the meaning of section 7704 of the Code) taxable as a corporation or as a taxable mortgage pool within the meaning of section 7701(i) of the Code.
                                      For further information regarding certain federal income tax consequences of an investment in the Offered Notes, see 'Certain Federal Income Tax
                                      Consequences' herein and 'Certain Federal Income Tax Consequences' and
                                      'State and Other Tax Consequences' in the Prospectus.
Legal Investment....................  THE OFFERED NOTES WILL NOT CONSTITUTE 'MORTGAGE RELATED SECURITIES' FOR
                                      PURPOSES OF SMMEA BECAUSE THE HOME LOAN POOL INCLUDES HOME LOANS THAT ARE
                                      SECURED BY SUBORDINATE LIENS ON THE RELATED MORTGAGED PROPERTIES.
                                      Institutions whose investment activities are subject to legal investment laws and regulations or to review by certain regulatory authorities may be subject to restrictions on investment in the Offered Notes. See 'Legal
                                      Investment' herein.
Rating..............................  It is a condition of the issuance of the Offered Notes that the Senior
                                      Notes be rated 'Aaa' by Moody's Investors Service, Inc. ('MOODY'S') and
                                      'AAA' by Fitch IBCA, Inc. ('FITCH'), the Class M-1 Notes be rated 'Aa2' by
                                      Moody's and 'AA' by Fitch, the Class M-2 Notes be rated 'A2' by Moody's and
                                      'A' by Fitch and the Class B-1 Notes be rated 'Baa3' by Moody's and 'BBB'
                                      by Fitch. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. A security rating does not address the frequency of prepayments of Home Loans, or the corresponding effect on yield to investors. The rating of the Interest Only Notes does not address the possibility that the holders thereof may not receive all amounts payable thereunder due to an extremely rapid rate of prepayments on the
                                      Home Loans. See 'Certain Yield and Prepayment Considerations' and 'Ratings'
                                      herein.
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                                  RISK FACTORS

     PROSPECTIVE INVESTORS IN THE OFFERED NOTES SHOULD CONSIDER, AMONG OTHER
THINGS, THE ITEMS DISCUSSED UNDER 'RISK FACTORS' WHICH BEGINS ON PAGE 9 IN THE
PROSPECTUS AND THE FOLLOWING FACTORS IN CONNECTION WITH THE PURCHASE OF THE
OFFERED NOTES:

ADEQUACY OF CREDIT ENHANCEMENT; SUBORDINATION

     Credit enhancement will be provided for the Offered Notes in the form of the subordination provided to the Notes by the Classes of Notes subordinate thereto and by the B-2 Component and the Outstanding Reserve Amount
(representing any overcollateralization established as described herein). None of the Depositor, the Master Servicer, the Seller or any of their affiliates will have any obligation to replace or supplement such credit enhancement, or to take any other action to maintain any rating of the Offered Notes. To the extent that any losses are incurred on any of the Home Loans that are not covered by Subordination, the holders of the Notes will bear all risk of such losses resulting from default by Mortgagors.

     The yield to investors on each class of Subordinate Notes, and particularly on those classes of Subordinate Notes with lower payment priorities, will be extremely sensitive to losses (other than Excess Losses) due to defaults on the Home Loans (and the timing thereof), to the extent such losses are not covered by the B-2 Component or the Outstanding Reserve Amount (including overcollateralization created by the Net Monthly Excess Interest Amount) or by any other class of Subordinate Notes having a lower payment priority, because the entire amount of such losses that are covered by Subordination will be allocable to such class or classes of Subordinate Notes, as described herein.
Furthermore, as described herein, the timing of receipt of principal and interest by any class of Subordinate Notes may be adversely affected by losses even if such class does not ultimately bear such loss. In addition, the yield to investors on each class of Notes will be sensitive to Excess Losses, which will not be covered by Subordination. Investors in the Senior Notes (other than the Interest Only Notes) should note that such Senior Notes are subordinate to the Interest Only Notes with respect to distributions and the allocation of Realized
Losses (including the interest portion of Excess Losses). The Notes are not insured by any financial guaranty insurance policy.

     The yield to investors on each class of Offered Notes, and particularly on those classes of Offered Notes with lower payment priorities, will be sensitive to (i) Prepayment Interest Shortfalls and Relief Act Shortfalls (each, as defined herein) and (ii) shortfalls in amounts available for distribution resulting from the failure of the Mortgagors to pay their scheduled monthly payments on the Home Loans on a timely basis (the amount of such shortfall, a 'DELINQUENCY SHORTFALL'), because such amounts will not be covered by the Master
Servicer either through compensating interest or Advances, respectively. On each Payment Date, Prepayment Interest Shortfalls, Relief Act Shortfalls and the interest portion of Delinquency Shortfalls will reduce the Interest Remittance
Amount (as defined herein) and the principal portion of Delinquency Shortfalls will not be included in the Principal Remittance Amount (as defined herein), thereby reducing amounts available for distribution to the Offered Notes. In certain scenarios involving Prepayment Interest Shortfalls, Relief Act
Shortfalls or Delinquency Shortfalls, the Interest Remittance Amount may be insufficient to pay Accrued Note Interest on the Offered Notes in full. Any shortfalls in interest distributions resulting therefrom will be allocated first to the respective classes of Subordinate Notes (in the order in which Realized
Losses (other than Excess Losses) are allocated thereto) prior to allocation among the Senior Notes and will carry forward (with interest thereon) and will be payable on future Payment Dates subject to available funds. Any allocation to the Senior Notes will be made first to the Senior Notes (other than the Interest
Only Notes) on a pro rata basis, and then to the Interest Only Notes. The Notes will be reimbursed for such interest shortfalls prior to the payment of Accrued
Note Interest on any class of Notes subordinate thereto and from Net Monthly
Excess Cash Flow as described herein. As a result of the priority of payment provisions herein, holders of the Notes may experience delays in being reimbursed for such shortfalls, and such shortfalls may remain unreimbursed.

RISKS ASSOCIATED WITH THE HOME LOANS

     Since 99.90% of the Home Loans are subordinate to the rights of the mortgagee under the related senior mortgage, the proceeds from any liquidation, insurance or condemnation proceedings will be available to satisfy the outstanding balance of such Home Loans secured by subordinate mortgages only to the extent that the claims of such senior mortgages have been satisfied in full, including any related liquidation expenses (such as

                                      S-13



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legal fees, real estate taxes, and maintenance and preservation expenses). In circumstances when it is determined to be uneconomical to foreclose on the Mortgaged Property or engage in other loss mitigation procedures, the Master
Servicer may write off the entire outstanding balance of such Home Loan as a bad debt. The foregoing considerations will be particularly applicable to Home Loans secured by junior liens that have high Combined Loan-to-Value Ratios or low
Junior Ratios because it is comparatively more likely that the Master Servicer would determine foreclosure to be uneconomical in the case of such Home Loans.
As of the Cut-off Date, the weighted average Combined Loan-to-Value Ratio of the Home Loans is 115.55%, and approximately 92.90% of the Home Loans will have Combined Loan-to-Value Ratios in excess of 100%. Because the Home Loans have been recently originated, the borrowers will not build equity in the related
Mortgaged Properties through amortization of the Home Loans for a substantial period of time.

     The Master Servicer is authorized to engage in a wide variety of loss mitigation practices with respect to the Home Loans. In addition, the Servicing
Agreement permits the Master Servicer to release the lien on the Mortgaged
Property securing a Home Loan under certain circumstances, if the Home Loan is current in payment. See 'Description of the Servicing Agreement -- Release of Lien; Refinancing of Senior Lien' and ' -- Collection and Liquidation Practices;
Loss Mitigation' herein.

     The Home Loans were originated with a limited expectation of recovering any amounts from the foreclosure of the related Mortgaged Property and are underwritten with an emphasis on the creditworthiness of the related borrower.
If such Home Loans go into foreclosure and are liquidated, there may be no amounts recovered from the related Mortgaged Property unless the value of the property has increased or the principal amount of the related senior liens has been reduced to the point where the value of the property, less any related foreclosure costs, is greater than the principal amount of the related senior liens. To the extent that any losses are incurred on any of the Home Loans that are not covered by Subordination, the holders of the Offered Notes will bear all risk of such losses resulting from default by Mortgagors.

     In addition, with respect to the Home Loans with Combined Loan-to-Value
Ratios in excess of 100%, there is a risk that if the related borrowers relocate, such borrowers will be unable to pay off their Home Loans in full from the sale proceeds of the related Mortgaged Properties and any other funds available to these borrowers, in which case the Home Loans could experience higher rates of delinquency and loss. With respect to Home Loans the proceeds of which were used for debt consolidation, there can be no assurance that, following the debt consolidation, the related borrower will not incur further debt. This reloading of debt could impair the ability of such borrowers to service their debts, which in turn could result in higher rates of delinquency and loss on the Home Loans.

     In the event of a delinquency or a default on a Home Loan, the Master
Servicer will not have an obligation to advance scheduled monthly payments of principal and interest on such Home Loan. Delinquencies and defaults on mortgage loans are generally expected to occur with greater frequency in their early years. The rate of delinquency and default of second mortgage loans may be greater than that of mortgage loans secured by first liens on comparable properties.

ECONOMIC CONDITIONS

     Mortgage loans of the type similar to those included in the Home Loan Pool
(with Combined Loan-to-Value Ratios in excess of 100%) have been originated for a limited period of time. During this time, economic conditions nationally and in most regions of the country have been generally favorable. However, a deterioration in economic conditions could be expected to adversely affect the ability and willingness of borrowers to repay their Home Loans. In such circumstances, no prediction can be made as to the severity of the effect of an economic downturn on the rate of delinquencies and losses on the Home Loans.
Because borrowers under the Home Loans generally have little or no equity in the related Mortgaged Properties, any significant increase in the rate of delinquencies and losses on the Home Loans could result in losses allocated to the Notes to the extent not covered by Subordination.

SPECIAL LEGAL CONSIDERATIONS

     Violations of certain provisions of federal and state law on the part of the originator may limit the ability of the Master Servicer or any Subservicer to collect all or part of the principal of or interest on the Home Loans and in addition could subject the Trust to damages and administrative enforcement. In particular, 26.34% of the

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Home Loans are High Cost Loans (as defined in the Prospectus). The originators'
failure to comply with certain requirements of the Federal Truth-in-Lending Act, as implemented by Regulation Z, with respect to such High Cost Loans, could subject the Trust (and other assignees) to monetary penalties, and result in the obligors' rescinding such High Cost Loans against the Trust. Any federal and state law violations which would result in liability to the Trust would be a breach of the Seller's representations and warranties, and the Seller would be obligated to cure, repurchase or, if permitted by the Home Loan Purchase
Agreement, substitute for the High Cost Loan in question. See 'Certain Legal
Aspects of the Trust Assets and Related Matters' in the Prospectus.

BANKRUPTCY CONSIDERATIONS

     The Bankruptcy Reform Act of 1994 established the National Bankruptcy
Review Commission ('NBRC') for purposes of analyzing the nation's bankruptcy laws and making recommendations to Congress for legislative changes to the bankruptcy laws. The NBRC delivered its report on October 20, 1997. The NBRC's report appears to recommend that Congress amend Bankruptcy Code section
1322(b)(2) by treating a claim secured by a junior security interest in a borrower's principal residence as protected only to the extent that the claim was secured when the security interest was made. Additionally, the NBRC's report recommends that a creditor's secured claim in real property should be determined by the property's fair market value, less hypothetical costs of sale. A bill currently pending before the United States House of Representatives (H.R. 3146), if enacted, would amend the Bankruptcy Code to permit chapter 13 debtors, under a plan, to reduce the value of non-purchase money security interests in the debtor's principal residence to the liquidation value of the property less the value of any senior secured claims. Any such changes to the Bankruptcy Code could have a negative effect on the Home Loans and the enforcement of rights therein.

     On June 4, 1998, a consumer bankruptcy reform bill which had previously been introduced in the Senate (S.1301) was amended to, among other things, propose an amendment to the Bankrupcty Code (the 'TILA AMENDMENT') that would authorize bankruptcy judges to disallow claims based on secured debt if the creditor failed to comply with certain provisions of the Truth in Lending Act
(15 U.S.C. SS 1639). In its present form, S.1301 would apply only to bankruptcy cases commenced after the enactment of such amendments but would apply retroactively to secured debt incurred by the debtor prior to the date of effectiveness of such amendments. The TILA Amendment has not been approved by the full Senate. A bill that the United States House of Representatives passed on June 10, 1998 (H.R. 3150), the House version of the consumer bankruptcy bill, does not contain a comparable provision, and there are presently significant differences between the House and Senate versions of the legislation that will have to be reconciled at the House-Senate conference.

     If the TILA Amendment in S.1301 becomes law, any violation of the Truth in Lending Act with respect to the High Cost Loans in the Home Loan Pool could result in a complete loss with respect to such loan if the related borrower goes into bankruptcy. Any such violation would be a breach of the Seller's representation and warranties, and the Seller would be obligated to cure, repurchase or, if permitted by the Home Loan Purchase Agreement, substitute for the loan in question.

UNDERWRITING STANDARDS

     The Home Loans were originated in accordance with the standards described in 'Description of the Home Loan Pool -- Underwriting Standards' below.
Residential Funding considers the underwriting policy under which the Home Loans are underwritten to be analogous to credit lending, rather than equity lending, since its underwriting decisions are based primarily on the borrower's credit history and capacity to repay rather than on the potential value of the collateral upon foreclosure. Accordingly, Residential Funding's underwriting standards generally allow loans to be approved with Combined Loan-to-Value
Ratios of up to approximately 125%. Because of the relatively high Combined
Loan-to-Value Ratios of the Home Loans and the fact that the Home Loans are secured by subordinate liens, losses on the Home Loans may be higher than for mortgage loans underwritten in conformity with first lien mortgage loan programs which are based on the potential value of the collateral upon foreclosure.

LIMITED HISTORICAL DATA WITH RESPECT TO THE TYPES OF MORTGAGE LOANS IN THE HOME
LOAN POOL

     The Depositor began purchasing and Residential Funding began master servicing conventional mortgage loans of the types included in the Home Loan
Pool in April 1997. Accordingly, no information has been

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included herein with respect to Residential Funding's delinquency, loan loss or liquidation experience for such loans, which, to the limited extent that such information is available, would not likely be indicative of the Home Loans comprising the Home Loan Pool.

     GMACMC has limited experience servicing or subservicing conventional mortgage loans of the types included in the Home Loan Pool and has only had a substantial servicing portfolio of such loans since February 1998. Because of such limited experience, no information has been provided with respect to GMACMC's delinquency, loan loss or liquidation experience for mortgage loans of the types included in the Home Loan Pool. Because Master Financial is acting as subservicer with respect to only 9.61% of the Home Loans, no delinquency, loan loss and liquidation experience for Master Financial has been provided.

                       DESCRIPTION OF THE HOME LOAN POOL

GENERAL

     The Home Loan Pool will consist of Home Loans with an aggregate Principal
Balance as of the Cut-off Date of $400,218,259 (the 'CUT-OFF DATE BALANCE').
99.90% of the Home Loans are secured by second liens on fee simple or leasehold interests in one- to four-family residential properties and the remainder are secured by first liens. The Home Loans will consist of conventional, closed-end, fixed-rate, fully-amortizing home loans with terms to maturity of approximately five, ten, fifteen, twenty or twenty-five years with respect to 0.65%, 6.56%, 44.91%, 17.98% and 29.90% of the Home Loans, respectively, from the date of origination or modification. The proceeds of the Home Loans generally were used by the related borrowers for (i) debt consolidation, (ii) home improvement,
(iii) the partial refinancing of the related Mortgaged Property, (iv) to provide cash to the borrower (up to 20% of the proceeds) or (v) a combination of the foregoing. As to each Home Loan the Mortgagor represented at the time of origination that the related Mortgaged Property would be owner occupied as a primary home. With respect to Home Loans which have been modified, references herein to the date of origination shall be deemed to be the date of the most recent modification. All percentages of the Home Loans described herein are approximate percentages (except as otherwise indicated) determined by Cut-off
Date Balance.

     All of the Home Loans were acquired by Residential Funding (in such capacity, the 'SELLER') under its 125 Loan Program from Unaffiliated Sellers as described herein and in the Prospectus, except in the case of 16.06% of the Home
Loans which were purchased by the Seller through its affiliate HomeComings
Financial Network, Inc. No Unaffiliated Seller sold more than 20.42% of the Home
Loans to Residential Funding. 90.39% and 9.61% of the Home Loans will be subserviced by GMACMC and Master Financial, respectively. See ' -- The Initial
Subservicers' below.

     All of the Home Loans were generally underwritten as described below under ' -- Underwriting Standards'.

     The Seller will make certain representations and warranties regarding the Home Loans sold by it as of the date of issuance of the Offered Notes. Further, the Seller will be required to repurchase or substitute for any Home Loan sold by it as to which a breach of its representations and warranties with respect to such Home Loan occurs if such breach materially adversely affects the interests of the Securityholders in such Home Loan. See 'Description of the Home Loan
Purchase Agreement' herein and 'Trust Asset Program -- Qualifications of
Sellers' and ' -- Representations Relating to the Trust Assets' and 'Description of the Notes -- Review of Trust Assets' in the Prospectus.

PAYMENTS ON THE SIMPLE INTEREST HOME LOANS

     31.91% of the Home Loans provide for 'simple interest' payments (the
'SIMPLE INTEREST HOME LOANS') which require that each monthly payment consist of an installment of interest which is calculated according to the simple interest method. This method calculates interest using the basis of the outstanding principal balance of the Home Loan multiplied by the Loan Rate and further multiplied by a fraction, the numerator of which is the number of days in the period elapsed since the preceding payment of interest was made and the denominator of which is the number of days in the annual period for which interest accrues on such Home Loan. As payments are received on the Home Loans, the amount received is applied first to interest accrued to the date of payment and the balance is applied to reduce the unpaid principal balance. Accordingly, if a Mortgagor pays a

                                      S-16




fixed monthly installment before its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be less than it would have been had the payment been made as scheduled, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly greater. However, the next succeeding payment will result in a greater portion of such payment allocated to interest if such payment is made on its scheduled due date.

     Conversely, if a Mortgagor pays a fixed monthly installment after its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be greater than it would have been had the payment been made as scheduled, and the remaining portion, if any, of the payment applied to reduce the unpaid principal balance will be correspondingly less. If each scheduled payment is made on or prior to its scheduled due date, the principal balance of the Home Loan will amortize in the manner described in the preceding paragraph. However, if the Mortgagor consistently makes scheduled payments after the scheduled due date the Home Loan will amortize more slowly than scheduled. Any remaining unpaid principal is payable on the final maturity date of the Home Loan.

     68.09% of the Home Loans are actuarial Home Loans, on which 30 days of interest is owed each month irrespective of the day on which the payment is received.

HOME LOAN POOL CHARACTERISTICS

     None of the Home Loans were originated prior to May 1996 or will have a maturity date later than June 2023. No Home Loan will have a remaining term from June 1998 to the stated maturity thereof (a 'REMAINING TERM') of less than 22 months. The weighted average Remaining Term of the Home Loans as of the Cut-off Date will be approximately 215 months. The weighted average original term to stated maturity of the Home Loans as of the Cut-off Date will be approximately 222 months. 0.65% of the Home Loans will have original terms to maturity of approximately five years, with a weighted average Remaining Term of approximately 66 months. 6.56% of the Home Loans will have original terms to maturity of approximately ten years, with a weighted average Remaining Term of approximately 110 months. 44.91% of the Home Loans will have original terms of maturity of approximately fifteen years, with a weighted average Remaining Term of approximately 173 months. 17.98% of the Home Loans will have original terms to maturity of approximately twenty years, with a weighted average Remaining Term of approximately 233 months. 29.90% of the Home Loans will have original terms of maturity of approximately twenty-five years, with a weighted average Remaining Term of approximately 294 months. All of the Home Loans have principal and interest payable monthly on various days of each month as specified in the Mortgage Note (the 'DUE DATE'). 92.90% of the Home Loans will be secured by mortgages or deeds of trust on property in which the borrower has little or no equity because the related CLTV at the time of origination exceeds 100%.

     With respect to each Home Loan, the 'COMBINED LOAN-TO-VALUE RATIO' or 'CLTV' generally will be the ratio, expressed as a percentage, of (i) any outstanding principal balance, at origination of such Home Loan, of all other mortgage loans, if any, secured by senior or subordinate liens on the related Mortgaged Property, to (ii) the Appraised Value, or, if permitted, the Stated Value. The 'APPRAISED VALUE' for any Home Loan will be the appraised value of the related Mortgaged Property determined in the appraisal used in the origination of such Home Loan (which may have been obtained at an earlier time); provided that if such Home Loan was originated simultaneously with or not more than 12 months after a senior lien on the related Mortgaged Property, the Appraised Value shall be the lesser of the appraised value at the origination of the senior lien and the sales price for such Mortgaged Property. However, with respect to not more than 25.32% of the Home Loans, the 'STATED VALUE' will be the value of the property as stated by the related Mortgagor in his or her application. See 'Description of the Home Loan Pool -- Underwriting Standards' herein.

     In connection with each Home Loan that is secured by a leasehold interest, the Seller will have represented that, among other things: (i) the use of leasehold estates for residential properties is an accepted practice in the area where the related Mortgaged Property is located; (ii) residential property in such area consisting of leasehold estates is readily marketable; (iii) the lease is recorded and no party is in any way in breach of any provision of such lease;
(iv) the leasehold is in full force and effect and is not subject to any prior lien or encumbrance by which the leasehold could be terminated; and (v) the remaining term of the lease does not terminate less than five years after the maturity date of each such Home Loan.

     Approximately 34.72% of the Home Loans provide for payment of a prepayment charge, if such loans prepay within a specified time period. As to each such Home Loan, the prepayment charge generally is the maximum amount permitted under applicable state law (or, if no maximum prepayment charge is specified, the prepayment charge generally is calculated as set forth in the following sentence). 0.73%, 0.31%, 31.38% and 2.30% of the Home Loans (by Cut-off Date Balance of such Home Loans) with a prepayment charge provision provide for payment of a prepayment charge for full prepayments made within approximately one year, two years, three years and five years, respectively, of the origination of such Home Loan calculated in accordance with the terms of the related Mortgage Note. With respect to the remainder of the Home Loans with a prepayment charge provision, the prepayment charge is calculated in a different manner. The Initial Subservicers will be entitled to all prepayment charges and late payment charges received on the Home Loans and such amounts will not be available for payment on the Offered Notes.

     As of the Cut-off Date, no Home Loan will be 30 days or more delinquent in payment of principal and interest.

     As of the Cut-off Date, 26.34% of the Home Loans were High Cost Loans. Purchasers or assignees of any High Cost Loan, including the Trust, could be liable for all claims and subject to all defenses that the borrower could assert against the originator thereof. Remedies available to the borrower include monetary penalties, as well as recission rights if appropriate disclosures were not given as required. See 'Risk Factors -- Special Legal Considerations' herein and 'Certain Legal Aspects of the Trust Assets and Related
Matters -- Anti-Deficiency Legislation and Other Limitations on Lenders' in the Prospectus.

     All of the Home Loans were originated pursuant to full documentation programs.

     No Home Loan provides for deferred interest, negative amortization or future advances.

     All of the Mortgaged Properties underlying the Home Loans were owner-occupied.

     Set forth below is a description of certain additional characteristics of the Home Loans as of the Cut-off Date (except as otherwise indicated). All percentages of the Home Loans are approximate percentages (except as otherwise indicated) by the Cut-off Date Balance. Unless otherwise specified, all principal balances of the Home Loans are as of the Cut-off Date and are rounded to the nearest dollar.

                                   LOAN RATES

                                                                                                     PERCENTAGE OF
                                                                      NUMBER OF                     HOME LOAN POOL
RANGE OF                                                                HOME       CUT-OFF DATE     BY CUT-OFF DATE
LOAN RATES(%)                                                           LOANS        BALANCE       PRINCIPAL BALANCE
-------------------------------------------------------------------   ---------    ------------    -----------------

 9.001 to  9.500...................................................          1     $     30,898            0.01%
 9.501 to 10.000...................................................          4           97,764            0.02
10.001 to 10.500...................................................          8          226,259            0.06
10.501 to 11.000...................................................         24          924,981            0.23
11.001 to 11.500...................................................        180        6,566,654            1.64
11.501 to 12.000...................................................        666       25,823,427            6.45
12.001 to 12.500...................................................        932       36,517,938            9.12
12.501 to 13.000...................................................      1,582       61,391,276           15.34
13.001 to 13.500...................................................      1,271       49,618,571           12.40
13.501 to 14.000...................................................      1,655       61,786,183           15.44
14.001 to 14.500...................................................      1,188       42,430,596           10.60
14.501 to 15.000...................................................      1,213       40,757,428           10.18
15.001 to 15.500...................................................        768       25,176,509            6.29
15.501 to 16.000...................................................        833       25,611,760            6.40
16.001 to 16.500...................................................        492       13,729,835            3.43
16.501 to 17.000...................................................        192        5,254,260            1.31
17.001 to 17.500...................................................        132        3,048,368            0.76
17.501 to 18.000...................................................         38          924,602            0.23
18.001 to 18.500...................................................          5          125,026            0.03
18.501 to 19.000...................................................          3           55,999            0.01
19.001 to 19.500...................................................          1           14,956            0.00
19.501 to 20.000...................................................          4          104,970            0.03
                                                                      ---------    ------------         -------
     Total.........................................................     11,192     $400,218,259          100.00%
                                                                      ---------    ------------         -------
                                                                      ---------    ------------         -------

     As of the Cut-off Date, the weighted average Loan Rate of the Home Loans will be approximately 13.8808% per annum.

                     ORIGINAL HOME LOAN PRINCIPAL BALANCES

                                                                                                     PERCENTAGE OF
                                                                      NUMBER OF                     HOME LOAN POOL
RANGE OF ORIGINAL                                                       HOME       CUT-OFF DATE     BY CUT-OFF DATE
PRINCIPAL BALANCES                                                      LOANS        BALANCE       PRINCIPAL BALANCE
-------------------------------------------------------------------   ---------    ------------    -----------------

     $0.01 to $ 10,000.00..........................................         39     $    338,715            0.08%
$10,000.01 to $ 20,000.00..........................................      1,178       19,607,849            4.90
$20,000.01 to $ 30,000.00..........................................      3,423       86,998,722           21.74
$30,000.01 to $ 40,000.00..........................................      3,141      110,163,485           27.53
$40,000.01 to $ 50,000.00..........................................      1,882       85,647,656           21.40
$50,000.01 to $ 60,000.00..........................................        691       37,764,586            9.44
$60,000.01 to $ 70,000.00..........................................        411       26,487,514            6.62
$70,000.01 to $ 80,000.00..........................................        332       24,540,418            6.13
$80,000.01 to $ 90,000.00..........................................         38        3,190,504            0.80
$90,000.01 to $100,000.00..........................................         56        5,363,500            1.34
Greater than $100,000.00...........................................          1          115,311            0.03
                                                                      ---------    ------------         -------
     Total.........................................................     11,192     $400,218,259          100.00%
                                                                      ---------    ------------         -------
                                                                      ---------    ------------         -------

     As of the Cut-off Date, the average Cut-off Date Balance of the Home Loans will be approximately $35,759.

                     ORIGINAL COMBINED LOAN-TO-VALUE RATIOS

                                                                                                     PERCENTAGE OF
                                                                      NUMBER OF                     HOME LOAN POOL
RANGE OF COMBINED                                                       HOME       CUT-OFF DATE     BY CUT-OFF DATE
LOAN-TO-VALUE RATIOS(%)                                                 LOANS        BALANCE       PRINCIPAL BALANCE
-------------------------------------------------------------------   ---------    ------------    -----------------

 10.01 to  20.00...................................................          3     $    104,828            0.03%
 20.01 to  30.00...................................................          2           36,297            0.01
 30.01 to  40.00...................................................          5          178,134            0.04
 40.01 to  50.00...................................................          6          214,410            0.05
 50.01 to  60.00...................................................         17          668,730            0.17
 60.01 to  70.00...................................................         20          522,241            0.13
 70.01 to  75.00...................................................         22          610,106            0.15
 75.01 to  80.00...................................................         36          948,932            0.24
 80.01 to  85.00...................................................         56        1,512,210            0.38
 85.01 to  90.00...................................................        128        3,495,573            0.87
 90.01 to  95.00...................................................        205        6,530,627            1.63
 95.01 to 100.00...................................................        448       13,582,318            3.39
100.01 to 105.00...................................................        863       28,215,123            7.05
105.01 to 110.00...................................................      1,420       46,926,338           11.73
110.01 to 115.00...................................................      1,764       61,842,480           15.45
115.01 to 120.00...................................................      1,991       72,653,316           18.15
120.01 to 125.00...................................................      3,996      154,693,818           38.65
125.01 to 130.00...................................................        210        7,482,777            1.87
                                                                      ---------    ------------         -------
     Total.........................................................     11,192     $400,218,259          100.00%
                                                                      ---------    ------------         -------
                                                                      ---------    ------------         -------

     The weighted average Combined Loan-to-Value Ratio (or Loan-to-Value Ratio, with respect to the Home Loans secured by first liens on the related Mortgage Properties) at origination of the Home Loans will be approximately 115.55%.

                                JUNIOR RATIOS(1)

                                                                                                    PERCENTAGE OF
                                                                                                   HOME LOAN POOL
RANGE OF JUNIOR                                                     NUMBER OF     CUT-OFF DATE     BY CUT-OFF DATE
MORTGAGE RATIOS(%)                                                  HOME LOANS      BALANCE       PRINCIPAL BALANCE
-----------------------------------------------------------------   ----------    ------------    -----------------

 5.01 to  10.00..................................................         72      $  1,327,117            0.33%
10.01 to  15.00..................................................        587        12,935,544            3.24
15.01 to  20.00..................................................      1,543        42,864,931           10.72
20.01 to  25.00..................................................      2,338        77,409,725           19.36
25.01 to  30.00..................................................      2,308        85,415,741           21.36
30.01 to  40.00..................................................      2,957       117,340,599           29.35
40.01 to  50.00..................................................      1,053        47,095,791           11.78
50.01 to  60.00..................................................        245        11,485,083            2.87
60.01 to  70.00..................................................         60         3,140,200            0.79
70.01 to  80.00..................................................         13           567,380            0.14
80.01 to  90.00..................................................          4           104,732            0.03
90.01 to 100.00..................................................          3           137,042            0.03
                                                                    ----------    ------------         -------
     Total.......................................................     11,183      $399,823,884          100.00%
                                                                    ----------    ------------         -------
                                                                    ----------    ------------         -------

------------

(1) Excludes Home Loans secured by first liens. Defined as the ratio of the original amount of the Home Loans secured by the second lien to the sum of
    (i) the original amount of such Home Loan and (ii) the unpaid principal balance of any senior lien balance at the time of such Home Loan.

     The weighted average Junior Ratio by original loan balance will be approximately 30.14%.

                      REMAINING TERM TO SCHEDULED MATURITY

                                                                                                     PERCENTAGE OF
                                                                      NUMBER OF                     HOME LOAN POOL
RANGE OF MONTHS REMAINING                                               HOME       CUT-OFF DATE     BY CUT-OFF DATE
TO SCHEDULED MATURITY                                                   LOANS        BALANCE       PRINCIPAL BALANCE
-------------------------------------------------------------------   ---------    ------------    -----------------
  1 to  96.........................................................        208     $  4,517,646            1.13%
 97 to 108.........................................................        199        5,053,762            1.26
109 to 120.........................................................        648       19,019,560            4.75
121 to 144.........................................................         41        1,363,558            0.34
145 to 156.........................................................          2           89,128            0.02
157 to 168.........................................................        835       24,720,366            6.18
169 to 180.........................................................      4,366      153,582,496           38.37
181 to 288.........................................................      2,152       79,604,473           19.89
289 to 300.........................................................      2,741      112,267,269           28.05
                                                                      ---------    ------------         -------
     Total.........................................................     11,192     $400,218,259          100.00%
                                                                      ---------    ------------         -------
                                                                      ---------    ------------         -------

     The weighted average remaining term to maturity as of the Cut-off Date will be approximately 215 months.

                              YEAR OF ORIGINATION

                                                                                                    PERCENTAGE OF
                                                                                                   HOME LOAN POOL
                                                                    NUMBER OF     CUT-OFF DATE     BY CUT-OFF DATE
YEAR OF ORIGINATION                                                 HOME LOANS      BALANCE       PRINCIPAL BALANCE
-----------------------------------------------------------------   ----------    ------------    -----------------
1996.............................................................        140      $  3,797,567            0.95%
1997.............................................................      8,185       286,505,465           71.59
1998.............................................................      2,867       109,915,227           27.46
                                                                    ----------    ------------         -------
     Total.......................................................     11,192      $400,218,259          100.00%
                                                                    ----------    ------------         -------
                                                                    ----------    ------------         -------

                GEOGRAPHIC DISTRIBUTION OF MORTGAGED PROPERTIES

                                                                                                    PERCENTAGE OF
                                                                                                   HOME LOAN POOL
                                                                    NUMBER OF     CUT-OFF DATE     BY CUT-OFF DATE
STATE                                                               HOME LOANS      BALANCE       PRINCIPAL BALANCE
-----------------------------------------------------------------   ----------    ------------    -----------------
California.......................................................      1,904      $ 79,286,031           19.81%
Florida..........................................................        818        28,097,643            7.02
Illinois.........................................................        713        24,583,628            6.14
Maryland.........................................................        605        22,007,216            5.50
Minnesota........................................................        570        20,678,012            5.17
Indiana..........................................................        599        18,897,922            4.72
Virginia.........................................................        428        16,207,289            4.05
Georgia..........................................................        466        16,136,823            4.03
Michigan.........................................................        456        15,634,403            3.91
Colorado.........................................................        299        11,780,187            2.94
Washington.......................................................        266        10,393,040            2.60
Missouri.........................................................        288         9,323,164            2.33
Wisconsin........................................................        269         9,185,083            2.30
Pennsylvania.....................................................        264         9,076,991            2.27
North Carolina...................................................        265         8,884,469            2.22
New Jersey.......................................................        254         8,712,215            2.18
Arizona..........................................................        259         8,563,907            2.14
Ohio.............................................................        312         8,440,741            2.11
Other(1).........................................................      2,157        74,329,495           18.57
                                                                    ----------    ------------         -------
     Total.......................................................     11,192      $400,218,259          100.00%
                                                                    ----------    ------------         -------
                                                                    ----------    ------------         -------

------------

(1) 'Other' includes states and the District of Columbia that contain Mortgaged Properties for less than 2.00% of the Home Loan Pool.

                            MORTGAGED PROPERTY TYPES

                                                                                                    PERCENTAGE OF
                                                                                                   HOME LOAN POOL
                                                                    NUMBER OF     CUT-OFF DATE     BY CUT-OFF DATE
PROPERTY TYPE                                                       HOME LOANS      BALANCE       PRINCIPAL BALANCE
-----------------------------------------------------------------   ----------    ------------    -----------------

Single Family Residence..........................................     10,352      $368,630,004           92.11%
PUD Detached.....................................................        250        12,001,867            3.00
Condominium......................................................        262         8,149,912            2.04
PUD Attached.....................................................        134         5,318,639            1.33
Townhouse/Rowhouse Attached......................................        138         4,315,406            1.08
Multifamily (2-4 Units)..........................................         34         1,136,872            0.28
Townhouse/Rowhouse Detached......................................         15           493,502            0.12
Manufactured Home................................................          7           172,057            0.04
                                                                    ----------    ------------         -------
     Total.......................................................     11,192      $400,218,259          100.00%
                                                                    ----------    ------------         -------
                                                                    ----------    ------------         -------

                                  LOAN PURPOSE

                                                                                                    PERCENTAGE OF
                                                                                                   HOME LOAN POOL
                                                                    NUMBER OF     CUT-OFF DATE     BY CUT-OFF DATE
PURPOSE                                                             HOME LOANS      BALANCE       PRINCIPAL BALANCE
-----------------------------------------------------------------   ----------    ------------    -----------------

Debt Consolidation...............................................      9,014      $322,282,237           80.53%
Home Improvement/Debt Consolidation..............................      1,200        40,258,318           10.06
Home Improvement.................................................         65         2,174,608            0.54
Other............................................................        913        35,503,095            8.87
                                                                    ----------    ------------         -------
     Total.......................................................     11,192      $400,218,259          100.00%
                                                                    ----------    ------------         -------
                                                                    ----------    ------------         -------

                                 LIEN PRIORITY

                                                                                                    PERCENTAGE OF
                                                                                                   HOME LOAN POOL
                                                                    NUMBER OF     CUT-OFF DATE     BY CUT-OFF DATE
LIEN PROPERTY                                                       HOME LOANS      BALANCE       PRINCIPAL BALANCE
-----------------------------------------------------------------   ----------    ------------    -----------------

First Lien.......................................................          9      $    394,375            0.10%
Second Lien......................................................     11,183       399,823,884           99.90
                                                                    ----------    ------------         -------
     Total.......................................................     11,192      $400,218,259          100.00%
                                                                    ----------    ------------         -------
                                                                    ----------    ------------         -------

                              DEBT-TO-INCOME RATIO

                                                                                                    PERCENTAGE OF
                                                                                                   HOME LOAN POOL
                            RANGE OF                                NUMBER OF     CUT-OFF DATE     BY CUT-OFF DATE
                    DEBT-TO-INCOME RATIOS (%)                       HOME LOANS      BALANCE       PRINCIPAL BALANCE
-----------------------------------------------------------------   ----------    ------------    -----------------

 5.01 to 10.00...................................................          2      $     83,000            0.02%
10.01 to 15.00...................................................         49         1,362,601            0.34
15.01 to 20.00...................................................        135         4,041,977            1.01
20.01 to 25.00...................................................        518        16,877,658            4.22
25.01 to 30.00...................................................      1,243        41,675,839           10.41
30.01 to 35.00...................................................      1,957        67,579,513           16.89
35.01 to 40.00...................................................      2,770        96,328,508           24.07
40.01 to 45.00...................................................      3,422       124,838,581           31.19
45.01 to 50.00...................................................      1,066        46,081,396           11.51
50.01 to 55.00...................................................         30         1,349,186            0.34
                                                                    ----------    ------------         -------
     Total.......................................................     11,192      $400,218,259          100.00%
                                                                    ----------    ------------         -------
                                                                    ----------    ------------         -------

     As of the Cut-off Date, the weighted average debt-to-income ratio of the Home Loans will be approximately 38.15%.

CREDIT SCORES

     'Credit Scores' are obtained by many lenders in connection with mortgage loan applications to help assess a borrower's creditworthiness. Credit Scores are obtained from credit reports provided by various credit reporting organizations, each of which may employ differing computer models and methodologies. The Credit Score is designed to assess a borrower's credit history at a single point in time, using objective information currently on file for the borrower at a particular credit reporting organization. Information used to create a Credit Score may include, among other things, payment history, delinquencies on accounts, levels of outstanding indebtedness, length of credit history, types of credit, and bankruptcy experience. The Credit Scores of the Home Loans range from approximately 620 to approximately 867, with higher scores indicating an individual with a more favorable credit history compared to an individual with a lower score. However, a Credit Score purports only to be a measurement of the relative degree of risk a borrower represents to a lender, i.e., a borrower with a higher score is statistically expected to be less likely to default in payment than a borrower with a lower score. In addition, it should be noted that Credit Scores were developed to indicate a level of default probability over a two-year period, which does not correspond to the life of a mortgage loan. Furthermore, Credit Scores were not developed specifically for use in connection with home loans, but for consumer loans in general, and assess only the borrower's past credit history. Therefore, a Credit Score does not take into consideration the differences between home loans and consumer loans generally or the specific characteristics of the related Home Loan (for example, the Combined Loan-to-Value Ratio, the collateral for the home loan, or the debt to income ratio). There can be no assurance that the Credit Scores of the Mortgagors will be an accurate predictor of the likelihood of repayment of the related Home Loans.

     The following table sets forth information as to the Credit Scores of the related Mortgagors as used in the origination of the Home Loans.

                                 CREDIT SCORES

                                                                                                    PERCENTAGE OF
                                                                                                   HOME LOAN POOL
                                                                    NUMBER OF     CUT-OFF DATE     BY CUT-OFF DATE
RANGE OF CREDIT SCORES                                              HOME LOANS      BALANCE       PRINCIPAL BALANCE
-----------------------------------------------------------------   ----------    ------------    -----------------

620 to 639.......................................................      1,189      $ 34,279,715            8.57%
640 to 659.......................................................      2,492        84,332,704           21.07
660 to 679.......................................................      2,664        97,315,615           24.32
680 to 699.......................................................      2,256        87,631,678           21.90
700 to 719.......................................................      1,496        56,547,840           14.13
720 to 739.......................................................        683        24,780,150            6.19
740 to 759.......................................................        269         9,891,900            2.47
760 to 779.......................................................        106         4,080,581            1.02
780 to 799.......................................................         33         1,198,877            0.30
Greater than or equal to 800.....................................          4           159,199            0.04
                                                                    ----------    ------------         -------
     Totals......................................................     11,192      $400,218,259          100.00%
                                                                    ----------    ------------         -------
                                                                    ----------    ------------         -------

------------

(1) The Home Loan indicated as having a Credit Score that is 'not available' is either a Home Loan where the Credit Score was not provided by the Seller or a Home Loan where no credit history can be obtained for the related Mortgagor.

UNDERWRITING STANDARDS

     The following is a brief description of the various underwriting standards and procedures applicable to the Home Loans.

     Generally, the underwriting standards of Residential Funding with respect to the home loans originated or purchased by it place a greater emphasis on the creditworthiness and debt service capacity of the borrower than on the underlying collateral in evaluating the likelihood that a borrower will be able to repay the related home loan.

     Residential Funding relies on a number of guidelines to assist underwriters in the credit review and decision process. Such underwriting criteria provide for the evaluation of a loan applicant's creditworthiness through the use of a consumer credit report, verification of employment and a review of the debt-to-income ratio of the applicant. Income is verified through various means, including without limitation applicant interviews, written verifications with employers, review of pay stubs or tax returns. The borrower must demonstrate sufficient levels of disposable income to satisfy debt repayment requirements.

     The underwriting standards require the home loans originated or purchased by Residential Funding to have been fully documented. A prospective borrower is required to fill out a detailed application providing pertinent credit information.

     In determining the adequacy of the mortgaged property as collateral for home loans included in the Home Loan Pool, an appraisal is made of each property considered for financing or, if permitted pursuant to the underwriting standards, the value of the related Mortgaged Property will be the Stated Value. The Home Loans purchased by Residential Funding and included in the Home Loan Pool generally were originated subject to a maximum CLTV of 125%, and the related borrowers may have been permitted to retain a limited amount of the proceeds of such Home Loans. In addition, such Home Loans were generally subject to a maximum loan amount of $75,000 and a maximum total monthly debt-to-income ratio of 55%. There can be no assurance that the CLTV or the debt-to-income ratio for any Home Loan will not increase from the levels established at origination.

     The underwriting standards of Residential Funding may be varied in appropriate cases. There can be no assurance that every Home Loan in the Home Loan Pool was originated in conformity with the applicable underwriting standards in all material respects, or that the quality or performance of the Home Loans will be equivalent under all circumstances.

THE INITIAL SUBSERVICERS

     Primary servicing for 90.39% of the Home Loans will be provided by GMACMC pursuant to a Subservicing Agreement with the Master Servicer. GMACMC is an indirect wholly-owned subsidiary of General Motors Acceptance Corporation. GMACMC is engaged in the mortgage banking business, including the origination, purchase, sale and servicing of residential loans.

     GMACMC's executive offices are located at 100 Witmer Road, Horsham, Pennsylvania 19044-0963.

     Primary servicing for 9.61% of the Home Loans will be provided by Master Financial pursuant to a Subservicing Agreement with the Master Servicer. Master Financial is a California corporation that is a mortgage lender engaged in the business of originating, purchasing, selling and servicing home loans generally secured by one- to four-family residential properties, with an emphasis on non-conforming junior lien loans.

     Master Financial has its principal offices at 333 South Anita Drive, Orange, California 92868.

     Although Master Financial is not an affiliate of Residential Funding, Master Financial has a lending arrangement with Residential Funding, and in connection therewith, Residential Funding has the right to acquire an equity interest in Master Financial in accordance with specified terms and conditions.

     The Initial Subservicers have not had sufficient experience in servicing the types of mortgage loans comprising the Home Loan Pool to provide meaningful disclosure of its delinquency and loss experience with respect to such mortgage loans.

RESIDENTIAL FUNDING

     Residential Funding will be responsible for master servicing the Home Loans. Such responsibilities will include the receipt of funds from Subservicers, the reconciliation of servicing activity with respect to the Home Loans, investor reporting, remittances to the Indenture Trustee and the Owner Trustee to accommodate payments to Securityholders and consulting with Subservicers with respect to Home Loans that are delinquent and with respect to the related servicing policies, notices and other responsibilities. Management and liquidation of Mortgaged Properties acquired by foreclosure or deed in lieu of foreclosure, as well as other loss mitigation procedures conducted by any Subservicer, will be reviewed by Residential Funding. Neither the Master Servicer nor any Subservicer will be required to make advances in respect of delinquent payments of principal and interest on the Home Loans.

     For information regarding foreclosure procedures, see 'Servicing of Trust Assets -- Realization Upon Defaulted Loans' in the Prospectus. Servicing and charge-off policies and collection practices may change over time in accordance with Residential Funding's business judgment, changes in Residential Funding's portfolio of mortgage loans of the types included in the Home Loan Pool that it services for its clients and applicable laws and regulations, and other considerations.

     Residential Funding has not had sufficient experience in master servicing the types of mortgage loans comprising the Home Loan Pool to provide meaningful disclosure of its delinquency and loss experience with respect to such mortgage loans.

ADDITIONAL INFORMATION

     The description in this Prospectus Supplement of the Home Loan Pool and the Mortgaged Properties is based upon the Home Loan Pool as constituted at the close of business on the Cut-off Date. Prior to the issuance of the Offered Notes, Home Loans may be removed from the Home Loan Pool as a result of incomplete documentation or otherwise, if the Depositor deems such removal necessary or appropriate. A limited number of other home loans may be added to the Home Loan Pool prior to the issuance of the Offered Notes. The Depositor believes that the information set forth herein will be substantially representative of the characteristics of the Home Loan Pool as it will be constituted at the time the Offered Notes are issued although the range of Loan Rates and maturities and certain other characteristics of the Home Loans in the Home Loan Pool may vary.

     A Current Report on Form 8-K will be available to purchasers of the Offered Notes and will be filed, together with the Servicing Agreement, the Indenture, the Grantor Trust Agreement, the Owner Trust Agreement and the Home Loan Purchase Agreement (as defined herein), with the Commission within fifteen days after the initial issuance of the Offered Notes. In the event Home Loans are removed from or added to the Home Loan Pool as described in the preceding paragraph, such removal or addition will be noted in the Current Report on Form 8-K.

                               THE GRANTOR TRUST

     Grantor Trust 1998-HI2 (the 'GRANTOR TRUST'), a New York trust, will be established pursuant to a Grantor Trust Agreement dated as of June 26, 1998 (the 'GRANTOR TRUST AGREEMENT'), among the Depositor, the Grantor Trustee and Residential Funding. Pursuant to the Grantor Trust Agreement, the Depositor will deposit the Home Loans into the Grantor Trust in exchange for a certificate (the 'GRANTOR TRUST CERTIFICATE') evidencing 100% of the ownership interest in the Grantor Trust and representing the entire beneficial ownership interest in the Home Loans. The assets of the Grantor Trust will include (i) the Home Loans;
(ii) payments of principal and interest in respect of the Home Loans received after the Cut-off Date (other than the Excluded Interest Portion (as defined herein)), whether or not due after the Cut-off Date; (iii) an assignment of the Depositor's rights under the Home Loan Purchase Agreement; and (iv) proceeds of the foregoing.

                                   THE ISSUER

     The Home Loan Trust 1998-HI2 is a business trust formed under the laws of the State of Delaware pursuant to an Owner Trust Agreement dated as of June 15, 1998 (as amended by the Amended and Restated Owner Trust Agreement to be dated as of June 26, 1998, the 'OWNER TRUST AGREEMENT') between the Depositor and the Owner Trustee for the purposes described in this Prospectus Supplement. The Owner Trust Agreement constitutes the 'governing instrument' under the laws of the State of Delaware relating to business trusts. After its formation, the Issuer will not engage in any activity other than (i) acquiring and holding the Grantor Trust Certificate and the other assets of the Issuer and proceeds therefrom, (ii) issuing the Notes and the Certificate, (iii) making payments on the Notes and the Certificate and (iv) engaging in other activities that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith.

     The Issuer's principal offices are in Wilmington, Delaware, in care of Wilmington Trust Company, as Owner Trustee, at the address listed below.

                               THE OWNER TRUSTEE

     Wilmington Trust Company is the Owner Trustee under the Owner Trust Agreement. The Owner Trustee is a Delaware banking corporation and its principal offices are located in Wilmington, Delaware.

     Neither the Owner Trustee nor any director, officer or employee of the Owner Trustee will be under any liability to the Issuer or the Securityholders for any action taken or for refraining from the taking of any action in good faith pursuant to the Owner Trust Agreement or for errors in judgment; provided, however, that none of the Owner Trustee and any director, officer or employee thereof will be protected against any liability which would otherwise be imposed by reason of willful malfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations and duties under the Owner Trust Agreement. All persons into which the Owner Trustee may be merged or with which it may be consolidated or any person resulting from such merger or consolidation shall be the successor of the Owner Trustee under the Owner Trust Agreement.

                 THE INDENTURE TRUSTEE AND THE GRANTOR TRUSTEE

     The Chase Manhattan Bank, a New York State banking corporation, is the Indenture Trustee under the Indenture and the Grantor Trustee under the Grantor Trust Agreement. The principal offices of the Indenture Trustee are located in New York, New York.

                         DESCRIPTION OF THE SECURITIES

GENERAL

     The Home Loan-Backed Notes, Series 1998-HI2 (the 'NOTES' or the 'OFFERED NOTES'), will include the following nine classes: (i) the Class A-1 Notes, Class A-2 Notes, Class A-3 Notes, Class A-4 Notes, Class A-5

Notes and Class A-6 Notes (collectively, the 'SENIOR NOTES'); (ii) the Class M-1 Notes and Class M-2 Notes (together, the 'CLASS M NOTES'); and (iii) the Class B-1 Notes (the 'CLASS B NOTES', and together with the Class M Notes, the 'SUBORDINATE NOTES'). The Class A-6 Notes are also referred to herein as the 'INTEREST ONLY NOTES.' The Notes will be issued pursuant to an Indenture to be dated as of June 26, 1998 (the 'INDENTURE'), between the Issuer and The Chase Manhattan Bank, the Indenture Trustee. Pursuant to the Owner Trust Agreement, the Issuer will issue one class of Home Loan-Backed Certificates, Series 1998-HI2 (the 'CERTIFICATE'). The Notes and the Certificate are collectively referred to herein as the 'SECURITIES.' Only the Notes (the 'OFFERED NOTES') are offered hereby.

     The Certificate will consist of one class with two separate components, the 'B-2 COMPONENT' and the 'RESIDUAL COMPONENT.' The B-2 Component will have an initial Component Principal Balance of $12,120,000 and a Component Interest Rate of 8.25% per annum; provided that the Component Interest Rate on such Component, if outstanding, will increase by 0.50% per annum after the Step-Up Date. The Residual Component will have no principal balance or interest rate. Distributions of interest and principal on the Certificate will be subordinate to distributions of interest and principal on the Notes. The Certificate will be issued pursuant to the Owner Trust Agreement and will represent the beneficial ownership interest of the Trust. The B-2 Component and the Residual Component of the Certificate are not separately transferable. The Certificate is not offered hereby.

     The Offered Notes will be secured by the Trust pledged by the Issuer to the Indenture Trustee pursuant to the Indenture, which will consist of (i) the Grantor Trust Certificate; (ii) all amounts on deposit in the Payment Account; and (iii) proceeds of the foregoing.

     The Grantor Trust Certificate will be secured by the Home Loans pursuant to the Grantor Trust Agreement.

     The Senior Notes (other than the Interest Only Notes) will be issued in book-entry format in minimum denominations of $25,000 and integral multiples of $1 in excess thereof. The Interest Only Notes will be issued in book-entry format in minimum denominations representing initial Notional Amounts of $2,000,000 and integral multiples of $1 in excess thereof. The Class M-1 Notes will be issued in book-entry format in minimum denominations of $25,000 and integral multiples of $1,000 in excess thereof. The Class M-2 Notes and Class B-1 Notes will be issued in book-entry format in minimum denominations of $250,000 and integral multiples of $1,000 in excess thereof.

BOOK-ENTRY REGISTRATION OF THE NOTES

     Holders of the Notes may elect to hold their Notes through DTC, in the United States, or CEDEL or Euroclear, in Europe, if they are Participants of such systems, or indirectly through organizations which are Participants in such systems. Each class of Notes will be issued in one or more securities which equal the aggregate initial Note Principal Balance (or Notional Amount) of such class of Notes and will initially be registered in the name of Cede & Co. ('CEDE'), the nominee of DTC. CEDEL and Euroclear will hold omnibus positions on behalf of their Participants through customers' securities accounts in CEDEL's and Euroclear's names on the books of their respective depositaries (in such capacities, individually the 'RELEVANT DEPOSITARY' and collectively the 'EUROPEAN DEPOSITARIES') which in turn will hold such positions in customers' securities accounts in the depositaries' names on the books of DTC. Except as described below, no Noteholder will be entitled to receive a physical note representing such security (a 'DEFINITIVE NOTE'). Unless and until Definitive Notes are issued, it is anticipated that the only 'Holder' of the Notes will be Cede, as nominee of DTC. Noteholders will not be Holders as that term is used in the Indenture.

     The Noteholder's ownership of a Note will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary (each, a 'FINANCIAL INTERMEDIARY') that maintains the Noteholder's account for such purpose. In turn, the Financial Intermediary's ownership of such Notes will be recorded on the records of DTC (or of a Participating firm that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC, if the Noteholder's Financial Intermediary is not a DTC Participant and on the records of CEDEL or Euroclear, as appropriate).

     Noteholders will receive all payments of principal of, and interest on, the Notes from the Indenture Trustee through DTC and DTC Participants. While the Notes are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating and affecting DTC and its operations (the 'RULES'), DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the

Notes and is required to receive and transmit payments of principal of, and interest on, the Notes. Participants and Indirect Participants with whom Noteholders have accounts with respect to Notes are similarly required to make book-entry transfers and receive and transmit such payments on behalf of their respective Noteholders. Accordingly, although Noteholders will not possess physical notes, the Rules provide a mechanism by which Noteholders will receive payments and will be able to transfer their interest.

     Noteholders will not receive or be entitled to receive Definitive Notes representing their respective interests in the Notes, except under the limited circumstances described below. Unless and until Definitive Notes are issued, Noteholders who are not Participants may transfer ownership of Notes only through Participants and Indirect Participants by instructing such Participants and Indirect Participants to transfer the Notes, by book-entry transfer, through DTC for the account of the purchasers of such Notes, which account is maintained with their respective Participants. Under the Rules and in accordance with DTC's normal procedures, transfers of ownership of Notes will be executed through DTC and the accounts of the respective Participants at DTC will be debited and credited. Similarly, the Participants and Indirect Participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing Noteholders.

     Under a book-entry format, Noteholders of the Notes may experience some delay in their receipt of payments, since such payments will be forwarded by the Indenture Trustee to Cede. Payments with respect to Notes held through CEDEL or Euroclear will be credited to the cash accounts of CEDEL Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by the Relevant Depositary. Such payments will be subject to tax reporting in accordance with relevant United States tax laws and regulations. Because DTC can only act on behalf of Financial Intermediaries, the ability of a Noteholder to pledge Notes to persons or entities that do not participate in the Depositary system, or otherwise take actions in respect of such Notes, may be limited due to the lack of physical Notes for such Notes. In addition, issuance of the Notes in book-entry form may reduce the liquidity of such Notes in the secondary market since certain potential investors may be unwilling to purchase securities for which they cannot obtain physical notes.

     DTC has advised the Indenture Trustee that, unless and until Definitive Notes are issued, DTC will take any action permitted to be taken by the holders of the Notes under the Indenture only at the direction of one or more Financial Intermediaries to whose DTC accounts the Notes are credited, to the extent that such actions are taken on behalf of Financial Intermediaries whose holdings include such Notes. CEDEL or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by holders of Notes under the Indenture on behalf of a CEDEL Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to the ability of the Relevant Depositary to effect such actions on its behalf through DTC. DTC may take actions, at the direction of the related Participants, with respect to some Notes which conflict with actions taken with respect to other Notes.

     Definitive Notes will be issued to Noteholders of the Notes, or their nominees, rather than to DTC, if (a) the Indenture Trustee determines that DTC is no longer willing, qualified or able to discharge properly its responsibilities as nominee and depository with respect to the Notes and the Indenture Trustee is unable to locate a qualified successor, (b) the Indenture Trustee elects to terminate a book-entry system through DTC or (c) after the occurrence of an Event of Default, pursuant to the Indenture, Noteholders of any class having Percentage Interests aggregating at least a majority of the Note Principal Balances (or Notional Amount) of such Notes advise DTC through the Financial Intermediaries and the DTC Participants in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the best interests of such Noteholders.

     Upon the occurrence of any of the events described in the immediately preceding paragraph, the Indenture Trustee will be required to notify all Noteholders of the occurrence of such event and the availability through DTC of Definitive Notes. Upon surrender by DTC of the global note or notes representing the Notes and instructions for re-registration, the Indenture Trustee will issue and authenticate Definitive Notes, and thereafter the Indenture Trustee will recognize the holders of such Definitive Notes as Holders under the Indenture.

     Although DTC, CEDEL and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Notes among Participants of DTC, CEDEL and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time. See Annex I hereto.

     None of the Company, the Master Servicer or the Indenture Trustee will have any liability for any actions taken by DTC or its nominee, including, without limitation, actions for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Notes held by Cede, as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

     For additional information regarding DTC, CEDEL, Euroclear and the Offered Notes, see 'Description of the Notes -- Form of Notes' in the Prospectus.

PAYMENTS

     Payments on the Offered Notes will be made by the Indenture Trustee or the Paying Agent on the 25th day of each month or, if such day is not a Business Day, then the next succeeding Business Day, commencing in July 1998. Payments on the Offered Notes will be made to the persons in whose names such Notes are registered at the close of business on the day prior to each Payment Date or, if such Notes are not or no longer registered with DTC, on the Record Date. See 'Description of the Notes -- Payments' in the Prospectus. Payments will be made by check or money order mailed (or upon the request of a Holder owning Offered Notes having denominations aggregating at least $1,000,000, by wire transfer or otherwise) to the address of the person entitled thereto (which, in the case of Notes registered with DTC, will be DTC or its nominee) as it appears on the Security Register in amounts calculated as described herein on the Determination Date. However, the final payment in respect of the Offered Notes will be made only upon presentation and surrender thereof at the office or the agency of the Indenture Trustee specified in the notice to Holders of such final payment. A 'BUSINESS DAY' is any day other than (i) a Saturday or Sunday or (ii) a day on which banking institutions in the State of California, Minnesota, New York, Pennsylvania, Illinois or Delaware are required or authorized by law to be closed.

INTEREST REMITTANCE AMOUNT AND PRINCIPAL REMITTANCE AMOUNT

     The 'INTEREST REMITTANCE AMOUNT' for any Payment Date is equal to (i) the portion allocable to interest of all scheduled monthly payments on the Home Loans received during the related Collection Period, after deduction of the related master servicing fees and any subservicing fees (collectively, the 'SERVICING FEES') and (ii) certain unscheduled collections, including Insurance Proceeds, Liquidation Proceeds and proceeds from repurchases of (and certain amounts received in connection with any substitutions for) the Home Loans, received or deemed received during the related Collection Period, to the extent such amounts are allocable to interest; provided, however, that on the first Payment Date, an amount (the 'EXCLUDED INTEREST AMOUNT') will be excluded from the Interest Remittance Amount equal to the sum of 70% of clauses (i) and (ii) above.

     The 'PRINCIPAL REMITTANCE AMOUNT' for any Payment Date is equal to the sum of (i) the portion allocable to principal of all scheduled monthly payments on the Home Loans received with respect to the related Collection Period and (ii) certain unscheduled collections, including full and partial Mortgagor prepayments on the Home Loans, Insurance Proceeds, Liquidation Proceeds and proceeds from repurchases of (and certain amounts received in connection with any substitutions for) the Home Loans, received or deemed received during the related Collection Period, to the extent such amounts are allocable to principal. With respect to unscheduled collections, the Master Servicer may elect to treat such amounts as included in the Interest Remittance Amount and the Principal Remittance Amount for the Payment Date in the month of receipt, but is not obligated to do so. As described herein under 'Principal Payments,' any such amount with respect to which such election is so made shall be treated as having been received on the last day of the related Collection Period for the purposes of calculating the amount of principal and interest distributions to any class of Securities. With respect to any Payment Date, the 'COLLECTION PERIOD' is the calendar month preceding the month of such Payment Date.

INTEREST PAYMENTS

     On each Payment Date, the Paying Agent shall make the following distributions, to the extent of the Interest Remittance Amount:

          (i) first, to the Interest Only Noteholders, an amount equal to the Accrued Note Interest (as defined below) thereon for such Payment Date, plus any Unpaid Interest Shortfall (as defined below) thereon;

          (ii) second, from the balance, if any, remaining of the Interest Remittance Amount after the distribution described in clause (i) above, to the Senior Noteholders (other than the Interest Only Noteholders) on a pro rata basis, an amount equal to the Accrued Note Interest thereon for such Payment Date, plus any Unpaid Interest Shortfall thereon;

          (iii) third, from the balance, if any, remaining of the Interest Remittance Amount after the distributions described in clauses (i) and (ii) above, to the Class M-1 Noteholders an amount equal to the Accrued Note Interest thereon for such Payment Date, plus any Unpaid Interest Shortfall thereon;

          (iv) fourth, from the balance, if any, remaining of the Interest Remittance Amount after the distributions described in clauses (i) through
     (iii) above, to the Class M-2 Noteholders an amount equal to the Accrued
     Note Interest thereon for such Payment Date, plus any Unpaid Interest Shortfall thereon;

          (v) fifth, from the balance, if any, remaining of the Interest Remittance Amount after the distributions described in clauses (i) through
     (iv) above, to the Class B-1 Noteholders an amount equal to the Accrued
     Note Interest thereon for such Payment Date, plus any Unpaid Interest Shortfall thereon;

          (vi) sixth, from the balance, if any, remaining of the Interest Remittance Amount after the distributions described in clauses (i) through
     (v) above, to the Certificate in respect of the B-2 Component, an amount equal to the Accrued Component Interest thereon for such Payment Date, plus any Unpaid Interest Shortfall thereon; and

          (vii) seventh, the balance, if any, remaining of the Interest Remittance Amount after the distributions described in clauses (i) through
     (vi) above (the 'Net Monthly Excess Interest Amount') shall be included in the Extra Principal Distribution Amount and the Net Monthly Excess Cash Flow as described in ' -- Net Monthly Excess Cash Flow Distributions' below and applied as described therein.

     'ACCRUED NOTE INTEREST' (with respect to the Notes) or 'ACCRUED COMPONENT INTEREST' (with respect to the B-2 Component) on any Payment Date will be equal to interest accrued for the related Accrual Period on (i) in the case of the Offered Notes (other than the Interest Only Notes), the related Note Principal Balance thereof, (ii) in the case of the Interest Only Notes, on the Notional Amount thereof, or (iii) in the case of the B-2 Component, the Component Principal Balance thereof, in each case at the related Note Rate or Component Interest Rate, as applicable, for such Payment Date; less the interest portion of Excess Losses for such Payment Date in the case of clauses (i) and (iii), with such Excess Losses allocated to the Notes (other than the Interest Only Notes) and the B-2 Component on a pro rata basis, based on the amount of Accrued
Note Interest or Accrued Component Interest, respectively, payable thereon.

     Interest payments will be made on the Offered Notes on each Payment Date at the related Note Rate. The 'NOTE RATE' for each class of Offered Notes (other than the Class A-1 Notes and the Interest Only Notes) will be the fixed rate set forth on the cover hereof; provided, however, that after the Step-Up Date, the Note Rate on each such class of Notes then outstanding will be increased by 0.50% per annum, except as provided below. The 'STEP-UP DATE' is the first Payment Date on which the aggregate Principal Balance of the Home Loans as of the end of the related Collection Period is equal to or less than 10% of the Cut-off Date Balance. The Note Rate for the Class A-1 Notes for an Accrual Period will be a floating rate equal to the lesser of (i) the sum of (a) LIBOR, determined as specified herein, as of the second LIBOR Business Day prior to the first day of such Accrual Period (or as of two LIBOR Business Days prior to the Closing Date, in the case of the first Accrual Period) plus (b) 0.04% per annum and (ii) 12.50% per annum. The Note Rate on the Interest Only Notes will equal 5.00% per annum for the first 24 Payment Dates, and 0.00% thereafter. Interest payments will be made on the B-2 Component on each Payment Date at the related Component Interest Rate. The 'COMPONENT INTEREST RATE' for the B-2 Component will be 8.25% per annum; provided, however, that after the Step-Up Date, the Component Interest Rate will be increased by 0.50% per annum. Notwithstanding the foregoing, the Note Rates and Component Interest Rate will not increase as described above if the proceeds of the Optional Redemption (as defined herein) are available for payment to the Securityholders on or prior to the first Payment Date occurring after the Step-Up Date.

     The 'ACCRUAL PERIOD' with respect to any Payment Date will be (i) in the case of the Class A-1 Notes, the period from and including the Payment Date in the calendar month preceding the month in which the related Payment Date occurs (or, in the case of the first Payment Date, from and including the Closing Date) to but excluding the related Payment Date and (ii) in the case of the Offered Notes other than the Class A-1 Notes, the calendar month preceding the month in which the related Payment Date occurs (or in the case of the first

Payment Date, beginning on the Closing Date and ending the last day of the month in which the Closing Date occurs). Interest on the Class A-1 Notes will be based on the actual number of days in the related Accrual Period and a 360-day year. Interest on the Offered Notes other than the Class A-1 Notes will be based on a 30-day month and a 360-day year.

     The 'NOTIONAL AMOUNT' of the Interest Only Notes as of any Payment Date will be equal to $50,000,000. References herein to the Notional Amount are used solely for certain calculations and do not represent the right of the Interest Only Notes to receive distributions allocable to principal.

     On each Payment Date, LIBOR shall be established by the Indenture Trustee and as to any Accrual Period, LIBOR will equal the rate for United States dollar deposits for one month which appears on the Telerate Screen Page 3750 as of 11:00 A.M., London time, on the second LIBOR Business Day prior to the first day of such Accrual Period. 'TELERATE SCREEN PAGE 3750' means the display designated as page 3750 on the Telerate Service (or such other page as may replace page 3750 on that service for the purpose of displaying London interbank offered rates of major banks). If such rate does not appear on such page (or such other page as may replace that page on that service, or if such service is no longer offered, such other service for displaying LIBOR or comparable rates as may be selected by the Indenture Trustee after consultation with the Master Servicer), the rate will be the Reference Bank Rate. The 'REFERENCE BANK RATE' will be determined on the basis of the rates at which deposits in U.S. Dollars are offered by the reference banks (which shall be three major banks that are engaged in transactions in the London interbank market, selected by the Indenture Trustee after consultation with the Master Servicer) as of 11:00 A.M., London time, on the day that is two LIBOR Business Days prior to the immediately preceding Payment Date to prime banks in the London interbank market for a period of one month in amounts approximately equal to the Note Principal Balance of the Class A-1 Notes. The Indenture Trustee will request the principal London office of each of the reference banks to provide a quotation of its rate. If at least two such quotations are provided, the rate will be the arithmetic mean of the quotations. If on such date fewer than two quotations are provided as requested, the rate will be the arithmetic mean of the rates quoted by one or more major banks in New York City, selected by the Indenture Trustee after consultation with the Master Servicer, as of 11:00 A.M., New York City time, on such date for loans in U.S. Dollars to leading European banks for a period of one month in an amount approximately equal to the Note Principal Balance of the Class A-1 Notes. If no such quotations can be obtained, the rate will be LIBOR for the prior Payment Date. 'LIBOR BUSINESS DAY' means any day other than (i) a Saturday or a Sunday or (ii) a day on which banking institutions in the city of London, England are required or authorized by law to be closed.

     The establishment of LIBOR as to each Accrual Period by the Indenture Trustee and the Indenture Trustee's calculation of the rate of interest applicable to the Class A-1 Notes for the related Accrual Period shall (in the absence of manifest error) be final and binding.

     If on any Payment Date the Interest Remittance Amount is insufficient to pay Accrued Note Interest on any class of Offered Notes, the shortfall will be allocated through the priority of payment set forth above. Such shortfalls could occur, for example, if delinquencies on the Home Loans were exceptionally high and were concentrated in a particular month. In addition, such shortfalls could occur if Prepayment Interest Shortfalls or Relief Act Shortfalls were particularly high in a particular month. The 'PREPAYMENT INTEREST SHORTFALL' for any Payment Date is equal to the aggregate shortfall, if any, in collections of interest (adjusted to the related Net Loan Rates) resulting from Mortgagor prepayments on the Home Loans during the related Collection Period. Such shortfalls will result because interest on prepayments in full is paid only to the date of prepayment, and because no interest is paid on prepayments in part, as such prepayments in part are applied to reduce the outstanding principal balance of the Home Loans as of the Due Date in the month of prepayment. 'RELIEF ACT SHORTFALLS' are interest shortfalls due to the application of the Relief Act or similar legislation or regulations. Accrued Note Interest and Accrued Component Interest remaining unpaid as to any class of the Offered Notes and the B-2 Component, respectively, as a result of any such shortfalls will be carried forward and will bear interest at the related Note Rate or Component Interest Rate, as applicable, and be payable on future Payment Dates to the extent of funds available therefor (such amount, including interest thereon, as of any Payment Date, the 'UNPAID INTEREST SHORTFALL'). Such amounts payable to the Notes and the B-2 Component will be paid concurrently with Accrued Note Interest and Accrued Component Interest thereon and, to the extent remaining unpaid, from the Net Monthly Excess Cash Flow as described in ' -- Net Monthly Excess Cash Flow Distributions' below.

     As described herein, Accrued Note Interest on each class of Offered Notes is based on the Note Principal Balance thereof (or the Notional Amount thereof, in the case of the Interest Only Notes) immediately prior to the related Payment Date. The 'NOTE PRINCIPAL BALANCE' of any class of Senior Notes (other than the Interest Only Notes) means the initial Note Principal Balance thereof as reduced by the sum of (x) all amounts actually distributed to the holders of such Notes on all prior Payment Dates on account of principal and (y) the aggregate, cumulative amount of Excess Losses allocated thereto (upon which interest will no longer accrue) on all prior Payment Dates. The Note Principal Balance of any class of Subordinate Notes means the initial Note Principal Balance thereof as reduced by the sum of (x) all amounts actually distributed to the holders of such Notes on all prior Payment Dates on account of principal and (y) the aggregate, cumulative amount of Realized Losses (including Excess Losses) allocated thereto on all prior Payment Dates. The 'COMPONENT PRINCIPAL BALANCE' of the B-2 Component means the initial Component Principal Balance thereof as reduced by the sum of (x) all amounts actually distributed to the Certificate in respect of the B-2 Component on all prior Payment Dates on account of principal and (y) the aggregate, cumulative amount of Realized Losses (including Excess Losses) allocated thereto on all prior Payment Dates.

     The 'NET LOAN RATE' on each Home Loan is equal to the Loan Rate thereon minus the rates per annum at which the master servicing fee and subservicing fee (collectively, the related 'Servicing Fee Rate') accrue. The Net Loan Rate with respect to each Home Loan as of the Cut-off Date will be set forth in the Home Loan Schedule attached to the Grantor Trust Agreement. As of the Cut-off Date, the weighted average Net Loan Rate of the Home Loans is approximately 13.23% per annum, and is expected to change thereafter as Home Loans are liquidated or prepaid.

     The 'PRINCIPAL BALANCE' of any Home Loan as of any date of determination is equal to the Cut-off Date Balance thereof, reduced by all amounts allocable to principal that have been distributed to Noteholders with respect to such Home Loan; provided, however, that the Principal Balance of a Liquidated Home Loan shall be zero. A 'LIQUIDATED HOME LOAN' means, as to any Payment Date, any Home Loan in respect of which the Master Servicer has determined, based on the servicing procedures specified in the Servicing Agreement, as of the end of the preceding Collection Period that all liquidation proceeds which it expects to recover with respect to the disposition of the related Mortgaged Property have been recovered. The Master Servicer will treat any Home Loan that is 180 days or more delinquent as a Liquidated Home Loan.

PRINCIPAL PAYMENTS

     The 'PRINCIPAL DISTRIBUTION AMOUNT' means, as of any Payment Date, the sum of (i) the Principal Remittance Amount, minus the Overcollateralization Reduction Amount (as defined herein), if any, and (ii) the Extra Principal Distribution Amount (as defined herein) (funded from the Net Monthly Excess Interest Amount as described below under ' -- Net Monthly Excess Cash Flow Distributions'), if any, for such Payment Date. On each Payment Date prior to the Stepdown Date, the Principal Distribution Amount will be distributed to the Offered Notes (other than the Interest Only Notes) and the B-2 Component as follows:

          (i) first, to the Senior Notes, in the manner and priority described in the eighth following paragraph, until the Note Principal Balances of the Senior Notes have been reduced to zero;

          (ii) second, the balance, if any, remaining of the Principal Distribution Amount after the distribution described in clause (i) above shall be distributed sequentially to the Class M-1, Class M-2 and Class B-1 Notes, in that order, in each case until the Note Principal Balance thereof has been reduced to zero;

          (iii) third, the balance, if any, remaining of the Principal Distribution Amount after the distributions described in clauses (i) and
     (ii) above shall be distributed to the Certificate in respect of the B-2 Component, until the Component Principal Balance thereof has been reduced to zero; and

          (iv) fourth, the balance, if any, remaining of the Principal Distribution Amount after the distributions described in clauses (i) through (iii) above shall be included in the Net Monthly Excess Cash Flow as described in ' -- Net Monthly Excess Cash Flow Distributions' below and applied as described therein.

     On each Payment Date on or after the Stepdown Date, the Principal Distribution Amount will be distributed to the Offered Notes (other than the Interest Only Notes) and the B-2 Component as follows:

          (i) first, to the Senior Notes, in the manner and priority as described in the seventh following paragraph, until the aggregate Note Principal Balance of the Senior Notes has been reduced to an amount equal to (x) the Pool Balance (as defined herein) as of the last day of the related Collection Period minus (y) the greater of (a) the sum of (1) approximately 52.49% of the Pool Balance as of the last day of the related Collection Period and (2) the Reserve Amount Target for such Payment Date (calculated without giving effect to clause (z) in the definition thereof) and (b) $2,001,091;

          (ii) second, from the balance, if any, remaining of the Principal Distribution Amount after the distribution described in clause (i) above, to the Class M-1 Notes, until the aggregate Note Principal Balance of the Senior Notes and Class M-1 Notes has been reduced to an amount equal to (x) the Pool Balance as of the last day of the related Collection Period minus
     (y) the greater of (a) the sum of (1) approximately 32.30% of the Pool Balance as of the last day of the related Collection Period and (2) the Reserve Amount Target for such Payment Date (calculated without giving effect to clause (z) in the definition thereof) and (b) $2,001,091;

          (iii) third, from the balance, if any, remaining of the Principal Distribution Amount after the distributions described in clauses (i) and
     (ii) above, to the Class M-2 Notes, until the aggregate Note Principal Balance of the Senior Notes and Class M Notes has been reduced to an amount equal to (x) the Pool Balance as of the last day of the related Collection Period minus (y) the greater of (a) the sum of (1) approximately 18.17% of the Pool Balance as of the last day of the related Collection Period and
     (2) the Reserve Amount Target for such Payment Date (calculated without giving effect to clause (z) in the definition thereof) and (b) $2,001,091;

          (iv) fourth, from the balance, if any, remaining of the Principal Distribution Amount after the distributions described in clauses (i) through (iii) above, to the Class B-1 Notes, until the sum of the aggregate Note Principal Balance of the Senior Notes and Subordinate Notes has been reduced to an amount equal to (x) the Pool Balance as of the last day of the related Collection Period minus (y) the greater of (a) the sum of (1) approximately 6.06% of the Pool Balance as of the last day of the related Collection Period and (2) the Reserve Amount Target for such Payment Date (calculated without giving effect to clause (z) in the definition thereof) and (b) $2,001,091;

          (v) fifth, from the balance, if any, remaining of the Principal Distribution Amount after the distributions described in clauses (i) through (iv) above, to the Certificate in respect of the B-2 Component, until the sum of the aggregate Note Principal Balance of the Senior Notes and Subordinate Notes and the Component Principal Balance of the B-2 Component has been reduced to an amount equal to the Pool Balance as of the last day of the related Collection Period minus the Reserve Amount Target for such Payment Date; and

          (vi) sixth, the balance, if any, remaining of the Principal Distribution Amount after the distributions described in clauses (i) through (v) above shall be included in the Net Monthly Excess Cash Flow as described in ' -- Net Monthly Excess Cash Flow Distributions' below and applied as described therein.

     The 'STEPDOWN DATE' means the first Payment Date occurring after the Payment Date occurring in June 2001 as to which the aggregate Note Principal Balance of the Senior Notes (after giving effect to distributions of the Principal Remittance Amount and amounts distributable pursuant to clause (y)(ii) of the Extra Principal Distribution Amount on such Payment Date) will be able to be reduced on such Payment Date (such determination to be made by the Indenture Trustee prior to making actual distributions on such Payment Date) to an amount equal to the excess, if any, of (i) the aggregate outstanding Principal Balance of the Home Loans as of the end of the related Collection Period over (ii) the greater of (a) approximately 52.49% of the Pool Balance as of the end of the related Collection Period plus the Reserve Amount Target for such Payment Date (calculated without giving effect to clause (z) in the definition thereof) and
(b) $2,001,091.

     The 'NET DELINQUENCY AMOUNT' means with respect to any Payment Date, the excess, if any, of (x) the product of 1.50 and the Six-Month Rolling Delinquency Average over (y) the aggregate Net Monthly Excess Interest Amount for the three immediately preceding Payment Dates.

     The 'SIX-MONTH ROLLING DELINQUENCY AVERAGE' means with respect to each Payment Date, the average of the applicable Sixty-Day Delinquency Amounts for each of the six immediately preceding Collection Periods.

     The 'SIXTY-DAY DELINQUENCY AMOUNT' for any Collection Period is the aggregate Principal Balance of Home Loans that are 60 or more days delinquent in payment of principal and interest as of the end of the related Collection Period (including Home Loans in foreclosure and Home Loans which are REO Loans).

     'EXTRA PRINCIPAL DISTRIBUTION AMOUNT' means, as of any Payment Date, the lesser of (x) the Net Monthly Excess Interest Amount for such Payment Date and
(y) the sum of (i) the excess, if any, of (a) the Reserve Amount Target for such Payment Date over (b) the Outstanding Reserve Amount (calculated for this purpose after taking into account the reduction on such Payment Date of the Note Principal Balances of all Classes of Notes and the Component Principal Balance of the B-2 Component resulting from the distribution of the Principal Remittance Amount) for such Payment Date and (ii) the amount of Realized Losses (other than Excess Losses) on the Home Loans during the preceding Collection Period.

     In no event will any Principal Distribution Amount paid with respect to any Payment Date and any class of Notes be less than zero or greater than the then outstanding Note Principal Balance of such Note.

     Distributions of the Principal Distribution Amount payable to the Senior Notes on each Payment Date (such distribution, the 'SENIOR PRINCIPAL DISTRIBUTION AMOUNT') will be made as follows:

          (a) Prior to the occurrence of the Credit Support Depletion Date (as defined below), the Senior Principal Distribution Amount shall be distributed sequentially to the Senior Notes as follows: first, to the Class A-1 Notes, second, to the Class A-2 Notes, third, to the Class A-3 Notes, fourth, to the Class A-4 Notes, and fifth, to the Class A-5 Notes, in each case until the Note Principal Balance thereof has been reduced to zero; and

          (b) On or after the occurrence of the Credit Support Depletion Date, the Senior Principal Distribution Amount will be distributed to all classes of Senior Notes pro rata in accordance with their respective outstanding Note Principal Balances.

     The 'CREDIT SUPPORT DEPLETION DATE' is the first Payment Date on which the sum of the Outstanding Reserve Amount, the aggregate Note Principal Balance of the Subordinate Notes and the Component Principal Balance of the B-2 Component has been reduced to zero.

NET MONTHLY EXCESS CASH FLOW DISTRIBUTIONS

     On each Payment Date, the Net Monthly Excess Interest Amount will be used first, to fund the Extra Principal Distribution Amount for such Payment Date.

     On any Payment Date, the 'NET MONTHLY EXCESS CASH FLOW' is equal to the sum of (i) the Net Monthly Excess Interest Amount remaining after funding the Extra Principal Distribution Amount, (ii)(a) prior to the Stepdown Date, the amount described in clause (iv) of the first paragraph under ' -- Principal Payments,' if any, and (b) on or after the Stepdown Date, the amount described in clause
(vi) of the second paragraph under ' -- Principal Payments,' if any (the amount payable under such clauses, the 'NET MONTHLY EXCESS PRINCIPAL AMOUNT'), and
(iii) the lesser of (a) the Overcollateralization Reduction Amount for such Payment Date and (b) the Principal Remittance Amount for such Payment Date.

     On each Payment Date, the Net Monthly Excess Cash Flow will be distributed as follows:

          (a) first, to pay any Unpaid Interest Shortfall on the Senior Notes on a pro rata basis until reduced to zero;

          (b) second, to pay any Unpaid Interest Shortfall on the Class M-1 Notes until reduced to zero;

          (c) third, to pay any Allocable Loss Interest (as defined below) on the Class M-1 Notes until fully reimbursed;

          (d) fourth, to reimburse the Class M-1 Notes for Realized Losses (other than Excess Losses) previously allocated thereto as described below under ' -- Allocation of Losses; Subordination' until fully reimbursed;

          (e) fifth, to pay any Unpaid Interest Shortfall on the Class M-2 Notes until reduced to zero;

          (f) sixth, to pay any Allocable Loss Interest on the Class M-2 Notes until fully reimbursed;

          (g) seventh, to reimburse the Class M-2 Notes for Realized Losses (other than Excess Losses) previously allocated thereto as described below under ' -- Allocation of Losses; Subordination' until fully reimbursed;

          (h) eighth, to pay any Unpaid Interest Shortfall on the Class B-1 Notes until reduced to zero;

          (i) ninth, to pay any Allocable Loss Interest on the Class B-1 Notes until fully reimbursed;

          (j) tenth, to reimburse the Class B-1 Notes for Realized Losses (other than Excess Losses) previously allocated thereto as described below under ' -- Allocation of Losses; Subordination,' until fully reimbursed;

          (k) eleventh, to pay any Unpaid Interest Shortfall on the B-2 Component until reduced to zero;

          (l) twelfth, to reimburse the B-2 Component for Realized Losses (other than Excess Losses) previously allocated thereto as described below under ' -- Allocation of Losses; Subordination,' until fully reimbursed; and

          (m) thirteenth, any remaining amounts will be distributed to the Certificate in respect of the Residual Component.

     The 'ALLOCABLE LOSS INTEREST' with respect to any Payment Date and as to any class of Subordinate Notes, is equal to interest at the related Note Rate on any Realized Losses (other than Excess Losses) previously allocated to such class and not reimbursed, from the Payment Date such class was allocated such loss until the end of the Collection Period preceding the current Payment Date.

OUTSTANDING RESERVE AMOUNT

     As of the Closing Date, the aggregate Security Balance (as defined below) of the Notes and the B-2 Component will exceed the Cut-off Date Balance of the Home Loans by $3,781,741 (approximately 0.94% of the Cut-off Date Balance) (such excess at any time, the 'UNDERCOLLATERALIZATION AMOUNT'), representing an initial undercollateralization of the Notes and the B-2 Component relative to the aggregate Principal Balance of the Home Loans. On each Payment Date, the Extra Principal Distribution Amount will be used first, to eliminate any undercollateralization by reducing the sum of the aggregate Note Principal Balance of the Notes and the Component Principal Balance of the B-2 Component (such sum, the 'SECURITY BALANCE') until it is equal to the aggregate Principal Balance of the Home Loans (the 'POOL BALANCE') as of the end of the related Collection Period, and then to increase the Outstanding Reserve Amount, until such amount is equal to the Reserve Amount Target. With respect to any Payment Date, the excess, if any, of (a) the Pool Balance at the end of the related Collection Period over (b) the Security Balance as of such date (after taking into account the payment to the Notes and the B-2 Component of the Principal Distribution Amount) is the 'OUTSTANDING RESERVE AMOUNT' as of such Payment Date. The Indenture requires that the Net Monthly Excess Interest Amount, to the extent available therefor as described above, will be applied as an accelerated payment of principal on the Notes and the B-2 Component to the extent that the Reserve Amount Target exceeds the Outstanding Reserve Amount as of such Payment Date. The 'RESERVE AMOUNT TARGET' means as of any Payment Date (i) prior to the Stepdown Date, the greater of (a) 3.50% of the Cut-off Date Balance and (b) the Net Delinquency Amount for such Payment Date, and (ii) on or after the Stepdown Date, the greatest of (x) 7.00% of the Pool Balance as of the end of the related Collection Period, (y) the Net Delinquency Amount for such Payment Date and (z) $2,001,091.

     In the event that the Reserve Amount Target is permitted to decrease or 'step down' on a Payment Date in the future, a portion of the principal which would otherwise be distributed to the holders of the Notes and B-2 Component on such Payment Date shall not be distributed to the holders of the Notes and B-2 Component on such Payment Date. This has the effect of decelerating the amortization of the Notes and B-2 Component relative to the amortization of the Home Loans, and of reducing the Outstanding Reserve Amount. With respect to any Payment Date, the excess, if any, of (a) the Outstanding Reserve Amount (calculated for this purpose after taking into account the reduction on such Payment Date of the Note Principal Balances of all Classes of Notes and the Component Principal Balance of the B-2 Component resulting from the distribution of the Principal Remittance Amount) on such Payment Date over (b) the Reserve Amount Target is the 'EXCESS RESERVE AMOUNT' with respect to such Payment Date. If, on any Payment Date, the Excess Reserve Amount is, or, after taking into account all other distributions to be made on such Payment Date would be, greater than zero (i.e., the Outstanding Reserve Amount is or would be greater than the Reserve Amount Target), then any amounts relating to principal which would otherwise be distributed to the holders of the Notes and B-2 Component on such Payment Date shall instead be distributed, to the extent of the Excess Reserve Amount, to the Notes and the B-2 Component and Residual Component of the Certificate as described under ' -- Net Monthly Excess Cash Flow Distributions' herein; such amount being the 'OVERCOLLATERALIZATION REDUCTION AMOUNT' for such Payment Date.

ALLOCATION OF LOSSES; SUBORDINATION

     Commencing on the earlier of (i) the first Payment Date on which the Undercollateralization Amount has been reduced to zero and (ii) the sixth Payment Date, and on each Payment Date thereafter, following the application of all amounts distributable on such date, to the extent the Pool Balance is less than the Security Balance due to Realized Losses (other than Excess Losses) on the Home Loans, the Note Principal Balances of the Offered Notes and the Component Principal Balance of the B-2 Component shall be reduced as follows, until such deficiency is fully allocated: first, the Component Principal Balance of the B-2 Component shall be reduced, until the Component Principal Balance thereof has been reduced to zero; second, the Note Principal Balance of the Class B-1 Notes shall be reduced, until the Note Principal Balance thereof has been reduced to zero; third, the Note Principal Balance of the Class M-2 Notes shall be reduced, until the Note Principal Balance thereof has been reduced to zero; and fourth, the Note Principal Balance of the Class M-1 Notes shall be reduced, until the Note Principal Balance thereof has been reduced to zero. The Note Principal Balances of the Senior Notes will not be so reduced and such Notes will continue to be entitled to receive Accrued Note Interest on their respective Note Principal Balances subject to available funds.

     On any Payment Date, an 'EXCESS LOSS' will be any Realized Loss which is
(i) a Fraud Loss in excess of the Fraud Loss Amount, (ii) a Special Hazard Loss in excess of the Special Hazard Amount, and (iii) a loss occasioned by war, civil insurrection, certain governmental actions, nuclear reaction and certain other risks as described in the Indenture. The principal portion of Excess Losses will be allocated among the Notes (other than the Interest Only Notes) and the B-2 Component on a pro rata basis, based on the related Note Principal Balances and Component Principal Balance, respectively, thereof. The interest portion of Excess Losses will be allocated to the Notes (other than the Interest Only Notes) and the B-2 Component as described above under ' -- Interest Payments.' Excess Losses will not be reimbursed by any Net Monthly Excess Cash Flow.

     The aggregate amount of Realized Losses which may be allocated in connection with Special Hazard Losses (the 'SPECIAL HAZARD AMOUNT') through Subordination shall initially be equal to $4,002,183. As of any date of determination following the Cut-off Date, the Special Hazard Amount will equal the initial amount thereof less the sum of (A) the aggregate of any Realized Losses on the Home Loans due to Special Hazard Losses and (B) the Adjustment Amount. The 'ADJUSTMENT AMOUNT' will be equal to an amount calculated pursuant to the terms of the Indenture. As used in this Prospectus Supplement, 'SPECIAL HAZARD LOSSES' has the same meaning set forth in the Prospectus, except that Special Hazard Losses will not include and the Subordination will not cover Extraordinary Losses, and Special Hazard Losses will not exceed the lesser of the cost of repair or replacement of the related Mortgaged Properties.

     The aggregate amount of Realized Losses which may be allocated in connection with Fraud Losses (the 'FRAUD LOSS AMOUNT') through Subordination shall initially be equal to $12,006,548. As of any date of determination after the Cut-off Date, the Fraud Loss Amount shall equal (X) prior to the first anniversary of the Cut-off Date an amount equal to 3.00% of the aggregate principal balance of all of the Home Loans as of the Cut-off Date minus the aggregate amounts allocated through Subordination with respect to Fraud Losses up to such date of determination, (Y) from the first to the second anniversary of the Cut-off Date, an amount equal to (1) the lesser of (a) the Fraud Loss Amount as of the most recent anniversary of the Cut-off Date and (b) 2.00% of the aggregate principal balance of all of the Home Loans as of the most recent anniversary of the Cut-off Date minus (2) the aggregate amounts allocated through Subordination with respect to Fraud Losses since the most recent anniversary of the Cut-off Date up to such date of determination and (Z) from the second to the fifth anniversary of the Cut-off Date, an amount equal to (1) the lesser of (a) the Fraud Loss Amount as of the most recent anniversary of the Cut-off Date and (b) 1.00% of the aggregate principal balance of all of the Home Loans as of the most recent anniversary of the Cut-off Date minus (2) the aggregate amounts allocated through Subordination with respect to Fraud Losses since the most recent anniversary of the Cut-off Date up to such date of determination. On and after the fifth anniversary of the Cut-off Date, the Fraud Loss Amount shall be zero and Fraud Losses shall not be allocated through Subordination.

     The Special Hazard Amount and Fraud Loss Amount are subject to further reduction as described in the Prospectus under 'Subordination.'

     Any allocation of the principal portion of a Realized Loss (including an Excess Loss), other than a Debt Service Reduction, to a Subordinate Note or the B-2 Component or an Excess Loss to a Senior Note will be made by reducing the Note Principal Balance or Component Principal Balance, as applicable, thereof. The interest portion of Realized Losses and the principal portion of Debt Service Reductions will be allocated to the

Offered Notes through the priority of payment provisions as described in 'Description of the Securities -- Interest Payments' and ' -- Principal Payments' herein; provided, that the principal portion of Debt Service Reductions will not be allocated to the Senior Notes. As used herein, 'DEBT SERVICE REDUCTION' means a reduction in the amount of the monthly payment due to certain bankruptcy proceedings, but does not include any permanent forgiveness of principal. As used herein, 'SUBORDINATION' refers to the provisions discussed above for the sequential allocation of Realized Losses (other than Excess Losses) among the various classes and also the subordination provided by the Outstanding Reserve Amount (including overcollateralization created by the Net Monthly Excess Interest Amount) inasmuch as Realized Losses (other than Excess Losses) are only allocated to the Subordinate Notes and the B-2 Component after the Outstanding Reserve Amount has been reduced to zero, as well as all provisions effecting such allocations including the priorities for distribution of cash flows in the amounts described herein.

     With respect to any defaulted Home Loan that is finally liquidated, through foreclosure sale, disposition of the related Mortgaged Property if acquired on behalf of the Securityholders by deed in lieu of foreclosure, or otherwise, the amount of loss realized, if any, will equal the portion of the Principal Balance remaining, if any, plus interest thereon through the last day of the month in which such Home Loan was finally liquidated, after application of all amounts recovered (net of amounts reimbursable to the Master Servicer or any Subservicer for expenses, including attorneys' fees) towards interest and principal owing on the Home Loan. The Master Servicer will treat any Home Loan that is 180 days or more delinquent as having been finally liquidated. Such amount of loss realized is referred to herein as 'REALIZED LOSSES.'

     In order to maximize the likelihood of distribution in full of Accrued Note Interest on the Interest Only Notes, on each Payment Date, holders of the Interest Only Notes have a right to distributions of the Interest Remittance Amount that is prior to the rights of the holders of the Senior Notes (other than the Interest Only Notes), to the extent necessary to satisfy the payment of Accrued Note Interest on the Interest Only Notes. Similarly, in order to maximize the likelihood of distribution in full of Accrued Note Interest on the Senior Notes and of the Senior Principal Distribution Amount, on each Payment Date, holders of the Senior Notes have a right to distributions of the Interest Remittance Amount and the Principal Distribution Amount that is prior to the rights of the holders of the Class M Notes and Class B-1 Notes, to the extent necessary to satisfy the payment of Accrued Note Interest on, and the Senior Principal Distribution Amount to, the Senior Notes. In addition, holders of the Class M Notes have a right to distributions that is prior to the rights of the holders of the Class B-1 Notes, and holders of the Class M Notes with a higher payment priority have a right to distributions that is prior to the rights of the holders of any Class M Notes with a lower payment priority. In addition, the subordination of the B-2 Component and the overcollateralization provisions of the Trust will also increase the likelihood of distribution of full amounts of interest and principal to the Offered Notes on each Payment Date.

     The priority of payment provisions herein will accelerate the amortization of the Senior Notes relative to the actual amortization of the Home Loans. To the extent that the Senior Notes are amortized faster than the Home Loans, in the absence of offsetting Realized Losses, the percentage interest evidenced by such Senior Notes in the Home Loans will be decreased, thereby increasing, relative to the Note Principal Balances of the Subordinate Notes, the Component Principal Balance of the B-2 Component and the Outstanding Reserve Amount, the Subordination afforded the Senior Notes by the Subordinate Notes, the B-2 Component and the Outstanding Reserve Amount.

     The priority of payment provisions herein among the Subordinate Notes, as described herein, also generally has the effect during certain periods, in the absence of losses, of decreasing the percentage interest evidenced by any class of Subordinate Notes with a higher payment priority, thereby increasing, relative to its Note Principal Balance, the Subordination afforded to such class of the Subordinate Notes by the B-2 Component and the Outstanding Reserve Amount (including overcollateralization created by the Net Monthly Excess Interest Amount) and any class of Subordinate Notes with a lower payment priority. However, investors in the Subordinate Notes should be aware that on and after the Payment Date on which the Outstanding Reserve Amount has been reduced to approximately $2,001,091 and the Component Principal Balance of the B-2 Component has been reduced to zero, the most subordinate class of Subordinate Notes then outstanding may receive more than what would otherwise be such class' share of the Principal Distribution Amount for such Payment Date. In such case, the most subordinate class of Subordinate Notes then outstanding may be retired prior to the most senior class and will therefore not provide Subordination thereafter (although Subordination will be provided by the Outstanding Reserve Amount).

THE PAYING AGENT

     The Paying Agent will initially be the Indenture Trustee, together with any successor thereto. The Paying Agent will have the revocable power to withdraw funds from the Payment Account for the purpose of making payments to the Noteholders.

MATURITY AND OPTIONAL REDEMPTION

     The Notes will be payable in full on the related Final Scheduled Payment Date, to the extent of the related outstanding Note Principal Balance on such date. The 'FINAL SCHEDULED PAYMENT DATE' with respect to each class of Notes is as follows: Class A-1 Notes, February 25, 2010; Class A-2 Notes, July 25, 2013; Class A-3 Notes, November 25, 2014; Class A-4 Notes, November 25, 2018; Class A-6 Notes, June 25, 2000; and Class A-5, Class M-1, Class M-2 and Class B-1 Notes, January 25, 2024. The Final Scheduled Payment Dates of the Class A-1, Class A-2, Class A-3 and Class A-4 Notes were determined by calculating the final Payment Date with respect to each such class on the basis of the Structuring Assumptions (as defined herein), except that (i) the Prepayment Assumption was 0%, (ii) no Net Monthly Excess Interest Amounts were applied to reduce the Note Principal Balances of the Notes and (iii) two years were added thereto. The Final Scheduled Payment Date of the Class A-5, Class M-1, Class M-2 and Class B-1 Notes is the seventh Payment Date following the Collection Period in which the Principal Balances of all Home Loans have been reduced to zero, assuming that all the Home Loans pay in accordance with their terms. The actual maturity of any class of Notes may be significantly earlier than the Final Scheduled Payment Date.

     The Offered Notes may be redeemed after the aggregate Principal Balance of the Home Loans as of the end of the related Collection Period is equal to or less than 10% of the Cut-off Date Balance, upon the exercise by the Master Servicer of its option to purchase all of the Home Loans and related assets for the Termination Price (such redemption, the 'OPTIONAL REDEMPTION'). The 'TERMINATION PRICE' is equal to the greater of (i) the sum of the outstanding Pool Balance and accrued and unpaid interest thereon at the weighted average of the Net Loan Rates through the day preceding the Payment Date on which such purchase occurs and (ii) the sum of (a) the aggregate Note Principal Balance of the Notes (other than the Interest Only Notes) and the Component Principal Balance of the B-2 Component, (b) the adjusted issue price of the Interest Only Notes (as described in the Servicing Agreement), (c) the aggregate amount of Accrued Note Interest on the Notes and the B-2 Component and (d) the aggregate amount of Unpaid Interest Shortfalls on the Notes and the B-2 Component. In the event of such purchase, the Termination Price will be applied as follows: first, to each class of Notes and the B-2 Component, in reduction of the Note Principal Balances or Component Principal Balance thereof to zero, any amounts in respect of Accrued Note Interest or Unpaid Interest Shortfalls thereon and to the Interest Only Notes, the adjusted issue price, second, to the Class M-1 Notes, Class M-2 Notes and Class B-1 Notes, in that order, in respect of Allocable Loss Interest and reimbursement of Realized Losses (other than Excess Losses) previously allocated thereto, until the amount thereof has been reduced to zero, third, to the B-2 Component, in respect of reimbursement of Realized Losses (other than Excess Losses) previously allocated thereto, until the amount thereof has been reduced to zero and fourth, to the Residual Component of the Certificate.

     On January 25, 2024 (the 'FINAL MATURITY DATE'), the assets of the Trust will be liquidated and any amounts received will be applied as follows: first, to the Interest Only Notes, the amount of interest due and unpaid, second to the Senior Notes (other than the Interest Only Notes) on a pro rata basis, the amount of interest due and unpaid, and in reduction of the Note Principal Balances thereof, until reduced to zero, third, to the Class M-1 Notes, the amount of interest due and unpaid, and in reduction of the Note Principal Balance thereof, until reduced to zero, fourth, to the Class M-2 Notes, the amount of interest due and unpaid, and in reduction of the Note Principal Balance thereof, until reduced to zero, fifth to the Class B-1 Notes, the amount of interest due and unpaid, and in reduction of the Note Principal Balance thereof, until reduced to zero, sixth to the B-2 Component, the amount of interest due and unpaid, and in reduction of the Component Principal Balance thereof, until reduced to zero, seventh, to the Class M-1 Notes, Class M-2 Notes and Class B-1 Notes, in that order, in respect of Allocable Loss Interest and reimbursement of Realized Losses (other than Excess Losses) previously allocated thereto, until the amount thereof has been reduced to zero, eighth, to the B-2 Component, in respect of reimbursement of Realized Losses (other than Excess Losses) previously allocated thereto, until the amount thereof has been reduced to zero, and ninth, to the Residual Component of the Certificate.

EVENTS OF DEFAULT

     An 'Event of Default' with respect to the Notes is defined in the Indenture as follows: (a) the failure to pay (but only to the extent funds are available to make such payment as described under 'Description of the Securities') (i) Accrued Note Interest or Unpaid Interest Shortfalls with respect to any class of Notes, (ii) the Principal Distribution Amount with respect to any class of Notes, and (iii) the Extra Principal Distribution Amount with respect to a Payment Date; (b) a default in the observance of certain negative covenants in the Indenture; (c) a default in the observance of any other covenant of the Indenture, and the continuation of any such default for a period of thirty days after notice to the Issuer by the Indenture Trustee, or by the Holders of at least 25% of the Note Principal Balance of the Notes; (d) any representation or warranty made by the Issuer in the Indenture or in any Note or other writing delivered pursuant thereto having been incorrect in a material respect as of the time made, and the circumstance in respect of which such representation or warranty is incorrect not having been cured within thirty days after notice thereof is given to the Issuer by the Indenture Trustee, or by Noteholders representing at least 25% of the Note Principal Balance of the Notes; (e) certain events of bankruptcy, insolvency, receivership or reorganization of the Issuer; or (f) the failure by the Issuer on the related Final Scheduled Payment Date to reduce the Note Principal Balance of any class of the Notes to zero or to pay Accrued Note Interest and any Unpaid Interest Shortfalls thereon.

RIGHTS UPON EVENT OF DEFAULT

     In case an Event of Default should occur and be continuing with respect to the Notes, the Indenture Trustee may, and on request of Noteholders representing not less than 50% of the Note Principal Balance of the Notes then outstanding shall, declare the principal of such Notes to be immediately due and payable. Such declaration may under certain circumstances be rescinded by Noteholders representing more than 50% of the Note Principal Balance of the Notes then outstanding.

     If, following an Event of Default, the Notes have been declared to be due and payable, the Indenture Trustee may, in its discretion (provided that Noteholders representing more than 50% of the Note Principal Balance of the Notes then outstanding have not directed the Indenture Trustee to sell the assets included in the Trust), refrain from selling such assets and continue to apply all amounts received on such assets to payments due on the Notes in accordance with their terms, notwithstanding the acceleration of the maturity of such Notes. The Indenture Trustee, however, must sell the assets included in the Trust if collections in respect of such assets are determined to be insufficient to pay certain expenses payable under the Indenture and to make all scheduled payments on the Notes, in which case payments will be made on the Notes in the same manner as described in the next sentence with regard to instances in which such assets are sold. In addition, upon an Event of Default the Indenture Trustee may sell the assets included in the Trust, in which event the collections on, or the proceeds from the sale of, such assets will be applied as follows: (i) to the payment of the fees of the Indenture Trustee which have not been previously paid, (ii) to the Interest Only Notes, the amount of interest due and unpaid and the adjusted issue price, (iii) to the Senior Notes (other than the Interest Only Notes) on a pro rata basis, the amount of interest due and unpaid, and in reduction of the Note Principal Balances thereof, until reduced to zero, (iv) to the Class M-1 Notes, the amount of interest due and unpaid, and in reduction of the Note Principal Balance thereof, until reduced to zero, (v) to the Class M-2 Notes, the amount of interest due and unpaid, and in reduction of the Note Principal Balance thereof, until reduced to zero, (vi) to the Class B-1 Notes, the amount of interest due and unpaid, and in reduction of the Note Principal Balance thereof, until reduced to zero, (vii) to the B-2 Component, the amount of interest due and unpaid, and in reduction of the Component Principal Balance thereof, until reduced to zero, (viii) to the Class M-1 Notes, Class M-2 Notes and Class B-1 Notes, in that order, in respect of Allocable Loss Interest and reimbursement of Realized Losses (other than Excess Losses) previously allocated thereto, until the amount thereof has been reduced to zero, (ix) to the B-2 Component, in respect of reimbursement for Realized Losses (other than Excess Losses) previously allocated thereto, until the amount thereof has been reduced to zero, and (x) to the Residual Component of the Certificate.

     Subject to the provisions of the Indenture relating to the duties of the Indenture Trustee, in case an Event of Default shall occur and be continuing, the Indenture Trustee shall be under no obligation to exercise any of the rights and powers under the Indenture at the request or direction of any of the Noteholders, unless such Noteholders shall have offered to the Indenture Trustee reasonable security or indemnity satisfactory to it against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction. Subject to such provisions for indemnification and certain limitations contained in the Indenture, Noteholders representing more than 50% of the Note Principal Balance of the Notes shall have the right to direct the time, method, and place of conducting any proceeding or any remedy available to the Indenture Trustee or exercising any trust or power conferred on the Indenture Trustee with respect to such Notes; and Noteholders representing more than 50% of the Note Principal Balance of the Notes may, in certain cases, waive any default with respect thereto, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the Indenture that cannot be modified without the waiver or consent of the holder of each outstanding Note affected thereby.

                  CERTAIN YIELD AND PREPAYMENT CONSIDERATIONS

GENERAL

     The yields to maturity and the aggregate amount of payments on the Offered Notes will be affected by the rate and timing of principal payments on the Home Loans and the amount and timing of Mortgagor defaults resulting in Realized Losses. The rate of default of mortgage loans secured by second liens may be greater than that of mortgage loans secured by first liens. In addition, such yields may be adversely affected by a higher or lower than anticipated rate of principal payments on the Home Loans in the Trust. The rate of principal payments on such Home Loans will in turn be affected by the amortization schedules of the Home Loans, the rate and timing of principal prepayments thereon by the Mortgagors, liquidations of defaulted Home Loans and repurchases of Home Loans due to certain breaches of representations. The timing of changes in the rate of prepayments, liquidations and repurchases of the Home Loans may, and the timing of Realized Losses will, significantly affect the yield to an investor, even if the average rate of principal payments experienced over time is consistent with an investor's expectation. Since the rate and timing of principal payments on the Home Loans will depend on future events and on a variety of factors (as described more fully herein and in the Prospectus under 'Yield and Prepayment Considerations'), no assurance can be given as to such rate or the timing of principal payments on the Offered Notes.

     The Home Loans generally may be prepaid by the Mortgagors at any time; however, in certain circumstances, the Home Loans will be subject to a prepayment charge for prepayments. See 'Description of the Home Loan Pool' herein. In addition, as described under 'Description of the Home Loan
Pool -- Home Loan Pool Characteristics,' some of the Home Loans may be assumable pursuant to the terms of the Mortgage Note, and some may be subject to customary due-on-sale provisions. The Master Servicer shall enforce any due-on-sale clause contained in any Mortgage Note or Mortgage, to the extent permitted under applicable law and governmental regulations; provided, however, if the Master Servicer determines that it is reasonably likely that any Mortgagor will bring, or if any Mortgagor does bring, legal action to declare invalid or otherwise avoid enforcement of a due-on-sale clause contained in any Mortgage Note or Mortgage, the Master Servicer shall not be required to enforce the due-on-sale clause or to contest such action. The extent to which certain of the Home Loans are assumed by purchasers of the Mortgaged Properties rather than prepaid by the related Mortgagors in connection with the sales of the Mortgaged Properties will affect the weighted average life of the Offered Notes and may result in a prepayment experience on such Home Loans that differs from that on other conventional mortgage loans. See 'Yield and Prepayment Considerations' in the Prospectus. Prepayments, liquidations and purchases of the Home Loans will result in payments to holders of the Offered Notes of principal amounts which would otherwise be paid over the remaining terms of the Home Loans. Factors affecting prepayment (including defaults and liquidations) of mortgage loans include changes in Mortgagors' housing needs, job transfers, unemployment, Mortgagors' net equity in the mortgaged properties, changes in the value of the mortgaged properties, mortgage market interest rates, solicitations and servicing decisions. In addition, since mortgage loans secured by second liens are not generally viewed by borrowers as permanent financing and generally carry a high rate of interest, the Home Loans may experience a higher rate of prepayments than traditional mortgage loans. Prepayment of the related first lien may also affect the rate of prepayments on the Home Loans.

     The Offered Notes are subject to various priorities for payment of principal as described herein. Distributions of principal on classes of Offered Notes having an earlier priority of payment will be affected by the rates of prepayment of the Home Loans early in the life of the Home Loan Pool. The timing of commencement of principal distributions and the weighted average lives of classes of Offered Notes with a later priority of payment will be affected by the rates of prepayment of the Home Loans both before and after the commencement of principal distributions on such classes. In addition, the yield to maturity of the Offered Notes will depend on whether, to what extent, and the timing with respect to which, Net Monthly Excess Interest Amount is used to accelerate payments of principal on the Offered Notes or any Overcollateralization Reduction Amount is released. See 'Description of the Securities -- Outstanding Reserve Amount' herein.

     The rate of defaults on the Home Loans will also affect the rate and timing of principal payments on the Home Loans. In general, defaults on mortgage loans are expected to occur with greater frequency in their early years. The rate of default of mortgage loans secured by second liens is likely to be greater than that of mortgage loans secured by first liens on comparable properties. The rate of default on Home Loans with high Combined Loan-to-Value Ratios may be higher than for other types of Home Loans. Furthermore, the rate and timing of prepayments, defaults and liquidations on the Home Loans will be affected by the general economic condition of the region of the country in which the related Mortgaged Properties are located. The risk of delinquencies and loss is greater and prepayments are less likely in regions where a weak or deteriorating economy exists, as may be evidenced by, among other factors, increasing unemployment or falling property values. See 'Yield and Prepayment Considerations' and 'Risk Factors' in the Prospectus.

     Because the Loan Rates on the Home Loans and the Note Rates on the Offered Notes (other than the Class A-1 Notes) are fixed, such rates will not change in response to changes in market interest rates. Accordingly, if market interest rates or market yields for securities similar to the Offered Notes were to rise, the market value of the Offered Notes may decline. In addition, yield to investors in the Class A-1 Notes will be sensitive to fluctuations in the level of LIBOR.

     The yield to investors on each class of Offered Notes, and particularly on those classes of Offered Notes with lower payment priorities, will be sensitive to Prepayment Interest Shortfalls, Relief Act Shortfalls and Delinquency Shortfalls because such amounts will not be covered by the Master Servicer either through compensating interest or Advances, respectively. On each Payment Date, Prepayment Interest Shortfalls, Relief Act Shortfalls and the interest portion of Delinquency Shortfalls will reduce the Interest Remittance Amount and the principal portion of Delinquency Shortfalls will not be included in the Principal Remittance Amount, thereby reducing amounts available for distribution to the Offered Notes. In certain scenarios involving Prepayment Interest Shortfalls, Relief Act Shortfalls or Delinquency Shortfalls, the Interest Remittance Amount may be insufficient to pay Accrued Note Interest on the Offered Notes in full. Any shortfalls in interest distributions resulting therefrom will be allocated first to the B-2 Component, and then to the Subordinate Notes (in the order in which Realized Losses (other than Excess Losses) are allocated thereto) prior to allocation among the Senior Notes and will carry forward (with interest thereon) and will be payable on future Payment Dates subject to available funds. Any allocation to the Senior Notes will be made first to the Senior Notes (other than the Interest Only Notes) on a pro rata basis, and then to the Interest Only Notes. The Notes will be reimbursed for such interest shortfalls prior to the payment of Accrued Note Interest on any class of Notes subordinate thereto and from Net Monthly Excess Cash Flow as described herein. As a result of the priority of payment provisions herein, holders of the Notes may experience delays in being reimbursed for such shortfalls, and such shortfalls may remain unreimbursed.

     In addition, the yield to maturity on the Offered Notes will depend on, among other things, the price paid by the holders of such Notes and the related Note Rate. The extent to which the yield to maturity of an Offered Note is sensitive to prepayments will depend, in part, upon the degree to which it is purchased at a discount or premium. In general, if an Offered Note is purchased at a premium and principal payments thereon occur at a rate faster than assumed at the time of purchase, the investor's actual yield to maturity will be lower than that anticipated at the time of purchase. Conversely, if an Offered Note is purchased at a discount and principal payments thereon occur at a rate slower than that assumed at the time of purchase, the investor's actual yield to maturity will be lower than that anticipated at the time of purchase. For additional considerations relating to the yield on the Offered Notes, see 'Yield and Prepayment Considerations' in the Prospectus.

     Notes with Subordination Features: As described herein, during certain periods all or a disproportionately large percentage of principal payments on the Home Loans will be allocated to the Senior Notes and, during certain periods, no principal payments will be distributed to the Subordinate Notes. Unless the Note Principal Balances of the Senior Notes have been reduced to zero, the Subordinate Notes will not be entitled to receive distributions of principal until the Stepdown Date. To the extent that no principal payments are distributed on the Subordinate Notes, the Subordination afforded the Senior Notes by the Subordinate Notes (together with the Outstanding Reserve Amount (including overcollateralization created by the Net Monthly Excess Interest Amount)), in the absence of offsetting Realized Losses allocated thereto, will be increased, and the weighted average lives of the Subordinate Notes will be extended.

     In addition, investors in the Subordinate Notes should be aware that on and after the Payment Date on which the Outstanding Reserve Amount has been reduced to approximately $2,001,091 and the Component Principal Balance of the B-2 Component has been reduced to zero, the most subordinate class of Subordinate Notes then outstanding may receive more than what would otherwise be such class' share of the Principal Distribution Amount for such Payment Date.

     The yield to investors on each class of Subordinate Notes, and particularly on those classes of Subordinate Notes with lower payment priorities, will be extremely sensitive to losses due to defaults on the Home Loans (and the timing thereof), to the extent such losses are not covered the Outstanding Reserve Amount (including overcollateralization created by the Net Monthly Excess Interest Amount) or by any other class of Subordinate Notes having a lower payment priority, because the entire amount of such losses that are covered by Subordination will be allocable to such class or classes of Subordinate Notes, as described herein. Furthermore, as described herein, the timing of receipt of principal and interest by any class of Subordinate Notes may be adversely affected by losses even if such class does not ultimately bear such loss.

     Weighted Average Life: Weighted average life refers to the average amount of time that will elapse from the date of issuance of a security to the date of payment to the investor of each dollar paid in reduction of principal of such security (assuming no losses). The weighted average life of the Offered Notes will be influenced by, among other things, the rate at which principal of the Home Loans is paid, which may be in the form of scheduled amortization, prepayments or liquidations.

     The prepayment model used in this Prospectus Supplement (the 'PREPAYMENT ASSUMPTION') represents an assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of home loans. A 100% Prepayment Assumption assumes a constant prepayment rate ('CPR') of 2% per annum of the then outstanding principal balance of such home loans in the first month of the life of the home loans and an additional 0.9286% (precisely 13/14ths) per annum in each month thereafter until the fifteenth month. Beginning in the fifteenth month and in each month thereafter during the life of the home loans, a 100% Prepayment Assumption assumes a CPR of 15% per annum each month. As used in the table below, a 50% Prepayment Assumption assumes prepayment rates equal to 50% of the Prepayment Assumption. Correspondingly, a 150% Prepayment Assumption assumes prepayment rates equal to 150% of the Prepayment Assumption, and so forth. The Prepayment Assumption does not purport to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of home loans, including the Home Loans.

     The table set forth below has been prepared on the basis of certain assumptions as described below regarding the weighted average characteristics of the Home Loans that are expected to be included in the Trust as described under 'Description of the Home Loan Pool' herein and the performance thereof. The table assumes, among other things, that: (i) the Home Loan Pool consists of eight groups of Home Loans, with the Home Loans in each group having the following aggregate characteristics as of the Cut-off Date:

             AGGREGATE                     NET LOAN    ORIGINAL TERM    REMAINING TERM
GROUP    PRINCIPAL BALANCE    LOAN RATE      RATE       TO MATURITY      TO MATURITY
-----    -----------------    ---------    --------    -------------    --------------
  1       $  27,102,671.17     14.382%      13.802%         112               105
  2       $ 159,545,268.15     14.067%      13.487%         180               173
  3       $  67,011,673.59     13.824%      13.244%         239               233
  4       $ 108,093,607.76     13.736%      13.156%         300               295
  5       $   1,377,076.80     13.106%      11.776%         112               103
  6       $  19,754,310.25     13.290%      11.960%         180               170
  7       $   5,696,594.85     13.250%      11.920%         240               231
  8       $  11,637,055.93     13.238%      11.908%         300               291

     (ii) the scheduled monthly payment for each Home Loan has been based on its outstanding balance, interest rate and remaining term to maturity, such that the Home Loan will amortize in amounts sufficient for repayment thereof over its Remaining Term; (iii) none of the Seller, the Master Servicer or the Depositor will repurchase any Home Loan, as described under 'Trust Asset
Program -- Representations Relating to Trust Assets' and 'Description of the Notes -- Assignment of the Trust Assets' in the Prospectus, and the Master Servicer does not exercise its option to purchase the Home Loans and thereby cause a termination of the Trust (except as indicated in the table); (iv) there are no delinquencies or Realized Losses on the Home Loans, and principal payments on the Home Loans will be timely received together with prepayments, if any, on the last day of the month and at the respective constant percentages of the Prepayment Assumption set forth in the table; (v) there is no Prepayment Interest Shortfall or any other interest shortfall in any month; (vi) the Note Rate on the

Class A-1 Notes remains constant at approximately 5.69234% per annum; (vii) the Home Loans, including the Simple Interest Home Loans, pay on the basis on a 30-day month and a 360-day year; (viii) payments on the Offered Notes will be received on the 25th day of each month, commencing July 25, 1998; (ix) payments on the Home Loans earn no reinvestment return; (x) there are no additional ongoing Trust expenses payable out of the Trust; (xi) the Offered Notes will be purchased on June 26, 1998; and (xii) the amount of interest collected on the Home Loans during the Collection Period for the first Payment Date is $1,304,922 (collectively, the 'STRUCTURING ASSUMPTIONS').

     The actual characteristics and performance of the Home Loans will differ from the assumptions used in constructing the table set forth below, which is hypothetical in nature and is provided only to give a general sense of how the principal cash flows might behave under varying prepayment scenarios. For example, it is very unlikely that the Home Loans will prepay at a constant level of the Prepayment Assumption until maturity or that all of the Home Loans will prepay at the same level of the Prepayment Assumption. Moreover, the diverse Remaining Terms and Loan Rates of the Home Loans could produce slower or faster principal payments than indicated in the table at the various constant percentages of the Prepayment Assumption specified, even if the weighted average Remaining Term and weighted average Loan Rate are as assumed. Any difference between such assumptions and the actual characteristics and performance of the Home Loans, or actual prepayment or loss experience, will affect the percentages of initial Note Principal Balances outstanding over time and the weighted average life of the Offered Notes.

     PERCENT OF INITIAL NOTE PRINCIPAL BALANCE OUTSTANDING AT THE FOLLOWING
                    PERCENTAGES OF THE PREPAYMENT ASSUMPTION

                                        CLASS A-1                                           CLASS A-2
                      ----------------------------------------------     -----------------------------------------------
PAYMENT DATE          0%      50%     75%     100%     125%     150%      0%      50%     75%     100%     125%     150%
--------------------  ---     ---     ---     ----     ----     ----     ----     ---     ---     ----     ----     ----
Initial
  Percentage........  100%    100%    100%    100 %    100 %    100 %     100%    100%    100%    100 %    100 %    100%
June 25, 1999.......   81     63      54       45       36       26       100     100     100     100      100      100
June 25, 2000.......   75     37      19        2        0        0       100     100     100     100       77       52
June 25, 2001.......   68     13       0        0        0        0       100     100     82       46       14        0
June 25, 2002.......   59      0       0        0        0        0       100     84      39        2        0        0
June 25, 2003.......   50      0       0        0        0        0       100     51       3        0        0        0
June 25, 2004.......   39      0       0        0        0        0       100     19       0        0        0        0
June 25, 2005.......   26      0       0        0        0        0       100      0       0        0        0        0
June 25, 2006.......   12      0       0        0        0        0       100      0       0        0        0        0
June 25, 2007.......    0      0       0        0        0        0        94      0       0        0        0        0
June 25, 2008.......    0      0       0        0        0        0        71      0       0        0        0        0
June 25, 2009.......    0      0       0        0        0        0        45      0       0        0        0        0
June 25, 2010.......    0      0       0        0        0        0        16      0       0        0        0        0
June 25, 2011.......    0      0       0        0        0        0         0      0       0        0        0        0
June 25, 2012.......    0      0       0        0        0        0         0      0       0        0        0        0
June 25, 2013.......    0      0       0        0        0        0         0      0       0        0        0        0
June 25, 2014.......    0      0       0        0        0        0         0      0       0        0        0        0
June 25, 2015.......    0      0       0        0        0        0         0      0       0        0        0        0
June 25, 2016.......    0      0       0        0        0        0         0      0       0        0        0        0
June 25, 2017.......    0      0       0        0        0        0         0      0       0        0        0        0
June 25, 2018.......    0      0       0        0        0        0         0      0       0        0        0        0
June 25, 2019.......    0      0       0        0        0        0         0      0       0        0        0        0
June 25, 2020.......    0      0       0        0        0        0         0      0       0        0        0        0
June 25, 2021.......    0      0       0        0        0        0         0      0       0        0        0        0
June 25, 2022.......    0      0       0        0        0        0         0      0       0        0        0        0
June 25, 2023.......    0      0       0        0        0        0         0      0       0        0        0        0
June 25, 2024.......    0      0       0        0        0        0         0      0       0        0        0        0
June 25, 2025.......    0      0       0        0        0        0         0      0       0        0        0        0
June 25, 2026.......    0      0       0        0        0        0         0      0       0        0        0        0
June 25, 2027.......    0      0       0        0        0        0         0      0       0        0        0        0
June 25, 2028.......    0      0       0        0        0        0         0      0       0        0        0        0
Weighted Average
  Life to Maturity
  (in Years)**......  4.6     1.6     1.2     1.0      0.8      0.7      10.8     5.1     3.8     3.0      2.5      2.1
Weighted Average
  Life Assuming
  Optional
  Redemption
  (in Years)**......  4.6     1.6     1.2     1.0      0.8      0.7      10.8     5.1     3.8     3.0      2.5      2.1

                                         CLASS A-3                                           CLASS A-4
                       ----------------------------------------------     ------------------------------------------------
PAYMENT DATE            0%     50%     75%     100%     125%     150%      0%      50%      75%     100%     125%     150%
--------------------   ----    ---     ---     ----     ----     ----     ----     ----     ---     ----     ----     ----
Initial
  Percentage........    100%   100%    100%    100 %    100 %    100 %     100%     100%    100%    100 %    100 %    100 %
June 25, 1999.......    100    100     100     100      100      100       100      100     100     100      100      100
June 25, 2000.......    100    100     100     100      100      100       100      100     100     100      100      100
June 25, 2001.......    100    100     100     100      100       41       100      100     100     100      100      100
June 25, 2002.......    100    100     100     100       54        7       100      100     100     100      100      100
June 25, 2003.......    100    100     100      47        0        0       100      100     100     100       92       42
June 25, 2004.......    100    100     59        0        0        0       100      100     100      94       37        0
June 25, 2005.......    100    94      14        0        0        0       100      100     100      47        0        0
June 25, 2006.......    100    51       0        0        0        0       100      100     70        6        0        0
June 25, 2007.......    100    11       0        0        0        0       100      100     31        0        0        0
June 25, 2008.......    100     0       0        0        0        0       100       75      0        0        0        0
June 25, 2009.......    100     0       0        0        0        0       100       40      0        0        0        0
June 25, 2010.......    100     0       0        0        0        0       100        6      0        0        0        0
June 25, 2011.......     82     0       0        0        0        0       100        0      0        0        0        0
June 25, 2012.......     23     0       0        0        0        0       100        0      0        0        0        0
June 25, 2013.......      0     0       0        0        0        0        86        0      0        0        0        0
June 25, 2014.......      0     0       0        0        0        0        64        0      0        0        0        0
June 25, 2015.......      0     0       0        0        0        0        40        0      0        0        0        0
June 25, 2016.......      0     0       0        0        0        0        12        0      0        0        0        0
June 25, 2017.......      0     0       0        0        0        0         0        0      0        0        0        0
June 25, 2018.......      0     0       0        0        0        0         0        0      0        0        0        0
June 25, 2019.......      0     0       0        0        0        0         0        0      0        0        0        0
June 25, 2020.......      0     0       0        0        0        0         0        0      0        0        0        0
June 25, 2021.......      0     0       0        0        0        0         0        0      0        0        0        0
June 25, 2022.......      0     0       0        0        0        0         0        0      0        0        0        0
June 25, 2023.......      0     0       0        0        0        0         0        0      0        0        0        0
June 25, 2024.......      0     0       0        0        0        0         0        0      0        0        0        0
June 25, 2025.......      0     0       0        0        0        0         0        0      0        0        0        0
June 25, 2026.......      0     0       0        0        0        0         0        0      0        0        0        0
June 25, 2027.......      0     0       0        0        0        0         0        0      0        0        0        0
June 25, 2028.......      0     0       0        0        0        0         0        0      0        0        0        0
Weighted Average
  Life to Maturity
  (in Years)**......   13.6    8.1     6.3     5.0      4.1      3.3      16.5     10.8     8.6     7.0      5.8      4.9
Weighted Average
  Life Assuming
  Optional
  Redemption
  (in Years)**......   13.6    8.1     6.3     5.0      4.1      3.3      16.5     10.8     8.6     7.0      5.8      4.9

------------

* Indicates a number that is greater than zero but less than 0.5%.

** The weighted average life of a Note is determined by (i) multiplying the net reduction, if any, of the Note Principal Balance by the number of years from the date of issuance of the Note to the related Payment Date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net reductions of the Note Principal Balance described in (i) above.

THIS TABLE HAS BEEN PREPARED BASED ON THE STRUCTURING ASSUMPTIONS (INCLUDING THE ASSUMPTIONS REGARDING THE CHARACTERISTICS AND PERFORMANCE OF THE HOME LOANS WHICH DIFFER FROM THE ACTUAL CHARACTERISTICS AND PERFORMANCE THEREOF) AND SHOULD BE READ IN CONJUNCTION THEREWITH.

(Table continued on next page.)

     PERCENT OF INITIAL NOTE PRINCIPAL BALANCE OUTSTANDING AT THE FOLLOWING
                    PERCENTAGES OF THE PREPAYMENT ASSUMPTION

                                          CLASS A-5                                            CLASS M-1
                      -------------------------------------------------     ------------------------------------------------
PAYMENT DATE           0%      50%      75%      100%     125%     150%      0%      50%      75%     100%     125%     150%
--------------------  ----     ----     ----     ----     ----     ----     ----     ----     ---     ----     ----     ----
Initial
  Percentage........   100%     100%     100%    100 %    100 %    100 %     100%     100%    100%    100 %    100 %    100%
June 25, 1999.......   100      100      100     100      100      100       100      100     100     100      100      100
June 25, 2000.......   100      100      100     100      100      100       100      100     100     100      100      100
June 25, 2001.......   100      100      100     100      100      100       100      100     100     100      100      100
June 25, 2002.......   100      100      100     100      100      100       100      100     100      98       82       69
June 25, 2003.......   100      100      100     100      100      100       100      100     98       80       64       51
June 25, 2004.......   100      100      100     100      100       95       100      100     84       65       50       38
June 25, 2005.......   100      100      100     100       96       70       100       94     71       53       39       28
June 25, 2006.......   100      100      100     100       73       51       100       81     59       42       29       20
June 25, 2007.......   100      100      100      82       55       37       100       70     48       33       22       15
June 25, 2008.......   100      100       99      65       42       26       100       60     40       26       17       11
June 25, 2009.......   100      100       81      51       31       19       100       51     32       20       12        8
June 25, 2010.......   100      100       64      38       22       13       100       42     26       15        9        5
June 25, 2011.......   100       83       49      28       16        9        90       33     20       11        6        3
June 25, 2012.......   100       62       35      19       10        5        73       25     14        8        4        1
June 25, 2013.......   100       49       27      14        7        3        63       20     11        6        3        0
June 25, 2014.......   100       42       22      11        5        *        57       17      9        4        1        0
June 25, 2015.......   100       34       17       8        3        0        51       14      7        3        0        0
June 25, 2016.......   100       27       13       6        1        0        43       11      5        2        0        0
June 25, 2017.......    87       20        9       4        0        0        35        8      4        0        0        0
June 25, 2018.......    71       15        7       1        0        0        29        6      3        0        0        0
June 25, 2019.......    59       12        5       0        0        0        24        5      1        0        0        0
June 25, 2020.......    45        8        2       0        0        0        18        3      0        0        0        0
June 25, 2021.......    29        5        0       0        0        0        12        1      0        0        0        0
June 25, 2022.......    11        0        0       0        0        0         4        0      0        0        0        0
June 25, 2023.......     0        0        0       0        0        0         0        0      0        0        0        0
June 25, 2024.......     0        0        0       0        0        0         0        0      0        0        0        0
June 25, 2025.......     0        0        0       0        0        0         0        0      0        0        0        0
June 25, 2026.......     0        0        0       0        0        0         0        0      0        0        0        0
June 25, 2027.......     0        0        0       0        0        0         0        0      0        0        0        0
June 25, 2028.......     0        0        0       0        0        0         0        0      0        0        0        0
Weighted Average
  Life to Maturity
  (in Years)**......  21.6     16.1     13.8     11.8     10.2     8.8      17.5     11.9     9.8     8.2      6.9      6.0
Weighted Average
  Life Assuming
  Optional
  Redemption
  (in Years)**......  20.8     14.2     12.2     10.3     8.7      7.5      17.2     11.2     9.2     7.6      6.4      5.5

                                          CLASS M-2                                           CLASS B-1
                       -----------------------------------------------     ------------------------------------------------
PAYMENT DATE            0%     50%      75%     100%     125%     150%      0%      50%      75%     100%     125%     150%
--------------------   ----    ----     ---     ----     ----     ----     ----     ----     ---     ----     ----     ----
Initial
  Percentage........    100%    100%    100%    100 %    100 %    100 %     100%     100%    100%    100 %    100 %    100 %
June 25, 1999.......    100     100     100     100      100      100       100      100     100     100      100      100
June 25, 2000.......    100     100     100     100      100      100       100      100     100     100      100      100
June 25, 2001.......    100     100     100     100      100      100       100      100     100     100      100      100
June 25, 2002.......    100     100     100      98       82       69       100      100     100      98       82       69
June 25, 2003.......    100     100     98       80       64       51       100      100     98       80       64       51
June 25, 2004.......    100     100     84       65       50       38       100      100     84       65       50       38
June 25, 2005.......    100      94     71       53       39       28       100       94     71       53       39       28
June 25, 2006.......    100      81     59       42       29       20       100       81     59       42       29       20
June 25, 2007.......    100      70     48       33       22       15       100       70     48       33       22       15
June 25, 2008.......    100      60     40       26       17       11       100       60     40       26       17       11
June 25, 2009.......    100      51     32       20       12        8       100       51     32       20       12        7
June 25, 2010.......    100      42     26       15        9        5       100       42     26       15        9        3
June 25, 2011.......     90      33     20       11        6        3        90       33     20       11        5        0
June 25, 2012.......     73      25     14        8        4        0        73       25     14        8        *        0
June 25, 2013.......     63      20     11        6        1        0        63       20     11        4        0        0
June 25, 2014.......     57      17      9        4        0        0        57       17      9        1        0        0
June 25, 2015.......     51      14      7        2        0        0        51       14      6        0        0        0
June 25, 2016.......     43      11      5        0        0        0        43       11      3        0        0        0
June 25, 2017.......     35       8      3        0        0        0        35        8      0        0        0        0
June 25, 2018.......     29       6      *        0        0        0        29        4      0        0        0        0
June 25, 2019.......     24       5      0        0        0        0        24        2      0        0        0        0
June 25, 2020.......     18       2      0        0        0        0        18        0      0        0        0        0
June 25, 2021.......     12       0      0        0        0        0        12        0      0        0        0        0
June 25, 2022.......      4       0      0        0        0        0         1        0      0        0        0        0
June 25, 2023.......      0       0      0        0        0        0         0        0      0        0        0        0
June 25, 2024.......      0       0      0        0        0        0         0        0      0        0        0        0
June 25, 2025.......      0       0      0        0        0        0         0        0      0        0        0        0
June 25, 2026.......      0       0      0        0        0        0         0        0      0        0        0        0
June 25, 2027.......      0       0      0        0        0        0         0        0      0        0        0        0
June 25, 2028.......      0       0      0        0        0        0         0        0      0        0        0        0
Weighted Average
  Life to Maturity
  (in Years)**......   17.5    11.9     9.8     8.2      6.9      6.0      17.5     11.8     9.7     8.1      6.8      5.9
Weighted Average
  Life Assuming
  Optional
  Redemption
  (in Years)**......   17.2    11.2     9.2     7.6      6.4      5.5      17.2     11.2     9.2     7.6      6.4      5.5

------------

* Indicates a number that is greater than zero but less than 0.5%.

** The weighted average life of a Note is determined by (i) multiplying the net reduction, if any, of the Note Principal Balance by the number of years from the date of issuance of the Note to the related Payment Date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net reductions of the Note Principal Balance described in (i) above.

THIS TABLE HAS BEEN PREPARED BASED ON THE STRUCTURING ASSUMPTIONS (INCLUDING THE ASSUMPTIONS REGARDING THE CHARACTERISTICS AND PERFORMANCE OF THE HOME LOANS WHICH DIFFER FROM THE ACTUAL CHARACTERISTICS AND PERFORMANCE THEREOF) AND SHOULD BE READ IN CONJUNCTION THEREWITH.

(Table continued from previous page.)

INTEREST ONLY NOTE YIELD CONSIDERATIONS

     INVESTORS SHOULD NOTE THAT THE INTEREST ONLY NOTES ARE ONLY ENTITLED TO DISTRIBUTIONS PRIOR TO THE PAYMENT DATE IN JULY 2000. The yield to investors on the Interest Only Notes will be extremely sensitive to the rate and timing of principal payments on the Home Loans (including prepayments, defaults and liquidations) under certain extremely rapid rate of prepayment scenarios. In addition, if prior to the Payment Date in July 2000, the Master Servicer or the Company effects an optional termination of the Home Loans, the Interest Only Notes will receive no further distributions. Investors in the Interest Only Notes should fully consider the risk that an extremely rapid rate of prepayments on the Home Loans could result in the failure of such investors to receive the amounts payable under the Interest Only Notes.

     For additional considerations relating to the yield on the Offered Notes, see 'Yield and Prepayment Considerations' in the Prospectus.

                DESCRIPTION OF THE HOME LOAN PURCHASE AGREEMENT

     The Home Loans to be deposited in the Grantor Trust by the Depositor will be purchased by the Depositor from the Seller pursuant to the Home Loan Purchase Agreement dated as of June 26, 1998 (the 'HOME LOAN PURCHASE AGREEMENT') between the Seller and the Depositor. The following summary describes certain terms of the Home Loan Purchase Agreement and is qualified in its entirety by reference to the Home Loan Purchase Agreement.

PURCHASE OF HOME LOANS

     Pursuant to the Home Loan Purchase Agreement, the Seller will transfer and assign to the Depositor all of its right, title and interest in and to the Home Loans and the Mortgage Note, mortgages and other documents related thereto (collectively, the 'RELATED DOCUMENTS'). The purchase prices for the Home Loans are specified percentages of the face amounts thereof as of the time of transfer and are payable by the Depositor as provided in the Home Loan Purchase Agreement.

     The Home Loan Purchase Agreement will require that, within the time period specified therein, the Seller deliver to the Grantor Trustee (or the Custodian) the Home Loans sold by the Seller and the Related Documents for such Home Loans. In lieu of delivery of original mortgages, the Seller may deliver true and correct copies thereof which have been certified as to authenticity by the appropriate county recording office where such mortgage is recorded.

REPRESENTATIONS AND WARRANTIES

     The Seller will also represent and warrant with respect to the Home Loans that, among other things, (a) the information with respect to the Home Loans set forth in the schedule attached to the Home Loan Purchase Agreement is true and correct in all material respects and (b) immediately prior to the sale of such Home Loans to the Depositor, the Seller was the sole owner and holder of such Home Loans free and clear of any and all liens and security interests. The Seller will also represent and warrant that, among other things, as of the Closing Date, (a) the Home Loan Purchase Agreement constitutes a legal, valid and binding obligation of the Seller and (b) the Home Loan Purchase Agreement constitutes a valid transfer and assignment of all right, title and interest of the Seller in and to the Home Loans and the proceeds thereof. The benefit of the representations and warranties made by the Seller will be assigned to the Grantor Trust.

     Within 90 days of the Closing Date, Norwest Bank Minnesota, N.A. (the 'CUSTODIAN') will review or cause to be reviewed the Home Loans and the Related Documents, and if any Home Loan or Related Document is found to be defective in any material respect, which may materially and adversely affect the value of the related Home Loan, or the interests of the Grantor Trustee or the Securityholders in such Home Loan and such defect is not cured within 90 days following notification thereof to the Seller and the Grantor Trust by the Custodian, the Seller will be obligated to deposit the Repurchase Price into the Custodial Account. In lieu of any such deposit, the Seller may substitute an Eligible Substitute Loan; provided that such substitution may be subject to the delivery of an opinion of counsel regarding certain tax matters. Any such purchase or substitution will result in the removal of the Home Loan required to be removed from the Grantor Trust (each such Home Loan, a 'DELETED LOAN'). The obligation of the Seller to remove Deleted Loans sold by it from the Grantor

Trust is the sole remedy regarding any defects in the Home Loans sold by the Seller and Related Documents for such Home Loans available against the Seller.

     With respect to any Home Loan, the 'REPURCHASE PRICE' is equal to the Principal Balance of such Home Loan at the time of any removal described above plus accrued and unpaid interest thereon to the date of removal. In connection with the substitution of an Eligible Substitute Loan, the Seller will be required to deposit in the Custodial Account an amount (the 'SUBSTITUTION ADJUSTMENT AMOUNT') equal to the excess of the Principal Balance of the Deleted Loan to be removed from the Grantor Trust over the Principal Balance of such Eligible Substitute Loan.

     An 'ELIGIBLE SUBSTITUTE LOAN' is a home loan substituted by the Seller for a Deleted Loan which must, on the date of such substitution, (i) have an outstanding Principal Balance (or in the case of a substitution of more than one Home Loan for a Deleted Loan, an aggregate Principal Balance) not in excess of the Principal Balance relating to such Deleted Loan; (ii) have a Loan Rate no lower than and not more than 1% in excess of the Loan Rate of such Deleted Loan;
(iii) have a Combined Loan-to-Value Ratio at the time of substitution no higher than that of the Deleted Loan at the time of substitution; (iv) have, at the time of substitution, a remaining term to maturity not more than one year earlier and not later than the remaining term to maturity of the Deleted Loan;
(v) comply with each representation and warranty as to the Home Loans set forth in the Home Loan Purchase Agreement (deemed to be made as of the date of substitution); (vi) be ineligible for inclusion in a real estate mortgage investment conduit ('REMIC') (a 'REMIC INELIGIBLE LOAN') if the Deleted Loan was a REMIC Ineligible Loan (generally, because (a) the value of the real property securing the Deleted Loan was not at least equal to eighty percent of the original principal balance of the Deleted Loan, calculated by subtracting the amount of any liens that are senior to such loan and a proportionate amount of any lien of equal priority from the value of such property when the loan was originated and (b) substantially all of the proceeds of the Deleted Loan were not used to acquire, improve or protect an interest in the real property securing such loan); and (vii) satisfy certain other conditions specified in the Indenture.

     In addition, the Seller will be obligated to deposit the Repurchase Price or substitute an Eligible Substitute Loan with respect to a Home Loan as to which there is a breach of a representation or warranty if such breach is not cured by the Seller within the time provided.

                     DESCRIPTION OF THE SERVICING AGREEMENT

     The following summary describes certain terms of the Servicing Agreement dated June 1, 1998 (the 'SERVICING AGREEMENT') among the Depositor, the Grantor Trustee and the Master Servicer. The summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the Servicing Agreement. Whenever particular defined terms of the Servicing Agreement are referred to, such defined terms are thereby incorporated herein by reference. See 'The Agreements' in the Prospectus.

THE MASTER SERVICER

     Residential Funding, an indirect wholly-owned subsidiary of GMAC Mortgage Group, Inc., and an affiliate of the Depositor, will act as Master Servicer for the Home Loans pursuant to the Servicing Agreement. For a general description of Residential Funding and its activities, see 'Residential Funding Corporation' in the Prospectus and 'Description of the Home Loan Pool -- Residential Funding' herein.

SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES

     The Servicing Fee for each Home Loan is payable out of the interest payments on such Home Loan. The weighted average of the Servicing Fees in respect of the Home Loans will be approximately 0.65% per annum. The Servicing Fees consist of (a) servicing compensation payable to the Master Servicer in respect of its master servicing activities, and (b) subservicing and other related compensation payable to any subservicer (including any such compensation paid to GMACMC or Master Financial). The primary compensation to be paid to the Master Servicer in respect of its master servicing activities will be 0.08% per annum of the outstanding principal balance of each Home Loan. The Master Servicer is obligated to pay certain ongoing expenses associated with the Trust and incurred by the Master Servicer in connection with its responsibilities under the Servicing Agreement. See 'Servicing of Trust Assets' in the Prospectus for information regarding other possible compensation to the Master Servicer and any Subservicer and for information regarding expenses payable by the Master Servicer and any Subservicer.

RELEASE OF LIEN; REFINANCING OF SENIOR LIEN

     The Servicing Agreement permits the Master Servicer to release the lien on the Mortgaged Property securing a Home Loan under certain circumstances, if the Home Loan is current in payment. Such a release may be made in any case where the borrower simultaneously delivers a mortgage on a substitute Mortgaged Property, if the Combined Loan-to-Value Ratio is not increased. A release may also be made, in connection with a simultaneous substitution of the Mortgaged Property, if the Combined Loan-to-Value Ratio would be increased to not more than the lesser of (a) 125% and (b) 105% times the Combined Loan-to-Value Ratio previously in effect, if the Master Servicer determines that appropriate compensating factors are present. Furthermore, a release may also be permitted in cases where no substitute Mortgaged Property is provided, causing the Home Loan to become unsecured, subject to certain limitations set forth in the Servicing Agreement. At the time of such release, certain terms of the Home Loan may be modified (including a Loan Rate increase), and the terms of the Home Loan may be further modified in the event that the borrower subsequently delivers a mortgage on a substitute Mortgage Property.

     The Servicer may permit the refinancing of any existing lien senior to a Home Loan, provided that the resulting Combined Loan-to-Value Ratio may not exceed the greater of (a) the Combined Loan-to-Value Ratio previously in effect, or (b) 70% (or, if the borrower satisfies certain credit score criteria, 80%).

COLLECTION AND LIQUIDATION PRACTICES; LOSS MITIGATION

     The Servicer is authorized to engage in a wide variety of loss mitigation practices with respect to the Mortgage Loans, including waivers, modifications, payment forbearances, partial forgiveness, entering into repayment schedule arrangements, and capitalization of arrearages; provided in any case that the Master Servicer determines that such action is not materially adverse to the interests of the Indenture Trustee as pledgee of the Grantor Trust Certificate and is generally consistent with the Master Servicer's policies with respect to similar loans; and provided further that certain of such modifications (including reductions in the Loan Rate, partial forgiveness or a maturity extension) may only be taken if the Home Loan is in default or if default is reasonably foreseeable. With respect to Home Loans that come into and continue in default, the Master Servicer may take a variety of actions including foreclosure upon the Mortgaged Property, writing off the balance of the Home Loan as bad debt, taking a deed in lieu of foreclosure, accepting a short sale, permitting a short refinancing, arranging for a repayment plan, modifications as described above, or taking an unsecured note. See 'Servicing of Trust Assets' in the Prospectus.

OPTIONAL REPURCHASE OF DEFAULTED HOME LOANS

     Pursuant to the Servicing Agreement, the Master Servicer will have the option to purchase from the Grantor Trust any Home Loan which is 60 days or more delinquent at a purchase price equal to the Principal Balance thereof plus accrued interest thereon.

                  DESCRIPTION OF THE GRANTOR TRUST AGREEMENT,
                      OWNER TRUST AGREEMENT AND INDENTURE

     The following summary describes certain terms of the Grantor Trust Agreement, the Owner Trust Agreement and the Indenture. The summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the Grantor Trust Agreement, the Owner Trust Agreement and the Indenture. Whenever particular defined terms of the Indenture are referred to, such defined terms are thereby incorporated herein by reference. See 'The Agreements' in the Prospectus.

SALE AND ASSIGNMENT OF THE HOME LOANS AND THE GRANTOR TRUST CERTIFICATE

     On the Closing Date, all of the Seller's right, title and interest in and to the Home Loans will be sold by the Seller to the Depositor, and then by the Depositor to the Grantor Trustee. On the Closing Date, all of the Depositor's right, title and interest in and to the Grantor Trust Certificate will be sold by the Depositor to the

Issuer. Simultaneously with the issuance of the Offered Notes, the Issuer will pledge the assets of the Trust to the Indenture Trustee as collateral for the Notes. As pledgee of the Grantor Trust Certificate, the Indenture Trustee will be entitled to direct the Grantor Trust in the exercise of all rights and remedies of the Grantor Trust against Residential Funding under the Home Loan Purchase Agreement and against the Master Servicer under the Servicing Agreement.

REPORTS TO HOLDERS

     The Indenture Trustee will mail to each Holder of Offered Notes, at its address listed on the Security Register maintained with the Indenture Trustee, a report setting forth certain amounts relating to the Securities for each Payment Date, among other things:

          (i) the amount of principal, if any, payable on such Payment Date to the holders of each class of Securities;

          (ii) the amount of interest payable on such Payment Date to the holders of each class of Securities;

          (iii) the aggregate Note Principal Balance of each class of Notes after giving effect to the payment of principal on such Payment Date;

          (iv) the Interest Remittance Amount and the Principal Remittance Amount for the related Collection Period;

          (v) the Pool Balance as of the end of the preceding Collection Period; and

          (vi) the Outstanding Reserve Amount as of the end of the related Collection Period.

     In the case of information furnished pursuant to clauses (i) and (ii) above with respect to the Offered Notes, the amounts shall be expressed as a dollar amount per $1,000 in face amount of such Notes.

CERTAIN COVENANTS

     The Indenture will provide that the Issuer may not consolidate with or merge into any other entity, unless (i) the entity formed by or surviving such consolidation or merger is organized under the laws of the United States, any state or the District of Columbia, (ii) such entity expressly assumes, by an indenture supplemental to the Indenture, the Issuer's obligation to make due and punctual payments upon the Notes and the performance or observance of any agreement and covenant of the Issuer under the Indenture, (iii) no Event of Default shall have occurred and be continuing immediately after such merger or consolidation, (iv) the Issuer has been advised that the ratings of the Securities then in effect would not be reduced or withdrawn by any Rating Agency as a result of such merger or consolidation, (v) any action that is necessary to maintain the lien and security interest created by the Indenture is taken and
(vi) the Issuer has received an Opinion of Counsel to the effect that such consolidation or merger would have no material adverse tax consequence to the Issuer or to any Noteholder or Certificateholder and (vii) the Issuer has delivered to the Indenture Trustee an officer's certificate and an Opinion of Counsel each stating that such consolidation or merger and such supplemental indenture comply with the Indenture and that all conditions precedent, as provided in the Indenture, relating to such transaction have been complied with. The Issuer will not, among other things, (i) except as expressly permitted by the Indenture, sell, transfer, exchange or otherwise dispose of any of the assets of the Issuer, (ii) claim any credit on or make any deduction from the principal and interest payable in respect of the Notes (other than amounts withheld under the Code or applicable state law) or assert any claim against any present or former holder of Notes because of the payment of taxes levied or assessed upon the Issuer, (iii) permit the validity or effectiveness of the Indenture to be impaired or permit any person to be released from any covenants or obligations with respect to the Notes under the Indenture except as may be expressly permitted thereby or (iv) permit any lien, charge, excise, claim, security interest, mortgage or other encumbrance to be created on or extend to or otherwise arise upon or burden the assets of the Issuer or any part thereof, or any interest therein or the proceeds thereof. The Issuer may not engage in any activity other than as specified under 'The Issuer' herein.

MODIFICATION OF INDENTURE

     With the consent of the holders of a majority of the outstanding Notes, the Issuer and the Indenture Trustee may execute a supplemental indenture to add provisions to, change in any manner or eliminate any provisions of, the Indenture, or modify (except as provided below) in any manner the rights of the Noteholders. Without the consent of the holder of each outstanding Note affected thereby, however, no supplemental indenture will: (i) change the due date of any installment of principal of or interest on any Note or reduce the principal amount thereof, the interest rate specified thereon or change any place of payment where or the coin or currency in which any Note or any interest thereon is payable; (ii) impair the right to institute suit for the enforcement of certain provisions of the Indenture regarding payment; (iii) reduce the percentage of the aggregate amount of the outstanding Notes, the consent of the holders of which is required for any supplemental indenture or the consent of the holders of which is required for any waiver of compliance with certain provisions of the Indenture or of certain defaults thereunder and their consequences as provided for in the Indenture; (iv) modify or alter the provisions of the Indenture regarding the voting of Notes held by the Issuer, the Depositor or an affiliate of any of them; (v) decrease the percentage of the aggregate principal amount of Notes required to amend the sections of the Indenture which specify the applicable percentage of aggregate principal amount of the Notes necessary to amend the Indenture or certain other related agreements; (vi) modify any of the provisions of the Indenture in such manner as to affect the calculation of the amount of any payment of interest or principal due on any Note (including the calculation of any of the individual components of such calculation); or (vii) permit the creation of any lien ranking prior to or, except as otherwise contemplated by the Indenture, on a parity with the lien of the Indenture with respect to any of the collateral for the Notes or, except as otherwise permitted or contemplated in the Indenture, terminate the lien of the Indenture on any such collateral or deprive the holder of any Note of the security afforded by the lien of the Indenture.

     The Issuer and the Indenture Trustee may also enter into supplemental indentures, without obtaining the consent of the Noteholders, for the purpose of, among other things, curing any ambiguity or correcting or supplementing any provision in the Indenture that may be inconsistent with any other provision therein, or issuing any additional class of notes subordinate to the interests of the Noteholders.

     No supplement or modification of the Indenture can affect the rights of the Certificate without the consent of the holder thereof.

CERTAIN MATTERS REGARDING THE INDENTURE TRUSTEE, THE GRANTOR TRUSTEE AND THE ISSUER

     Neither the Indenture Trustee nor any director, officer or employee of the Indenture Trustee will be under any liability to the Issuer or the Noteholders for any action taken or for refraining from the taking of any action in good faith pursuant to the Indenture or for errors in judgment; provided, however, that none of the Indenture Trustee and any director, officer or employee thereof will be protected against any liability which would otherwise be imposed by reason of willful malfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations and duties under the Indenture. Subject to certain limitations set forth in the Indenture, the Indenture Trustee and any director, officer, employee or agent of the Indenture Trustee shall be indemnified by the Issuer and held harmless against any loss, liability or expense incurred in connection with investigating, preparing to defend or defending any legal action, commenced or threatened, relating to the Indenture other than any loss, liability or expense incurred by reason of willful malfeasance, bad faith or negligence in the performance of its duties under such Indenture or by reason of reckless disregard of its obligations and duties under the Indenture. All persons into which the Indenture Trustee may be merged or with which it may be consolidated or any person resulting from such merger or consolidation shall be the successor of the Indenture Trustee under the Indenture.

     Neither the Grantor Trustee nor any director, officer or employee of the Grantor Trustee will be under any liability to the Issuer or the Noteholders for any action taken or for refraining from the taking of any action in good faith pursuant to the Grantor Trust Agreement or for errors in judgment; provided, however, that none of the Grantor Trustee and any director, officer or employee thereof will be protected against any liability which would otherwise be imposed by reason of willful malfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations and duties under the Grantor Trust Agreement. Subject to certain limitations set forth in the Grantor Trust Agreement, the Grantor Trustee and any director, officer, employee or agent of the Grantor Trustee shall be indemnified by the Issuer and held harmless against any loss, liability or expense incurred in connection with investigating, preparing to defend or defending any legal action, commenced or threatened, relating to the Grantor Trust Agreement other than any loss, liability or expense incurred by reason of willful malfeasance, bad faith or negligence in the performance of its duties under such Grantor Trust Agreement or by reason of reckless disregard of its obligations and duties under the Grantor Trust

Agreement. All persons into which the Grantor Trustee may be merged or with which it may be consolidated or any person resulting from such merger or consolidation shall be the successor of the Grantor Trustee under the Grantor Trust Agreement.

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     For federal income tax purposes, the Interest Only Notes will be treated as having been issued with 'original issue discount' (as defined in the Prospectus). The prepayment assumption that will be used in determining the rate of accrual of original issue discount, market discount and premium, if any, for federal income tax purposes will be 100% of the Prepayment Assumption. No representation is made that the Home Loans will prepay at such rate or at any other rate. See 'Certain Federal Income Tax Consequences' in the Prospectus.

     Prospective investors in the Offered Notes should see 'Certain Federal Income Tax Consequences' and 'State and Other Tax Consequences' in the Prospectus for a discussion of the application of certain federal income and state and local tax laws to the Issuer and purchasers of the Offered Notes.

                              ERISA CONSIDERATIONS

     Any fiduciary or other investor of Plan assets that proposes to acquire or hold the Offered Notes on behalf of or with Plan assets of any Plan should consult with its counsel with respect to the potential applicability of the fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and the Code to the proposed investment. Each purchaser of an Offered Note, by its acceptance of such Offered Note, shall be deemed to have represented that the acquisition of the Offered Note by such purchaser does not constitute or give rise to a prohibited transaction under section 406 of ERISA or section 4975 of the Code for which no statutory, regulatory or administrative exemption is available. See 'ERISA Considerations' in the Prospectus.

                                LEGAL INVESTMENT

     The Offered Notes will not constitute 'mortgage related securities' for purposes of SMMEA, because the Home Loan Pool contains Home Loans that are secured by subordinate liens on the related Mortgaged Properties. Accordingly, many institutions with legal authority to invest in mortgage related securities may not be legally authorized to invest in the Offered Notes. No representation is made herein as to whether the Offered Notes constitute legal investments for any entity under any applicable statute, law, rule, regulation or order. Prospective purchasers are urged to consult with their counsel concerning the status of the Offered Notes as legal investments for such purchasers prior to investing in Offered Notes.

                             METHOD OF DISTRIBUTION

     Subject to the terms and conditions set forth in an Underwriting Agreement, dated June 16, 1998 (the 'UNDERWRITING AGREEMENT'), the Underwriters have severally agreed to purchase and the Depositor has agreed to sell to the Underwriters the principal amount or notional amount of Notes set forth opposite its name in the tables below:

                                                                                 PRINCIPAL AMOUNT OF:
                                                                      ------------------------------------------
                            UNDERWRITER                                CLASS A-1       CLASS A-2      CLASS A-3
-------------------------------------------------------------------   ------------    -----------    -----------

Bear, Stearns & Co. Inc............................................   $ 44,894,000    $28,998,000    $ 7,760,000
Prudential Securities Incorporated.................................   $ 44,893,000    $28,996,000    $ 7,760,000
Residential Funding Securities Corporation.........................   $ 44,893,000    $28,996,000    $ 7,760,000
                                                                      ------------    -----------    -----------
     Total.........................................................   $134,680,000    $86,990,000    $23,280,000
                                                                      ------------    -----------    -----------
                                                                      ------------    -----------    -----------

                                                                        PRINCIPAL AMOUNT OR NOTIONAL AMOUNT OF:
                                                                       -----------------------------------------
                            UNDERWRITER                                 CLASS A-4      CLASS A-5      CLASS A-6
--------------------------------------------------------------------   -----------    -----------    -----------

Bear, Stearns & Co. Inc.............................................   $ 7,130,000    $10,874,000    $50,000,000
Prudential Securities Incorporated..................................   $ 7,130,000    $10,873,000    $         0
Residential Funding Securities Corporation..........................   $ 7,130,000    $10,873,000    $         0
                                                                       -----------    -----------    -----------
     Total..........................................................   $21,390,000    $32,620,000    $50,000,000
                                                                       -----------    -----------    -----------
                                                                       -----------    -----------    -----------

                                                                                 PRINCIPAL AMOUNT OF:
                                                                       -----------------------------------------
                            UNDERWRITER                                 CLASS M-1      CLASS M-2      CLASS B-1
--------------------------------------------------------------------   -----------    -----------    -----------

Bear, Stearns & Co. Inc.............................................   $13,468,000    $ 9,428,000    $ 8,080,000
Prudential Securities Incorporated..................................   $13,466,000    $ 9,426,000    $ 8,080,000
Residential Funding Securities Corporation..........................   $13,466,000    $ 9,426,000    $ 8,080,000
                                                                       -----------    -----------    -----------
     Total..........................................................   $40,400,000    $28,280,000    $24,240,000
                                                                       -----------    -----------    -----------
                                                                       -----------    -----------    -----------

     The Seller has been advised by the Underwriters that they propose initially to offer the Notes to the public at the prices set forth herein, and to certain dealers at such prices less the initial concession set forth below for each Class. The Underwriters may allow, and such dealers may reallow, a concession not in excess of that set forth below for each Class. After the initial public offering of the Notes, the public offering price and such concessions and reallowances may be changed.

                                                  CLASS A-1    CLASS A-2    CLASS A-3    CLASS A-4    CLASS A-5
                                                  ---------    ---------    ---------    ---------    ---------

Concession.....................................     0.060%       0.090%       0.120%       0.135%       0.165%
Reallowances...................................     0.040%       0.065%       0.085%       0.095%       0.125%

                                                             CLASS A-6    CLASS M-1    CLASS M-2    CLASS B-1
                                                             ---------    ---------    ---------    ---------

Concession................................................     0.048%       0.270%       0.360%       0.540%
Reallowances..............................................     0.035%       0.185%       0.275%       0.375%

     Until the distribution of the Notes is completed, rules of the Commission may limit the ability of the Underwriters and certain selling group members to bid for and purchase the Notes. As an exception to these rules, the Underwriters are permitted to engage in certain transactions that stabilize the price of the Notes. Such transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the Notes.

     If the Underwriters create a short position in the Notes in connection with the offering, i.e., if they sell more Notes than are set forth on the cover page of this Prospectus Supplement, the Underwriters may reduce that short position by purchasing Notes in the open market.

     In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases.

     Neither the Seller nor any of the Underwriters makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the Notes. In addition, neither the Seller nor any of the Underwriters makes any representation that the Underwriters will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.

     It is expected that delivery of the Notes will be made only in book-entry form through DTC, Cedel and Euroclear as discussed herein, on or about June 26, 1998, against payment therefor in immediately available funds.

     The Underwriting Agreement provides that the obligation of the Underwriters to pay for and accept delivery of the Offered Notes is subject to, among other things, the receipt of certain legal opinions and to the conditions, among others, that no stop order suspending the effectiveness of the Company's Registration Statement shall be in effect, and that no proceedings for such purpose shall be pending before or threatened by the Securities and Exchange Commission.

     The Underwriting Agreement provides that the Company will indemnify the Underwriters, and that under limited circumstances the related Underwriter will indemnify the Company, against certain civil liabilities under the Securities Act of 1933, as amended, or contribute to payments required to be made in respect thereof.

     There can be no assurance that a secondary market for the Offered Notes will develop or, if it does develop, that it will continue. The primary source of information available to investors concerning the Offered Notes will be the monthly statements discussed in the Prospectus under 'Description of the Notes -- Reports to Noteholders,' which will include information as to the outstanding principal balance of the Offered Notes. There can be no assurance that any additional information regarding the Offered Notes will be available through any other source. In addition, the Company is not aware of any source through which price information about the Offered Notes will be generally available on an ongoing basis. The limited nature of such information regarding the Offered Notes may adversely affect the liquidity of the Offered Notes, even if a secondary market for the Offered Notes becomes available.

     RFSC is an affiliate of the Depositor and the Master Servicer. See 'Description of the Home Loan Pool -- Residential Funding' herein.

                                 LEGAL MATTERS

     Certain legal matters with respect to the issuance of the Offered Notes will be passed upon for the Depositor, RFSC and Residential Funding by Thacher Proffitt & Wood, New York, New York and for Bear Stearns and Prudential by Brown & Wood LLP, New York, New York.

                                    RATINGS

     It is a condition of the issuance of the Offered Notes that the Senior Notes be rated 'Aaa' by Moody's Investors Service, Inc. ('MOODY'S') and 'AAA' by Fitch IBCA, Inc. ('FITCH'), the Class M-1 Notes be rated 'Aa2' by Moody's and 'AA' by Fitch, the Class M-2 Notes be rated 'A2' by Moody's and 'A' by Fitch and the Class B-1 Notes be rated 'Baa3' by Moody's and 'BBB' by Fitch. The Depositor has not requested a rating on the Offered Notes by any rating agency other than Moody's and Fitch. However, there can be no assurance as to whether any other rating agency will rate the Offered Notes, or, if it does, what rating would be assigned by any such other rating agency. A rating on the Offered Notes by another rating agency, if assigned at all, may be lower than the ratings assigned to the Offered Notes by Moody's and Fitch.

     The rating of the Interest Only Notes does not address the possibility that the holders thereof may not receive all amounts payable thereunder due to an extremely high rate of prepayments of the Home Loans.

     A securities rating addresses the likelihood of the receipt by holders of the Offered Notes of payments in respect of the Home Loans. The rating takes into consideration the structural and legal aspects associated with the Offered Notes. The ratings on the Offered Notes do not, however, constitute statements regarding the possibility that holders of the Offered Notes might realize a lower than anticipated yield due to prepayments or other non-credit factors. A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each securities rating should be evaluated independently of similar ratings on different securities.

                                    ANNEX I

         GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

     Except in certain limited circumstances, the globally offered Residential Funding Mortgage Securities II, Inc., Home Loan-Backed Notes, Series 1998-HI2, Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class M-1, Class M-2 and Class B-1 (collectively, the 'GLOBAL SECURITIES') will be available only in book-entry form. Investors in the Global Securities may hold such Global Securities through any of DTC, Cedel or Euroclear. The Global Securities will be tradeable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

     Secondary market trading between investors through Cedel and Euroclear will be conducted in the ordinary way in accordance with the normal rules and operating procedures of Cedel and Euroclear and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

     Secondary market trading between investors through DTC will be conducted according to DTC's rules and procedures applicable to U.S. corporate debt obligations.

     Secondary cross-market trading between Cedel or Euroclear and DTC Participants holding Global Securities will be effected on a delivery-against-payment basis through the respective Depositaries of Cedel and Euroclear (in such capacity) and as DTC Participants.

     Non-U.S. holders (as described below) of Global Securities will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

INITIAL SETTLEMENT

     All Global Securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC. As a result, Cedel and Euroclear will hold positions on behalf of their participants through their Relevant Depositary which in turn will hold such positions in their accounts as DTC Participants.

     Investors electing to hold their Global Securities through DTC will follow DTC settlement practices. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

     Investors electing to hold their Global Securities through Cedel or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no 'lock-up' or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

SECONDARY MARKET TRADING

     Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

     Trading between DTC Participants. Secondary market trading between DTC Participants will be settled using the procedures applicable to prior mortgage loan asset-backed certificates issues in same-day funds. Trading between Cedel and/or Euroclear Participants. Secondary market trading between Cedel Participants or Euroclear Participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

     Trading between DTC, Seller and Cedel or Euroclear Participants. When Global Securities are to be transferred from the account of a DTC Participant to the account of a Cedel Participant or a Euroclear Participant, the purchaser will send instructions to Cedel or Euroclear through a Cedel Participant or Euroclear Participant at least one business day prior to settlement. Cedel or Euroclear will instruct the Relevant Depositary, as the case may be, to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date, on the basis of the actual number of days in such accrual period and a year assumed to consist of 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the Relevant Depositary to the DTC Participant's account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Cedel Participant's or Euroclear Participant's account. The securities credit will appear the next day (European time) and the cash debt will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the Cedel or Euroclear cash debt will be valued instead as of the actual settlement date.

     Cedel Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Cedel or Euroclear. Under this approach, they may take on credit exposure to Cedel or Euroclear until the Global Securities are credited to their account one day later. As an alternative, if Cedel or Euroclear has extended a line of credit to them, Cedel Participants or Euroclear Participants can elect not to preposition funds and allow that credit line to be drawn upon to finance settlement. Under this procedure, Cedel Participants or Euroclear Participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although the result will depend on each Cedel Participant's or Euroclear Participant's particular cost of funds. Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for crediting Global Securities to the respective European Depositary for the benefit of Cedel Participants or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC Participants a cross-market transaction will settle no differently than a trade between two DTC Participants.

     Trading between Cedel or Euroclear Seller and DTC Purchaser. Due to time zone differences in their favor, Cedel Participants and Euroclear Participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective Depositary, to a DTC Participant. The seller will send instructions to Cedel or Euroclear through a Cedel Participant or Euroclear Participant at least one business day prior to settlement. In these cases Cedel or Euroclear will instruct the respective Depositary, as appropriate, to credit the Global Securities to the DTC Participant's account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment to and excluding the settlement date on the basis of the actual number of days in such accrual period and a year assumed to consist of 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. The payment will then be reflected in the account of Cedel Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the Cedel Participant's or Euroclear Participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New
York). Should the Cedel Participant or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Cedel Participant's or Euroclear Participant's account would instead be valued as of the actual settlement date.

     Finally, day traders that use Cedel or Euroclear and that purchase Global Securities from DTC Participants for delivery to Cedel Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action is taken. At least three techniques should be readily available to eliminate this potential problem:

          (a) borrowing through Cedel or Euroclear for one day (until the purchase side of the trade is reflected in their Cedel or Euroclear accounts) in accordance with the clearing system's customary procedures;

          (b) borrowing the Global Securities in the U.S. from a DTC Participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in their Cedel or Euroclear account in order to settle the sale side of the trade; or

          (c) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the Cedel Participant or Euroclear Participant.

CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

     A beneficial owner of Global Securities holding securities through Cedel or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons (as defined below), unless (i) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between such beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (ii) such beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate: Exemption for Non-U.S. Persons (Form W-8). Beneficial Holders of Global Securities that are Non-U.S. Persons (as defined below) can obtain a complete exemption from the withholding tax by filing a signed Form W-8 (Certificate of Foreign Status). If the information shown on Form W-8 changes, a new Form W-8 must be filed within 30 days of such change.

     Exemption for Non-U.S. Persons with effectively connected income (Form
4224). A Non-U.S. Person (as defined below), including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form 4224 (Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

     Exemption or reduced rate for Non-U.S. Persons resident in treaty countries (Form 1001). Non-U.S. Persons residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form 1001 (Holdership, Exemption or Reduced Rate Certificate). If the treaty provides only for a reduced rate, withholding tax will be imposed at that rate unless the filer alternatively files Form W-8. Form 1001 may be filed by Holders of Global Securities or their agent. Exemption for U.S. Persons (Form W-9). U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer's Request for Taxpayer Identification Number and Certification).

     U.S. Federal Income Tax Reporting Procedure. The Holder of a Global Security or, in the case of a Form 1001 or a Form 4224 filer, his agent, files by submitting the appropriate form to the person through whom it holds the security (the clearing agency, in the case of persons holding directly on the books of the clearing agency). Form W-8 and Form 1001 are effective for three calendar years and Form 4224 is effective for one calendar year. The term 'U.S. PERSON' means (i) a citizen or resident of the United States, (ii) a corporation, partnership or other entity (treated as a corporation or partnership for federal income tax purposes) organized in or under the laws of the United States, any state thereof or the District of Columbia (unless, in the case of a partnership, future Treasury regulations provide otherwise), (iii) an estate that is subject to U.S. federal income tax regardless of the source of its income, or (iv) a trust other than a 'foreign trust,' as defined in Section 7701(a)(31) of the Code. The term 'NON-U.S. PERSON' means any person who is not a U.S. Person. This summary does not deal with all aspects of U.S. Federal income tax withholding that may be relevant to foreign holders of the Global Securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Securities.

PROSPECTUS
ASSET-BACKED NOTES

RESIDENTIAL FUNDING MORTGAGE SECURITIES II, INC.
Depositor

The Asset-Backed Notes (the 'NOTES') offered hereby may be sold from time to time in series, as described in the related Prospectus Supplement. Each series of Notes will represent indebtedness of the related trust fund (the 'TRUST FUND') secured by certain assets deposited therein (the 'TRUST ASSETS') described below. The Trust Fund for a series of Notes and the related Certificates (as defined herein, and together with the Notes, the 'SECURITIES') will consist primarily of a segregated pool (a 'POOL') of (i) one- to four-family first or junior lien home equity revolving lines of credit (the 'REVOLVING CREDIT LOANS'); (ii) one- to four-family first or junior lien closed end home equity loans for property improvement, debt consolidation and home equity purposes (the 'HOME EQUITY LOANS'); (iii) home improvement installment sales contracts and installment loan agreements (the 'HOME IMPROVEMENT CONTRACTS'), that are either unsecured or secured by first or junior liens on one- to four-family residential properties or by purchase money security interests in the home improvements financed thereby (the 'HOME IMPROVEMENTS');
(iv) manufactured housing installment sales contracts and installment loan agreements (the 'MANUFACTURED HOUSING CONTRACTS' and together with the Home Improvement Contracts, the 'CONTRACTS') secured by either security interests in Manufactured Homes (as defined herein) or by mortgages on real estate on which the related Manufactured Homes are located; (v) certain balances of the foregoing and/or (vi) certain interests in the foregoing (which may include Private Securities, as defined herein). To the extent specified in the related Prospectus Supplement, the Contracts may be partially insured by the Federal Housing Administration (the 'FHA') pursuant to Title I (as defined herein) (the 'TITLE I CONTRACTS'). Each of the Trust Assets will be acquired by the Company from one or more affiliated or unaffiliated institutions. See 'The Pools.' Only the Notes are offered hereby. See 'Index of Principal Definitions' for the meanings of capitalized terms and acronyms.

The Trust Assets described herein under 'The Pools' and in the related Prospectus Supplement will be held in the related Trust Fund pursuant to a trust agreement (the 'TRUST AGREEMENT') and pledged pursuant to an indenture (the 'INDENTURE') to secure a series of Notes to the extent and as described herein and in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, each Pool will consist of one or more types of Trust Assets described under 'The Pools.' Information regarding each class of Notes of a series, and the general characteristics of the Trust Assets securing such Notes, will be set forth in the related Prospectus Supplement.

Each series of Notes will include one or more classes. Each class of Notes of any series will represent the right, which right may be senior or subordinate to the rights of one or more of the other classes of Securities or other interests in the related Trust Fund, to receive a specified portion of payments of principal or interest (or both) on the Trust Assets in the related Trust Fund in the manner described herein and in the related Prospectus Supplement. See 'Description of the Notes -- Payments.' A series may include one or more classes of Notes entitled to principal payments, with disproportionate, nominal or no interest payments, or to interest payments, with disproportionate, nominal or no principal payments. A series may include two or more classes of Notes which differ as to the timing, sequential order, priority of payment, Interest Rate or amount of payments of principal or interest or both.

If so specified in the related Prospectus Supplement, the Trust Fund for a series of Notes may include any one or any combination of a Financial Guaranty Insurance Policy, Letter of Credit (each as defined herein), bankruptcy bond, special hazard insurance policy, Reserve Fund (as defined herein), or other form of credit support. In addition to or in lieu of the foregoing, credit enhancement may be provided by means of subordination. See 'Description of Credit Enhancement.'

The rate of payment of principal of each class of Notes will depend on the priority of payment of such class and the rate and timing of principal payments (including payments in excess of required installments, prepayments, Draws or terminations, liquidations and repurchases) on the Trust Assets. A rate of principal payment lower or higher than that anticipated may affect the yield on each class of Notes in the manner described herein and in the related Prospectus Supplement. See 'Yield and Prepayment Considerations.'

FOR A DISCUSSION OF SIGNIFICANT MATTERS AFFECTING INVESTMENTS IN THE NOTES, SEE 'RISK FACTORS,' WHICH BEGINS ON PAGE 9.

PROCEEDS OF THE TRUST ASSETS IN THE TRUST FUND ARE THE SOLE SOURCE OF PAYMENTS ON THE NOTES. THE NOTES DO NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE COMPANY, RESIDENTIAL FUNDING, GMAC MORTGAGE GROUP, INC. ('GMAC MORTGAGE') OR ANY OF THEIR AFFILIATES. NEITHER THE NOTES NOR THE UNDERLYING TRUST ASSETS WILL BE GUARANTEED OR INSURED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY OR BY THE COMPANY, RESIDENTIAL FUNDING CORPORATION, GMAC MORTGAGE OR ANY OF THEIR AFFILIATES, EXCEPT AS EXPRESSLY SET FORTH HEREIN OR IN THE RELATED PROSPECTUS SUPPLEMENT. NONE OF SUCH ENTITIES WILL HAVE ANY OBLIGATIONS IN RESPECT OF THE NOTES, EXCEPT AS EXPRESSLY SET FORTH HEREIN OR IN THE RELATED PROSPECTUS SUPPLEMENT.

THESE NOTES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

Offers of the Notes may be made through one or more different methods, including offerings through underwriters, as described under 'Methods of Distribution' and in the related Prospectus Supplement.

There will be no secondary market for any series of Notes prior to the offering thereof. There can be no assurance that a secondary market for any of the Notes will develop or, if it does develop, that it will continue. The Notes will not be listed on any securities exchange.

Retain this Prospectus for future reference. This Prospectus may not be used to consummate sales of Notes offered hereby unless accompanied by a Prospectus Supplement.
                            ------------------------

The date of this Prospectus is January 22, 1998.

                             ADDITIONAL INFORMATION

     The Company has filed with the Securities and Exchange Commission (the 'COMMISSION') a Registration Statement under the Securities Act of 1933, as amended, with respect to the Notes (the 'REGISTRATION STATEMENT'). The Company is also subject to certain of the information requirements of the Securities Exchange Act of 1934, as amended (the 'EXCHANGE ACT'), and, accordingly, will file reports thereunder with the Commission. The Registration Statement and the exhibits thereto, and reports and other information filed by the Company pursuant to the Exchange Act can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and at certain of its Regional Offices located as follows: Midwest Regional Office, Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511; and Northeast Regional Office, 7 World Trade Center, Suite 1300, New York, New York 10048 and electronically through the Commission's Electronic Data Gathering, Analysis and Retrieval System at the Commission's Web Site (http://www.sec.gov).

                             REPORTS TO NOTEHOLDERS

     Monthly reports that contain information concerning the Trust Fund for a series of Notes will be sent by the Master Servicer or the Indenture Trustee to each holder of record of the Notes of the related series. See 'Description of the Notes -- Reports to Noteholders.' Any reports forwarded to holders will contain financial information that has not been examined nor reported upon by an independent certified public accountant. The Company will file with the Commission such periodic reports with respect to the Trust Fund for a series of Notes as are required under the Exchange Act, and the rules and regulations of the Commission thereunder.

               INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

     With respect to each series of Notes offered hereby, there are incorporated herein and in the related Prospectus Supplement by reference all documents and reports filed or caused to be filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the termination of the offering of the related series of Notes, that relate specifically to such related series of Notes. The Company will provide or cause to be provided without charge to each person to whom this Prospectus and related Prospectus Supplement is delivered in connection with the offering of one or more classes of such series of Notes, upon written or oral request of such person, a copy of any or all such reports incorporated herein by reference, in each case to the extent such reports relate to one or more of such classes of such series of Notes, other than the exhibits to such documents, unless such exhibits are specifically incorporated by reference in such documents. Requests should be directed in writing to Residential Funding Mortgage Securities II, Inc., 8400 Normandale Lake Boulevard, Suite 600, Minneapolis, Minnesota 55437, or by telephone at
(612) 832-7000.

     No dealer, salesman, or any other person has been authorized to give any information, or to make any representations, other than those contained in this Prospectus or the related Prospectus Supplement and, if given or made, such information or representations must not be relied upon as having been authorized by the Company or any dealer, salesman, or any other person. Neither the delivery of this Prospectus or the related Prospectus Supplement nor any sale made hereunder or thereunder shall under any circumstances create an implication that there has been no change in the information herein or therein since the date hereof. This Prospectus and the related Prospectus Supplement are not an offer to sell or a solicitation of an offer to buy any security in any jurisdiction in which it is unlawful to make such offer or solicitation.

                               TABLE OF CONTENTS

Additional Information............................     2
Reports to Noteholders............................     2
Incorporation of Certain Information by
  Reference.......................................     2
Summary of Prospectus.............................     4
Risk Factors......................................     9
    Special Features of Certain Trust Assets that
      are Secured by Junior Liens on Mortgaged
      Properties..................................     9
    Limitations on FHA Insurance for Title I
      Contracts...................................    11
    Risks Associated with Certain Trust Assets....    12
    Limitations, Reduction and Substitution of
      Credit Enhancement..........................    13
    Yield and Prepayment Considerations...........    13
    Limited Liquidity.............................    14
    Limited Obligations...........................    14
The Pools.........................................    15
    General.......................................    15
    Revolving Credit Loans........................    17
    The Home Equity Loans and the Contracts.......    18
Trust Asset Program...............................    19
    Underwriting Standards Applicable to the
      Revolving Credit Loans......................    19
    Qualifications of Sellers.....................    22
    Representations Relating to Trust Assets......    23
    Subservicing..................................    25
Description of the Notes..........................    26
    General.......................................    26
    Form of Notes.................................    26
    Assignment of the Trust Assets................    28
    Review of Trust Assets........................    29
    Excess Spread and Excluded Spread.............    30
    Payments on Trust Assets; Deposits to Payment
      Account.....................................    30
    Withdrawals from the Custodial Account........    32
    Payments......................................    32
    Funding Account...............................    33
    Reports to Noteholders........................    34
    Hazard Insurance; Claims Thereunder...........    35
Description of Credit Enhancement.................    36
    Financial Guaranty Insurance Policy...........    37
    Letter of Credit..............................    37
    Subordination.................................    37
    Overcollateralization.........................    38
    Reserve Funds.................................    38
    Maintenance of Credit Enhancement.............    39
    Reduction or Substitution of Credit
      Enhancement.................................    39
Purchase Obligations..............................    40
Description of FHA Insurance under Title I........    40
The Company.......................................    42
Residential Funding Corporation...................    42
Servicing of Trust Assets.........................    42
    Subservicing..................................    42
    Collection and Other Servicing Procedures.....    43
    Realization Upon Defaulted Loans..............    44
    Servicing Compensation and Payment of
      Expenses....................................    45
    Evidence as to Compliance.....................    46
    Certain Matters Regarding the Master Servicer
      and the Company.............................    46
The Agreements....................................    47
    Events of Default; Rights Upon Event of
      Default.....................................    47
    Amendment.....................................    49
    Termination; Redemption of Notes..............    50
    The Owner Trustee.............................    50
    The Indenture Trustee.........................    50
Yield and Prepayment Considerations...............    50
Certain Legal Aspects of the Trust Assets and
  Related Matters.................................    56
    General; Trust Assets Secured by Mortgages on
      Mortgaged Property..........................    56
    Cooperative Loans.............................    56
    Tax Aspects of Cooperative Ownership..........    57
    Manufactured Housing Contracts................    58
    Foreclosure on Revolving Credit Loans, Home
      Equity Loans and Certain Contracts..........    59
    Foreclosure on Shares of Cooperatives.........    60
    Repossession with Respect to Manufactured
      Housing Contracts...........................    61
    Rights of Redemption..........................    62
    Notice of Sale; Redemption Rights with Respect
      to Manufactured Homes.......................    62
    Anti-Deficiency Legislation and Other
      Limitations on Lenders......................    63
    Environmental Legislation.....................    64
    Consumer Protection Laws with Respect to
      Manufactured Housing Contracts..............    65
    Enforceability of Certain Provisions..........    66
    Transfer of Manufactured Homes................    66
    The Home Improvement Contracts................    67
    Applicability of Usury Laws...................    69
    Alternative Mortgage Instruments..............    69
    Formaldehyde Litigation with Respect to
      Manufactured Housing Contracts..............    70
    Soldiers' and Sailors' Civil Relief Act of
      1940........................................    70
    Forfeitures in Drug and RICO Proceedings......    71
    Junior Mortgages; Rights of Senior
      Mortgagees..................................    71
Certain Federal Income Tax Consequences...........    72
    General.......................................    72
State and Other Tax Consequences..................    77
ERISA Considerations..............................    77
    Plan Asset Regulations........................    77
    Prohibited Transaction Exemptions.............    78
    Insurance Company General Accounts............    79
    Representation from Plans Investing in Notes
      with 'Substantial Equity Features'..........    79
    Tax Exempt Investors..........................    79
    Consultation with Counsel.....................    80
Legal Investment Matters..........................    80
Use of Proceeds...................................    80
Methods of Distribution...........................    80
Legal Matters.....................................    81
Financial Information.............................    81
Index of Principal Definitions....................    82

                             SUMMARY OF PROSPECTUS

     The following summary is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus and by reference to the information with respect to each series of Notes contained in the Prospectus Supplement to be prepared and delivered in connection with the offering of such series. Capitalized terms used in this summary that are not otherwise defined shall have the meanings ascribed thereto in this Prospectus. An index indicating where certain terms used herein are defined appears at the end of this Prospectus.

Securities Offered........................  Asset-Backed Notes.
Company...................................  Residential Funding Mortgage Securities II, Inc., the depositor. See
                                            'The Company.'
Master Servicer...........................  The entity identified as Master Servicer in the related Prospectus
                                            Supplement, which may be Residential Funding Corporation, an affiliate of the Company ('RESIDENTIAL FUNDING'). See 'Residential
                                            Funding Corporation' and 'Servicing of the Trust Assets -- Certain
                                            Matters Regarding the Master Servicer and the Company.'
Administrator.............................  An entity may be named as the Administrator in the related Prospectus
                                            Supplement if required in addition to or in lieu of the Master
                                            Servicer or Servicer for a series of Notes (the 'ADMINISTRATOR').
Indenture Trustee.........................  The Indenture Trustee for each series of Notes will be specified in the related Prospectus Supplement (the 'INDENTURE TRUSTEE').
Owner Trustee.............................  The Owner Trustee for each related Trust Fund will be specified in the related Prospectus Supplement (the 'OWNER TRUSTEE').
The Notes.................................  Each series of Notes will be secured by a Pool of Trust Assets as described herein (exclusive of any portion of interest payments (the
                                            Excess Spread or Excluded Spread as defined herein) relating to each
                                            Trust Asset retained by the Company or any of its affiliates), and certain other assets as described below. The Trust Fund (sometimes referred to herein as the 'ISSUER') will be created pursuant to a
                                            Trust Agreement between the Company and the Owner Trustee. The ownership of the Trust Fund will be evidenced by certificates (the
                                            'CERTIFICATES') issued under the Trust Agreement, which are not offered hereby. Each series of Notes will represent indebtedness of the related Trust Fund and will be issued pursuant to an Indenture between the Trust Fund and the Indenture Trustee.
                                            As specified in the related Prospectus Supplement, each series of
                                            Notes, or class of Notes in the case of a series consisting of two or more classes, may have a stated principal balance, no stated
                                            principal balance or a notional amount and may be entitled to payments of interest based on a specified interest rate or rates
                                            (each, an 'INTEREST RATE'). Each series or class of Notes may have a different Interest Rate, which may be a fixed, variable or adjustable
                                            Interest Rate, or any combination of two or more of such Interest
                                            Rates. The related Prospectus Supplement will specify the Interest
                                            Rate or Rates for each series or class of Notes, or the initial
                                            Interest Rate or Rates and the method for determining subsequent changes to the Interest Rate or Rates.

                                            A series may include one or more classes of Notes (each, a 'STRIP
                                            NOTE') entitled to (i) principal payments, with disproportionate, nominal or no interest payments, or (ii) interest payments, with disproportionate, nominal or no principal payments. In addition, a series may include classes of Notes that differ as to timing, sequential order, priority of payment, Interest Rate or amount of payments of principal or interest or both, or as to which payments of principal or interest or both on any class may be made upon the occurrence of specified events, in accordance with a schedule or formula, or on the basis of collections from designated portions of the Pool. In addition, a series may include one or more classes of
                                            Notes ('ACCRUAL NOTES') as to which certain accrued interest will not be paid but rather will be added to the principal balance thereof in the manner described in the related Prospectus Supplement. One or more classes of Notes in a series may be entitled to receive principal payments pursuant to an amortization schedule under the circumstances described in the related Prospectus Supplement.
                                            Each series of Notes will be senior in right of payment to the related Certificates. If so provided in the related Prospectus
                                            Supplement, a series of Notes may include one or more classes of
                                            Notes which are senior to one or more other classes of notes
                                            (collectively, together with the related Certificates, the
                                            'SUBORDINATE SECURITIES') in respect of certain payments of principal and interest and allocations of losses on the Trust Assets. See
                                            'Description of Credit Enhancement -- Subordination.' The Notes will be issued in fully-registered certificated or book-entry form in the authorized denominations specified in the related Prospectus
                                            Supplement. See 'Description of the Notes.'
                                            Neither the Notes nor the underlying Trust Assets will be guaranteed or insured by any governmental agency or instrumentality or the
                                            Company, Residential Funding, GMAC Mortgage or any of their affiliates, except as set forth herein or in the related Prospectus
                                            Supplement. See 'Risk Factors -- Limited Obligations.'
The Pools.................................  As specified in the related Prospectus Supplement, each Trust Fund will consist primarily of a Pool of Trust Assets which may include
                                            (i) Revolving Credit Loans secured by first or junior liens on one- to four-family residential properties located in any one of the fifty states, the District of Columbia or the Commonwealth of Puerto Rico
                                            (the 'MORTGAGED PROPERTIES'); (ii) Home Equity Loans; (iii) Home
                                            Improvement Contracts; (iv) Manufactured Housing Contracts; (v)
                                            certain balances of the foregoing and/or (vi) Private Securities. All or a portion of the Contracts underlying a series of Notes may be partially insured by the FHA pursuant to Title I ('TITLE I') of the
                                            National Housing Act of 1934, as amended (the 'NATIONAL HOUSING
                                            ACT'). All of the Trust Assets will have been purchased by the
                                            Company, either directly or through Residential Funding, from loan originators or sellers who, as specified in the related Prospectus
                                            Supplement, may or may not be affiliated with the Company, including
                                            GMAC Mortgage Corporation, Residential Money Centers, Inc. and
                                            HomeComings Financial Network, Inc. (each affiliates of the Company).
                                            See 'Trust Asset Program.' For a
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                                            description of the types of Trust Assets that may be included in the
                                            Pools, see 'The Pools.'
                                            If specified in the related Prospectus Supplement, a Trust Fund may include pass-through certificates or other instruments evidencing interests in or secured by Revolving Credit Loans, Home Equity Loans,
                                            Home Improvement Contracts and Manufactured Housing Contracts, or
                                            certain balances of any of the foregoing ('PRIVATE SECURITIES') and certain interests in the foregoing, as described herein. See 'The
                                            Pools -- General' herein.
Interest Payments.........................  Except as otherwise specified herein or in the related Prospectus
                                            Supplement, interest on each class of Notes of each series, other than Strip Notes or Accrual Notes (prior to the time when accrued interest becomes payable thereon), will be remitted at the applicable
                                            Interest Rate on the outstanding principal balance of such class, on the day specified as a payment date for such series or class in the related Prospectus Supplement (each, a 'PAYMENT DATE'). Payments, if any, with respect to interest on Strip Notes will be made on each
                                            Payment Date as described herein and in the related Prospectus
                                            Supplement. See 'Description of the Notes -- Payments.' Strip Notes
                                            that are entitled to payments of principal only will not receive payments in respect of interest. Interest that has accrued but is not yet payable on any Accrual Notes will be added to the principal balance of such class on the related Payment Date, and will thereafter bear interest at the applicable Interest Rate. Payments of interest with respect to any series of Notes (or accruals thereof in the case of Accrual Notes), or with respect to one or more classes included therein, may be reduced to the extent of interest shortfalls not covered by the applicable form of credit support. See 'Yield and
                                            Prepayment Considerations' and 'Description of the Notes.'
Principal Payments........................  Except as otherwise specified in the related Prospectus Supplement, principal payments on the Notes of each series, or of the class or classes of Notes then entitled thereto, will be made on a pro rata basis among all such Notes or among the Notes of any such class, in proportion to their respective outstanding principal balances or the percentage interests represented by such class, in the priority and manner specified in the related Prospectus Supplement. Strip Notes with no principal balance will not receive payments of principal. In the event that principal payments on the Trust Assets are reduced due to certain delinquencies or losses not covered by the applicable form of credit enhancement, the payments of principal on the Notes may be reduced.
                                            In addition, for any series of Notes, there may be no principal payments on such Notes in any given month as a result of the payment terms of any of the Revolving Credit Loans in the Trust Fund, certain of which may require only limited or no payments of principal prior to the related maturity date, or the payment terms of such series of
                                            Notes, including provisions whereby principal payments on certain
                                            Revolving Credit Loans may be applied to cover Draws on other
                                            Revolving Credit Loans. If specified in the related Prospectus
                                            Supplement, a series of Notes may provide for a period during which all or a portion of the principal collections on
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                                            the Revolving Credit Loans are reinvested in Additional Balances or additional Revolving Credit Loans or are accumulated in a trust account pending commencement of an amortization period. See 'The
                                            Pools,' 'Yield and Prepayment Considerations' and 'Description of the
                                            Notes.'
Funding Account...........................  If so specified in the related Prospectus Supplement, a portion of the proceeds of the sale of one or more classes of Notes of a series or a portion of collections on the Trust Assets in respect of principal may be deposited in a segregated account to be applied to acquire additional Trust Assets from the Sellers, subject to the limitations set forth herein under 'Description of the
                                            Notes -- Funding Account.' Monies on deposit in the Funding Account and not applied to acquire such additional Trust Assets within the time set forth in the related Trust Agreement or other applicable agreement may be treated as principal and applied in the manner described in the related Prospectus Supplement.
Yield and Prepayment Considerations.......  The Trust Assets supporting a series of Notes will have unique characteristics that will affect the yield to maturity and the rate of payment of principal on such Notes. See 'Risk Factors' herein and
                                            'Yield and Prepayment Considerations' herein and in the related
                                            Prospectus Supplement.
Credit Enhancement........................  If so specified in the related Prospectus Supplement, the Trust Fund with respect to any series of Notes may include any one or any combination of a Letter of Credit, Financial Guaranty Insurance
                                            Policy, special hazard insurance policy, bankruptcy bond, Reserve
                                            Fund, or other type of credit support to provide full or partial coverage for certain defaults and losses relating to the Trust
                                            Assets. Credit support also will be provided in the form of subordination of the Certificates and may be provided in the form of subordination of one or more classes of subordinate Notes in a series under which certain losses are first allocated to such Subordinate
                                            Securities up to a specified limit or in the form of
                                            Overcollateralization (as defined herein). Any form of credit enhancement may have certain limitations and exclusions from coverage thereunder, which will be described in the related Prospectus
                                            Supplement. Losses not covered by any form of credit enhancement will be borne by the holders of the related Notes (or certain classes thereof). If so specified in the related Prospectus Supplement, the
                                            Contracts may be partially insured by the FHA pursuant to Title I. To the extent not set forth herein, the amount and types of coverage, the identification of any entity providing the coverage, the terms of any subordination and related information will be set forth in the
                                            Prospectus Supplement relating to a series of Notes. See 'Description of Credit Enhancement.'
Optional Redemption.......................  The Master Servicer, the Company or a person specified in the related
                                            Prospectus Supplement, may at its option either (i) effect early redemption of any series of Notes through the purchase of the Pool in the related Trust Fund or (ii) purchase, in whole but not in part, the Notes of any series; in each case under the circumstances and in the manner set forth herein under 'The Agreements -- Termination;
                                            Redemption of Notes' and in the related Prospectus Supplement.
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Rating....................................  At the date of issuance, as to each series, each class of Notes offered hereby will be rated at the request of the Company in one of the four highest rating categories by one or more nationally recognized statistical rating agencies (each, a 'RATING AGENCY'). See
                                            'Ratings' in the related Prospectus Supplement.
Legal Investment..........................  Unless otherwise specified in the related Prospectus Supplement, the
                                            Notes offered hereby will not constitute 'mortgage related securities' for purposes of the Secondary Mortgage Market Enhancement
                                            Act of 1984, as amended ('SMMEA'). See 'Legal Investment Matters.'
ERISA Considerations......................  A fiduciary of an employee benefit plan and certain other plans and arrangements, including individual retirement accounts and annuities,
                                            Keogh plans, bank collective investment funds, insurance company general or separate accounts and certain other entities in which such plans, accounts, annuities or arrangements are invested, which is subject to the Employee Retirement Income Security Act of 1974, as
                                            amended ('ERISA'), or Section 4975 of the Internal Revenue Code of
                                            1986 (the 'CODE'), and any other person contemplating purchasing a
                                            Note with Plan Assets (as defined herein), should carefully review with its legal counsel whether the purchase or holding of Notes could give rise to a transaction that is prohibited or is not otherwise permissible either under ERISA or Section 4975 of the Code. See
                                            'ERISA Considerations' herein and in the related Prospectus
                                            Supplement.
Certain Federal Income Tax Consequences...  In the opinion of Tax Counsel (as defined herein), for federal income tax purposes, the Notes will be characterized as indebtedness and the
                                            Issuer, as created pursuant to the terms and conditions of the Trust
                                            Agreement, will not be characterized as an association (or publicly traded partnership) taxable as a corporation or as a taxable mortgage pool within the meaning of section 7701(i) of the Code.
                                            For further information regarding certain federal income tax consequences of an investment in the Notes see 'Certain Federal
                                            Income Tax Consequences' and 'State and Other Tax Consequences'
                                            herein and 'Certain Federal Income Tax Consequences' in the
                                            Prospectus Supplement.
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                                  RISK FACTORS

     Investors should consider, among other things, the following factors in connection with the purchase of the Notes:

SPECIAL FEATURES OF CERTAIN TRUST ASSETS THAT ARE SECURED BY JUNIOR LIENS ON
MORTGAGED PROPERTIES

  General

     Although the Revolving Credit Loans, Home Equity Loans and, if applicable,
Contracts may be secured by liens on Mortgaged Properties, such collateral may not provide assurance of repayment of such Trust Assets comparable to that provided under many first lien lending programs, and such Trust Assets
(especially those with high Combined Loan-to-Value Ratios (as defined herein)) may have risk of repayment characteristics more similar to unsecured consumer loans.

     Since the Revolving Credit Loans, Home Equity Loans and, if applicable,
Contracts may be subordinate to the rights of the mortgagee under the related senior mortgage or mortgages, the proceeds from any foreclosure, liquidation, insurance or condemnation proceedings will be available to satisfy the outstanding balance of such Trust Assets secured by junior mortgages only to the extent that the claims of such senior mortgages have been satisfied in full, including any related foreclosure costs. With respect to a Contract partially insured by the FHA pursuant to Title I, however, an FHA claim may be payable subject to certain limitations, as described in the related Prospectus
Supplement and herein. With respect to the Trust Assets secured by junior liens that have low Junior Ratios (as defined herein), foreclosure costs may be substantial relative to the outstanding balance of such Trust Assets upon default, and therefore the amount of any liquidation proceeds payable to Noteholders may be smaller as a percentage of the outstanding balance of such Trust Assets than would be the case in a typical pool of first lien residential loans. In addition, the holder of a loan secured by a junior mortgage may not foreclose on the Mortgaged Property unless it forecloses subject to the senior mortgages, in which case it must either pay the entire amount due on the senior mortgages to the senior mortgagees at or prior to the foreclosure sale or undertake the obligation to make payments on the senior mortgages in the event the mortgagor is in default thereunder. The Trust Fund will not have any source of funds to satisfy the senior mortgages or make payments due to the senior mortgagees, although the Master Servicer or Subservicer may, at its option, advance such amounts to the extent deemed recoverable and prudent, but will not be obligated to do so. In the event that such proceeds from a foreclosure or similar sale of the related Mortgaged Property are insufficient to satisfy all senior liens and such Trust Asset in the aggregate, the Trust Fund, as the holder of the junior lien, and, accordingly, Holders of one or more classes of the Notes are likely to (i) incur losses in jurisdictions in which a deficiency judgment against the borrower is not available or in the Master Servicer's discretion, seeking such judgment is not advisable, and (ii) incur losses if any deficiency judgment obtained is not realized upon. See 'Certain Legal Aspects of the Trust Assets and Related Matters.'

     No assurance can be given that the values of the Mortgaged Properties have remained or will remain at their levels on the dates of origination of the related Trust Assets. If the residential real estate market should experience an overall decline in value (including as a result of the general economic factors discussed below under ' -- Mortgagor Credit'), any such decline could extinguish the value of the interest of a junior mortgagee in the Mortgaged Property before having any adverse effect on the interest of the related senior mortgagees.

     With respect to Trust Assets secured by junior liens that have high
Combined Loan-to-Value Ratios or low Junior Ratios, many circumstances exist, including those described above, under which it would be uneconomical to foreclose on the Mortgaged Property in the event of a default. For purposes of the foregoing, the actual Junior Ratio for a Trust Asset at any time may be lower than indicated in the Prospectus Supplement as a result of any reductions in the Stated Principal Balance thereof. In such circumstances, repayment of the Trust Asset would be dependent solely on the credit of the borrower under the related Revolving Credit Loan, Home Equity Loan or Contract (the 'MORTGAGOR'), and the ability to obtain repayment of such Trust Asset may be generally similar to that which would be experienced if such Trust Asset were an unsecured consumer loan. Moreover, while in most jurisdictions a mortgagee would be permitted to elect to either foreclose or sue to collect the debt evidenced by the Mortgage Note, in some jurisdictions that prohibit suits to collect the debt until the mortgagee has sought to foreclose against the security, the mortgagee may be forced to foreclose first and obtain a deficiency judgment. In addition, in some jurisdictions, where the mortgagee has chosen to sue on the debt in lieu of foreclosure, the mortgagee will be barred from foreclosing against the security. In addition, no

                                       9




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assurance can be given that a borrower under the related Home Improvement
Contract (other than Title I Contracts) will use the proceeds thereof for Home
Improvements and consequently, no additional value will have been added to the Mortgage Property. See 'Certain Legal Aspects of the Trust Assets and Related
Matters -- Anti-Deficiency Legislation and Other Limitations on Lenders.'

  Mortgagor Credit

     As a result of the foregoing considerations, the underwriting standards and procedures applicable thereto, as well as the repayment prospects thereof, may be more dependent on the creditworthiness of the Mortgagor and less dependent on the adequacy of the Mortgaged Property as collateral than would be the case under many first lien lending programs. As to such Trust Assets, future changes in the Mortgagor's economic circumstances will have a significant effect on the likelihood of repayment. This is particularly so with respect to Revolving
Credit Loans, since additional Draws may be made by the Mortgagor in the future up to the applicable Credit Limit. Although the Revolving Credit Loans are generally subject to provisions whereby the Credit Limit may be reduced as a result of a material adverse change in the Mortgagor's economic circumstances, the Servicer or Master Servicer generally will not monitor for such changes and may not become aware of them until after the Mortgagor has defaulted. Under certain circumstances, a Mortgagor may draw his entire Credit Limit in response to personal financial needs resulting from an adverse change in circumstances.

     Future changes in a Mortgagor's economic circumstances may result from a variety of unforeseeable personal factors, including loss of employment, reduction in income, illness and divorce. Any increase in prevailing market interest rates may adversely affect a Mortgagor by increasing debt service on any floating rate Revolving Credit Loans, Home Equity Loans, Contracts or other similar debt of the Mortgagor. In addition, for any Trust Assets secured by junior mortgages, changes in the payment terms of any related senior mortgage loan may adversely affect the Mortgagor's ability to pay principal and interest on such senior mortgage loan. For example, such changes may result if the senior mortgage loan is an adjustable rate loan and the interest rate thereon increases, which may occur with or without an increase in prevailing market interest rates if the increase is due to the phasing out of a reduced initial rate. Specific information about such senior mortgage loans, other than the amount thereof at origination of the corresponding Trust Asset, generally will not be available and will not be included in the related Prospectus Supplement.

     General economic conditions, both on a national and regional basis, will also have an impact on the ability of Mortgagors to repay their Revolving Credit
Loans, Home Equity Loans or Contracts. Certain geographic regions of the United
States from time to time will experience weaker regional economic conditions and housing markets, and, consequently, will experience higher rates of loss and delinquency than will be experienced on mortgage loans generally. For example, a region's economic condition and housing market may be directly, or indirectly, adversely affected by natural disasters or civil disturbances such as earthquakes, hurricanes, floods, eruptions or riots. The economic impact of any of these types of events may also be felt in areas beyond the region immediately affected by the disaster or disturbance. The Trust Assets underlying a series of Notes may be concentrated in these regions, and such concentration may present risk considerations in addition to those generally present for similar mortgage-backed securities without such concentration. Any change in the deductibility for federal income tax purposes of interest payments on home equity loans may also have an impact on the ability of Mortgagors to repay such Trust Assets.

  Revolving Credit Loan Characteristics

     Certain of the types of Revolving Credit Loans that may be included in the Pools may involve additional uncertainties not present in traditional types of mortgage loans, or in home equity or home improvement loans originated under other programs.

     Except for certain programs under which the Draw Period is less than the full term thereof, required minimum monthly payments on Revolving Credit Loans are generally equal to or not significantly larger than the amount of interest currently accruing thereon, and therefore are not expected to significantly amortize the outstanding principal amount of such Revolving Credit Loan prior to maturity, which amount may include substantial Draws recently made. As a result, a borrower will generally be required to pay a substantial principal amount at the maturity of a Revolving Credit Loan. The ability of a borrower to make such a payment may be dependent on the ability to obtain refinancing of the balance due on such Revolving Credit Loan or to sell the

                                       10




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
related Mortgaged Property. Furthermore, Revolving Credit Loans generally have adjustable rates that are subject to much higher maximum rates than typically apply to adjustable rate first mortgage loans, and which may be as high as applicable usury limitations. Mortgagors under such Revolving Credit Loans are generally qualified based on an assumed payment which reflects either the initial interest rate or a rate significantly lower than the maximum rate. An increase in the interest rate over the Mortgage Rate applicable at the time the Revolving Credit Loan was originated may have an adverse effect on the Mortgagor's ability to pay the required monthly payment. In addition, an increase in prevailing market interest rates may reduce the borrower's ability to obtain refinancing and to pay the balance of a Revolving Credit Loan at its maturity.

     To the extent that any losses are incurred on any of the Revolving Credit
Loans that are not covered by the applicable credit enhancement, holders of Notes of the series secured by the related Pool (or certain classes thereof) will bear all risk of such losses resulting from default by Mortgagors.

LIMITATIONS ON FHA INSURANCE FOR TITLE I CONTRACTS

     The related Prospectus Supplement will specify the number and percentage of Contracts, if any, included in the related Trust Fund that are partially insured by the FHA pursuant to Title I. Since the FHA Insurance Amount (as defined herein) for the Title I Contracts is limited as described herein and in the related Prospectus Supplement, and since the adequacy of such FHA Insurance
Amount is dependent upon future events, including reductions for the payment of FHA claims, no assurance can be given that the FHA Insurance Amount is or will be adequate to cover 90% of all potential losses on the Title I Contracts included in the related Trust Fund. If the FHA Insurance Amount for the Title I
Contracts is reduced to zero, such contracts will be uninsured from and after the date of such reduction. Under Title I, until a claim for insurance reimbursement is submitted to the FHA, the FHA does not review or approve for qualification for insurance the individual Title I Contract insured thereunder
(as is typically the case with other federal loan insurance programs).
Consequently, the FHA has not acknowledged that any of the Title I Contracts are eligible for FHA insurance, nor has the FHA reviewed or approved the underwriting and qualification by the originating lenders of any individual
Title I Contracts. See 'Description of FHA Insurance Under Title I.'

     The availability of FHA insurance reimbursement following a default on a Title I Contract is subject to a number of conditions, including strict compliance by the originating lender of such loan, the Seller, the FHA Claims
Administrator (as defined herein), the servicer and any subservicer with the FHA
Regulations (as defined herein) in originating and servicing such Title I
Contract, and limits on the aggregate insurance coverage available in the FHA
Reserve (as defined herein). For example, the FHA Regulations provide that, prior to originating a Title I Contract, a lender must exercise prudence and diligence in determining whether the borrower and any co-maker or co-signer is solvent and an acceptable credit risk with a reasonable ability to make payments on the loan. Although the related Seller will represent and warrant that the Title I Contracts have been originated and serviced in compliance with all FHA
Regulations, these regulations are susceptible to substantial interpretation.
Failure to comply with any FHA Regulations may result in a denial of FHA claims, and there can be no assurance that the FHA's enforcement of the FHA Regulations will not become more strict in the future. See 'Description of FHA Insurance
Under Title I.'

     Because the Trust Fund is not eligible to hold an FHA contract of insurance under Title I, the FHA will not recognize the Trust Fund or the Noteholders as the owners of the Title I Contracts, or any portion thereof, entitled to submit
FHA claims. Accordingly, neither the Trust Fund nor the Noteholders will have a direct right to receive insurance payments from the FHA. Unless otherwise specified in the related Prospectus Supplement, the Master Servicer will either serve as or contract with the person specified in the Prospectus Supplement to serve as the Administrator for FHA claims (each an 'FHA CLAIMS ADMINISTRATOR') pursuant to an FHA claims administration agreement (the 'FHA CLAIMS
ADMINISTRATION AGREEMENT'). The FHA Claims Administrator will be responsible for administering, processing and submitting FHA claims with respect to the Title I
Contracts. The Noteholders will be dependent on the FHA Claims Administrator to
(i) make claims on the Title I Contracts in accordance with FHA Regulations and
(ii) remit all FHA insurance proceeds received from the FHA in accordance with the related agreement. The Noteholders' rights relating to the receipt of payment from and the administration, processing and submission of FHA claims by any FHA Claims Administrator is limited and governed by the related agreement and the FHA Claims Administration Agreement and these functions are obligations of the FHA Claims Administrator, but not the FHA.

                                       11




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RISKS ASSOCIATED WITH CERTAIN TRUST ASSETS

  No Hazard Insurance for Title I Contracts

     With respect to any Title I Contract, the FHA Regulations do not require that a borrower obtain title or fire and casualty insurance as a condition to obtaining a Home Improvement Contract. However, with respect to both
Manufactured Home Contracts and House Improvement Contracts that are Title I
Contracts, if the related Mortgaged Property is located in a flood hazard area, flood insurance in an amount at least equal to the loan amount is required. In addition, the FHA Regulations do not require that the borrower obtain insurance against physical damage arising from earth movement (including earthquakes, landslides and mudflows) as a condition to obtaining a property improvement loan insured under Title I. Accordingly, if a Mortgaged Property that secures a Title
I Contract suffers any uninsured hazard or casualty losses, holders of the related series of Notes that are secured in whole or in part by such Title I
Contract may bear the risk of loss resulting from a default by the borrower to the extent such losses are not recovered by foreclosure on the defaulted loans or from any FHA Insurance Proceeds (as defined herein). Such loss may be otherwise covered by amounts available from the credit enhancement provided for the related series of Notes, as specified in the related Prospectus Supplement.

  Contracts Secured by Manufactured Homes

     The Manufactured Housing Contracts will be secured by security interests in Manufactured Homes that are not considered to be real property because such homes are not permanently affixed to real estate. Perfection of security interests in such Manufactured Homes and enforcement of rights to realize upon the value of such Manufactured Homes as collateral for such Manufactured Housing
Contracts are subject to a number of Federal and state laws, including the UCC as adopted in each state and each state's certificate of title statutes. The steps necessary to perfect the security interest in a Manufactured Home will vary from state to state. Because of the expense and administrative inconvenience involved, unless otherwise specified in the related Prospectus
Supplement, the certificate of title to Manufactured Homes will not be amended to change the lienholder specified therein to the applicable Owner Trustee and will not deliver any certificate of title to such Owner Trustee or note thereon.
Consequently, in some states, in the absence of such an amendment, the assignment to such Owner Trustee of the security interest in the Manufactured
Home may not be effective or such security interest may not be perfected and, in the absence of such notation or delivery to such Owner Trustee, the assignment of the security interest in the Manufactured Home may not be effective against creditors of the lienholder or a trustee in bankruptcy of the lienholder. In addition, if the owner of a Manufactured Home were to relocate such Manufactured
Home to another state or if a Manufactured Home becomes permanently attached to its site, other parties could obtain an interest in the Manufactured Home which may be prior to the original security interest. See 'Certain Legal Aspects of the Trust Assets and Related Matters -- Manufactured Housing Contracts.' If any related Credit Enhancement is exhausted and such Manufactured Housing Contract is in default, then recovery of outstanding principal and unpaid interest due on such Contract generally is dependent on repossession and resale of the Manufactured Home securing such Manufactured Housing Contract. Manufactured
Homes, unlike Mortgaged Properties, generally depreciate in value and may have a limited market for resale. Therefore, the amount recoverable upon repossession and resale may not be sufficient to pay amounts due on the defaulted Contract.
Certain other factors may limit the ability of the Master Servicer to realize upon a Manufactured Home or may limit the amount realized to less than the amount due.

  Unsecured Contracts

     The obligations of the borrower under any unsecured Contract included as part of the related Trust Fund will not be secured by an interest in the related real estate or otherwise (an 'UNSECURED CONTRACT'), and the related Owner
Trustee on behalf of the Trust Fund, as the owner of such Unsecured Contract, will be a general unsecured creditor as to such obligations. As a consequence, in the event of a default under an Unsecured Contract, the related Trust Fund will have recourse only against the borrower's assets generally, along with all the other general unsecured creditors of such borrower. In a bankruptcy or insolvency proceeding relating to a borrower on an Unsecured Contract, the obligations of the borrower under such Unsecured Contract may be discharged in their entirety or in part (for example, the amount due and owing by such borrower under such Unsecured Contract that exceeds payments made to the Indenture Trustee as a general unsecured creditor may be discharged). Investors should be aware that a borrower on an Unsecured Contract may not demonstrate the

                                       12




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
same degree of concern over performance of its obligations under such Unsecured
Contract as a borrower whose obligations were secured by a single family residence owned by such borrower.

  Consumer Protection Laws Related to Contracts

     Numerous federal and state consumer protection laws impose requirements on lending under retail installment sales contracts and installment loan agreements such as the Contracts, and the failure by the lender or seller of goods to comply with such requirements could cause assignees of such agreements to be partially liable for amounts due under such agreements and claims by such assignees may be subject to set-off or rescission as a result of such lender's or seller's noncompliance. See 'Certain Legal Aspects of the Trust Assets and Related Matters -- Consumer Protection Laws with Respect to Manufactured Housing
Contracts' and ' -- The Home Improvement Contracts -- Consumer Protection Laws.'
These laws would apply to an Indenture Trustee as an assignee of Contracts. Each
Seller will warrant that each Contract complies with all requirements of law and, with respect to any Manufactured Housing Contract secured only by the related Manufactured Home, will make certain warranties relating to the validity, subsistence, perfection and priority of the security interest in each Manufactured Home securing such Contract.

LIMITATIONS, REDUCTION AND SUBSTITUTION OF CREDIT ENHANCEMENT

     With respect to each series of Notes, credit enhancement may be provided to cover delinquencies and losses on the underlying Trust Assets, subject to any applicable limitations. Credit enhancement will be provided in one or more of the forms referred to herein, including, but not limited to: subordination of Subordinate Securities of the same series; Overcollateralization; a Financial
Guaranty Insurance Policy; a Letter of Credit; a Reserve Fund or any combination thereof. If so specified in the related Prospectus Supplement, the Contracts may be partially insured by the FHA pursuant to Title I. See 'Description of Credit
Enhancement' herein.

     As to any series of Notes, the amount of coverage under the applicable credit enhancement may be limited in amount, and if limited may be subject to periodic reduction in accordance with a schedule or formula. Furthermore, such credit enhancement may provide only very limited coverage as to certain types of losses or risks, and may provide no coverage as to certain other types of losses or risks. For any type of credit enhancement which is generated in whole or in part by cash flows on the underlying Trust Assets (as may be the case for a Reserve Fund or Overcollateralization, for example), the amount of coverage provided thereby may be adversely affected under a variety of scenarios by factors such as the prepayment and draw experience of the Trust Assets, changes in the Mortgage Rates or Gross Margins applicable to the Trust Assets pursuant to the terms thereof, and changes in the relationship between the Mortgage Rates on the Trust Assets and the Interest Rates on the Notes (which changes may result, in part, from changes in the relationship between different indexes respectively used to determine the Mortgage Rates and the Interest Rates). In the event losses exceed the amount of coverage provided by any credit enhancement or losses of a type not covered by any credit enhancement occur, such losses will be borne by the holders of the related Notes (or certain classes thereof).

     The rating of any series of Notes by any Rating Agency may be lowered following the initial issuance thereof as a result of the downgrading or nonperformance of the obligations of any applicable credit support provider, or as a result of losses on the related Trust Assets in excess of the levels contemplated by such Rating Agency at the time of its initial rating analysis.
None of the Company, the Master Servicer, GMAC Mortgage or any of their affiliates will have any obligation to replace or supplement any credit enhancement, or to take any other action to maintain any rating of any series of Notes. See 'Description of Credit Enhancement -- Reduction or Substitution of
Credit Enhancement.'

YIELD AND PREPAYMENT CONSIDERATIONS

     The yield to maturity of the Notes of each series will depend on the rate and timing of principal payments (including payments in excess of required installments, prepayments or terminations, liquidations and repurchases) on the Trust Assets, the rate and timing of Draws, and the price paid by Noteholders.
Such yield may be adversely affected by a higher or lower than anticipated rate of principal payments or Draws on the related Revolving Credit Loans. The Trust
Assets generally may be prepaid in full or in part without penalty. The Company has no significant experience with respect to the rate of principal prepayments on home improvement contracts or manufactured housing contracts, but generally expects that prepayments on home

                                       13





improvement contracts will be higher than certain other Trust Assets due to the possibility of increased property value resulting from the home improvement and greater refinance options. The Company generally expects that prepayments on manufactured housing contracts will be lower than on other Trust Assets because manufactured housing contracts may have less refinance options. Principal payments or Draws are influenced by a number of factors, including prevailing market interest rates, national and regional economic conditions and changes in Mortgagors' personal and economic circumstances. See 'Yield and Prepayment Considerations' herein. In addition, the yield to maturity of the Notes of any series, or the rate and timing of principal payments or Draws on the related Revolving Credit Loans, may be affected by a wide variety of specific terms and conditions applicable to the respective programs under which the Revolving Credit Loans were originated. For example, the Revolving Credit Loans may provide for future Draws to be made only in specified minimum amounts, or alternatively may permit Draws to be made by check or through a credit card in any amount. A pool of Revolving Credit Loans subject to the latter provisions may be likely to remain outstanding longer with a higher aggregate principal balance than a pool of Revolving Credit Loans with the former provisions, because of the relative ease of making new Draws. Furthermore, certain Trust Assets may provide for interest rate changes on a daily or monthly basis, or may have Gross Margins that may vary under certain circumstances over the term of the loan. In extremely high market interest rate scenarios, Notes secured by Trust Assets with adjustable rates subject to substantially higher maximum rates than typically apply to adjustable rate first mortgage loans may experience rates of default and liquidation substantially higher than those that have been experienced on other adjustable rate mortgage loan pools. The yield to maturity of the Notes of each series will also be affected by the rate and timing of defaults on the related Trust Assets. See ' -- Special Features of Certain Trust Assets Secured by Junior Liens on Mortgaged Properties' above.

     The yield to maturity on any Strip Notes will be extremely sensitive to the rate and timing of principal payments or Draws on the related Revolving Credit Loans. In addition, the yield to maturity on certain other types of classes of Notes, including Accrual Notes, Notes with a Interest Rate which fluctuates inversely with an index or certain other classes in a series including more than one class of Notes, may be relatively more sensitive to the rate and timing of principal payments or Draws on the related Revolving Credit Loans than other classes of Notes.

LIMITED LIQUIDITY

     There can be no assurance that a secondary market for the Notes of any series will develop or, if it does develop, that it will provide Noteholders with liquidity of investment or that it will continue for the life of the Notes of any series. Although the Prospectus Supplement for any series of Notes may indicate that an underwriter specified therein intends to establish a secondary market in such Notes, no underwriter will be obligated to do so. The Notes will not be listed on any securities exchange.

LIMITED OBLIGATIONS

     The Notes will evidence an obligation of the related Trust Fund to remit certain payments to the registered holder thereof. The Notes will not represent an interest in or obligation of the Company, Residential Funding, GMAC Mortgage or any of their affiliates. The only obligations of the foregoing entities with respect to the Notes, the Revolving Credit Loans, the Home Equity Loans, the Contracts or any Private Securities will be the obligations (if any) of Residential Funding pursuant to certain limited representations and warranties made with respect to such Trust Assets, the obligation of Residential Funding (or such other entity specified in the related Prospectus Supplement) to advance funds to Mortgagors in respect of Draws and the servicing obligations of Residential Funding as Master Servicer under the related Servicing Agreement. If any affiliate of the Company has originated any Trust Assets, such affiliate will only have an obligation with respect to such Trust Assets to the same extent as a Seller, as described herein. Neither the Notes nor the underlying Trust Assets will be guaranteed or insured by any governmental agency or instrumentality, or by the Company, Residential Funding, GMAC Mortgage or any of their affiliates, except as expressly set forth herein or in the related Prospectus Supplement. Proceeds of the assets included in the related Trust Fund (including the Trust Assets and any form of credit enhancement) will be the sole source of payments on the Notes, and there will be no recourse to the Company, Residential Funding, GMAC Mortgage or any other entity in the event that such proceeds are insufficient or otherwise unavailable to make all payments provided for under the Notes.

                                   THE POOLS

GENERAL

     Unless otherwise specified in the related Prospectus Supplement, each Pool will consist primarily of (i) Revolving Credit Loans; (ii) Home Equity Loans;
(iii) Home Improvement Contracts; (iv) Manufactured Housing Contracts; (v) certain balances of any of the foregoing and/or (vi) certain interests in the foregoing (which may include Private Securities) excluding any interest retained by the Company or any other entity specified in the Prospectus Supplement. The Revolving Credit Loans, Home Equity Loans and, if applicable, Contracts will be evidenced by promissory notes (the 'MORTGAGE NOTES') secured by mortgages or deeds of trust or other similar security instruments (collectively, 'MORTGAGES') creating first or junior liens on one- to four-family residential properties. All or a portion of the Contracts underlying a series of Notes may be partially insured by the FHA pursuant to Title I. The Mortgaged Properties will consist primarily of owner-occupied attached or detached one-family dwelling units, two- to four-family dwelling units, condominiums, townhouses, row houses, individual units in planned-unit developments, Manufactured Homes which may be permanently affixed to the real property on which they are located and certain other dwelling units, and the fee, leasehold or other interests in the underlying real property. The Mortgaged Properties may include vacation, second and non-owner-occupied homes. If specified in the related Prospectus Supplement relating to a series of Notes, a Pool may contain cooperative apartment loans ('COOPERATIVE LOANS') evidenced by promissory notes ('COOPERATIVE NOTES') secured by security interests in shares issued by Cooperatives and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in the related buildings. As used herein, unless the context indicates otherwise, 'Revolving Credit Loans,' 'Home Equity Loans' and, if applicable, 'Contracts' include Cooperative Loans, 'Mortgaged Properties' includes shares in the related Cooperative and the related proprietary leases or occupancy agreements securing Cooperative Notes, 'Mortgage Notes' includes Cooperative Notes and 'Mortgages' includes a security agreement with respect to a Cooperative Note.

     Each Trust Asset will be selected by the Company for inclusion in a Pool from among those purchased by the Company, either directly or through its affiliates, including Residential Funding, GMAC Mortgage Corporation, Residential Money Centers, Inc. and HomeComings Financial Network, Inc. ('AFFILIATED SELLERS'), or from banks, savings and loan associations, mortgage bankers, investment banking firms, the FDIC and other mortgage loan originators or sellers not affiliated with the Company ('UNAFFILIATED SELLERS'); (Unaffiliated Sellers and Affiliated Sellers are collectively referred to herein as 'SELLERS'), all as described below under 'Trust Asset Program.' If a Pool is composed of Trust Assets acquired by the Company directly from Sellers other than Residential Funding, the related Prospectus Supplement will specify the extent of Trust Assets so acquired. The characteristics of the Trust Assets are as described in the related Prospectus Supplement. Other mortgage loans available for purchase by the Company may have characteristics which would make them eligible for inclusion in a Pool but were not selected for inclusion in such Pool.

     Under certain circumstances, the Trust Assets will be delivered either directly or indirectly to the Company by one or more Sellers identified in the related Prospectus Supplement, concurrently with the issuance of the related series of Notes (a 'DESIGNATED SELLER TRANSACTION'). Such Notes may be sold in whole or in part to any such Seller in exchange for the related Trust Assets, or may be offered under any of the other methods described herein under 'Methods of Distribution.' The related Prospectus Supplement for a Pool composed of Trust Assets acquired by the Company pursuant to a Designated Seller Transaction will generally include information, provided by the related Seller (the 'DESIGNATED SELLER'), about the Designated Seller, the Trust Assets and the underwriting standards applicable to the Trust Assets. None of the Company, Residential Funding, GMAC Mortgage or any of their affiliates will make any representation or warranty with respect to such Trust Assets, or any representation as to the accuracy or completeness of such information provided by the Seller.

     If specified in the related Prospectus Supplement, the Trust Fund securing a series of Notes may include Private Securities. The Private Securities may have been issued previously by the Company or an affiliate thereof, a financial institution or other entity engaged generally in the business of mortgage lending or a limited purpose corporation organized for the purpose of, among other things, acquiring and depositing mortgage loans into such trusts, and selling beneficial interests in such trusts. As to any such series of Notes, the related Prospectus Supplement will include a description of such Private Securities and any related credit enhancement, and the assets underlying such Private Securities will be described together with any other Trust Assets included in the Pool relating to such series.

     In addition, with respect to any series of Notes secured by Private Securities, such Private Securities may consist of an ownership interest (an 'OWNERSHIP INTEREST') in a structuring entity formed by the Company for the limited purpose of holding the Trust Assets relating to such series of Notes (a 'SPECIAL PURPOSE ENTITY'). A Special Purpose Entity may be organized in the form of a trust, limited partnership or limited liability company, and will be structured in a manner that will insulate the holders of Notes from liabilities of the Special Purpose Entity. The provisions governing such Special Purpose Entity generally will restrict the Special Purpose Entity from engaging in or conducting any business other than the holding of Trust Assets and any related assets and the issuance of ownership interests in such Trust Assets and certain activities incidental thereto. Any such Ownership Interest will evidence an ownership interest in the related Trust Assets as well as the right to receive specified cash flows derived from such Trust Assets, as described in the related Prospectus Supplement. The obligations of the Depositor in respect of any such Ownership Interest will generally be limited to certain representations and warranties with respect to the Trust Assets, as described herein. Credit support of any of the types described herein under 'Description of Credit Enhancement' may be provided for the benefit of any such Ownership Interest, if so specified in the related Prospectus Supplement. As to any such series of Notes, the term 'Pool' includes the Trust Assets underlying such Private Securities.

     The Prospectus Supplement for each series of Notes will contain information as to the type of Trust Assets which will be included in the related Pool. Each Prospectus Supplement applicable to a series of Notes will include certain information, generally as of the Cut-off Date and to the extent then available to the Company, on an approximate basis, as to (i) the aggregate principal balance of the Trust Assets, (ii) the type of property securing the Trust Assets and related lien priority, if any, (iii) the original or modified terms to maturity of the Trust Assets, (iv) the earliest origination or modification date and latest maturity date of the Trust Assets, (v) the Loan-to-Value Ratios or Combined Loan-to-Value Ratios of the Trust Assets, as applicable, (vi) the Mortgage Rate or range of Mortgage Rates borne by the Trust Assets, (vii) the applicable Index, the range of Gross Margins, the weighted average Gross Margin, the frequency of adjustments and maximum loan rate, (viii) the geographical distribution of the Mortgaged Properties, (ix) the aggregate Credit Limits of the related Credit Line Agreements, (x) the number and percentage of Contracts that are partially insured by the FHA pursuant to Title I and (xi) if applicable, the weighted average Junior Ratio and Credit Utilization Rate. A Current Report on Form 8-K will be available upon request to holders of the related series of Notes and will be filed, together with the related Trust Agreement, with the Commission within fifteen days after the initial issuance of such Notes. The composition and characteristics of a Pool that contains Revolving Credit Loans may change from time to time as a result of any Draws made after the related Cut-off Date under the related Credit Line Agreements that are included in such Pool. In the event that Trust Assets are added to or deleted from the Trust Fund after the date of the related Prospectus Supplement other than as a result of any such Draws with respect to the Revolving Credit Loans, such addition or deletion will be noted in the Current Report on Form 8-K.

     With respect to each Revolving Credit Loan, the 'Combined Loan-to-Value Ratio' or 'CLTV' generally will be the ratio, expressed as a percentage, of the sum of (i) the greater of the Cut-off Date Principal Balance or the Credit Limit, if applicable, and (ii) the principal balance of any related senior mortgage loan at origination of such Revolving Credit Loan together with any mortgage loan subordinate thereto, to the lesser of (x) the appraised value of the related Mortgaged Property determined in the appraisal used in the origination of such Revolving Credit Loan and (y) if applicable under the corresponding program, the sales price of each Mortgaged Property. With respect to each Revolving Credit Loan, the 'JUNIOR RATIO' generally will be the ratio, expressed as a percentage, of the greater of the Cut-off Date Principal Balance or the Credit Limit, if applicable, of such Revolving Credit Loan to the sum of
(i) the greater of the Cut-off Date Principal Balance or the Credit Limit, if applicable, of such Revolving Credit Loan and (ii) the principal balance of any related senior mortgage loan at origination of such Revolving Credit Loan. With respect to each Home Equity Loan or Contract, the CLTV and Junior Ratio will be computed in the manner described in the related Prospectus Supplement. The 'CREDIT UTILIZATION RATE' is determined by dividing the Cut-off Date Principal Balance of a Revolving Credit Loan by the Credit Limit of the related Credit Line Agreement.

     The Company will cause the Trust Assets constituting each Pool (or Private Securities evidencing interests therein) to be assigned to the Owner Trustee named in the related Prospectus Supplement, for the benefit of the holders of all of the Securities of a series. The Master Servicer named in the related Prospectus Supplement will service the Trust Assets, either directly or through other mortgage servicing institutions ('SUBSERVICERS'), pursuant to a Servicing Agreement and will receive a fee for such services. See 'Trust Asset Program' and 'Description of the Notes.' With respect to those Trust Assets serviced by the Master Servicer through a

Subservicer, the Master Servicer will remain liable for its servicing obligations under the related Servicing Agreement as if the Master Servicer alone were servicing such Trust Assets. In addition to or in lieu of the Master Servicer for a series of Notes, the related Prospectus Supplement may identify an Administrator for the Trust Fund. The Administrator may be an affiliate of the Company. All references herein to 'Master Servicer' and any discussions of the servicing and administration functions of the Master Servicer will also apply to the Administrator to the extent applicable.

     The Company's assignment of the Trust Assets to the Owner Trustee on behalf of the Trust will be without recourse. See 'Description of the Notes -- Assignment of Trust Assets.' The Master Servicer's obligations with respect to the Trust Assets will consist principally of its contractual servicing obligations under the related Servicing Agreement (including its obligation to enforce certain purchase obligations of Residential Funding or any Designated Seller and other obligations of Subservicers, as described herein under 'Trust Asset Program -- Representations Relating to Trust Assets,' and
' -- Subservicing' and 'Description of the Notes -- Assignment of Trust Assets' or pursuant to the terms of any Private Securities. Residential Funding (or such other entity specified in the related Prospectus Supplement) will be obligated to advance funds to Mortgagors in respect of Draws made after the related Cut-off Date.

     A Mortgaged Property securing a Revolving Credit Loan, Home Equity Loan and, if applicable, a Contract may be subject to the senior liens of one or more conventional mortgage loans at the time of origination and may be subject to one or more junior liens at the time of origination or thereafter. A mortgage loan secured by any such junior lien or senior lien will likely not be included in the related Pool, and the Company, an affiliate of the Company or an Unaffiliated Seller may have an interest in such mortgage loan. Revolving Credit Loans, Home Equity Loans and Contracts that are secured by junior liens generally will not be required by the Company to be covered by a primary mortgage guaranty insurance policy insuring against default on such Trust Assets.

REVOLVING CREDIT LOANS

     The Revolving Credit Loans will be originated pursuant to loan agreements (the 'CREDIT LINE AGREEMENTS'). Interest on each Revolving Credit Loan will be calculated based on the average daily balance outstanding during the billing cycle and the billing cycle generally will be the calendar month preceding a Due Date. Each Revolving Credit Loan will have an interest rate (a 'MORTGAGE RATE') that is subject to adjustment on the day specified in the related Mortgage Note, which may be daily or monthly, equal to the sum of (a) the index* on such day as specified in the related Prospectus Supplement, and (b) a fixed percentage set forth in the related Mortgage Note (the 'GROSS MARGIN'), subject to the maximum rate set forth in the Mortgage Note and permitted by applicable law. Notwithstanding the forgoing, if so specified in the related Prospectus Supplement, a Revolving Credit Loan may have an introductory rate that is lower than the rate that would be in effect if the applicable Index and Gross Margin were used to determine the Mortgage Rate and as a result of such introductory rate, interest payments on the Notes may initially be lower than expected. See 'Risk Factors -- Special Features of Certain Trust Assets Secured by Junior Liens on Mortgaged Properties -- Revolving Credit Loan Characteristics' herein.

     Unless otherwise specified in the related Prospectus Supplement, each Revolving Credit Loan will have a term to maturity from the date of origination of not more than 25 years. The Mortgagor for each Revolving Credit Loan may draw money (each, an 'ADDITIONAL BALANCE' or a 'DRAW') under the related Credit Line Agreement at any time during the period specified therein (such period as to any Revolving Credit Loan, the 'DRAW PERIOD'). Unless otherwise specified in the related Prospectus Supplement, the Draw Period generally will not be more than 15 years. Unless otherwise specified in the related Prospectus Supplement, if the Draw

------------
*The index (the 'INDEX') for a particular Pool will be specified in the related Prospectus Supplement and may include one of the following indexes: (i) the weekly average yield on U.S. Treasury securities adjusted to a constant maturity of either six months or one year, (ii) the weekly auction average investment yield of U.S. Treasury bills of six months, (iii) the daily Bank Prime Loan rate made available by the Federal Reserve Board, (iv) the cost of funds of member institutions for the Federal Home Loan Bank of San Francisco, (v) the interbank offered rates for U.S. dollar deposits in the London market, each calculated as of a date prior to each scheduled interest rate adjustment date which will be specified in the related Prospectus Supplement or (vi) the weekly average of secondary market interest rates on six-month negotiable certificates of deposit.

Period is less than the full term thereof, the related Mortgagor will not be permitted to make any Draw during the period from the end of the related Draw Period to the related maturity date. The Mortgagor for each Revolving Credit Loan will be obligated to make monthly payments thereon in a minimum amount as specified in the related Mortgage Note, which generally will not be less than the Finance Charge for the related billing cycle. The Mortgagor for each Revolving Credit Loan will be obligated to make a payment on the related maturity date in an amount equal to the Account Balance thereof on such maturity date, which may be a substantial principal amount. The maximum amount of any Draw is equal to the excess, if any, of the Credit Limit over the principal balance outstanding under such Mortgage Note at the time of such Draw.

     Unless otherwise specified in the related Prospectus Supplement, (a) the Finance Charge (the 'FINANCE CHARGE') for any billing cycle generally will be equal to interest accrued on the average daily principal balance of such Revolving Credit Loan for such billing cycle at the related Mortgage Rate, (b) the Account Balance (the 'ACCOUNT BALANCE') on any day generally will be the aggregate of the unpaid principal of the Revolving Credit Loan outstanding at the beginning of such day, plus all related Draws funded on such day, plus the sum of any unpaid Finance Charges and any unpaid fees, insurance premiums and other charges (collectively, 'ADDITIONAL CHARGES') that are due on such Revolving Credit Loan minus the aggregate of all payments and credits that are applied to the repayment of any such Draws on such day, and (c) the 'principal balance' on any day generally will be the related Account Balance minus the sum of any unpaid Finance Charges and Additional Charges that are due on such Revolving Credit Loan. Payments made by or on behalf of the Mortgagor for each Revolving Credit Loan generally will be applied, first, to any unpaid Finance Charges that are due thereon, second, to any unpaid Additional Charges that are due thereon, and third, to any related Draws outstanding.

     Unless otherwise specified in the related Prospectus Supplement, each Revolving Credit Loan may be prepaid in full or in part at any time and without penalty, the related Mortgagor will have the right during the related Draw Period to make a Draw in the amount of any prepayment theretofore made with respect to such Revolving Credit Loan. The Mortgage Note or Mortgage related to each Revolving Credit Loan will generally contain a customary 'due-on-sale' clause.

     As to each Revolving Credit Loan, the Mortgagor's rights to receive Draws during the Draw Period may be suspended, or the Credit Limit may be reduced, for cause under a limited number of circumstances, including, but not limited to: a materially adverse change in the Mortgagor's financial circumstances or a non-payment default by the Mortgagor. However, with respect to each Revolving Credit Loan, generally such suspension or reduction will not affect the payment terms for previously drawn balances. In the event of default under a Revolving Credit Loan, at the discretion of the Master Servicer, the Revolving Credit Loan may be terminated and declared immediately due and payable in full. For this purpose, a default includes, but is not limited to: the Mortgagor's failure to make any payment as required; any action or inaction by the Mortgagor that materially and adversely affects the Mortgaged Property or the rights in the Mortgaged Property; or fraud or material misrepresentation by a Mortgagor in connection with the Loan.

     The proceeds of the Revolving Credit Loans may be used by the borrower to improve the related Mortgaged Properties, may be retained by the related Mortgagors or may be used for purposes unrelated to such Mortgaged Properties.

THE HOME EQUITY LOANS AND THE CONTRACTS

     As specified in the related Prospectus Supplement, the Home Equity Loans will be secured by first or junior liens on the related Mortgaged Properties, mortgage loans for property improvement, debt consolidation and/or home equity purposes. As specified in the related Prospectus Supplement, the Manufactured Housing Contracts will be secured by either Manufactured Homes (as defined below), located in any of the fifty states, the District of Columbia or the Commonwealth or Puerto Rico, or by Mortgages on the real estate on which the Manufactured Homes are located. As specified in the related Prospectus Supplement, the Home Improvement Contracts will either be unsecured or secured primarily by (i) Mortgages on one- to four-family residential properties that are generally subordinate to other mortgages on the same Mortgaged Property, or
(ii) purchase money security interests in the Home Improvements financed thereby. The Contracts will be conventional contracts or contracts partially insured by the FHA pursuant to Title I. Unless otherwise specified in the related Prospectus Supplement, the Home Equity Loans and the Contracts will be fully amortizing and may have fixed interest rates or adjustable interest rates and may provide for other payment characteristics as described below and in the related Prospectus Supplement.

     Unless otherwise specified in the related Prospectus Supplement, the Home Improvements securing the Home Improvement Contracts include, but are not limited to, replacement windows, house siding, new roofs, swimming pools, satellite dishes, kitchen and bathroom remodeling goods and solar heating panels. The proceeds of loans under the Title I Program may be used only for permitted purposes, including, but not limited to, the alteration, repair or improvement of residential property, the purchase of a manufactured home or lot (or cooperative interest therein) on which to place such home or the purchase of both a manufactured home loan and the lot (or cooperative interest therein) on which such home is placed.

     Unless otherwise specified in the related Prospectus Supplement, the manufactured homes (the 'MANUFACTURED HOMES') underlying the Manufactured Housing Contracts will consist of manufactured homes within the meaning of Title 42 of the United States Code, Section 5402(6). Section 5402(6) defines a 'manufactured home' as 'a structure, transportable in one or more sections, which in the traveling mode, is eight body feet or more in width, forty body feet or more in length, or, when erected on site, is three hundred twenty or more square feet, and which is built on a permanent chassis and designed to be used as a dwelling with or without a permanent foundation when connected to the required utilities, and includes the plumbing, heating, air-conditioning, and electrical systems contained therein; except that such term shall include any structure which meets all the requirements of [this] paragraph except the size requirements and with respect to which the manufacturer voluntarily files a certification required by the Secretary of HUD and complies with the standards established under [this] chapter.'

     Manufactured Homes and Home Improvements, unlike Mortgaged Properties, generally depreciate in value. Consequently, at any time after origination it is possible, especially in the case of Contracts with high Loan-to-Value Ratios at origination, that the market value of a Manufactured Home or Home Improvement may be lower than the principal amount outstanding under the related Contract.

                              TRUST ASSET PROGRAM

     The Trust Assets will have been purchased by the Company, either directly or indirectly through Residential Funding from Sellers. The Revolving Credit Loans will generally have been originated in accordance with the Company's underwriting standards or alternative underwriting criteria as described below under 'Underwriting Standards Applicable to the Revolving Credit Loans' or as described in the related Prospectus Supplement. The Home Equity Loans and the Contracts generally will have been originated in accordance with the underwriting standards described in the related Prospectus Supplement.

UNDERWRITING STANDARDS APPLICABLE TO THE REVOLVING CREDIT LOANS

  General Standards

     The Company's underwriting standards with respect to the Revolving Credit Loans will generally conform to those published in Residential Funding's Seller Guide (together with Residential Funding's Servicer Guide, the 'GUIDE,' as modified from time to time), including the provisions of the Guide applicable to the Company's Home Equity Program (the 'HOME EQUITY PROGRAM'). The underwriting standards as set forth in the Guide are continuously revised based on opportunities and prevailing conditions in the residential mortgage market, the consumer lending market and the market for mortgage securities. The Revolving Credit Loans may be underwritten by Residential Funding or by a designated third party. In certain circumstances, however, the Revolving Credit Loans may be underwritten only by the Seller with little or no review performed by Residential Funding. See 'Underwriting Standards Applicable to the Revolving Credit Loans -- Guide Standards' and 'Qualifications of Sellers.' Residential Funding or a designated third party may perform only sample quality assurance reviews to determine whether the Revolving Credit Loans in any Pool were underwritten in accordance with applicable standards.

     With respect to the Company's underwriting standards, as well as any other underwriting standards that may be applicable to any Revolving Credit Loans, such underwriting standards generally include a set of specific criteria pursuant to which the underwriting evaluation is made. However, the application of such underwriting standards does not imply that each specific criterion was satisfied individually. Rather, a Revolving Credit Loan will be considered to be originated in accordance with a given set of underwriting standards if, based on an overall qualitative evaluation, the loan is in substantial compliance with such underwriting standards. For example, a Revolving Credit Loan may be considered to comply with a set of underwriting standards, even if one or more specific criteria included in such underwriting standards were not satisfied, if other factors compensated for the criteria that were not satisfied or if the Revolving Credit Loan is considered to be in substantial compliance with the underwriting standards.

     In addition, the Company purchases Revolving Credit Loans which do not conform to the underwriting standards set forth in the Guide. Certain of the Revolving Credit Loans will be purchased in negotiated transactions, and such negotiated transactions may be governed by agreements ('MASTER COMMITMENTS') relating to ongoing purchases of Revolving Credit Loans by Residential Funding, from Sellers who will represent that the Revolving Credit Loans have been originated in accordance with underwriting standards agreed to by Residential Funding. Residential Funding, on behalf of the Company or a designated third party, will generally review only a limited portion of the Revolving Credit Loans in any delivery of such Revolving Credit Loans from the related Seller for conformity with the applicable underwriting standards. Certain other Revolving Credit Loans will be purchased from Sellers who will represent that the Revolving Credit Loans were originated pursuant to underwriting standards acceptable to Residential Funding.

     The level of review, if any, by Residential Funding or the Company of any Revolving Credit Loan for conformity with the applicable underwriting standards will vary depending on a number of factors, including (i) factors relating to the experience and status of the Seller, and (ii) factors relating to the specific Revolving Credit Loan, including the principal amount or Credit Limit, the Combined Loan-to-Value Ratio, the loan type or loan program, and the applicable credit score of the related Mortgagor used in connection with the origination of the Revolving Credit Loan (as determined based on a credit scoring model acceptable to the Company). Generally, such credit scoring models provide a means for evaluating the information about a prospective borrower that is available from a credit reporting agency. The underwriting criteria applicable to any program under which the Mortgage Loans may be originated may provide that qualification for the loan, the level of review of the loan's documentation, or the availability of certain loan features (such as maximum loan amount, maximum Loan-to-Value Ratio, property type and use, and documentation level) may depend on the mortgagor's credit score.

     The underwriting standards utilized in negotiated transactions and Master Commitments and the underwriting standards applicable to Revolving Credit Loans underlying Private Securities may vary substantially from the underwriting standards set forth in the Guide. Such underwriting standards are generally intended to provide an underwriter with information to evaluate the borrower's repayment ability and the value of the Mortgaged Property as collateral. Due to the variety of underwriting standards and review procedures that may be applicable to the Revolving Credit Loans included in any Pool, the related Prospectus Supplement generally will not distinguish among the various underwriting standards applicable to the Revolving Credit Loans nor describe any review for compliance with applicable underwriting standards performed by the Company or Residential Funding. Moreover, there can be no assurance that every Revolving Credit Loan was originated in conformity with the applicable underwriting standards in all material respects, or that the quality or performance of Revolving Credit Loans underwritten pursuant to varying standards as described above will be equivalent under all circumstances. In the case of a Designated Seller Transaction, the applicable underwriting standards will be those of the Designated Seller or of the originator of the Revolving Credit Loans, and will be described in the related Prospectus Supplement.

     The Company, either directly or indirectly through Residential Funding, will also purchase Revolving Credit Loans from its affiliates, including GMAC Mortgage Corporation, Residential Money Centers, Inc. and HomeComings Financial Network, Inc., with underwriting standards generally in accordance with the Guide or as otherwise agreed to by the Company. However, in certain limited circumstances, such Revolving Credit Loans may be employee or preferred customer loans with respect to which, in accordance with such affiliate's mortgage loan programs, income, asset and employment verifications and appraisals may not have been required. With respect to Revolving Credit Loans made under any employee loan program maintained by Residential Funding, or its affiliates, in certain limited circumstances preferential interest rates may be allowed. Neither the Company nor Residential Funding will review any affiliate's mortgage loans for conformity with the underwriting standards set forth in the Guide.

  Guide Standards

     The following is a brief description of the underwriting standards under the Home Equity Program set forth in the Guide for full documentation loan programs. Initially, a prospective borrower (other than a trust if the trust is the borrower) is required to fill out a detailed application providing pertinent credit information. As part of the application, the borrower is required to provide a statement of income and expenses, as well as an authorization to apply for a credit report which summarizes the borrower's credit history with merchants and lenders and any record of bankruptcy. Under the Home Equity Program, the borrower generally must show, among other things, a minimum of one year credit history reported on the credit report and that no mortgage delinquencies (thirty days or greater) in the past 12 months existed. Borrowers who have less than a 12 month first mortgage payment history may be subject to certain additional lending restrictions. In addition, under the Home Equity Program, borrowers with a previous foreclosure or bankruptcy within the past seven years may not be allowed and a borrower generally must satisfy all judgments, liens and other legal actions with an original amount of $1,000 or greater prior to closing. In addition, an employment verification is obtained which reports the borrower's current salary and may contain the length of employment and an indication as to whether it is expected that the borrower will continue such employment in the future. If a prospective borrower is self-employed, the borrower may be required to submit copies of signed tax returns. The borrower may also be required to authorize verification of deposits at financial institutions where the borrower has accounts. In the case of a Revolving Credit Loan secured by a property owned by a trust, the foregoing procedures may be waived where the Mortgage Note is executed on behalf of the trust.

     Unless otherwise specified in the related Prospectus Supplement, an appraisal is made of the Mortgaged Property securing each Revolving Credit Loan. Such appraisals may be performed by appraisers independent from or affiliated with the Company, Residential Funding or their affiliates. Such appraisals, however, will not establish that the Mortgaged Properties provide assurance of repayment of the Revolving Credit Loans. See 'Risk Factors' and 'Servicing of Trust Assets -- Realization Upon Defaulted Loans' herein. The appraiser is required to inspect the property and verify that it is in good condition and that construction, if new, has been completed. In certain circumstances, the appraiser is only required to perform an exterior inspection of the property. The appraisal is based on various factors, including the market value of comparable homes and the cost of replacing the improvements. Except as otherwise provided in the related Prospectus Supplement, under the Home Equity Program, each appraisal is required to be dated no more than 180 days prior to the date of origination of the Revolving Credit Loan; provided, that depending on the Credit Limit an earlier appraisal may be utilized if such appraisal was made not earlier than two years prior to the date of origination of the mortgage loan and the related appraiser certifies that the value of the related mortgaged property has not declined since the date of the original appraisal or if a field review or statistical property valuation is obtained. Title searches are undertaken in most cases, and title insurance is required on all Revolving Credit Loans with Credit Limits in excess of $100,000.

     Under the Home Equity Program, the CLTV is generally calculated by reference to the lower of the appraised value as so determined or the sales price, if the Revolving Credit Loan is originated concurrently with or not more than 12 months after the origination of a first mortgage loan. In all other cases, the value used is generally the appraised value as so determined.

     Once all applicable employment, credit and property information is received, a determination is made as to whether the prospective borrower has sufficient monthly income available to meet the borrower's monthly obligations on the proposed mortgage loan and other expenses related to the home (such as property taxes and hazard insurance) and other financial obligations (including debt service on any related mortgage loan secured by a senior lien on the related Mortgaged Property). Unless otherwise provided in the related Prospectus Supplement, for qualification purposes the monthly payment will be assumed to be an amount equal to 1.00% times the applicable Credit Limit. The Mortgage Rate in effect from the origination date of a Revolving Credit Loan to the first adjustment date generally will be lower, and may be significantly lower, than the sum of the then applicable Index and Gross Margin. Unless otherwise specified in the related Prospectus Supplement, the Revolving Credit Loans will not provide for negative amortization. Payment of the full outstanding principal balance at maturity may depend on the borrower's ability to obtain refinancing or to sell the Mortgaged Property prior to the maturity of the mortgage loan, and there can be no assurance that such refinancing will be available to the borrower or that such a sale will be possible.

     The underwriting standards set forth in the Guide may be varied in appropriate cases, including in 'limited' or 'reduced loan documentation' mortgage loan programs. Limited documentation programs generally permit fewer supporting documents to be obtained or waive income, asset and employment documentation requirements, and limited documentation programs generally compensate for increased credit risk by placing greater emphasis on either the review of the property to be financed or the borrower's ability to repay the Revolving Credit Loan. For example, under Residential Funding's Easy Docs limited mortgage loan documentation program, certain submission requirements regarding income verification and debt-to-income ratios are removed, but the Seller is still required to perform a thorough credit underwriting of the mortgage loan. Generally, in order to be eligible for a reduced loan documentation program, a Mortgagor must have a good credit history, and other compensating factors (such as a relatively low Combined Loan-to-Value Ratio, or other favorable underwriting factors) must be present and the borrower's eligibility for such program may be determined by use of a credit scoring model.

     The Home Equity Program sets forth certain limitations with respect to the CLTV for the Revolving Credit Loans and certain restrictions with respect to any related underlying first mortgage loan. The underwriting guidelines for the Home Equity Program generally permit CLTV's as high as 100% except as otherwise provided in the related Prospectus Supplement; however, the maximum permitted CLTV may be reduced due to a variety of underwriting criteria. In areas where property values are considered to be declining, the maximum permitted CLTV is 75%. The underwriting guidelines also include restrictions based on the borrower's debt-to-income ratio. In addition to the foregoing, an evaluation of the prospective borrower's credit quality will be made based on a credit scoring model approved by the Company. The Home Equity Program underwriting guidelines include minimum credit score levels that may apply depending on certain factors of the Revolving Credit Loan. The required Gross Margins for Revolving Credit Loans purchased under the Home Equity Program, as announced from time to time, vary based on a number of factors including CLTV, Credit Limit, documentation level, property type, and borrower debt-to-income ratio and credit score.

     In its evaluation of mortgage loans which have twenty-four or more months of payment experience, Residential Funding generally places greater weight on payment history and may take into account market and other economic trends while placing less weight on underwriting factors generally applied to newly originated mortgage loans.

QUALIFICATIONS OF SELLERS

     Except with respect to Designated Seller Transactions or unless otherwise specified in the related Prospectus Supplement, each Seller (other than the Federal Deposit Insurance Corporation (the 'FDIC') and investment banking firms) will have been approved by Residential Funding for participation in Residential Funding's loan purchase program. In determining whether to approve a seller for participation in the loan purchase program, Residential Funding generally will consider, among other things, the financial status (including the net worth) of the seller, the previous experience of the seller in originating home equity, home improvement, manufactured housing or first mortgage loans, the prior delinquency and loss experience of the seller, the underwriting standards employed by the seller and the quality control and, if applicable, servicing operations established by the seller. There can be no assurance that any Seller presently meets any qualifications or will continue to meet any qualifications at the time of inclusion of mortgage loans sold by it in the Trust Fund for a series of Notes, or thereafter. If a Seller becomes subject to the direct or indirect control of the FDIC, or if a Seller's net worth, financial performance or delinquency and foreclosure rates deteriorate, such institution may continue to be treated as a Seller. Any such event may adversely affect the ability of any such Seller to repurchase the Mortgage Loans in the event of a breach of a representation or warranty which has not been cured.

     Residential Funding generally monitors which Sellers are under control of the FDIC or are insolvent, otherwise in receivership or conservatorship or financially distressed. Such Seller may make no representations and warranties with respect to Trust Assets sold by it. The FDIC (either in its corporate capacity or as receiver for a depository institution) may also be a Seller of Trust Assets, in which event neither the FDIC nor the related depository institution may make representations and warranties with respect to the Trust Assets sold, or only limited representations and warranties may be made (for example, that the related legal documents are enforceable). The FDIC may have no obligation to repurchase any Trust Asset for a breach of a representation and warranty.

     Unless otherwise specified in the related Prospectus Supplement, the qualifications required of Sellers for approval by Residential Funding as participants in its loan purchase programs may not apply to Designated Sellers. To the extent the Designated Seller fails to or is unable to repurchase the Trust Asset due to a breach of representation and warranty, neither the Company, Residential Funding nor any other entity will have assumed the representations and warranties, and any related losses will be borne by the Noteholders or by the credit enhancement, if any.

REPRESENTATIONS RELATING TO TRUST ASSETS

     Except as set forth above, each Seller (other than a Designated Seller) will have made representations and warranties to Residential Funding with respect to the Trust Assets sold by such Seller. However, except as otherwise provided in the related Prospectus Supplement, the representations and warranties of the Seller will not be assigned to the Indenture Trustee for the benefit of the holders of the related series of Notes, and therefore a breach of the representations and warranties of the Seller generally will not be enforceable on behalf of the Trust Fund.

     In the case of a Pool consisting of Trust Assets purchased by the Company from Sellers through Residential Funding, Residential Funding, except in the case of a Designated Seller Transaction or as to Trust Assets underlying any Private Securities or unless otherwise specified in the related Prospectus Supplement, will have made certain limited representations and warranties regarding the Trust Assets to the Company at the time that they are sold to the Company. Such representations and warranties will generally include, among other things, that: (i) as of the Cut-off Date, the information set forth in a listing of the related Trust Assets is true and correct in all material respects; (ii) Residential Funding was the sole holder and owner of the Trust Assets free and clear of any and all liens and security interests; (iii) each Trust Asset complied in all material respects with all applicable local, state and federal laws; (iv) except as otherwise indicated in the related Prospectus Supplement, no Trust Asset is one month or more delinquent in payment of principal and interest; (v) there is no delinquent tax, or to the best of Residential Funding's knowledge, assessment lien against any Mortgaged Property; and (vi) to the best of Residential Funding's knowledge, any Contract that is partially insured by the FHA pursuant to Title I was originated in accordance with applicable FHA regulations and is insured, without set-off, surcharge or defense by the FHA. In the event of a breach of a representation or warranty made by Residential Funding that materially adversely affects the interests of the Noteholders in a Trust Asset, Residential Funding will be obligated to repurchase or substitute for such Trust Asset as described below. In addition, Residential Funding will be obligated to repurchase or substitute for any Revolving Credit Loan, Home Equity Loan and any Contract secured by a lien on Mortgaged Property as to which it is discovered that the related Mortgage is not a valid lien on the related Mortgaged Property having at least the priority set forth with respect to such Revolving Credit Loan, Home Equity Loan or such Contract, as applicable, in the listing of related Trust Assets, subject only to
(a) liens of real property taxes and assessments not yet due and payable, (b) covenants, conditions and restrictions, rights of way, easements and other matters of public record as of the date of recording of such Mortgage and certain other permissible title exceptions, (c) other matters to which like properties are commonly subject which do not materially adversely affect the value, use, enjoyment or marketability of the Mortgaged Property, and (d) if applicable, the liens of the related senior mortgage loans. In addition, with respect to any Revolving Credit Loan, Home Equity Loan or Contract as to which the Company delivers to the Indenture Trustee or the custodian an affidavit certifying that the original Mortgage Note has been lost or destroyed, if such Trust Asset subsequently is in default and the enforcement thereof or of the related Mortgage is materially adversely affected by the absence of the original Mortgage Note, Residential Funding will be obligated to repurchase or substitute for such Trust Asset, in the manner described below. However, Residential Funding will not be required to repurchase or substitute for any Trust Asset as described above if the circumstances giving rise to such requirement also constitute fraud in the origination of the related Revolving Credit Loan, Home Equity Loan or Contract. Furthermore, because the listing of the related Trust Assets generally contains information with respect to the Trust Assets as of the Cut-off Date, prepayments and, in certain limited circumstances, modifications to the interest rate and principal and interest payments may have been made with respect to one or more of the related Trust Assets between the Cut-off Date and the Closing Date. Residential Funding will not be required to purchase or substitute for any Trust Asset as a result of such prepayment or modification.

     In a Designated Seller Transaction, unless otherwise specified in the related Prospectus Supplement, the Designated Seller will have made certain representations and warranties regarding the Trust Assets to the Company generally similar to those made in the preceding paragraph by Residential Funding.

     The Company will assign to the Owner Trustee (or the Special Purpose Entity, if applicable) all of its right, title and interest in each agreement by which it purchased a Trust Asset from Residential Funding or a

Designated Seller, insofar as such agreement relates to the representations and warranties made by a Designated Seller or Residential Funding, as the case may be, in respect of such Trust Asset and any remedies provided for with respect to any breach of such representations and warranties. If a Designated Seller or Residential Funding, as the case may be, cannot cure a breach of any representation or warranty made by it in respect of a Trust Asset which materially and adversely affects the interests of the Noteholders in such Trust Asset, within 90 days after notice from the Master Servicer, such Designated Seller or Residential Funding, as the case may be, will be obligated to purchase such Trust Asset at a price (the 'PURCHASE PRICE') set forth in the related Agreement, which Purchase Price generally will be equal to the principal balance thereof as of the date of purchase plus accrued and unpaid interest to the first day of the month following the month of repurchase at the Mortgage Rate (less the amount, expressed as a percentage per annum, payable in respect of master servicing compensation or subservicing compensation, as applicable, and if applicable, the Excluded Spread (as defined herein)).

     Unless otherwise specified in the related Prospectus Supplement, as to any such Trust Asset required to be purchased by Residential Funding as provided above, rather than purchase the Trust Asset, Residential Funding may, at its sole option, remove such Trust Asset (a 'DELETED LOAN') from the Trust Fund (or from the assets underlying any Private Securities, if applicable) and cause the Company to substitute in its place another Trust Asset of like kind (an 'ELIGIBLE SUBSTITUTE LOAN'). The related Prospectus Supplement will set forth the condition of any Eligible Substitute Loan. The related Agreement may include additional requirements or additional provisions relating to meeting the foregoing requirements on an aggregate basis where a number of substitutions occur contemporaneously. Unless otherwise specified in the related Prospectus Supplement, a Designated Seller will have no option to substitute for a Trust Asset that it is obligated to repurchase in connection with a breach of a representation and warranty.

     The Master Servicer will be required under the Servicing Agreement to use its best reasonable efforts to enforce this purchase or substitution obligation for the benefit of the Indenture Trustee and the Noteholders, using practices it would employ in its good faith business judgment and which are normal and usual in its general mortgage servicing activities; provided, however, that this purchase or substitution obligation will not become an obligation of the Master Servicer in the event the Designated Seller or Residential Funding, as the case may be, fails to honor such obligation. The Master Servicer will be entitled to reimbursement for any costs and expenses incurred in pursuing such a purchase or substitution obligation, including but not limited to any costs or expenses associated with litigation. In instances where a Designated Seller is unable, or disputes its obligation, to purchase affected Trust Assets, the Master Servicer, employing the standards set forth in the preceding sentence, may negotiate and enter into one or more settlement agreements with such Designated Seller that may provide for, among other things, the purchase of only a portion of the affected Trust Assets or coverage of certain loss amounts. Any such settlement could lead to losses on the Trust Assets which would be borne by the Credit Enhancement supporting the related series of Notes, and to the extent not available, by the Noteholders of such series. Furthermore, if applicable, the Master Servicer may pursue foreclosure (or similar remedies) concurrently with pursuing any remedy for a breach of a representation and warranty. However, the Master Servicer is not required to continue to pursue both such remedies if it determines that one such remedy is more likely to result in a greater recovery. In accordance with the above described practices, the Master Servicer will not be required to enforce any purchase of a Designated Seller arising from any misrepresentation by the Designated Seller, if the Master Servicer determines in the reasonable exercise of its business judgment that the matters related to such misrepresentation did not directly cause or are not likely to directly cause a loss on the related Trust Asset. If the Designated Seller fails to repurchase and no breach of either the Company's or Residential Funding's representations has occurred, the Designated Seller's purchase obligation will not become an obligation of the Company or Residential Funding. Unless otherwise specified in the related Prospectus Supplement, the foregoing obligations will constitute the sole remedies available to Noteholders or the Indenture Trustee for a breach of any representation by a Designated Seller or by Residential Funding in its capacity as a seller of Trust Assets to the Company, or for any other event giving rise to such obligations as described above.

     Neither the Company nor the Master Servicer will be obligated to purchase a Trust Asset if a Designated Seller defaults on its obligation to do so, and no assurance can be given that the Designated Sellers will carry out such obligations with respect to Trust Assets. Such a default by a Designated Seller is not a default by the Company or by the Master Servicer. Any Trust Asset not so purchased or substituted for shall remain in the related Trust Fund and any losses related thereto shall be allocated to the related credit enhancement, and to the extent not available to the related Notes.

     Notwithstanding the foregoing, with respect to any Designated Seller that requests Residential Funding's consent to the transfer of subservicing rights relating to any Trust Assets to a successor servicer, Residential Funding may release such Designated Seller from liability under its representations and warranties described above, upon the assumption of such successor servicer of the Designated Seller's liability for such representations and warranties as of the date they were made. In that event, Residential Funding's rights under the instrument by which such successor servicer assumes the Designated Seller's liability will be assigned to the Owner Trustee (or the Special Purpose Entity, if applicable), and such successor servicer shall be deemed to be the Designated Seller for purposes of the foregoing provisions.

SUBSERVICING

     The servicing for each Trust Asset will generally either be retained by the Seller (or its designee approved by the Master Servicer) as Subservicer, or will be released by the Seller to the Master Servicer and will be subsequently transferred to a Subservicer approved by the Master Servicer, and in either case will thereafter be serviced by the Subservicer pursuant to an agreement between the Master Servicer and the Subservicer (a 'SUBSERVICING AGREEMENT'). The Master Servicer may, but is not obligated to, assign such subservicing to designated subservicers which will be qualified Sellers and which may include GMAC Mortgage Corporation or its affiliates. While such Subservicing Agreement will be a contract solely between the Master Servicer and the Subservicer, the Servicing Agreement applicable to any series of Notes will provide that, if for any reason the Master Servicer for such series of Notes is no longer the master servicer of the related Trust Assets, any successor Master Servicer must recognize the Subservicer's rights and obligations under such Subservicing Agreement. For further information relating to subservicing see 'Servicing of Trust Assets-Subservicing' herein.

                            DESCRIPTION OF THE NOTES

GENERAL

     The Notes will be issued in series. Each series of Notes will be issued pursuant to an Indenture between the related Trust Fund and the entity named in the related Prospectus Supplement as Indenture Trustee with respect to such series. A form of Indenture has been filed as an exhibit to the Registration Statement of which this prospectus forms a part. Each Indenture and Trust Agreement will be filed with the Commission as an exhibit to a Form 8-K. The following summaries (together with additional summaries under 'The Agreements' below as well as other pertinent information included elsewhere in this Prospectus, and subject to the related Prospectus Supplement) do not describe all terms thereof but reflect the material provisions relating to the Notes common to each Agreement.

     Each series of Notes may consist of any one or a combination of the following: (i) a single class of Notes; (ii) two or more classes of Notes, one or more classes of Notes that are senior to any class or classes of any class or classes of Subordinate Securities as described in the respective Prospectus Supplement (any such series, a 'SENIOR/SUBORDINATE SERIES'); (iii) one or more classes of Strip Notes which will be entitled to (a) principal payments, with disproportionate, nominal or no interest payments or (b) interest payments, with disproportionate, nominal or no principal payments; (iv) two or more classes of Notes which differ as to the timing, sequential order, rate or amount of payments of principal or interest or both, or as to which payments of principal or interest or both on any class may be made upon the occurrence of specified events, in accordance with a schedule or formula (including 'planned amortization classes' and 'targeted amortization classes' and 'very accurately defined maturity classes'), or on the basis of collections from designated portions of the Pool, which series may include one or more classes of Accrual Notes with respect to which certain accrued interest will not be paid but rather will be added to the principal balance thereof on each Payment Date for the period described in the related Prospectus Supplement; or (v) similar classes of Notes with other payment characteristics, as described in the related Prospectus Supplement. Credit support for each series of Notes will be provided by a Financial Guaranty Insurance Policy, Letter of Credit, Reserve Fund, by the subordination of one or more classes of Subordinate Securities, Overcollateralization or other credit enhancement as described in the Prospectus Supplement or under 'Description of Credit Enhancement,' or by any combination of the foregoing.

FORM OF NOTES

     As specified in the related Prospectus Supplement, the Notes of each series will be issued either as physical certificates or in book-entry form. If issued as physical certificates, the Notes will be in fully registered form only in the denominations specified in the related Prospectus Supplement, and will be transferrable and exchangeable at the corporate trust office of the person appointed under the related Agreement to register the Notes (the 'NOTE REGISTRAR'). No service charge will be made for any registration of exchange or transfer of Notes, but the Indenture Trustee may require payment of a sum sufficient to cover any tax or other governmental charge. The term 'NOTEHOLDER' as used herein refers to the entity whose name appears on the records of the Note Registrar (or, if applicable, a transfer agent) as the registered holder thereof, except as otherwise indicated in the related Prospectus Supplement.

     If issued in book-entry form certain classes of a series of Notes will be initially issued through the book-entry facilities of The Depository Trust Company ('DTC'), or Cedel Bank, societeanonyme ('CEDEL') or the Euroclear System ('EUROCLEAR') (in Europe) if they are participants of such systems, or indirectly through organizations which are participants in such systems, or through such other depository or facility as may be specified in the related Prospectus Supplement. As to any such class of Notes so issued ('BOOK-ENTRY NOTES'), the record holder of such Notes will be DTC's nominee. CEDEL and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in CEDEL's and Euroclear's names on the books of their respective depositaries (the 'DEPOSITARIES'), which in turn will hold such positions in customers' securities accounts in the depositaries' names on the books of DTC.

     DTC is a limited-purpose trust company organized under the laws of the State of New York, which holds securities for its participating organizations ('DTC PARTICIPANTS,' and together with the CEDEL and Euroclear participating organizations 'PARTICIPANTS') and facilitates the clearance and settlement of securities transactions between Participants through electronic book-entry changes in the accounts of Participants. Participants include securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations. Other institutions that are not Participants but clear through or maintain a custodial relationship with Participants (such institutions, 'INDIRECT PARTICIPANTS') have indirect access to DTC's clearance system.

     Unless otherwise specified in the related Prospectus Supplement, no person acquiring an interest in any Book-Entry Notes (each such person, a 'BENEFICIAL OWNER') will be entitled to receive a Note representing such interest in registered, certificated form, unless either (i) DTC ceases to act as depository in respect thereof and a successor depository is not obtained or (ii) the Indenture Trustee elects in its sole discretion to discontinue the registration of such Notes through DTC. Prior to any such event, Beneficial Owners will not be recognized by the Indenture Trustee or the Master Servicer as holders of the related Notes for purposes of the related Agreement, and Beneficial Owners will be able to exercise their rights as owners of such Notes only indirectly through DTC, Participants and Indirect Participants. Any Beneficial Owner that desires to purchase, sell or otherwise transfer any interest in Book-Entry Notes may do so only through DTC, either directly if such Beneficial Owner is a Participant or indirectly through Participants and, if applicable, Indirect Participants. Pursuant to the procedures of DTC, transfers of the beneficial ownership of any Book-Entry Notes will be required to be made in minimum denominations specified in the related Prospectus Supplement. The ability of a Beneficial Owner to pledge Book-Entry Notes to persons or entities that are not Participants in the DTC system, or to otherwise act with respect to such Notes, may be limited because of the lack of physical certificates evidencing such Notes and because DTC may act only on behalf of Participants.

     Because of time zone differences, the securities account of a CEDEL or Euroclear participant as a result of a transaction with a DTC Participant (other than a depositary holding on behalf of CEDEL or Euroclear) will be credited during subsequent securities settlement processing day (which must be a business day for CEDEL or Euroclear, as the case may be) immediately following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear Participant or CEDEL Participants on such business day. Cash received in CEDEL or Euroclear as a result of sales of securities by or through a CEDEL Participant or Euroclear Participant to a DTC Participant (other than the depositary for CEDEL or Euroclear) will be received with value on the DTC settlement date, but will be available in the relevant CEDEL or Euroclear cash account only as of the business day following settlement in DTC.

     Transfers between Participants will occur in accordance with DTC rules. Transfers between CEDEL Participants and Euroclear Participants will occur in accordance with their respective rules and operating procedures.

     Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through CEDEL Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the relevant Depositaries; however, such cross market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. CEDEL Participants and Euroclear Participants may not deliver instructions directly to the Depositaries.

     CEDEL, as a professional depository, holds securities for its participating organizations ('CEDEL PARTICIPANTS') and facilitates the clearance and settlement of securities transactions between CEDEL Participants through electronic book-entry changes in accounts of CEDEL Participants, thereby eliminating the need for physical movement of certificates. As a professional depository, CEDEL is subject to regulation by the Luxembourg Monetary Institute.

     Euroclear was created to hold securities for participants of Euroclear ('EUROCLEAR PARTICIPANTS') and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear is operated by the Brussels, Belgium office of Morgan Guaranty Trust Company of New York (the 'EUROCLEAR OPERATOR'), under contract with Euroclear Clearance Systems S.C., a Belgian co-operative corporation (the 'CLEARANCE COOPERATIVE'). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Clearance Cooperative. The Clearance Cooperative establishes policy for Euroclear on behalf of Euroclear Participants. The Euroclear Operator is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission. Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the 'TERMS AND CONDITIONS'). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts.

     Payments in respect of the Book-Entry Notes will be forwarded by the Indenture Trustee to DTC, and DTC will be responsible for forwarding such payments to Participants, each of which will be responsible for disbursing such payments to the Beneficial Owners it represents or, if applicable, to Indirect Participants. Accordingly, Beneficial Owners may experience delays in the receipt of payments in respect of their Notes. Under DTC's procedures, DTC will take actions permitted to be taken by holders of any class of Book-Entry Notes under the related Agreement only at the direction of one or more Participants to whose account the Book-Entry Notes are credited and whose aggregate holdings represent no less than any minimum amount of Percentage Interests or voting rights required therefor. DTC may take conflicting actions with respect to any action of Noteholders of any class to the extent that Participants authorize such actions. None of the Master Servicer, the Company, the Indenture Trustee, the Owner Trustee or any of their respective affiliates will have any liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Book-Entry Notes, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

ASSIGNMENT OF THE TRUST ASSETS

     At the time of issuance of a series of Notes, the Company will cause the Trust Assets and any other assets being included in the related Trust Fund to be assigned without recourse to the Owner Trustee or its nominee (which may be the Custodian), on behalf of the related Trust, together with, if specified in the related Prospectus Supplement, all principal and interest received on or with respect to such Trust Assets after the Cut-off Date (other than principal and interest due on or before the Cut-off Date and any Excluded Spread). The Owner Trustee will, concurrently with such assignment, grant a security interest in the related Trust Fund to the Indenture Trustee to secure such Notes. Each Trust Asset will be identified in a schedule appearing as an exhibit to the related Agreement. Such schedule will include, among other things, information as to the principal balance of each Trust Asset as of the Cut-off Date, as well as information respecting the Mortgage Rate, the currently scheduled monthly payment of principal and interest, the maturity of the Mortgage Note and the Combined Loan-to-Value Ratio at origination or modification.

     The Company will, as to each Trust Asset other than Trust Assets underlying any Private Securities, deliver to an entity specified in the related Prospectus Supplement (which may be the Indenture Trustee, a Custodian or another entity appointed by the Indenture Trustee) the legal documents relating to such Trust Assets that are in possession of the Company, which may include, as applicable, depending upon whether such Trust Asset is secured by a lien on Mortgaged
Property: (i) the Mortgage Note (and any modification or amendment thereto) endorsed without recourse either in blank or to the order of the Owner Trustee or the Indenture Trustee (or a nominee thereof); (ii) the Mortgage (except for any Mortgage not returned from the public recording office) with evidence of recording indicated thereon or, in the case of a Cooperative Loan, the respective security agreements and any applicable UCC financing statements;
(iii) an assignment in recordable form of the Mortgage (or, with respect to a Cooperative Loan, an assignment of the respective security agreements, any applicable UCC financing statements, recognition agreements, relevant stock certificates, related blank stock powers and the related proprietary leases or occupancy agreements); (iv) if applicable, any riders or modifications to such Mortgage Note and Mortgage, together with certain other documents at such times as set forth in the related Agreement; and (v) the original Contract and copies of documents and instruments related to each Contract and, other than in the case of unsecured Contracts, the security interest in the property securing such Contract. Such assignments may be blanket assignments covering Mortgages secured by Mortgaged Properties located in the same county, if permitted by law. If so specified in the related Prospectus Supplement, the Company may not be required to deliver one or more of such documents if such documents are missing from the files of the party from whom such Revolving Credit Loans, Home Equity Loans and certain Contracts were purchased.

     In the event that, with respect to any Revolving Credit Loan, Home Equity Loan or Contract secured by a lien on Mortgaged Property, the Company cannot deliver the Mortgage or any assignment with evidence of recording thereon concurrently with the execution and delivery of the related Trust Agreement because of a delay caused by the public recording office, the Company will deliver or cause to be delivered to the Indenture Trustee, the Custodian or another entity appointed by the Indenture Trustee a true and correct photocopy of such Mortgage or assignment. The Company will deliver or cause to be delivered to the Indenture Trustee or the Custodian such Mortgage or assignment with evidence of recording indicated thereon after receipt thereof from the public recording office or from the related Subservicer.

     Assignments of the Revolving Credit Loans, Home Equity Loans and Contracts secured by a lien on Mortgaged Property will be recorded in the appropriate public recording office, except in states where, in the opinion of counsel acceptable to the Indenture Trustee or Owner Trustee, such recording is not required to protect the Indenture Trustee's or Owner Trustee's interests in such Revolving Credit Loans, Home Equity Loans and Contracts against the claim of any subsequent transferee or any successor to or creditor of the Company or the originator of such Revolving Credit Loans, Home Equity Loans or Contracts, or except as otherwise specified in the related Prospectus Supplement.

     Under certain circumstances, as to any series of Notes, the Company may have the option to repurchase Trust Assets from the Trust Fund for cash, or in exchange for other Trust Assets or Permitted Investments. Alternatively, for any series of Notes secured by Private Securities, the Company may have the right to so repurchase Revolving Credit Loans, Home Equity Loans and/or Contracts from the entity that issued such Private Securities. All provisions relating to such optional repurchase provisions will be described in the related Prospectus Supplement.

REVIEW OF TRUST ASSETS

     The Indenture Trustee will be authorized to appoint one or more custodians (each, a 'CUSTODIAN') pursuant to a custodial agreement to maintain possession of and review documents relating to the Trust Assets as the agent of the Indenture Trustee or, following payment in full of the Notes and discharge of the Indenture, the Owner Trustee. The identity of such Custodian, if any, will be set forth in the related Prospectus Supplement.

     The Indenture Trustee or the Custodian will hold such documents in trust for the benefit of the holders of the Securities (the 'SECURITYHOLDERS') and, generally will review such documents within such period specified in the related Prospectus Supplement. If any such document is found to be defective in any material respect, the Indenture Trustee or such Custodian shall notify the Master Servicer and the Company, and if so specified in the related Prospectus Supplement, the Master Servicer, the Servicer or the Indenture Trustee shall notify Residential Funding or the Designated Seller. If Residential Funding or, in a Designated Seller Transaction, the Designated Seller cannot cure such defect within such period specified in the related Prospectus Supplement after notice of the defect is given to Residential Funding (or, if applicable, the Designated Seller), Residential Funding (or, if applicable, the Designated Seller) is required to, within such period specified in the related Prospectus Supplement, either repurchase the related Trust Asset or any property acquired in respect thereof from the Indenture Trustee, or if permitted substitute for such Trust Asset a new Trust Asset in accordance with the standards set forth herein. The Master Servicer will be obligated to enforce this obligation of Residential Funding or the Designated Seller to the extent described above under 'Trust Asset Program -- Representations Relating to Trust Assets,' but such obligation is subject to the provisions described below under 'Servicing of Trust Assets -- Realization Upon Defaulted Loans.' There can be no assurance that the applicable Designated Seller will fulfill its obligation to purchase any Trust Asset as described above. Unless otherwise specified in the related Prospectus Supplement, neither Residential Funding, the Master Servicer nor the Company will be obligated to purchase or substitute for such Trust Asset if the Designated Seller defaults on its obligation to do so. Unless otherwise specified in the related Prospectus Supplement, the obligation to repurchase or substitute for a Trust Asset constitutes the sole remedy available to the Noteholders or the Indenture Trustee for a material defect in a constituent document. Any Trust Asset not so purchased or substituted for shall remain in the related Trust Fund.

     The Master Servicer will make certain representations and warranties regarding its authority to enter into, and its ability to perform its obligations under the Servicing Agreement. Upon a breach of any such representation of the Master Servicer which materially adversely affects the interests of the Securityholders in a Trust Asset, the Master Servicer will be obligated either to cure the breach in all material respects or to purchase the Trust Asset at its Purchase Price (less unreimbursed advances, if applicable, made by the Master Servicer with respect to such Trust Asset) or, unless otherwise specified in the related Prospectus Supplement, to substitute for such Trust Asset an Eligible Substitute Loan in accordance with the provisions for such substitution described above under 'Trust Asset Program -- Representations Relating to Trust Assets.' Unless otherwise specified in the related Prospectus Supplement, this purchase obligation will constitute the sole remedy available to Noteholders or the Indenture Trustee for such a breach of representation by the Master Servicer. Any Trust Asset not so purchased or substituted for shall remain in the related Trust Fund.

EXCESS SPREAD AND EXCLUDED SPREAD

     The Company, the Master Servicer or any of their affiliates, or such other entity as may be specified in the related Prospectus Supplement may retain or be paid a portion of interest due with respect to the related Trust Assets. The payment of any such portion of interest will be disclosed in the related Prospectus Supplement. This payment may be in addition to any other payment (such as the servicing fee) that any such entity is otherwise entitled to receive with respect to the Trust Assets. Any such payment in respect of the Trust Assets will represent a specified portion of the interest payable thereon and as specified in the related Prospectus Supplement, will either be part of the assets transferred to the related Trust Fund (the 'EXCESS SPREAD') or will be excluded from the assets transferred to the related Trust Fund (the 'EXCLUDED SPREAD'). The interest portion of a Realized Loss or Extraordinary Loss and any partial recovery of interest in respect of the Trust Assets will be allocated between the owners of any Excess Spread or Excluded Spread and the Noteholders entitled to payments of interest as provided in the applicable Agreement.

PAYMENTS ON TRUST ASSETS; DEPOSITS TO PAYMENT ACCOUNT

     Each Subservicer servicing a Trust Asset pursuant to a Subservicing Agreement will establish and maintain an account (the 'SUBSERVICING ACCOUNT') which generally meets the requirements set forth in the Guide from time to time or is approved by Residential Funding. A Subservicer is required to deposit into its Subservicing Account on a daily basis all amounts that are received by it in respect of the Trust Assets, less its servicing or other compensation.

     As specified in the Subservicing Agreement, the Subservicer must remit or cause to be remitted to the Master Servicer all funds held in the Subservicing Account with respect to Trust Assets that are required to be so remitted on a periodic basis not less frequently than monthly. If so specified in the related Prospectus Supplement, the Subservicer may also be required to advance on the scheduled date of remittance any monthly installment of principal and interest, less its servicing or other compensation, on any Trust Asset for which payment was not received from the Mortgagor.

     The Master Servicer will deposit or will cause to be deposited into an account (the 'CUSTODIAL ACCOUNT') certain payments and collections received by it subsequent to the Cut-off Date (other than payments due on or before the Cut-off Date), as specifically set forth in the related Agreement, which (except as otherwise provided therein) generally will include the following:

          (i) payments on account of principal on the Trust Assets comprising a Trust Fund;

          (ii) payments on account of interest on the Trust Assets comprising such Trust Fund, net of the portion of each payment thereof retained by the Subservicer, if any, as its servicing or other compensation;

          (iii) amounts (net of unreimbursed liquidation expenses and insured expenses incurred, and unreimbursed Servicing Advances, if any, made by the related Subservicer) received and retained in connection with the liquidation of any defaulted Trust Asset, by foreclosure or otherwise ('LIQUIDATION PROCEEDS'), including all proceeds of any hazard or other insurance policy or guaranty covering any Trust Asset in such Pool including proceeds from FHA insurance (with respect to any Contract partially insured by the FHA pursuant to Title I included in the Pool)) (together with any payments under any Letter of Credit, 'INSURANCE PROCEEDS') or proceeds from any alternative arrangements established in lieu of any such insurance and described in the applicable Prospectus Supplement, other than proceeds to be applied to the restoration of the related property or released to the Mortgagor in accordance with the Master Servicer's normal servicing procedures;

          (iv) proceeds of any Trust Asset in such Trust Fund purchased (or, in the case of a substitution, certain amounts representing a principal adjustment) by the Master Servicer, the Company, Residential Funding, any Subservicer or Seller or any other person pursuant to the terms of the related Agreement. See 'Trust Asset Program -- Representations Relating to Trust Assets,' and ' -- Assignment of Trust Assets' above;

          (v) any amount required to be deposited by the Master Servicer in connection with losses realized on investments of funds held in the Custodial Account, as described below; and

          (vi) any amounts required to be transferred from the Payment Account to the Custodial Account.

     In addition to the Custodial Account, the Master Servicer will establish and maintain, in the name of the Indenture Trustee for the benefit of the holders of each series of Notes, an account for the disbursement of payments on the Trust Assets evidenced by each series of Notes (the 'PAYMENT ACCOUNT'). Both the Custodial Account and the Payment Account must be either (i) maintained with a depository institution whose debt obligations at the time of any deposit therein are rated by any Rating Agency that rated any Notes of the related series not less than a specified level comparable to the rating category of such Notes, (ii) an account or accounts the deposits in which are fully insured to the limits established by the FDIC, provided that any deposits not so insured shall be otherwise maintained such that, as evidenced by an opinion of counsel, the Noteholders have a claim with respect to the funds in such accounts or a perfected first priority security interest in any collateral securing such funds that is superior to the claims of any other depositors or creditors of the depository institution with which such accounts are maintained, (iii) in the case of the Custodial Account, a trust account or accounts maintained in either the corporate trust department or the corporate asset services department of a financial institution which has debt obligations that meet certain rating criteria, (iv) in the case of the Payment Account, a trust account or accounts maintained with the Indenture Trustee, or (v) such other account or accounts acceptable to any applicable Rating Agency (an 'ELIGIBLE ACCOUNT'). The collateral that is eligible to secure amounts in an Eligible Account is limited to certain permitted investments, which are generally limited to United States government securities and other investments that are rated, at the time of acquisition, in one of the categories permitted by the related Agreement ('PERMITTED INVESTMENTS').

     On the day set forth in the related Prospectus Supplement, the Master Servicer will withdraw from the Custodial Account and deposit into the applicable Payment Account, in immediately available funds, the amount to be paid therefrom to Noteholders on such Payment Date, except as otherwise provided in the related Prospectus Supplement. The Master Servicer or the Indenture Trustee will also deposit or cause to be deposited into the Payment Account (i) any payments under any Letter of Credit, Financial Guaranty Insurance Policy and any amounts required to be transferred to the Payment Account from a Reserve Fund, as described under 'Credit Enhancement' below or (iii) any amounts required to be paid by the Master Servicer out of its own funds due to the operation of a deductible clause in any blanket policy maintained by the Master Servicer to cover hazard losses on the Trust Assets as described under 'Description of the Notes -- Hazard Insurance; Claims Thereunder' below, any payments received on any Private Securities included in the Trust Fund and any other amounts as set forth in the related Agreement.

     The portion of any payment received by the Master Servicer in respect of a Trust Asset that is allocable to Excess Spread or Excluded Spread, as applicable, will generally be deposited into the Custodial Account, but any Excluded Spread will not be deposited in the Payment Account for the related series of Notes and will be paid as provided in the related Agreement.

     Funds on deposit in the Custodial Account may be invested in Permitted Investments maturing in general not later than the business day preceding the next Payment Date, and funds on deposit in the related Payment Account may be invested in Permitted Investments maturing, in general, no later than the Payment Date. Unless otherwise specified in the related Prospectus Supplement, all income and gain realized from any such investment will be for the account of the Master Servicer as additional servicing compensation. The amount of any loss incurred in connection with any such investment must be deposited in the Custodial Account or in the Payment Account, as the case may be, by the Master Servicer out of its own funds upon realization of such loss.

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

WITHDRAWALS FROM THE CUSTODIAL ACCOUNT

     The Master Servicer may, from time to time, make withdrawals from the Custodial Account for certain purposes, as specifically set forth in the related Agreement, which (except as otherwise provided therein) generally will include the following:

          (i) to make deposits to the Payment Account in the amounts and in the manner provided in the related Agreement and described above under ' -- Payments on Trust Assets; Deposits to Payment Account' or in the related Prospectus Supplement;

          (ii) to reimburse itself or any Subservicer for amounts advanced in respect of taxes, insurance premiums or similar expenses ('SERVICING ADVANCES') as to any Mortgaged Property, out of late payments, Insurance Proceeds, Liquidation Proceeds or collections on the Trust Asset with respect to which such Servicing Advances were made;

          (iii) to pay to itself or any Subservicer unpaid Servicing Fees and Subservicing Fees, out of payments or collections of interest on each Trust Asset;

          (iv) to pay to itself as additional servicing compensation any investment income on funds deposited in the Custodial Account, any amounts remitted by Subservicers as interest in respect of partial prepayments on the Trust Assets, and, if so provided in the Servicing Agreement, any profits realized upon disposition of a Mortgaged Property acquired by deed in lieu of foreclosure or repossession or otherwise allowed under the Agreement;

          (v) to pay to itself, a Subservicer, Residential Funding, the Company or the Seller all amounts received with respect to each Trust Asset purchased, repurchased or removed pursuant to the terms of the related Agreement and not required to be paid as of the date on which the related Purchase Price is determined;

          (vi) to pay the Company or its assignee, or any other party named in the related Prospectus Supplement all amounts allocable to the Excluded Spread, if any, out of collections or payments which represent interest on each Trust Asset (including any Trust Asset as to which title to the underlying Mortgaged Property was acquired);

          (vii) to reimburse itself or the Company for certain other expenses incurred for which it or the Company is entitled to reimbursement (including reimbursement in connection with enforcing any repurchase, substitution or indemnification obligation of any Designated Seller), including payment of FHA insurance premiums, if applicable, or against which it or the Company is indemnified pursuant to the related Agreement;

          (viii) to withdraw any amount deposited in the Custodial Account that was not required to be deposited therein;

          (ix) to pay to itself or any Subservicer for the funding of any Draws made on the Revolving Credit Loans, if applicable; and

          (x) to make deposits to the Funding Account in the amounts and in the manner provided in the related Agreement, if applicable.

PAYMENTS

     On each Payment Date, payments of principal and interest (or, where applicable, of principal only or interest only) on each class of Notes entitled thereto will be made from amounts on deposit in the Payment Account by the Indenture Trustee, the Master Servicer acting on behalf of the Indenture Trustee or a paying agent appointed by the Indenture Trustee or the Issuer (the 'PAYING AGENT'). Unless otherwise specified in the related Prospectus Supplement, such payments will be made to the persons who are registered as the holders of such Notes at the close of business on the last business day of the preceding month (the 'RECORD DATE'). Payments will be made in immediately available funds (by wire transfer or otherwise) to the account of a Noteholder at a bank or other entity having appropriate facilities therefor, if such Noteholder has so notified the Indenture Trustee, the Master Servicer or the Paying Agent, as the case may be, and the applicable Agreement provides for such form of payment, or by check mailed to the address of the person entitled thereto as it appears on the Note Register. The final payment in redemption of the Notes will be made only upon presentation and surrender of the Notes at the office or agency of the Indenture Trustee specified in the notice to Noteholders.

Payments will be made to each Noteholder in accordance with such holder's Percentage Interest in a particular class. The ('PERCENTAGE INTEREST') represented by a Note of a particular class will be equal to the percentage obtained by dividing the initial principal balance or notional amount of such Note by the aggregate initial amount or notional balance of all the Notes of such class. In addition, amounts remaining in the Payment Account on each Payment Date after payments on the Notes will be applied for the purposes set forth in the Agreements, as described in the related Prospectus Supplement, including distributions on the related Certificates. Any amounts so distributed on the Certificates will be released from the lien of the Indenture.

  Principal and Interest on the Notes

     The method of determining, and the amount of, payments of principal and interest (or, where applicable, of principal only or interest only) on a particular series of Notes will be described in the related Prospectus Supplement. Payments of interest on each class of Notes will be made prior to payments of principal thereon. Each class of Notes (other than certain classes of Strip Notes) may have a different Interest Rate, which may be a fixed, variable or adjustable Interest Rate, or any combination of two or more such Interest Rates. The related Prospectus Supplement will specify the Interest Rate or Rates for each class, or the initial Interest Rate or Rates and the method for determining the Interest Rate or Rates. Unless otherwise specified in the related Prospectus Supplement, interest on the Notes will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

     On each Payment Date for a series of Notes, the Indenture Trustee or the Master Servicer on behalf of the Indenture Trustee will pay or cause the Paying Agent to pay, as the case may be, principal and interest to each holder of record on the Record Date of a class of Notes. Unless otherwise specified in the related Prospectus Supplement, payments to Noteholders of all classes within a series in respect of interest will have the same priority.

     In the case of a series of Notes which includes two or more classes of Notes, the timing, sequential order, priority of payment or amount of payments in respect of principal, and any schedule or formula or other provisions applicable to the determination thereof shall be as set forth in the related Prospectus Supplement. Payments in respect of principal of any class of Notes will be made on a pro rata basis among all of the Notes of such class unless otherwise set forth in the related Prospectus Supplement. In addition, unless otherwise specified in the related Prospectus Supplement, payments of principal on the Notes will be limited to monthly principal payments on the Trust Assets, any Excess Interest, if applicable, applied as principal payments on the Notes and any amount paid as a payment of principal under the related form of Credit Enhancement. If so specified in the related Prospectus Supplement, a series of Notes may provide for a period during which all or a portion of the principal collections on the Trust Assets otherwise available for payment to the Notes are reinvested in Additional Balances or additional Trust Assets or accumulated in a trust account pending the commencement of an amortization period specified in the related Prospectus Supplement or the occurrence of certain events specified in the related Prospectus Supplement.

     On the day specified in the related Prospectus Supplement as the determination date (the 'DETERMINATION DATE'), the Master Servicer will determine the amounts of principal and interest which will be paid to Noteholders on the succeeding Payment Date. Prior to the close of business on the business day succeeding each Determination Date, the Master Servicer will furnish a statement to the Indenture Trustee setting forth, among other things, the amount to be paid on the next succeeding Payment Date.

FUNDING ACCOUNT

     If so specified in the related Prospectus Supplement, the Trust Agreement or other agreement may provide for the transfer by the Sellers of additional Trust Assets to the related Trust after the Closing Date. Such additional Trust Assets will be required to conform to the requirements set forth in the related Agreement or other agreement providing for such transfer. As specified in the related Prospectus Supplement, such transfer may be funded by the establishment of a Funding Account (a 'FUNDING ACCOUNT'). If a Funding Account is established, all or a portion of the proceeds of the sale of one or more classes of Notes of the related series or a portion of collections on the Trust Assets in respect of principal will be deposited in such account to be released as additional Trust Assets are transferred. Unless otherwise specified in the related Prospectus Supplement, a Funding Account will be required to be maintained as an Eligible Account, all amounts therein will be required to be invested in Permitted Investments and the amount held therein shall at no time exceed 25% of the aggregate outstanding principal balance of the Notes. Unless otherwise specified in the related Prospectus Supplement, the related Agreement or other agreement providing for the transfer of additional Trust Assets will provide that all such transfers must be made within 9 months (as to amounts representing proceeds of the sale of the Securities) or 12 months (as to amounts representing principal collections on the Trust Assets ) after the Closing Date, and that amounts set aside to fund such transfers (whether in a Funding Account or otherwise) and not so applied within the required period of time will be deemed to be principal prepayments and applied in the manner set forth in such Prospectus Supplement.

REPORTS TO NOTEHOLDERS

     On each Payment Date, the Master Servicer will forward or cause to be forwarded to each Noteholder of record a statement or statements with respect to the related Trust Fund setting forth the information described in the related Agreement. Except as otherwise provided in the related Agreement, such information generally will include the following, as applicable:

          (i) the amount, if any, of such payment allocable to principal;

          (ii) the amount, if any, of such payment allocable to interest, and the amount, if any, of any shortfall in the amount of interest and principal;

          (iii) the aggregate unpaid principal balance of the Trust Assets after giving effect to the payment of principal on such Payment Date;

          (iv) the outstanding principal balance or notional amount of each class of Notes after giving effect to the payment of principal on such Payment Date;

          (v) based on the most recent reports furnished by Subservicers, the number of Trust Assets in the related Pool that are delinquent (a) one month, (b) two months and (c) three months, and that are in foreclosure and the aggregate principal balances of such Trust Assets or;

          (vi) the book value of any property acquired by such Trust Fund through foreclosure or grant of a deed in lieu of foreclosure;

          (vii) the balance of the Reserve Fund, if any, at the close of business on such Payment Date;

          (viii) the amount of coverage under any Letter of Credit or other form of credit enhancement covering default risk as of the close of business on the applicable Determination Date and a description of any credit enhancement substituted therefor;

          (ix) if applicable, any limited amounts available under the applicable credit support to cover Special Hazard Losses, Fraud Losses and Bankruptcy Losses, as of the close of business on the applicable Payment Date and a description of any change in the calculation of such amounts;

          (x) in the case of Notes benefiting from alternative credit enhancement arrangements described in a Prospectus Supplement, the amount of coverage under such alternative arrangements as of the close of business on the applicable Determination Date;

          (xi) with respect to any series of Notes as to which the Trust Fund includes Private Securities, certain additional information as required under the related Agreement; and

          (xii) the FHA Insurance Amount.

     Each amount set forth pursuant to clause (i) or (ii) above will be expressed as a dollar amount per Single Note. As to a particular class of Notes, a 'SINGLE NOTE' generally will evidence a Percentage Interest obtained by dividing $1,000 by the initial principal balance or notional balance of all the Notes of such class, except as otherwise provided in the related Agreement. In addition to the information described above, reports to Noteholders will contain such other information as is set forth in the applicable Agreement, which may include, without limitation, reimbursements to Subservicers and the Master Servicer and losses borne by the related Trust Fund.

     In addition, to the extent described in the related Agreement, within a reasonable period of time after the end of each calendar year, the Master Servicer will furnish a report to each holder of record of a class of Notes at any time during such calendar year. Such report will include information as to the aggregate of amounts

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
reported pursuant to clauses (i) and (ii) above for such calendar year or, in the event such person was a holder of record of a class of Notes during a portion of such calendar year, for the applicable portion of such year.

HAZARD INSURANCE; CLAIMS THEREUNDER

     Unless otherwise specified in the related Prospectus Supplement, each Revolving Credit Loan, Home Equity Loan and Contract that is secured by a lien on a Mortgaged Property (in each case, other than a Cooperative Loan) will be required to be covered by a hazard insurance policy (as described below). See 'Risk Factors -- Risks Associated with Certain Trust Assets -- No Hazard Insurance for Title I Contracts.' The following summary, as well as other pertinent information included elsewhere in this Prospectus, do not describe all terms of a hazard insurance policy but will reflect all material terms thereof relevant to an investment in the Notes. Such insurance is subject to underwriting and approval of individual Trust Assets by the respective insurers. The descriptions of any insurance policies described in this Prospectus or any Prospectus Supplement and the coverage thereunder do not purport to be complete and are qualified in their entirety by reference to such forms of policies.

     Unless otherwise specified in the related Prospectus Supplement, the Servicing Agreement will require the Master Servicer to cause to be maintained for each Mortgaged Property a hazard insurance policy providing for no less than the coverage of the standard form of fire insurance policy with extended coverage customary in the state in which the property is located. Such coverage generally will be in an amount equal to the lesser of (i) the maximum insurable value of the Mortgaged Property or (ii) the outstanding balance of the related Revolving Credit Loan, Home Equity Loan or Contract plus the outstanding balance on any mortgage loan senior to such Revolving Credit Loan, Home Equity Loan or Contract except that, if generally available, such coverage must not be less than the minimum amount required under the terms thereof to fully compensate for any damage or loss on a replacement cost basis. The ability of the Master Servicer to ensure that hazard insurance proceeds are appropriately applied may be dependent on its being named as an additional insured under any hazard insurance policy or upon the extent to which information in this regard is furnished to the Master Servicer by Mortgagors or Subservicers.

     As set forth above, all amounts collected by the Master Servicer under any hazard policy (except for amounts to be applied to the restoration or repair of the Mortgaged Property or released to the Mortgagor in accordance with the Master Servicer's normal servicing procedures) will be deposited initially in the Custodial Account and ultimately in the Payment Account. The Master Servicer may satisfy its obligation to cause hazard policies to be maintained by maintaining a blanket policy insuring against losses on such Trust Assets. If such blanket policy contains a deductible clause, the Master Servicer will deposit in the Custodial Account or the applicable Payment Account all amounts which would have been deposited therein but for such clause.

     Unless otherwise specified in the related Prospectus Supplement, the Master Servicer shall also cause to be maintained on property acquired upon foreclosure, or deed in lieu of foreclosure, of any applicable Trust Asset, fire insurance with extended coverage in an amount which is at least equal to the amount necessary to avoid the application of any co-insurance clause contained in the related hazard insurance policy. See 'Risk Factors -- Risks Associated with Certain Trust Assets -- No Hazard Insurance for Title I Contracts.'

     Since the amount of hazard insurance that Mortgagors are required to maintain on the improvements securing the Revolving Credit Loans, Home Equity Loans and Contracts may decline as the principal balances owing thereon decrease, and since residential properties have historically appreciated in value over time, hazard insurance proceeds could be insufficient to restore fully the damaged property in the event of a partial loss.

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
                       DESCRIPTION OF CREDIT ENHANCEMENT

     As set forth in the related Prospectus Supplement, the credit support provided with respect to each series of Notes will include one or more of the following: subordination provided by the related Certificates, and by any other class of Subordinated Securities related to such series of Notes; Overcollateralization; a Reserve Fund; a Financial Guaranty Insurance Policy; a Letter of Credit; mortgage repurchase bond, mortgage pool insurance policy, special hazard insurance policy, bankruptcy bond or other types of insurance policies, or a secured or unsecured corporate guaranty, as described in the related Prospectus Supplement; or in such other form as may be described in the related Prospectus Supplement. If so specified in the related Prospectus Supplement, the Contracts may be partially insured by the FHA pursuant to Title
I. See 'Risk Factors -- Limitations on FHA Insurance for Title I Contracts' and 'Description of FHA Insurance Under Title I' herein.

     As to each series of Notes, each element of the credit support will cover losses or shortfalls incurred on the Trust Assets, or losses or shortfalls allocated to or borne by the Notes, as and to the extent described in the related Prospectus Supplement and at such times as described therein. If so provided in the related Prospectus Supplement, any element of the credit support may not be subject to limitations relating to the specific type of loss or shortfall incurred as to any Trust Asset. Alternatively, if so provided in the related Prospectus Supplement, the coverage provided by any element of the credit support may be comprised of one or more of the components described below. Each such component may have a dollar limit and will generally provide coverage with respect to Realized Losses, as defined below, that are, as applicable, (i) attributable to the Mortgagor's failure to make any payment of principal or interest as required under the Mortgage Note, but not including Special Hazard Losses, Extraordinary Losses or other losses resulting from damage to a Mortgaged Property, Bankruptcy Losses or Fraud Losses (any such loss, a 'DEFAULTED LOAN LOSS'); (ii) of a type generally covered by a special hazard insurance policy (any such loss, a 'SPECIAL HAZARD LOSS') as described in the related Prospectus Supplement; (iii) attributable to certain actions which may be taken by a bankruptcy court in connection with a Trust Asset, including a reduction by a bankruptcy court of the principal balance of or the Mortgage Rate on a Trust Asset or an extension of its maturity (any such loss, a 'BANKRUPTCY LOSS'); and (iv) incurred on defaulted Trust Assets as to which there was fraud in the origination of such Trust Assets (any such loss, a 'FRAUD LOSS').

     Unless otherwise specified in the related Prospectus Supplement, credit support will not provide protection against all risks of loss and will not guarantee repayment of the entire outstanding principal balance of the Notes and interest thereon. If losses occur which exceed the amount covered by credit support or which are not covered by the credit support, Noteholders will bear their allocable share of deficiencies. In particular, if so provided in the related Prospectus Supplement, Defaulted Loan Losses, Special Hazard Losses, Bankruptcy Losses and Fraud Losses in excess of the amount of coverage provided therefor and losses occasioned by war, civil insurrection, certain governmental actions, nuclear reaction and certain other risks ('EXTRAORDINARY LOSSES') will not be covered. To the extent that the credit enhancement for any series of Notes is exhausted or unavailable for any reason, the Noteholders will bear all further risks of loss not otherwise insured against.

     With respect to any defaulted Trust Asset that is finally liquidated, the amount of loss realized, if any (as described in the related Agreement, a 'REALIZED LOSS'), will equal the portion of the Stated Principal Balance remaining after application of all amounts recovered (net of expenses allocable to the Trust Fund) towards interest and principal owing on the Trust Asset. With respect to a Trust Asset the principal balance of which has been reduced in connection with bankruptcy proceedings, the amount of such reduction will be treated as a Realized Loss. The 'STATED PRINCIPAL BALANCE'of any Trust Asset as of any date of determination is equal to the principal balance thereof as of the Cut-off Date, after application of all scheduled principal payments due on or before the Cut-off Date whether received or not, reduced by all amounts allocable to principal that are paid to Noteholders on or before the date of determination, and as further reduced to the extent that any Realized Loss thereon has been allocated to any Notes on or before such date.

     Each Prospectus Supplement will include a description of (a) the amount payable under the credit enhancement arrangement, if any, provided with respect to a series, (b) any conditions to payment thereunder not otherwise described herein, (c) the conditions under which the amount payable under such credit support may be reduced and under which such credit support may be terminated or replaced and (d) the material provisions of any agreement relating to such credit support. Additionally, each such Prospectus Supplement will set forth certain information with respect to the issuer of any third-party credit enhancement (the 'CREDIT ENHANCER'). As to any series of Notes, the related Agreements may be modified from the descriptions set forth herein to provide for reimbursement rights, control rights or other provisions that may be required by the Credit Enhancer.

     The descriptions of any insurance policies, bonds or other instruments described in this Prospectus or any Prospectus Supplement and the coverage thereunder do not describe all terms thereof but will reflect all relevant terms thereof material to an investment in the Notes. Copies of such instruments will be included as exhibits to the Form 8-K to be filed with the Commission in connection with the issuance of the related series of Notes.

FINANCIAL GUARANTY INSURANCE POLICY

     If so specified in the related Prospectus Supplement, a financial guaranty insurance policy (a 'FINANCIAL GUARANTY INSURANCE POLICY') may be obtained and maintained for a class or series of Notes. The issuer of the Financial Guaranty Insurance Policy (the 'INSURER') will be described in the related Prospectus Supplement and a copy of the form of Financial Guaranty Insurance Policy will be filed with the related Current Report on Form 8-K.

     Unless otherwise specified in the related Prospectus Supplement, a Financial Guaranty Insurance Policy will be unconditional and irrevocable and will guarantee to holders of the applicable Notes that an amount equal to the full amount of payments due to such holders will be received by the Indenture Trustee or its agent on behalf of such holders for payment on each Payment Date. The specific terms of any Financial Guaranty Insurance Policy will be set forth in the related Prospectus Supplement. A Financial Guaranty Insurance Policy may have limitations and generally will not insure the obligation of the Sellers or the Master Servicer to purchase or substitute for a defective Trust Asset and will not guarantee any specific rate of principal prepayments. Unless otherwise specified in the related Prospectus Supplement, the Insurer will be subrogated to the rights of each holder to the extent the Insurer makes payments under the Financial Guaranty Insurance Policy.

LETTER OF CREDIT

     If any component of credit enhancement as to any series of Notes is to be provided by a letter of credit (the 'LETTER OF CREDIT'), a bank (the 'LETTER OF CREDIT BANK') will deliver to the Indenture Trustee an irrevocable Letter of Credit. The Letter of Credit may provide direct coverage with respect to the Trust Assets. The Letter of Credit Bank, the amount available under the Letter of Credit with respect to each component of credit enhancement, the expiration date of the Letter of Credit, and a more detailed description of the Letter of Credit will be specified in the related Prospectus Supplement. On or before each Payment Date, the Letter of Credit Bank will be required to make certain payments after notification from the Indenture Trustee, to be deposited in the related Payment Account with respect to the coverage provided thereby.

SUBORDINATION

     With respect to each series of Notes, the related Certificates will be subordinate thereto as described in the Prospectus Supplement. A Senior/Subordinate Series of Notes will consist of one or more classes of Notes and one or more classes of Subordinate Securities, as set forth in the related Prospectus Supplement. With respect to any Senior/Subordinate Series, the total amount available for payment on each Payment Date, as well as the method for allocating such amount among the various classes of Notes included in such series, will be described in the related Prospectus Supplement. Generally, with respect to any such series the amount available for payment will be allocated first to interest on the Notes of such series, and then to principal of the Notes up to the amounts described in the related Prospectus Supplement, prior to allocation of any amounts to the Subordinate Securities of such series.

     Realized Losses will be allocated to the Subordinate Securities of the related series in the order specified in the related Prospectus Supplement until the outstanding principal balance of such class has been reduced to zero. Additional Realized Losses, if any, will be allocated to the Notes. If such series includes more than one class of Notes, such additional Realized Losses will be allocated either on a pro rata basis among all of the Notes in proportion to their respective outstanding principal balances or as otherwise provided in the related Prospectus Supplement. The respective amounts of specified types of losses (including certain Special Hazard Losses, Fraud Losses and Bankruptcy Losses) that may be borne solely by the Subordinate Securities may be limited to an amount described in the related Prospectus Supplement, in which case such losses would be

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
allocated on a pro rata basis among all outstanding classes of Notes. Generally, any allocation of a Realized Loss to a Note will be made by reducing the outstanding principal balance thereof as of the Payment Date following the calendar month in which such Realized Loss was incurred.

     To the extent provided in the related Prospectus Supplement, certain amounts otherwise payable on any Payment Date to holders of Subordinate Securities may be deposited into a Reserve Fund. Amounts held in any Reserve Fund may be applied as described under 'Description of Credit Enhancement Reserve Funds' in the related Prospectus Supplement.

     With respect to any Senior/Subordinate Series, the terms and provisions of the subordination may vary from those described above. Any such variation and any additional credit enhancement will be described in the related Prospectus Supplement.

OVERCOLLATERALIZATION

     If so specified in the related Prospectus Supplement, interest collections on the Trust Assets may exceed interest payments on the Securities for the related Payment Date (such excess referred to as 'EXCESS INTEREST'). Such Excess Interest may be deposited into a Reserve Fund or applied as a payment of principal on the Notes. To the extent Excess Interest is applied as principal payments on the Notes, the effect will be to reduce the principal balance of the Notes relative to the outstanding balance of the Trust Assets, thereby creating 'OVERCOLLATERALIZATION' and additional protection to the Noteholders, as specified in the related Prospectus Supplement.

RESERVE FUNDS

     If so specified in the related Prospectus Supplement, the Company will deposit or cause to be deposited in an account (a 'RESERVE FUND') any combination of cash or Permitted Investments in specified amounts, or any other instrument satisfactory to the Rating Agency or Agencies, which will be applied and maintained in the manner and under the conditions specified in the related Prospectus Supplement and related Agreement. In the alternative or in addition to such deposit, to the extent described in the related Prospectus Supplement, a Reserve Fund may be funded through application of all or a portion of amounts otherwise payable on any related Securities, from the Excess Spread, Excluded Spread or otherwise. A Reserve Fund for a series of Notes which is funded over time by depositing therein a portion of the interest payment on each Trust Asset may be referred to as a 'SPREAD ACCOUNT' in the related Prospectus Supplement and related Agreement. To the extent that the funding of the Reserve Fund is dependent on amounts otherwise payable on related Subordinate Securities, Excess Spread, Excluded Spread or other cash flows attributable to the related Trust Assets or on reinvestment income, the Reserve Fund may provide less coverage than initially expected if the cash flows or reinvestment income on which such funding is dependent are lower than anticipated. With respect to any series of Notes as to which credit enhancement includes a Letter of Credit, if so specified in the related Prospectus Supplement, under certain circumstances the remaining amount of the Letter of Credit may be drawn by the Indenture Trustee and deposited in a Reserve Fund.

     Amounts in a Reserve Fund may be paid to Noteholders, or applied to reimburse the Master Servicer for outstanding advances, or may be used for other purposes, in the manner and to the extent specified in the related Prospectus Supplement. Unless otherwise provided in the related Prospectus Supplement, any such Reserve Fund will not be deemed to be part of the related Trust Fund. A Reserve Fund may provide coverage to more than one series of Notes if set forth in the related Prospectus Supplement. If so specified in the related Prospectus Supplement, Reserve Funds may be established to provide limited protection against only certain types of losses and shortfalls. Following each Payment Date amounts in a Reserve Fund in excess of any amount required to be maintained therein may be released from the Reserve Fund under the conditions and to the extent specified in the related Prospectus Supplement and will not be available for further application to the Notes.

     Unless otherwise specified in the related Prospectus Supplement, the Indenture Trustee will have a perfected security interest for the benefit of the Noteholders in the assets in the Reserve Fund. However, to the extent that the Company, any affiliate thereof or any other entity has an interest in any Reserve Fund, in the event of the bankruptcy, receivership or insolvency of such entity, there could be delays in withdrawals from the Reserve Fund and the corresponding payments to the Noteholders. Such delays could adversely affect the yield to investors on the related Notes.

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
     Amounts deposited in any Reserve Fund for a series will be invested in Permitted Investments by, or at the direction of, and for the benefit of the Master Servicer or any other person named in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, any reinvestment income or other gain from such investments will be credited to the related Reserve Fund for such series, and any loss resulting from such investments will be charged to such Reserve Fund. However, such income may be payable to the Master Servicer or another service provider as additional compensation.

MAINTENANCE OF CREDIT ENHANCEMENT

     If credit enhancement has been obtained for a series of Notes, the Indenture Trustee or Master Servicer (as set forth in the related Agreement) will be obligated to exercise its best reasonable efforts to keep or cause to be kept such credit enhancement in full force and effect throughout the term of the applicable Agreements, unless coverage thereunder has been exhausted through payment of claims or otherwise, or substitution therefor is made as described below under ' -- Reduction or Substitution of Credit Enhancement.' The Master Servicer, on behalf of itself, the Indenture Trustee and Noteholders, will provide the Indenture Trustee information required for the Indenture Trustee to draw any applicable credit enhancement.

     Unless otherwise specified in the related Prospectus Supplement, the Master Servicer will agree to pay the premiums for each Financial Guaranty Insurance Policy on a timely basis. In the event the related insurer ceases to be a 'QUALIFIED INSURER' because it ceases to be qualified under applicable law to transact such insurance business or coverage is terminated for any reason other than exhaustion of such coverage, the Master Servicer will use its best reasonable efforts to obtain from another Qualified Insurer a comparable replacement insurance policy or bond with a total coverage equal to the then outstanding coverage of such policy or bond. If the cost of the replacement policy is greater than the cost of such policy or bond, the coverage of the replacement policy or bond will, unless otherwise agreed to by the Company, be reduced to a level such that its premium rate does not exceed the premium rate on the original insurance policy. Any losses in market value of the Notes associated with any reduction or withdrawal in rating by an applicable Rating Agency shall be borne by the Noteholders.

     For Trust Assets secured by a lien on Mortgaged Property, if any property securing such a defaulted Trust Asset is damaged and proceeds, if any, from the related hazard insurance policy are insufficient to restore the damaged property to a condition sufficient to permit recovery under any Letter of Credit, the Master Servicer is not required to expend its own funds to restore the damaged property unless it determines (i) that such restoration will increase the proceeds to one or more classes of Noteholders on liquidation of such Trust Asset after reimbursement of the Master Servicer for its expenses and (ii) that such expenses will be recoverable by it through Liquidation Proceeds or Insurance Proceeds. If recovery under any Letter of Credit or other credit enhancement is not available because the Master Servicer has been unable to make the above determinations, has made such determinations incorrectly or recovery is not available for any other reason, the Master Servicer is nevertheless obligated to follow such normal practices and procedures (subject to the preceding sentence) as it deems necessary or advisable to realize upon the defaulted Trust Asset and in the event such determination has been incorrectly made, is entitled to reimbursement of its expenses in connection with such restoration.

REDUCTION OR SUBSTITUTION OF CREDIT ENHANCEMENT

     The amount of credit support provided with respect to any series of Notes and relating to various types of losses incurred may be reduced under certain specified circumstances. In most cases, the amount available as credit support will be subject to periodic reduction on a non-discretionary basis in accordance with a schedule or formula set forth in the related Agreement. Additionally, in most cases, such credit support may be replaced, reduced or terminated, and the formula used in calculating the amount of coverage with respect to Bankruptcy Losses, Special Hazard Losses or Fraud Losses may be changed, without the consent of the Noteholders, upon the written assurance from each applicable Rating Agency that the then-current rating of the related series of Notes will not be adversely affected thereby. Furthermore, in the event that the credit rating of any obligor under any applicable credit enhancement is downgraded, the credit rating of each class of the related Notes may be downgraded to a corresponding level, and, unless otherwise specified in the related Prospectus Supplement, neither the Master Servicer nor the Company will be obligated to obtain replacement credit support in order to restore the rating of the Notes. The Master Servicer will also be permitted to replace such credit support with other credit enhancement instruments issued by obligors whose credit ratings are equivalent to such downgraded level and in lower amounts which would satisfy such downgraded level, provided that the then-current rating of

                                       39




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
each class of the related series of Notes is maintained. Where the credit support is in the form of a Reserve Fund, a permitted reduction in the amount of credit enhancement will result in a release of all or a portion of the assets in the Reserve Fund to the Company, the Master Servicer or such other person that is entitled thereto. Any assets so released and any amount by which the credit enhancement is reduced will not be available for payments in future periods.

                              PURCHASE OBLIGATIONS

     Certain types of Trust Assets and certain classes of Notes of any series, as specified in the related Prospectus Supplement, may be subject to a purchase obligation (a 'PURCHASE OBLIGATION') that would become applicable on one or more specified dates, or upon the occurrence of one or more specified events, or on demand made by or on behalf of the applicable Noteholders. A Purchase Obligation may be in the form of a conditional or unconditional purchase commitment, liquidity facility, maturity guaranty, put option or demand feature. The terms and conditions of each Purchase Obligation, including the purchase price, timing and payment procedure, will be described in the related Prospectus Supplement. A Purchase Obligation with respect to Trust Assets may apply to those Trust Assets or to the related Notes. Each Purchase Obligation may be a secured or unsecured obligation of the provider thereof, which may include a bank or other financial institution or an insurance company. Each Purchase Obligation will be evidenced by an instrument delivered to the Trustee for the benefit of the applicable Noteholders of the related series. Each Purchase Obligation with respect to Trust Assets will be payable solely to the Trustee for the benefit of the Noteholders of the related series. Other Purchase Obligations may be payable to the Trustee or directly to the holders of the Notes to which such obligations relate.

                   DESCRIPTION OF FHA INSURANCE UNDER TITLE I

     Certain of the Contracts contained in a Trust Fund may be loans insured under the Title I Program (the 'TITLE I LOANS') as described below and in the related Prospectus Supplement. The regulations, rules and procedures promulgated by the FHA under the Title I (the 'FHA REGULATIONS') contain the requirements under which lenders approved for participation in the Title I Program (the 'TITLE I LENDERS') may obtain insurance against a portion of losses incurred with respect to eligible loans that have been originated and serviced in accordance with FHA Regulations, subject to the amount of insurance coverage available in such Title I Lender's FHA Reserve, as described below and in the related Prospectus Supplement, and subject to the terms and conditions established under the National Housing Act and FHA Regulations. While FHA Regulations permit the Secretary of the Department of Housing and Urban Development ('HUD'), subject to statutory limitations, to waive a Title I Lender's noncompliance with FHA Regulations if enforcement would impose an injustice on the lender (provided the Title I Lender has acted in good faith, is in substantial compliance with FHA Regulations and has credited the borrower for any excess charges), in general, an insurance claim against the FHA will be denied if the Title I Loan to which it relates does not strictly satisfy the requirements of the National Housing Act and FHA Regulations.

     Unlike certain other government loan insurance programs, loans under the Title I Program (other than loans in excess of $25,000) are not subject to prior review by the FHA. Under the Title I Program, the FHA disburses insurance proceeds with respect to defaulted loans for which insurance claims have been filed by a Title I Lender prior to any review of such loans. A Title I Lender is required to repurchase a Title I Loan from the FHA that is determined to be ineligible for insurance after insurance claim payments for such loan have been paid to such lender. Under the FHA Regulations, if the Title I Lender's obligation to repurchase the Title I Loan is unsatisfied, the FHA is permitted to offset the unsatisfied obligation against future insurance claim payments owed by the FHA to such lender. FHA Regulations permit the FHA to disallow an insurance claim with respect to any loan that does not qualify for insurance for a period of up to two years after the claim is made and to require the Title I Lender that has submitted the insurance claim to repurchase the loan.

     The proceeds of loans under the Title I Program may be used only for permitted purposes, including, but not limited to, the alteration, repair or improvement of residential property, the purchase of a manufactured home or lot (or cooperative interest therein) on which to place such home or the purchase of both a manufactured home loan and the lot (or cooperative interest therein) on which such home is placed.

     Subject to certain limitations described below, eligible Title I Loans are generally insured by the FHA for 90% of an amount equal to the sum of (i) the net unpaid principal amount and the uncollected interest earned to

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the date of default, (ii) interest on the unpaid loan obligation from the date of default to the date of the initial submission of the insurance claim, plus 15 calendar days (the total period not to exceed nine months) at a rate of 7% per annum, (iii) uncollected court costs, (iv) title examination costs, (v) fees for required inspections by the lenders or its agents, up to $75, and (vi) origination fees up to a maximum of 5% of the loan amount. However, the insurance coverage provided by the FHA is limited to the extent of the balance in the Title I Lender's FHA Reserve maintained by the FHA. Accordingly if sufficient insurance coverage is available in such FHA Reserve, then the Title I Lender bears the risk of losses on a Title I Loan for which a claim for reimbursement is paid by the FHA of at least 10% of the unpaid principal, uncollected interest earned to the date of default, interest from the date of default to the date of the initial claim submission and certain expenses. Unlike most other FHA insurance programs, the obligation of the FHA to reimburse a Title I Lender for losses in the portfolio of insured loans held by such Title I Lender is limited to the amount in an FHA Reserve maintained on a lender-by-lender basis and not on a loan-by-loan basis.

     Under Title I, the FHA maintains an FHA insurance coverage reserve account (a 'FHA RESERVE') for each Title I Lender. The amount in each Title I Lender's FHA Reserve is a maximum of 10% of the amounts disbursed, advanced or expended by a Title I Lender in originating or purchasing eligible loans registered with the FHA for Title I insurance, with certain adjustments permitted or required by FHA Regulations. The balance of such FHA Reserve is the maximum amount of insurance claims the FHA is required to pay to the related Title I Lender. Title I Loans to be insured under Title I will be registered for insurance by the FHA. Following either the origination or transfer of loans eligible under Title I, the Title I Lender will submit such loans for FHA insurance coverage within its FHA Reserve by delivering a transfer of note report or through an electronic submission to the FHA in the form prescribed under the FHA Regulations (the 'TRANSFER REPORT'). The increase in the FHA insurance coverage for such loans in the Title I Lender's FHA Reserve will occur on the date following the receipt and acknowledgement by the FHA of the Transfer Report for such loans. The insurance available to any Trust Fund will be subject to the availability, from time to time, of amounts in each Title I Lender's FHA Reserve, which will initially be limited to the amount specified in the related Prospectus Supplement (the 'FHA INSURANCE AMOUNT').

     Under the Title I, the FHA will reduce the insurance coverage available in a Title I Lender's FHA Reserve with the respect to loans insured under such Title I Lender's contract of insurance by (i) the amount of FHA insurance claims approved for payment related to such loans and (ii) the amount of reduction of the Title I Lender's FHA Reserve by reason of the sale, assignment or transfer of loans registered under the Title I Lender's contract of insurance. Such insurance coverage also may be reduced for any FHA insurance claims previously disbursed to the Title I Lender that are subsequently rejected by the FHA.

     In general, the FHA will insure Home Improvement Contracts up to $25,000 for a single-family property, with a maximum term of 20 years. The FHA will insure loans of up to $17,500 for manufactured homes which qualify as real estate under applicable state law and loans of up to $12,000 per unit for a $48,000 limit for four units for owner-occupied multiple-family homes. If the loan amount is $15,000 or more, the FHA requires a drive-by appraisal, the current tax assessment value, or a full Uniform Residential Appraisal Report dated within 12 months of the closing to verify the property's value. The maximum loan amount on transactions requiring an appraisal is the amount of equity in the property shown by the market value determination of the property.

     Following a default on a Home Improvement Contract partially insured by the FHA, the Master Servicer, either directly or through a subsidiary, may, subject to certain conditions, either commence foreclosure proceedings against the improved property securing the loan, if applicable, or submit a claim to FHA, but may submit a claim to FHA after proceeding against the improved property only with the prior approval of the Secretary of HUD. The availability of FHA Insurance following a default on a Contract is subject to a number of conditions, including strict compliance with FHA Regulations in originating and servicing the Contract. Failure to comply with FHA Regulations may result in a denial of or surcharge on the FHA insurance claim. Prior to declaring a Contract in default and submitting a claim to FHA, the Master Servicer must take certain steps to attempt to cure the default, including personal contact with the borrower either by telephone or in a meeting and providing the borrower with 30 days' written notice prior to declaration of default. FHA may deny insurance coverage if the borrower's nonpayment is related to a valid objection to faulty contractor performance. In such event, the Master Servicer or other entity as specified in the related Prospectus Supplement will seek to obtain payment by or a judgment against the borrower, and may resubmit the claim to FHA following such a judgment.

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
                                  THE COMPANY

     The Company is an indirect wholly-owned subsidiary of GMAC Mortgage, which is a wholly-owned subsidiary of General Motors Acceptance Corporation. The Company was incorporated in the State of Delaware on May 5, 1995. The Company was organized for the purpose of acquiring first or junior lien home equity mortgage loans, home improvement contracts, manufactured housing contracts and mortgage securities and issuing securities backed by such mortgage loans, contracts and mortgage securities. The Company anticipates that it will in many cases have acquired Trust Assets indirectly through Residential Funding, which is also an indirect wholly-owned subsidiary of GMAC Mortgage. The Company does not have, nor is it expected in the future to have, any significant assets.

     The Notes do not represent an interest in or an obligation of the Company. The Company's only obligations with respect to a series of Notes will be pursuant to certain limited representations and warranties made by the Company or as otherwise provided in the related Prospectus Supplement.

     The Company maintains its principal office at 8400 Normandale Lake Boulevard, Suite 600, Minneapolis, Minnesota 55437. Its telephone number is
(612) 832-7000.

                        RESIDENTIAL FUNDING CORPORATION

     If so specified in the related Prospectus Supplement, Residential Funding, an affiliate of the Company, will act as the Master Servicer or Administrator for a series of Notes.

     Residential Funding buys mortgage loans under several loan purchase programs from mortgage loan originators or sellers nationwide, including affiliates, that meet its seller/servicer eligibility requirements and services mortgage loans for its own account and for others. Residential Funding's principal executive offices are located at 8400 Normandale Lake Boulevard, Suite 600, Minneapolis, Minnesota 55437. Its telephone number is (612) 832-7000. Residential Funding conducts operations from its headquarters in Minneapolis and from offices located in California, Colorado, Connecticut, Florida, Georgia, Maryland, New York, North Carolina, Rhode Island and Texas. At March 31, 1997, Residential Funding was master servicing a first lien loan portfolio of approximately $34.8 billion and a second lien loan portfolio of approximately $1.8 billion.

                           SERVICING OF TRUST ASSETS

     The Master Servicer will be required to service and administer the Trust Assets in a manner generally consistent with the terms of the servicing agreement entered into by the Master Servicer with the Company, an affiliate of the Company or other applicable entity (each, a 'SERVICING AGREEMENT') and the Guide with respect to the Revolving Credit Loans or with respect to a Designated Seller Transaction, as specified in the related Prospectus Supplement.

     As to any series of Notes secured by Private Securities, the applicable procedures for servicing of the related Revolving Credit Loans, Home Equity Loans, Home Improvement Contracts and Manufactured Housing Contracts will be described in the related Prospectus Supplement.

SUBSERVICING

     In connection with any series of Securities the Master Servicer may enter into one or more Subservicing Agreements. See 'Trust Asset
Program -- Subservicing.' Each Subservicer generally will be required to perform the customary functions of a servicer, including but not limited to, collection of payments from Mortgagors and remittance of such collections to the Master Servicer; maintenance of escrow or impoundment accounts of Mortgagors for payment of taxes, insurance and other items required to be paid by the Mortgagor pursuant to the Trust Asset, if applicable; processing of assumptions or substitutions (although, unless otherwise specified in the related Prospectus Supplement, the Master Servicer is generally required to exercise due-on-sale clauses to the extent such exercise is permitted by law and would not adversely affect insurance coverage); attempting to cure delinquencies; supervising foreclosures; inspection and management of Mortgaged Properties under certain circumstances; and maintaining accounting records relating to the Trust Assets. The Subservicer may be required to make advances to the holder of any related first mortgage loan to avoid or cure any delinquencies to the extent that doing so would be prudent and necessary to protect the interests of the Securityholders. A Subservicer also may be obligated to make advances to the Master Servicer in respect of certain taxes and insurance premiums not paid on a timely basis by Mortgagors. The Subservicer generally shall be responsible for performing all collection and other servicing functions with respect to any delinquent loan or foreclosure proceeding. In addition, the Subservicer is required to advance funds to cover any Draws made on a Revolving Credit Loan subject to reimbursement by the entity specified in the related Prospectus Supplement. No assurance can be given that the Subservicers will carry out their advance or payment obligations with respect to the Trust Assets. Unless otherwise specified in the related Prospectus Supplement, a Subservicer may transfer its servicing obligations to another entity that has been approved for participation in Residential Funding's loan purchase programs, but only with the approval of the Master Servicer.

     Each Subservicer will be required to agree to indemnify the Master Servicer for any liability or obligation sustained by the Master Servicer in connection with any act or failure to act by the Subservicer in its servicing capacity. Each Subservicer is required to maintain a fidelity bond and an errors and omissions policy with respect to its officers, employees and other persons acting on its behalf or on behalf of the Master Servicer.

     Each Subservicer will be required to service each Trust Asset pursuant to the terms of the Subservicing Agreement for the entire term of such Trust Asset, unless the Subservicing Agreement is earlier terminated by the Master Servicer or unless servicing is released to the Master Servicer. Subject to applicable law, the Master Servicer may have the right to terminate a Subservicing Agreement immediately upon the giving of notice upon certain stated events, including the violation of such Subservicing Agreement by the Subservicer, or up to ninety days' notice to the Subservicer without cause upon payment of certain amounts set forth in the Subservicing Agreement. Upon termination of a Subservicing Agreement, the Master Servicer may act as servicer of the related Trust Assets or enter into one or more new Subservicing Agreements. The Master Servicer may agree with a Subservicer to amend a Subservicing Agreement. Any amendments to a Subservicing Agreement or to a new Subservicing Agreement may contain provisions different from those described above which are in effect in the original Subservicing Agreements.

COLLECTION AND OTHER SERVICING PROCEDURES

     The Master Servicer, directly or through Subservicers, as the case may be, will make reasonable efforts to collect all payments called for under the Trust Assets and will, consistent with the related Servicing Agreement and any applicable insurance policy, FHA insurance or other credit enhancement, follow such collection procedures which shall be normal and usual in its general mortgage servicing activities with respect to mortgage loans comparable to the Trust Assets. Consistent with the foregoing, the Master Servicer may in its discretion waive any prepayment charge in connection with the prepayment of a Trust Asset or extend the Due Dates for payments due on a Trust Asset, provided that the insurance coverage for such Trust Asset or any coverage provided by any alternative credit enhancement will not be adversely affected thereby. With respect to any series of Notes as to which the Trust Fund includes Private Securities, the Master Servicer's servicing and administration obligations will be pursuant to the terms of such Private Securities.

     Under its Subservicing Agreement, a Subservicer is granted certain discretion to extend relief to Mortgagors whose payments become delinquent. A Subservicer may grant a period of temporary indulgence (generally up to three months) to a Mortgagor or may enter into a liquidating plan providing for repayment by the Mortgagor of delinquent amounts within six months from the date of execution of the plan, in each case without the prior approval of the Master Servicer. Other types of forbearance generally require Master Servicer approval. Neither indulgence nor forbearance with respect to a Trust Asset will affect the interest rate or rates used in calculating payments to Securityholders. See 'Description of the Notes -- Payments.'

     In certain instances in which a Trust Asset is in default (or if default is reasonably foreseeable), and if determined by the Master Servicer to be in the best interests of the related Noteholders, the Master Servicer may permit certain modifications of the Trust Asset or make forbearances on the Trust Asset rather than proceeding with foreclosure or repossession (if applicable). In making such determination, the estimated Realized Loss that might result if such Trust Asset were liquidated would be taken into account. Such modifications may have the effect of reducing the Mortgage Rate or extending the final maturity date of the Trust Asset. Any such modified Trust Asset may remain in the related Trust Fund, and the reduction in collections resulting from such modification may result in reduced distributions of interest (or other amounts) on, or may extend the final maturity of, one or more classes of the related Notes.

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
     In any case in which property subject to a Trust Asset is being conveyed by the Mortgagor, the Master Servicer, directly or through a Subservicer, shall in general be obligated, to the extent it has knowledge of such conveyance, to exercise its rights to accelerate the maturity of such Trust Asset under any due-on-sale clause applicable thereto, but only if the exercise of such rights is permitted by applicable law and only to the extent it would not adversely affect or jeopardize coverage under any applicable credit enhancement arrangements. If the Master Servicer or Subservicer is prevented from enforcing such due-on-sale clause under applicable law or if the Master Servicer or Subservicer determines that it is reasonably likely that a legal action would be instituted by the related Mortgagor to avoid enforcement of such due-on-sale clause, the Master Servicer or Subservicer will enter into an assumption and modification agreement with the person to whom such property has been or is about to be conveyed, pursuant to which such person will become liable under the Mortgage Note subject to certain specified conditions. The original Mortgagor may be released from liability on a Trust Asset if the Master Servicer or Subservicer shall have determined in good faith that such release will not adversely affect the ability to make full and timely collections on the related Trust Asset. Any fee collected by the Master Servicer or Subservicer for entering into an assumption or substitution of liability agreement will be retained by the Master Servicer or Subservicer as additional servicing compensation unless otherwise set forth in the related Prospectus Supplement. See 'Certain Legal Aspects of Trust Assets and Related Matters -- Enforceability of Certain Provisions' herein. In connection with any such assumption, the Mortgage Rate borne by the related Mortgage Note may not be altered.

     Mortgagors may, from time to time, request partial releases of the Mortgaged Properties, easements, consents to alteration or demolition and other similar matters. The Master Servicer or the related Subservicer may approve such a request if it has determined, exercising its good faith business judgment in the same manner as it would if it were the owner of the related Trust Asset, that such approval will not adversely affect the security for, and the timely and full collectability of, the related Trust Asset. Any fee collected by the Master Servicer or the Subservicer for processing such request will be retained by the Master Servicer or Subservicer as additional servicing compensation.

     The Master Servicer is required to maintain a fidelity bond and errors and omissions policy with respect to its officers and employees and other persons acting on behalf of the Master Servicer in connection with its activities under the Servicing Agreement. The Master Servicer may be subject to certain restrictions under the Servicing Agreement with respect to the refinancing of a lien senior to a Revolving Credit Loan, Home Equity Loan or a Contract secured by a lien on the related Mortgaged Property.

REALIZATION UPON DEFAULTED LOANS

     With respect to a Revolving Credit Loan, Home Equity Loan or a Contract secured by a lien on a Mortgaged Property in default, the Master Servicer or the related Subservicer will decide whether to foreclose upon the Mortgaged Property or with respect to any such Trust Asset, write off the principal balance of the Trust Asset as a bad debt or take an unsecured note. Realization on other defaulted Contracts may be accomplished through repossession and subsequent resale of the underlying Manufactured Home or Home Improvement. In connection with such decision, the Master Servicer or the related Subservicer will, following usual practices in connection with senior and junior mortgage servicing activities or repossession and resale activities, estimate the proceeds expected to be received and the expenses expected to be incurred in connection with such foreclosure or repossession and resale to determine whether a foreclosure proceeding or a repossession and resale is appropriate. To the extent that a Revolving Credit Loan, Home Equity Loan or a Contract secured by a lien on a Mortgaged Property is junior to another lien on the related Mortgaged Property, following any default thereon, unless foreclosure proceeds for such Trust Asset are expected to at least satisfy the related senior mortgage loan in full and to pay foreclosure costs, it is likely that such Trust Asset will be written off as bad debt with no foreclosure proceeding. See 'Risk
Factors -- Special Features of Certain Trust Assets Secured by Junior Liens on Mortgaged Properties' herein. In the event that title to any Mortgaged Property is acquired in foreclosure or by deed in lieu of foreclosure, the deed or certificate of sale will be issued to the Indenture Trustee or to its nominee on behalf of Noteholders. Notwithstanding any such acquisition of title and cancellation of the related Trust Asset, such Revolving Credit Loan, Home Equity Loan or Contract secured by a lien on a Mortgaged Property (an 'REO LOAN') will be considered for most purposes to be an outstanding Trust Asset held in the Trust Fund until such time as the Mortgaged Property is sold and all recoverable Liquidation Proceeds and Insurance Proceeds have been received with respect to such defaulted Trust Asset (a 'LIQUIDATED LOAN'). To the extent provided in the related Agreement and related Servicing Agreement, any income (net of expenses and other than gains described below) received by the Subservicer or the Master Servicer on such Mortgaged Property, prior to its disposition will be deposited in the Custodial Account upon receipt and will be available at such time for making payments to Noteholders.

     With respect to a Revolving Credit Loan, Home Equity Loan or a Contract secured by a lien on a Mortgaged Property in default, the Master Servicer may pursue foreclosure (or similar remedies) subject to any senior lien positions and certain other restrictions pertaining to junior loans as described under 'Certain Legal Aspects of Trust Assets and Related Matters -- Foreclosure on Revolving Credit Loans, Home Equity Loans and Certain Contracts' concurrently with pursuing any remedy for a breach of a representation and warranty. However, the Master Servicer is not required to continue to pursue both such remedies if it determines that one such remedy is more likely to result in a greater recovery. Upon the first to occur of final liquidation and a repurchase or substitution pursuant to a breach of a representation and warranty, such Trust Asset will be removed from the related Trust Fund. The Master Servicer may elect to treat a defaulted Trust Asset as having been finally liquidated if substantially all amounts expected to be received in connection therewith have been received. Any additional liquidation expenses relating to such Trust Asset thereafter incurred will be reimbursable to the Master Servicer (or any Subservicer) from any amounts otherwise payable to the related Noteholders, or may be offset by any subsequent recovery related to such Trust Asset. Alternatively, for purposes of determining the amount of related Liquidation Proceeds to be paid to Noteholders, the amount of any Realized Loss or the amount required to be drawn under any applicable form of credit enhancement, the Master Servicer may take into account minimal amounts of additional receipts expected to be received, as well as estimated additional liquidation expenses expected to be incurred in connection with such defaulted Trust Asset.

     With respect to certain series of Notes, if so provided in the related Prospectus Supplement, the applicable form of credit enhancement may provide, to the extent of coverage thereunder, that a defaulted Trust Asset or REO Loan will be removed from the Trust Fund prior to the final liquidation thereof. In addition, the Master Servicer will generally have the option to purchase from the Trust Fund any defaulted Trust Asset after a specified period of delinquency. If a defaulted Trust Asset or REO Loan is not so removed from the Trust Fund, then, upon the final liquidation thereof, if a loss is realized which is not covered by any applicable form of credit enhancement or other insurance, the Noteholders will bear such loss. However, if a gain results from the final liquidation of an REO Loan which is not required by law to be remitted to the related Mortgagor, the Master Servicer will be entitled to retain such gain as additional servicing compensation unless the related Prospectus Supplement provides otherwise. For a description of the Master Servicer's obligations to maintain and make claims under applicable forms of credit enhancement and insurance relating to the Trust Assets, see 'Description of Credit Enhancement' and 'Description of the Securities -- Hazard Insurance; Claims Thereunder.'

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

     The principal servicing compensation to be paid to the Master Servicer in respect of its master servicing activities for each series of Notes will be equal to the percentage per annum described in the related Prospectus Supplement (which may vary under certain circumstances). As compensation for its servicing duties, a Subservicer or, if there is no Subservicer, the Master Servicer will be entitled to a monthly servicing fee as described in the related Prospectus Supplement, which may vary under certain circumstances from the amounts described in the Prospectus Supplement. Certain Subservicers may also receive additional compensation in the amount of all or a portion of the interest due and payable on the applicable Trust Asset which is over and above the interest rate specified at the time the Company or Residential Funding, as the case may be, committed to purchase the Trust Asset. See 'Trust Asset
Program -- Subservicing.' Subservicers will be required to pay to the Master Servicer an amount equal to one month's interest (net of its servicing or other compensation) on the amount of any partial Principal Prepayment. Unless otherwise specified in the related Prospectus Supplement, the Master Servicer will retain such amounts to the extent collected from Subservicers. The Master Servicer or a Subservicer will retain all prepayment charges, assumption fees and late payment charges, to the extent collected from Mortgagors, and any benefit which may accrue as a result of the investment of funds in the Custodial Account or the applicable Payment Account (unless otherwise specified in the related Prospectus Supplement) or in a Subservicing Account, as the case may be. In addition, certain duties of the Master Servicer may be performed by an affiliate of the Master Servicer who will be entitled to reasonable compensation therefor from the Trust Fund.

     The Master Servicer (or, if specified in the related Agreement, the Indenture Trustee on behalf of the applicable Trust Fund) will pay or cause to be paid certain ongoing expenses associated with each Trust Fund and incurred by it in connection with its responsibilities under the Servicing Agreement, including, without limitation, payment of any fee or other amount payable in respect of certain credit enhancement arrangements, payment of any FHA insurance premiums, if applicable, payment of the fees and disbursements of the Indenture Trustee, the Owner Trustee, any custodian, the Note Registrar and any Paying Agent, and payment of expenses incurred in enforcing the obligations of Subservicers and Designated Sellers. The Master Servicer will be entitled to reimbursement of expenses incurred in enforcing the obligations of Subservicers and Designated Sellers under certain limited circumstances. In addition, as indicated in the preceding section, the Master Servicer will be entitled to reimbursements for certain expenses incurred by it in connection with Liquidated Loans and in connection with the restoration of Mortgaged Properties, such right of reimbursement being prior to the rights of Noteholders to receive any related Liquidation Proceeds (including Insurance Proceeds).

EVIDENCE AS TO COMPLIANCE

     Each Servicing Agreement will provide for delivery (on or before a specified date in each year) to the Indenture Trustee of an annual statement signed by an officer of the Master Servicer to the effect that the Master Servicer has fulfilled in all material respects the minimum servicing standards set forth in the audit guide for audits of non-supervised mortgagees approved by the Department of Housing and Urban Development for use by independent public accountants, the Uniform Single Attestation Program for Mortgage Bankers or the Audit Program for Mortgages serviced for Federal Home Loan Mortgage Corporation (each, an 'AUDIT GUIDE') throughout the preceding year or, if there has been a material default in the fulfillment of any such obligation, such statement shall specify each such known default and the nature and status thereof. Such statement may be provided as a single form making the required statements as to more than one Servicing Agreement.

     Each Servicing Agreement will also provide that on or before a specified date in each year, beginning the first such date that is at least a specified number of months after the Cut-off Date, a firm of independent public accountants will furnish a statement to the Company and the Indenture Trustee to the effect that, on the basis of an examination by such firm conducted substantially in compliance with the standards established by the American Institute of Certified Public Accountants, the servicing of mortgage loans under agreements (including the related Servicing Agreement) was conducted substantially in compliance with the minimum servicing standards set forth in the related Audit Guide (to the extent that procedures in such Audit Guide are applicable to the servicing obligations set forth in such agreements) except for such significant exceptions or errors in records that shall be reported in such statement. In rendering its statement such firm may rely, as to the matters relating to the direct servicing of mortgage loans by Subservicers, upon comparable statements for examinations conducted substantially in compliance with the related Audit Guide described above (rendered within one year of such statement) of firms of independent public accountants with respect to those Subservicers which also have been the subject of such an examination.

     Copies of the annual statement of an officer of the Master Servicer may be obtained by Noteholders without charge upon written request to the Master Servicer, at the address indicated in the monthly statement to Noteholders.

CERTAIN MATTERS REGARDING THE MASTER SERVICER AND THE COMPANY

     The Servicing Agreement for each series of Notes will provide that the Master Servicer may not resign from its obligations and duties thereunder except upon a determination that performance of such duties is no longer permissible under applicable law or except in connection with a permitted transfer of servicing. No such resignation will become effective until the Indenture Trustee or a successor servicer has assumed the Master Servicer's obligations and duties under the Servicing Agreement.

     Each Servicing Agreement will also provide that, except as set forth below, neither the Master Servicer, the Company nor any director, officer, employee or agent of the Master Servicer or the Company will be under any liability to the Trust Fund or the Noteholders for any action taken or for refraining from the taking of any action in good faith pursuant to the Servicing Agreement, or for errors in judgment; provided, however, that neither the

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
Master Servicer, the Company nor any such person will be protected against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties thereunder. Each Servicing Agreement will further provide that the Master Servicer, the Company and any director, officer, employee or agent of the Master Servicer or the Company is entitled to indemnification by the Trust Fund (or the Special Purpose Entity, if applicable) and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the Servicing Agreement or the related series of Notes, other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of duties thereunder or by reason of reckless disregard of obligations and duties thereunder. In addition, each Servicing Agreement will provide that the Master Servicer and the Company will not be under any obligation to appear in, prosecute or defend any legal or administrative action that is not incidental to its respective duties under the Servicing Agreement and which in its opinion may involve it in any expense or liability. The Master Servicer or the Company may, however, in its discretion undertake any such action which it may deem necessary or desirable with respect to the Servicing Agreement and the rights and duties of the parties thereto and the interests of the Noteholders thereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom will be expenses, costs and liabilities of the Trust Fund (or the Special Purpose Entity, if applicable) and the Master Servicer or the Company, as the case may be will be entitled to be reimbursed therefor out of funds otherwise payable to Noteholders.

     Any person into which the Master Servicer may be merged or consolidated, any person resulting from any merger or consolidation to which the Master Servicer is a party or any person succeeding to the business of the Master Servicer will be the successor of the Master Servicer under the Servicing Agreement, provided that such person meets the requirements set forth in the Servicing Agreement. In addition, notwithstanding the prohibition on its resignation, the Master Servicer may assign its rights and delegate its duties and obligations under a Servicing Agreement to any person reasonably satisfactory to the Company and the Indenture Trustee and meeting the requirements set forth in the related Servicing Agreement. In the case of any such assignment, the Master Servicer will be released from its obligations under such Servicing Agreement, exclusive of liabilities and obligations incurred by it prior to the time of such assignment.

                                 THE AGREEMENTS

     The following summaries describe certain provisions of the Trust Agreement, the Indenture and Servicing Agreement relating to a series of Notes (each, an 'AGREEMENT' and, collectively, the 'AGREEMENTS'). The summaries do not purport to be complete and are qualified entirely by reference to the actual terms of the Agreements relating to a series of Notes.

EVENTS OF DEFAULT; RIGHTS UPON EVENT OF DEFAULT

  Servicing Agreement

     A 'SERVICING DEFAULT' under the Servicing Agreement in respect of a series of Securities, unless otherwise specified in the Prospectus Supplement, generally will include: (i) any failure by the Master Servicer to make a required deposit to the Custodial Account or the Payment Account or, if the Master Servicer is the Paying Agent, to pay to the holders of any class of Securities of such series any required payment which continues unremedied for five business days after the giving of written notice of such failure to the Master Servicer by the Indenture Trustee or the Issuer (or the majority holder of the Ownership Interest in the Special Purpose Entity or the Credit Enhancer, if applicable); (ii) any failure by the Master Servicer duly to observe or perform in any material respect any other of its covenants or agreements in the Servicing Agreement with respect to such series of Securities which continues unremedied for 45 days after the giving of written notice of such failure to the Master Servicer by the Indenture Trustee or the Issuer (or the majority holder of the Ownership Interest in the Special Purpose Entity or the Credit Enhancer, if applicable); (iii) certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings regarding the Master Servicer and certain actions by the Master Servicer indicating its insolvency or inability to pay its obligations and (iv) any other Servicing Default as set forth in the Servicing Agreement. A default pursuant to the terms of any Servicing Agreement relating to any Private Securities included in any Trust Fund will not constitute an Event of Default under the related Trust Agreement or Indenture.

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
     So long as a Servicing Default remains unremedied, either the Company or the Indenture Trustee may (except as otherwise provided for in the related Agreement with respect to the Special Purpose Entity or the Credit Enhancer, if applicable), by written notification to the Master Servicer and to the Issuer or the Indenture Trustee or Trust Fund, as applicable, terminate all of the rights and obligations of the Master Servicer under the Servicing Agreement (other than any right of the Master Servicer as Securityholder and other than the right to receive servicing compensation, expenses for servicing the Trust Assets during any period prior to the date of such termination, and such other reimbursement, of amounts the Master Servicer is entitled to withdraw from the Custodial Account) whereupon the Indenture Trustee will succeed to all responsibilities, duties and liabilities of the Master Servicer under such Servicing Agreement (other than the obligation to purchase Trust Assets under certain circumstances) and will be entitled to similar compensation arrangements. In the event that the Indenture Trustee would be obligated to succeed the Master Servicer but is unwilling so to act, it may appoint (or if it is unable so to act, it shall appoint) or petition a court of competent jurisdiction for the appointment of an approved mortgage servicing institution with a net worth of at least $10,000,000 to act as successor to the Master Servicer under the Servicing Agreement (unless otherwise set forth in the Servicing Agreement). Pending such appointment, the Indenture Trustee is obligated to act in such capacity. The Indenture Trustee and such successor may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation to the initial Master Servicer under the Servicing Agreement.

  Indenture

     An 'EVENT OF DEFAULT' under the Indenture in respect of each series of Notes, unless otherwise specified in the Prospectus Supplement, generally will include: (i) a default for five days or more in the payment of any principal of or interest on any Note of such series; (ii) failure to perform any other covenant of the Company or the Trust Fund in the Indenture which continues for a period of thirty days after notice thereof is given in accordance with the procedures described in the related Prospectus Supplement (and if the Credit Enhancer defaults in the performance of its obligations, if applicable); (iii) any representation or warranty made by the Company or the Trust Fund in the Indenture or in any certificate or other writing delivered pursuant thereto or in connection therewith with respect to or affecting such series having been incorrect in a material respect as of the time made, and such breach is not cured within thirty days after notice thereof is given in accordance with the procedures described in the related Prospectus Supplement; (iv) certain events of bankruptcy, insolvency, receivership or liquidation of the Company or the Trust Fund (and if the Credit Enhancer defaults in the performance of its obligations, if applicable); or (v) any other Event of Default provided with respect to Notes of that series.

     If an Event of Default with respect to the Notes of any series at the time outstanding occurs and is continuing, either the Indenture Trustee, the Credit Enhancer (if applicable) or the holders of a majority of the then aggregate outstanding amount of the Notes of such series may declare the principal amount (or, if the Notes of that series are Accrual Notes, such portion of the principal amount as may be specified in the terms of that series, as provided in the related Prospectus Supplement) of all the Notes of such series to be due and payable immediately. Such declaration may, under certain circumstances, be rescinded and annulled by the holders of a majority in aggregate outstanding amount of the related Notes.

     If, following an Event of Default with respect to any series of Notes, the Notes of such series have been declared to be due and payable, the Indenture Trustee (with the consent of the Credit Enhancer, if applicable) may, in its discretion, notwithstanding such acceleration, elect to maintain possession of the collateral securing the Notes of such series and to continue to apply payments on such collateral as if there had been no declaration of acceleration if such collateral continues to provide sufficient funds for the payment of principal of and interest on the Notes of such series as they would have become due if there had not been such a declaration. In addition, the Indenture Trustee may not sell or otherwise liquidate the collateral securing the Notes of a series following an Event of Default, unless (a) the holders of 100% of the then aggregate outstanding amount of the Notes of such series consent to such sale,
(b) the proceeds of such sale or liquidation are sufficient to pay in full the principal of and accrued interest, due and unpaid, on the outstanding Notes of such series (and to reimburse the Credit Enhancer, if applicable) at the date of such sale or (c) the Indenture Trustee determines that such collateral would not be sufficient on an ongoing basis to make all payments on such Notes as such payments would have become due if such Notes had not been declared due and payable, and the Indenture Trustee obtains

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
the consent of the holders of 66 2/3% of the then aggregate outstanding amount of the Notes of such series (and the Credit Enhancer, if applicable).

     In the event that the Indenture Trustee liquidates the collateral in connection with an Event of Default, the Indenture provides that the Indenture Trustee will have a prior lien on the proceeds of any such liquidation for unpaid fees and expenses. As a result, upon the occurrence of such an Event of Default, the amount available for payments to the Noteholders would be less than would otherwise be the case. However, the Indenture Trustee may not institute a proceeding for the enforcement of its lien except in connection with a proceeding for the enforcement of the lien of the Indenture for the benefit of the Noteholders after the occurrence of such an Event of Default.

     Unless otherwise specified in the related Prospectus Supplement, in the event the principal of the Notes of a series is declared due and payable, as described above, the holders of any such Notes issued at a discount from par may be entitled to receive no more than an amount equal to the unpaid principal amount thereof less the amount of such discount that is unamortized.

     No Securityholder generally will have any right under a Trust Agreement or Indenture to institute any proceeding with respect to such Agreement unless (a) such holder previously has given to the Indenture Trustee written notice of default and the continuance thereof, (b) the holders of Securities of any class evidencing not less than 25% of the aggregate Percentage Interests constituting such class (i) have made written request upon the Indenture Trustee to institute such proceeding in its own name as Indenture Trustee thereunder and (ii) have offered to the Indenture Trustee reasonable indemnity, (c) the Indenture Trustee has neglected or refused to institute any such proceeding for 60 days after receipt of such request and indemnity and (d) no direction inconsistent with such written request has been given to the Indenture Trustee during such 60 day period by the Holders of a majority of the Security Balances of such class (except as otherwise provided for in the related Agreement with respect to the Credit Enhancer). However, the Indenture Trustee will be under no obligation to exercise any of the trusts or powers vested in it by the applicable Agreement or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the holders of Securities covered by such Agreement, unless such Securityholders have offered to the Indenture Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.

AMENDMENT

     Unless otherwise stated in the related Prospectus Supplement, each Agreement may be amended by the parties thereto (except as otherwise provided for in the related Agreement with respect to the Credit Enhancer) without the consent of the related Noteholders, (i) to cure any ambiguity; (ii) to correct or supplement any provision therein which may be inconsistent with any other provision therein or to correct any error; (iii) to change the timing and/or nature of deposits in the Custodial Account or the Payment Account or to change the name in which the Custodial Account is maintained (except that (a) deposits to the Payment Account may not occur later than the related Payment Date, (b) such change may not adversely affect in any material respect the interests of any Securityholder, as evidenced by an opinion of counsel, and (c) such change may not adversely affect the then-current rating of any rated Securities, as evidenced by a letter from each applicable Rating Agency) as specified in the related Prospectus Supplement; or (iv) to make any other provisions with respect to matters or questions arising under such Agreement which are not materially inconsistent with the provisions thereof, so long as such action will not adversely affect in any material respect the interests of any Securityholder.

     Unless otherwise stated in the related Prospectus Supplement, each Agreement may also be amended by the parties thereto (except as otherwise provided for in the related Agreement with respect to the Credit Enhancer) with the consent of the holders of Securities of each class affected thereby evidencing, in each case, not less than 66% of the aggregate Percentage Interests constituting such class for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of such Agreement or of modifying in any manner the rights of the related Securityholders, except that no such amendment may (i) reduce in any manner the amount of, or delay the timing of, payments received on Trust Assets which are required to be paid on a Security of any class without the consent of the holder of such Security, (ii) impair the right of any Securityholder to institute suit for the enforcement of the provisions of the Agreements or

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
(iii) reduce the percentage of Securities of any class the holders of which are required to consent to any such amendment unless the holders of all Securities of such class have consented to the change in such percentage.

TERMINATION; REDEMPTION OF NOTES

  Trust Agreement

     The obligations created by the Trust Agreement for each series of Securities (other than certain limited payment and notice obligations of the Owner Trustee and the Company, respectively) will terminate upon the payment to the related Securityholders (including, the Notes issued pursuant to the related Indenture) of all amounts held by the Master Servicer and required to be paid to such Securityholders following the earlier of (i) the final payment or other liquidation or disposition (or any advance with respect thereto) of the last Trust Asset subject thereto and all property acquired upon foreclosure or deed in lieu of foreclosure of any Trust Asset and (ii) the purchase by the Master Servicer or the Company from the Trust Fund (or from the Special Purpose Entity, if applicable) for such series of all remaining Trust Assets and all property acquired in respect of such Trust Assets.

  Indenture

     The Indenture will be discharged with respect to a series of Notes (except with respect to certain continuing rights specified in the Indenture) upon the distribution to Noteholders of all amounts required to be distributed pursuant to the Indenture.

THE OWNER TRUSTEE

     The Owner Trustee under the Trust Agreement will be named in the related Prospectus Supplement. The commercial bank or trust company serving as Owner Trustee may have normal banking relationships with the Company and/or its affiliates, including Residential Funding.

     The Owner Trustee may resign at any time, in which event the Administrator or the Indenture Trustee will be obligated to appoint a successor owner trustee as set forth in the Agreements. The Administrator or the Indenture Trustee may also remove the Owner Trustee if the Owner Trustee ceases to be eligible to continue as such under the Trust Agreement or if the Owner Trustee becomes insolvent. Upon becoming aware of such circumstances, the Administrator or the Indenture Trustee will be obligated to appoint a successor Owner Trustee. Any resignation or removal of the Owner Trustee and appointment of a successor Owner Trustee will not become effective until acceptance of the appointment by the successor Owner Trustee.

THE INDENTURE TRUSTEE

     The Indenture Trustee under the Indenture will be named in the related Prospectus Supplement. The commercial bank or trust company serving as Indenture Trustee may have normal banking relationships with the Company and/or its affiliates, including Residential Funding.

     The Indenture Trustee may resign at any time, in which event the Company, the Owner Trustee or the Administrator will be obligated to appoint a successor indenture trustee as set forth in the Indenture. The Company, the Owner Trustee or the Administrator as set forth in the Indenture may also remove the Indenture Trustee if the Indenture Trustee ceases to be eligible to continue as such under the Indenture or if the Indenture Trustee becomes insolvent. Upon becoming aware of such circumstances, the Company, the Owner Trustee or the Administrator will be obligated to appoint a successor Indenture Trustee. If so specified in the Indenture, the Indenture Trustee may also be removed at any time by the holders of a majority principal balance of the Notes. Any resignation or removal of the Indenture Trustee and appointment of a successor Indenture Trustee will not become effective until acceptance of the appointment by the successor Indenture Trustee.

                      YIELD AND PREPAYMENT CONSIDERATIONS

     The yield to maturity of a Note will depend on the price paid by the holder for such Note, the Interest Rate on any such Note entitled to payments of interest (which Interest Rate may vary if so specified in the related Prospectus Supplement) and the rate and timing of principal payments (including payments in excess of required

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
installments, prepayments or terminations, liquidations and repurchases) on the Trust Assets and the rate and timing of Draws (if applicable) and the allocation thereof to reduce the principal balance of such Note (or notional amount thereof, if applicable).

     The amount of interest payments on a Trust Asset made monthly to holders of a class of Notes entitled to payments of interest will be calculated on the basis of such class's specified percentage of each such payment of interest (or accrual in the case of Accrual Notes) and will be expressed as a fixed, adjustable or variable Interest Rate payable on the outstanding principal balance or notional amount of such Note, or any combination of such Interest Rates, calculated as described herein and in the related Prospectus Supplement. See 'Description of the Notes -- Payments.' Holders of Strip Notes or a class of Notes having a Interest Rate that varies based on the weighted average Mortgage Rate of the underlying Trust Assets will be affected by disproportionate prepayments and repurchases of Trust Assets having higher Net Mortgage Rates or rates applicable to the Strip Notes, as applicable.

     The effective yield to maturity to each holder of Notes entitled to payments of interest will be below that otherwise produced by the applicable Interest Rate and purchase price of such Note to the extent that interest accrues on each Trust Asset during the calendar month or a period preceding a Payment Date instead of through the day immediately preceding such Payment Date.

     A class of Notes may be entitled to payments of interest at a variable or adjustable Interest Rate, or any combination of such Interest Rates, as specified in the related Prospectus Supplement. A variable Interest Rate may be calculated based on the weighted average of the Mortgage Rates (net of Servicing Fees and any Excess Spread or Excluded Spread) of the related Trust Assets (the 'NET MORTGAGE RATE') or certain balances thereof for the month preceding the Payment Date, by reference to an index or otherwise. The aggregate payments of interest on a class of Notes, and the yield to maturity thereon, will be affected by the rate of payment of principal on the Notes (or the rate of reduction in the notional amount of Notes entitled to payments of interest only). The yield on the Notes will also be affected by liquidations of Trust Assets following Mortgagor defaults and by purchases of Trust Assets in the event of certain breaches of representations made in respect of such Trust Assets. See 'Trust Asset Program -- Representations Relating to Trust Assets' and 'Description of the Notes -- Assignment of Trust Assets' above. In addition, if the index used to determine the Interest Rate for the Notes is different than the Index applicable to the Mortgage Rates, the yield on the Notes will be sensitive to changes in the index related to the Interest Rate and the yield on the Notes may be reduced by application of a cap on the Interest Rate based on the weighted average of the Net Mortgage Rates or such other formulas as may be set forth in the related Prospectus Supplement.

     In general, if a Note is purchased at a premium over its face amount and payments of principal on such Note occur at a rate faster than anticipated at the time of purchase, the purchaser's actual yield to maturity will be lower than that assumed at the time of purchase. Conversely, if a Note is purchased at a discount from its face amount and payments of principal on such Note occur at a rate slower than that assumed at the time of purchase, the purchaser's actual yield to maturity will be lower than that originally anticipated. If Strip Notes are issued evidencing a right to payments of interest only or disproportionate payments of interest, a faster than expected rate of principal payments on the Trust Assets (net of Draws, if applicable) will negatively affect the total return to investors in any such Notes. The yield on a class of Strip Notes that is entitled to receive payments of interest only will nevertheless be affected by any losses on the related Trust Assets because of the effect on the timing and amount of payments. In certain circumstances, rapid principal payments on the Trust Assets (net of Draws, if applicable) may result in the failure of such holders to recoup their original investment. If Strip Notes are issued evidencing a right to payments of principal only or disproportionate payments of principal, a slower than expected rate of principal payments on the Trust Assets (net of Draws, if applicable) could negatively affect the anticipated yield on such Strip Notes. In addition, the total return to investors of Notes evidencing a right to payments of interest at a rate that is based on the weighted average Net Mortgage Rate of the Trust Assets from time to time will be adversely affected by principal payments on Trust Assets with Mortgage Rates higher than the weighted average Mortgage Rate on the Trust Assets. In general, mortgage loans with higher Mortgage Rates or Gross Margins are likely to prepay at a faster rate than mortgage loans with lower Mortgage Rates or Gross Margins. In addition, the yield to maturity on certain other types of classes of Notes, including Accrual Notes, Notes with a Interest Rate that fluctuates inversely with or at a multiple of an index or certain other classes in a series including more than one class of Notes, may be relatively more sensitive to the rate of principal payments on the related Trust Assets (net of Draws if applicable) than other classes of Notes.

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
     The outstanding principal balances of manufactured housing contracts, home equity loans and home improvement contracts are, in general, much smaller than traditional first lien mortgage loan balances, and the original terms to maturity of such contracts are generally shorter than those of traditional first lien mortgage loans. As a result, changes in interest rates will not affect the monthly payments on manufactured housing contracts and home improvement contracts to the same degree that changes in mortgage interest rates will affect the monthly payments on such mortgage loans. Consequently, the effect of changes in prevailing interest rates on the prepayment rates on manufactured housing contracts and home improvement contracts may not be similar to the effects of such changes on mortgage loan prepayment rates, or such effects may be similar to the effects of such changes on mortgage loan prepayment rates, but to a smaller degree.

     The timing of changes in the rate of principal payments on a Note may significantly affect an investor's actual yield to maturity, even if the average rate of principal payments experienced over time is consistent with an investor's expectation. In general, the earlier a payment of principal on a Note, the greater will be the effect on an investor's yield to maturity. As a result, the effect on an investor's yield of principal payments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of a series of Notes would not be fully offset by a subsequent like reduction (or increase) in the rate of principal payments.

     The rate and timing of defaults on the Trust Assets will also affect the rate and timing of principal payments on the Trust Assets and thus the yield on the related Notes. For a general discussion of the risk of defaults on the Trust Assets, see 'Risk Factors' herein. There can be no assurance as to the rate of losses or delinquencies on any of the Trust Assets, however, such losses and delinquencies may be expected to be higher than those of traditional first lien mortgage loans. To the extent that any losses are incurred on any of the Trust Assets that are not covered by the applicable credit enhancement, holders of Notes of the series evidencing interests in the related Pool (or certain classes thereof) will bear all risk of such losses resulting from default by Mortgagors. See 'Risk Factors -- Limitations, Reduction and Substitution of Credit Enhancement' herein. Even where the applicable credit enhancement covers all losses incurred on the Trust Assets, the effect of losses may be to increase prepayment experience on the Trust Assets, thus reducing average weighted life and affecting yield to maturity.

     With respect to certain Trust Assets, the Mortgage Rate at origination may be below the rate that would result from the sum of the then-applicable Index and Gross Margin. Under the applicable underwriting standards, Mortgagors are generally qualified based on an assumed payment which reflects a rate significantly lower than the maximum rate. The repayment of any such Trust Asset may thus be dependent on the ability of the mortgagor to make larger interest payments following the adjustment of the Mortgage Rate.

     As discussed under 'Risk Factors -- Special Features of Certain Trust Assets Secured by Junior Liens on Mortgaged Properties -- Revolving Credit Loan Characteristics,' the Revolving Credit Loans are not expected to significantly amortize prior to maturity. As a result, a borrower will generally be required to pay a substantial principal amount at the maturity of a Revolving Credit Loan. Such Revolving Credit Loans pose a greater risk of default than fully-amortizing Revolving Credit Loans, because the Mortgagor's ability to make such a substantial payment at maturity will generally depend on the Mortgagor's ability to obtain refinancing of such Revolving Credit Loans or to sell the Mortgaged Property prior to the maturity of the Revolving Credit Loan. The ability to obtain refinancing will depend on a number of factors prevailing at the time refinancing or sale is required, including, without limitation, the Mortgagor's personal economic circumstances, the Mortgagor's equity in the related Mortgaged Property, real estate values, prevailing market interest rates, tax laws and national and regional economic conditions. For a general discussion of factors that may affect a Mortgagor's personal economic circumstances, see 'Risk Factors -- Special Features of Certain Trust Assets Secured by Junior Liens on Mortgaged Properties -- Mortgagor Credit' herein. Unless otherwise specified in the related Prospectus Supplement, neither the Company, Residential Funding, GMAC Mortgage nor any of their affiliates will be obligated to refinance or repurchase any Trust Asset or to sell any Mortgaged Property.

     For any Revolving Credit Loans, Home Equity Loans and any Contracts secured by junior mortgages, any inability of the Mortgagor to pay off the balance thereof may also affect the ability of the Mortgagor to obtain refinancing at any time of any related senior mortgage loan, thereby preventing a potential improvement in the Mortgagor's circumstances. Furthermore, if so specified in the related Prospectus Supplement, under the Servicing Agreement the Master Servicer may be restricted or prohibited from consenting to any refinancing of any related senior mortgage loan, which in turn could adversely affect the Mortgagor's circumstances or result in a prepayment or default under the corresponding junior Revolving Credit Loan, Home Equity Loan or Contract, as applicable.

     In addition to the Mortgagor's personal economic circumstances, a number of factors, including homeowner mobility, job transfers, changes in the Mortgagor's housing needs, the Mortgagor's net equity in the Mortgaged Property, changes in the value of the Mortgaged Property, national and regional economic conditions, enforceability of due-on-sale clauses, prevailing market interest rates, servicing decisions, solicitations and the availability of mortgage funds, seasonal purchasing and payment habits of borrowers or changes in the deductibility for federal income tax purposes of interest payments on home equity loans, may affect the rate and timing of principal payments on the Trust Assets or Draws on the Revolving Credit Loans. For a discussion of certain factors that may affect national and regional economic conditions, see 'Risk Factors -- Special Features of Certain Trust Assets Secured by Junior Liens on Mortgaged Properties -- Mortgagor Credit' herein. There can be no assurance as to the rate of principal payments or Draws on the Revolving Credit Loans. The Trust Assets generally may be prepaid in full or in part without penalty. The Company has no significant experience with respect to the rate of principal prepayments on home improvement contracts or manufactured housing contracts, but generally expects that prepayments on home improvement contracts will be higher than certain other Trust Assets due to the possibility of increased property value resulting from the home improvement and greater refinance options. The Company generally expects that prepayments on manufactured housing contracts will be lower than on other Trust Assets because manufactured housing contracts may have less refinance options. The rate of principal payments and the rate of Draws (if applicable) may fluctuate substantially from time to time. Generally, home equity loans are not viewed by mortgagors as permanent financing. Due to the unpredictable nature of both principal payments and Draws, the rates of principal payments net of Draws for such loans may be much more volatile than for typical first lien mortgage loans.

     The yield to maturity of the Notes of any series, or the rate and timing of principal payments or Draws (if applicable) on the related Trust Assets, may also be affected by a wide variety of specific terms and conditions applicable to the respective programs under which the Trust Assets were originated. For example, the Revolving Credit Loans may provide for future Draws to be made only in specified minimum amounts, or alternatively may permit Draws to be made by check or through a credit card in any amount. A pool of Revolving Credit Loans subject to the latter provisions may be likely to remain outstanding longer with a higher aggregate principal balance than a pool of Revolving Credit Loans with the former provisions, because of the relative ease of making new Draws. Furthermore, the Trust Assets may provide for interest rate changes on a daily or monthly basis, or may have Gross Margins that may vary under certain circumstances over the term of the loan. In extremely high market interest rate scenarios, Notes backed by Trust Assets with adjustable rates subject to substantially higher maximum rates than typically apply to adjustable rate first mortgage loans may experience rates of default and liquidation substantially higher than those that have been experienced on other adjustable rate mortgage loan pools.

     The yield to maturity of the Notes of any series, or the rate and timing of principal payments on the Trust Assets or Draws on the related Revolving Credit Loans and corresponding payments on the Notes, will also be affected by the specific terms and conditions applicable to the Notes. For example, if the index used to determine the Interest Rates for a series of Notes is different from the Index applicable to the Mortgage Rates of the underlying Trust Assets, the yield on the Notes may be reduced by application of a cap on the Interest Rates based on the weighted average of the Mortgage Rates. Depending on applicable cash flow allocation provisions, changes in the relationship between the two indexes may also affect the timing of certain principal payments on the Notes, or may affect the amount of any Overcollateralization (or the amount on deposit in any Reserve
Fund) which could in turn accelerate the payment of principal on the Notes if so provided in the Prospectus Supplement. For any series of Notes backed by Revolving Credit Loans, provisions governing whether future Draws on the Revolving Credit Loans will be included in the Trust Fund will have a significant effect on the rate and timing of principal payments on the Notes. The yield to maturity of the Notes of any series, or the rate and timing of principal payments on the Trust Assets may also be affected by the risks associated with certain Trust Assets. See 'Risk Factors -- Risks Associated with Certain Trust Assets' herein and 'Risk Factors' in the related Prospectus Supplement.

     As a result of the payment terms of the Revolving Credit Loans or of the Note provisions relating to future Draws, there may be no principal payments on such Notes in any given month. In addition, it is possible that the aggregate Draws on Revolving Credit Loans included in a Pool may exceed the aggregate payments with respect

                                       53




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
to principal on such Revolving Credit Loans for the related period. If specified in the related Prospectus Supplement, a series of Notes may provide for a period during which all or a portion of the principal collections on the Revolving Credit Loans are reinvested in Additional Balances or are accumulated in a trust account pending commencement of an amortization period with respect to the Notes.

     Unless otherwise specified in the related Prospectus Supplement, Revolving Credit Loans generally will and Home Equity Loans and, as applicable, Contracts may contain due-on-sale provisions permitting the mortgagee to accelerate the maturity of such Trust Asset upon sale or certain transfers by the Mortgagor of the underlying Mortgaged Property. Unless the related Prospectus Supplement indicates otherwise, the Master Servicer will generally enforce any due-on-sale clause to the extent it has knowledge of the conveyance or proposed conveyance of the underlying Mortgaged Property and it is entitled to do so under applicable law; provided, however, that the Master Servicer will not take any action in relation to the enforcement of any due-on-sale provision that would adversely affect or jeopardize coverage under any applicable insurance policy. Adjustable Rate Home Equity Loans and, as applicable, Contracts may be assumable under certain conditions if the proposed transferee of the related Mortgaged Property establishes its ability to repay such Trust Asset and, in the reasonable judgment of the Master Servicer or the related Subservicer, the security for such Trust Asset would not be impaired by the assumption. The extent to which Trust Assets are assumed by purchasers of the Mortgaged Properties rather than prepaid by the related Mortgagors in connection with the sales of the Mortgaged Properties will affect the weighted average life of the related series of Notes. See 'Servicing of Trust Assets -- Collection and Other Servicing Procedures' and 'Certain Legal Aspects of the Trust Assets and Related Matters -- Enforceability of Certain Provisions' for a description of certain provisions of the Servicing Agreement and certain legal developments that may affect the prepayment experience on the Trust Assets.

     In addition, certain Private Securities included in a Pool may be backed by underlying Trust Assets having differing interest rates. Accordingly, the rate at which principal payments are received on the related Notes will, to a certain extent, depend on the interest rates on such underlying Trust Assets.

     A Subservicer or the Master Servicer may allow the refinancing of a Trust Asset in any Trust Fund by accepting prepayments thereon and permitting a new loan to the same borrower secured by a mortgage on the same property, which may be originated by the Subservicer or the Master Servicer or any of their respective affiliates or by an unrelated entity. In the event of such a refinancing, the new loan would not be included in the related Trust Fund and, therefore, such refinancing would have the same effect as a prepayment in full of the related Trust Asset. A Subservicer or the Master Servicer may, from time to time, implement programs designed to encourage refinancing. Such programs may include, without limitation, modifications of existing loans, general or targeted solicitations, the offering of pre-approved applications, reduced origination fees or closing costs, or other financial incentives. Targeted solicitations may be based on a variety of factors, including the credit of the borrower or the location of the mortgaged property. In addition, Subservicers or the Master Servicer may encourage assumptions of Trust Assets, including defaulted Trust Assets, under which creditworthy borrowers assume the outstanding indebtedness of such Trust Assets which may be removed from the related Pool. As a result of such programs, with respect to the Pool underlying any Trust Fund (i) the rate of principal prepayments of the Trust Assets in such Pool may be higher than would otherwise be the case, and (ii) in some cases, the average credit or collateral quality of the Trust Assets remaining in the Pool may decline.

     If the applicable Agreement for a series of Notes provides for a Funding Account or other means of funding the transfer of additional Trust Assets to the related Trust, as described under 'Description of the Notes -- Funding Account' herein, and the Trust is unable to acquire such additional Trust Assets within any applicable time limit, the amounts set aside for such purpose may be applied as principal payments on one or more classes of Notes of such series. In addition, if the Trust Fund for a series of Notes includes Additional Balances and the rate at which such Additional Balances are generated decreases, the rate and timing of principal payments on the Notes will be affected and the weighted average life of the Notes will vary accordingly. The rate at which Additional Balances are generated may be affected by a variety of factors. See 'Risk Factors -- Yield and Prepayment Considerations.'

     Although the Mortgage Rates on Revolving Credit Loans will and certain Trust Assets may be subject to periodic adjustments, such adjustments generally
(i) will not increase such Mortgage Rates over a fixed maximum rate during the life of any Trust Asset and (ii) will be based on an Index (which may not rise and fall consistently with prevailing market interest rates) plus the related Gross Margin (which may vary under certain circumstances, and which may be different from margins being used at the time for newly originated adjustable

                                       54




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
rate mortgage loans). As a result, the Mortgage Rates on the Trust Assets in any Pool at any time may not equal the prevailing rates for similar, newly originated adjustable rate home equity mortgage loans, lines of credit, home improvement loans or manufactured housing contracts and accordingly the rate of principal payments and Draws (if applicable) may be lower or higher that would otherwise be anticipated. In certain rate environments, the prevailing rates on fixed-rate mortgage loans may be sufficiently low in relation to the then-current Mortgage Rates on Trust Assets that the rate of prepayment may increase as a result of refinancings. There can be no certainty as to the rate of principal payments on the Trust Assets or Draws on the Revolving Credit Loans during any period or over the life of any series of Notes.

     With respect to any index used in determining the Interest Rates for a series of Notes or Mortgage Rates of the underlying Trust Assets, a number of factors affect the performance of such index and may cause such index to move in a manner different from other indices. To the extent that such index may reflect changes in the general level of interest rates less quickly than other indices, in a period of rising interest rates, increases in the yield to Noteholders due to such rising interest rates may occur later than that which would be produced by other indices, and in a period of declining rates, such index may remain higher than other market interest rates which may result in a higher level prepayments of the Trust Assets, which adjust in accordance with such index, than of mortgage loans which adjust in accordance with other indices.

     Under certain circumstances, the Master Servicer, the Company or, if specified in the related Prospectus Supplement, another person may have the option to purchase the Trust Assets in a Trust Fund, thus resulting in the early retirement of the related Notes. See 'The Agreements -- Termination; Redemption of Notes.'

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

                   CERTAIN LEGAL ASPECTS OF THE TRUST ASSETS
                              AND RELATED MATTERS

     The following discussion contains summaries of certain legal aspects of the Trust Assets that are general in nature. Because such legal aspects are governed in part by state law (which laws may differ from state to state), the summaries do not purport to be complete, to reflect the laws of any particular state or to encompass the laws of all states in which the Trust Assets may be situated. These legal aspects are in addition to the requirements of any applicable FHA Regulations described in 'Description of FHA Insurance' herein and in the related Prospectus Supplement with respect to the Contracts partially insured by FHA pursuant to Title I. The summaries are qualified in their entirety by reference to the applicable federal and state laws governing the Revolving Credit Loans, Home Equity Loans, Home Improvement Contracts and Manufactured Housing Contracts.

GENERAL; TRUST ASSETS SECURED BY MORTGAGES ON MORTGAGED PROPERTY

     The Revolving Credit Loans and Home Equity Loans will and, if applicable, Contracts (in each case other than Cooperative Loans) may be secured by either deeds of trust, mortgages or deeds to secure debt, depending upon the prevailing practice in the state in which the related Mortgaged Property is located, and may have first, second or third priority. Mortgages and deeds to secure debt are herein referred to as 'mortgages.' Manufactured Housing Contracts evidence both the obligation of the obligor to repay the loan evidenced thereby and grant a security interest in the related Manufactured Homes to secure repayment of such loan. However, as Manufactured Homes have become larger and often have been attached to their sites without any apparent intention by the borrowers to move them, courts in many states have held that Manufactured Homes may, under certain circumstances become subject to real estate title and recording laws. See
' -- Manufactured Housing Contracts' below. In some states, a mortgage or deed of trust creates a lien upon the real property encumbered by the mortgage or deed of trust. However, in other states, the mortgage or deed of trust conveys legal title to the property respectively, to the mortgagee or to a trustee for the benefit of the mortgagee subject to a condition subsequent (i.e., the payment of the indebtedness secured thereby). The lien created by the mortgage or deed of trust is not prior to the lien for real estate taxes and assessments and other charges imposed under governmental police powers. Priority between mortgages depends on their terms or on the terms of separate subordination or inter-creditor agreements, the knowledge of the parties in some cases and generally on the order of recordation of the mortgage in the appropriate recording office. There are two parties to a mortgage, the mortgagor, who is the borrower and homeowner, and the mortgagee, who is the lender. Under the mortgage instrument, the mortgagor delivers to the mortgagee a note or bond and the mortgage. In the case of a land trust, there are three parties because title to the property is held by a land trustee under a land trust agreement of which the borrower is the beneficiary; at origination of a mortgage loan, the borrower executes a separate undertaking to make payments on the mortgage note. Although a deed of trust is similar to a mortgage, a deed of trust has three parties: the trustor who is the borrower-homeowner; the beneficiary who is the lender; and a third-party grantee called the trustee. Under a deed of trust, the borrower grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale, to the trustee to secure payment of the obligation. The trustee's authority under a deed of trust, the grantee's authority under a deed to secure debt and the mortgagee's authority under a mortgage are governed by the law of the state in which the real property is located, the express provisions of the deed of trust or mortgage, and, in certain deed of trust transactions, the directions of the beneficiary.

COOPERATIVE LOANS

     If specified in the Prospectus Supplement relating to a series of Notes, the Revolving Credit Loans, Home Equity Loans and Contracts may include Cooperative Loans. Each debt instrument (a 'COOPERATIVE NOTE') evidencing a Cooperative Loan will be secured by a security interest in shares issued by the related corporation (a 'COOPERATIVE') that owns the related apartment building, which is a corporation entitled to be treated as a housing cooperative under federal tax law, and in the related proprietary lease or occupancy agreement granting exclusive rights to occupy a specific dwelling unit in the Cooperative's building. The security agreement will create a lien upon the shares of the Cooperative, the priority of which will depend on, among other things, the terms of the particular security agreement as well as the order of recordation and/or filing of the agreement (or financing statements related thereto) in the appropriate recording office.

     Unless otherwise specified in the related Prospectus Supplement, all Cooperative buildings relating to the Cooperative Loans are located in the State of New York. Generally, each Cooperative owns in fee or has a leasehold interest in all the real property and owns in fee or leases the building and all separate dwelling units therein. The Cooperative is directly responsible for property management and, in most cases, payment of real estate taxes, other governmental impositions and hazard and liability insurance. If there is an underlying mortgage (or mortgages) on the Cooperative's building or underlying land, as is generally the case, or an underlying lease of the land, as is the case in some instances, the Cooperative, as mortgagor or lessor, as the case may be, is also responsible for fulfilling such mortgage or rental obligations. An underlying mortgage loan is ordinarily obtained by the Cooperative in connection with either the construction or purchase of the Cooperative's building or the obtaining of capital by the Cooperative. The interest of the occupant under proprietary leases or occupancy agreements as to which that Cooperative is the landlord is generally subordinate to the interest of the holder of an underlying mortgage and to the interest of the holder of a land lease. If the Cooperative is unable to meet the payment obligations (i) arising under an underlying mortgage, the mortgagee holding an underlying mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements or (ii) arising under its land lease, the holder of the landlord's interest under the land lease could terminate it and all subordinate proprietary leases and occupancy agreements. In addition, an underlying mortgage on a Cooperative may provide financing in the form of a mortgage that does not fully amortize, with a significant portion of principal being due in one final payment at maturity. The inability of the Cooperative to refinance a mortgage and its consequent inability to make such final payment could lead to foreclosure by the mortgagee. Similarly, a land lease has an expiration date and the inability of the Cooperative to extend its term or, in the alternative, to purchase the land, could lead to termination of the Cooperative's interest in the property and termination of all proprietary leases and occupancy agreements. In either event, a foreclosure by the holder of an underlying mortgage or the termination of the underlying lease could eliminate or significantly diminish the value of any collateral held by the mortgagee who financed the purchase by an individual tenant-stockholder of shares of the Cooperative or, in the case of the Revolving Credit Loans and the Home Equity Loans, the collateral securing the Cooperative Loans.

     Each Cooperative is owned by shareholders (referred to as tenant-stockholders) who, through ownership of stock or shares in the Cooperative, receive proprietary leases or occupancy agreements which confer exclusive rights to occupy specific dwellings. Generally, a tenant-stockholder of a Cooperative must make a monthly payment to the Cooperative pursuant to the proprietary lease, which payment represents such tenant-stockholder's pro rata share of the Cooperative's payments for its underlying mortgage, real property taxes, maintenance expenses and other capital or ordinary expenses. An ownership interest in a Cooperative and accompanying occupancy rights may be financed through a Cooperative Loan evidenced by a Cooperative Note and secured by an assignment of and a security interest in the occupancy agreement or proprietary lease and a security interest in the related shares of the related Cooperative. The mortgagee generally takes possession of the share certificate and a counterpart of the proprietary lease or occupancy agreement and a financing statement covering the proprietary lease or occupancy agreement and the Cooperative shares is filed in the appropriate state and local offices to perfect the mortgagee's interest in its collateral. Subject to the limitations discussed below, upon default of the tenant-stockholder, the lender may sue for judgment on the Cooperative Note, dispose of the collateral at a public or private sale or otherwise proceed against the collateral or tenant-stockholder as an individual as provided in the security agreement covering the assignment of the proprietary lease or occupancy agreement and the pledge of Cooperative shares. See ' -- Foreclosure on Shares of Cooperatives' below.

TAX ASPECTS OF COOPERATIVE OWNERSHIP

     In general, a 'tenant-stockholder' (as defined in Section 216(b)(2) of the Code) of a corporation that qualifies as a 'cooperative housing corporation' within the meaning of Section 216(b)(1) of the Code is allowed a deduction for amounts paid or accrued within his taxable year to the corporation representing his proportionate share of certain interest expenses and certain real estate taxes allowable as a deduction under Section 216(a) of the Code to the corporation under Sections 163 and 164 of the Code. In order for a corporation to qualify under Section 216(b)(1) of the Code for its taxable year in which such items are allowable as a deduction to the corporation, such section requires, among other things, that at least 80% of the gross income of the corporation be derived from its tenant-stockholders. By virtue of this requirement, the status of a corporation for purposes of Section 216(b)(1) of the Code must be determined on a year-to-year basis. Consequently, there can be no assurance that Cooperatives relating to the Cooperative Loans will qualify under such section for any particular year. In the event that such a Cooperative fails to qualify for one or more years, the value of the collateral securing any related Cooperative Loans could be significantly impaired because no deduction would be allowable to tenant-stockholders under Section 216(a) of the Code with respect to those years. In view of the significance of the tax benefits accorded tenant-stockholders of a corporation that qualifies under Section 216(b)(1) of the Code, the likelihood that such a failure would be permitted to continue over a period of years appears remote.

MANUFACTURED HOUSING CONTRACTS

     Except as set forth below, under the laws of most states, manufactured housing constitutes personal property and is subject to the motor vehicle registration laws of the state or other jurisdiction in which the unit is located. In the few states in which certificates of title are not required for manufactured homes, security interests are perfected by the filing of a financing statement under Article 9 of the UCC, which has been adopted by all states. Such financing statements are effective for five years and must be renewed prior to the end of each five year period. The certificate of title laws adopted by the majority of states provide that ownership of motor vehicles and manufactured housing shall be evidenced by a certificate of title issued by the motor vehicles department (or a similar entity) of such state. In the states that have enacted certificate of title laws, a security interest in a unit of manufactured housing, so long as it is not attached to land in so permanent a fashion as to become a fixture, is generally perfected by the recording of such interest on the certificate of title to the unit in the appropriate motor vehicle registration office or by delivery of the required documents and payment of a fee to such office, depending on state law.

     The Master Servicer will be required under the related agreement to effect such notation or delivery of the required documents and fees, and to obtain possession of the certificate of title, as appropriate under the laws of the state in which any Manufactured Home is registered. In the event the Master Servicer fails, due to clerical errors or otherwise, to effect such notation or delivery, or files the security interest under the wrong law (for example, under a motor vehicle title statute rather than under the UCC, in a few states), the Indenture Trustee may not have a first priority perfected security interest in the Manufactured Home securing a Manufactured Housing Contract. As Manufactured Homes have become larger and often have been attached to their sites without any apparent intention by the borrowers to move them, courts in many states have held that Manufactured Homes may, under certain circumstances, become subject to real estate title and recording laws. As a result, a security interest in a Manufactured Home could be rendered subordinate to the interests of other parties claiming an interest in the Manufactured Home under applicable state real estate law. In order to perfect a security interest in a Manufactured Home under real estate laws, the holder of the security interest must file either a 'fixture filing' under the provisions of the UCC or a real estate mortgage under the real estate laws of the state where the home is located. These filings must be made in the real estate records office of the county where the home is located. Generally, Manufactured Housing Contracts will contain provisions prohibiting the obligor from permanently attaching the Manufactured Home to its site. So long as the obligor does not violate this agreement, a security interest in the Manufactured Home will be governed by the certificate of title laws or the UCC, and the notation of the security interest on the certificate of title or the filing of a UCC financing statement will be effective to maintain the priority of the security interest in the Manufactured Home. If, however, a Manufactured Home is permanently attached to its site, other parties could obtain an interest in the Manufactured Home that is prior to the security interest originally retained by the seller and transferred to the Depositor.

     The Depositor will assign or cause to be assigned a security interest in the Manufactured Homes to the Indenture Trustee, on behalf of the Securityholders. Unless otherwise specified in the related Prospectus Supplement, neither the Depositor, the Master Servicer nor the Indenture Trustee will amend the certificates of title to identify the Indenture Trustee, on behalf of the Securityholders, as the new secured party and, accordingly, the Depositor or the Seller will continue to be named as the secured party on the certificates of title relating to the Manufactured Homes. In most states, such assignment is an effective conveyance of such security interest without amendment of any lien noted on the related certificate of title and the new secured party succeeds to the Depositor's rights as the secured party. However, in some states there exists a risk that, in the absence of an amendment to the certificate of title, such assignment of the security interest might not be effective against creditors of the Depositor or Seller.

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

     In the absence of fraud, forgery, permanent affixation of the Manufactured Home to its site, or administrative error by state recording officials, the notation of the lien of the Depositor on the certificate of title or delivery of the required documents and fees would be sufficient to protect the Indenture Trustee against the rights of subsequent purchasers of a Manufactured Home or subsequent lenders who take a security interest in the Manufactured Home. If there are any Manufactured Homes as to which the Depositor has failed to perfect or cause to be perfected the security interest assigned to the Trust Fund, such security interest would be subordinate to, among others, subsequent purchasers for value of such Manufactured Home and holders of perfected security interests in such Manufactured Home. There also exists a risk in not identifying the Indenture Trustee, on behalf of the Securityholders, as the new secured party on the certificate of title that, through fraud or negligence, the security interest of the Indenture Trustee could be released.

     In the event that the owner of a Manufactured Home moves such house to a state other than the state in which such Manufactured Home initially is registered, under the laws of most states the perfected security interest in the Manufactured Home would continue for four months after such relocation and thereafter until the owner re-registers the Manufactured Home in the new state. If the owner were to relocate a Manufactured Home to another state and re-register the Manufactured Home in such state, and if the Depositor did not take steps to re-perfect its security interest in such state, the security interest in the Manufactured Home would cease to be perfected. A majority of states generally require surrender of a certificate of title to re-register a Manufactured Home; accordingly, the Depositor must surrender possession if it holds the certificate of title to such Manufactured Home or, in the case of Manufactured Homes registered in states that provide for notation of lien, the Depositor would receive notice of surrender if the security interest in the Manufactured Home is noted on the certificate of title. Accordingly, the Depositor would have the opportunity to re-perfect its security interest in the Manufactured Home in the state of relocation. In states that do not require a certificate of title for registration of a Manufactured Home, re-registration could defeat perfection. Similarly, when an obligor under a manufactured housing conditional sales contract sells a Manufactured Home, the obligee must surrender possession of the certificate of title or it will receive notice as a result of its lien noted thereon and accordingly will have an opportunity to require satisfaction of the related manufactured housing conditional sales contract before release of the lien. Under each related agreement, the Master Servicer will be obligated to take such steps, at the Master Servicer's expense, as are necessary to maintain perfection of security interests in the Manufactured Homes.

     Under the laws of most states, liens for repairs performed on a Manufactured Home take priority even over a prior perfected security interest therein. The Depositor will obtain the representation of the Seller that it has no knowledge of any such liens with respect to any Manufactured Home securing a Manufactured Housing Contract. However, such liens could arise at any time during the term of a Manufactured Housing Contract. No notice will be given to the Indenture Trustee or Noteholders in the event such a lien arises.

FORECLOSURE ON REVOLVING CREDIT LOANS, HOME EQUITY LOANS AND CERTAIN CONTRACTS

     Although a deed of trust may also be foreclosed by judicial action, foreclosure of a deed of trust is generally accomplished by a non-judicial trustee's sale under a specific provision in the deed of trust which authorizes the trustee to sell the property upon any default by the borrower under the terms of the note or deed of trust. In addition to any notice requirements contained in a deed of trust, in some states, prior to a sale the trustee must record a notice of default and send a copy to the borrower/trustor and to any person who has recorded a request for a copy of notice of default and notice of sale. In addition, in some states, prior to such sale, the trustee must provide notice to any other individual having an interest of record in the real property, including any junior lienholders. If the deed of trust is not reinstated within a specified period, a notice of sale must be posted in a public place and, in most states, published for a specific period of time in one or more newspapers in a specified manner prior to the date of trustee's sale. In addition, some states' laws require that a copy of the notice of sale be posted on the property and sent to all parties having an interest of record in the real property.

     In some states, the borrower-trustor has the right to reinstate the loan at any time following default until shortly before the trustee's sale. In general, in such states, the borrower, or any other person having a junior encumbrance on the real estate, may, during a reinstatement period, cure the default by paying the entire amount in arrears plus the costs and expenses incurred in enforcing the obligation.

     Foreclosure of a mortgage generally is accomplished by judicial action. Generally, the action is initiated by the service of legal pleadings upon all parties having an interest of record in the real property. Delays in completion of the foreclosure may occasionally result from difficulties in locating necessary parties. If the mortgagee's right to foreclose is contested, the legal proceedings necessary to resolve the issue can be time consuming.

     In the case of foreclosure under either a mortgage or a deed of trust, the sale by the referee or other designated officer or by the trustee is generally a public sale. However, because of the difficulty a potential third-party buyer at the sale might have in determining the exact status of title, and because the physical condition of the property may have deteriorated during the foreclosure proceedings, it is uncommon for a third party to purchase the property at a foreclosure sale. Rather, it is common for the lender to purchase the property from the trustee or referee for a credit bid less than or equal to the unpaid principal amount of note plus the accrued and unpaid interest and the expense of foreclosure, in which case the mortgagor's debt will be extinguished unless the lender purchases the property for a lesser amount in order to preserve its right against a borrower to seek a deficiency judgment and such remedy is available under state law and the related loan documents. In the same states, there is a statutory minimum purchase price which the lender may offer for the property and generally, state law controls the amount of foreclosure costs and expenses, including attorneys' fees, which may be recovered by a lender. Thereafter, subject to the right of the borrower in some states to remain in possession during the redemption period, the lender will assume the burdens of ownership, including obtaining hazard insurance, paying taxes and making such repairs at its own expense as are necessary to render the property suitable for sale. Generally, the lender will obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property and, in some states, the lender may be entitled to a deficiency judgment. Any loss may be reduced by the receipt of any mortgage insurance proceeds or other forms of credit enhancement for a series of Notes. See 'Description of Credit Enhancement.'

     A junior mortgagee may not foreclose on the property securing a junior mortgage unless it forecloses subject to the senior mortgages, in which case it must either pay the entire amount due on the senior mortgages to the senior mortgagees prior to or at the time of the foreclosure sale or undertake the obligation to make payments on the senior mortgages in the event the mortgagor is in default thereunder, in either event adding the amounts expended to the balance due on the junior loan, and may be subrogated to the rights of the senior mortgagees. In addition, in the event that the foreclosure by a junior mortgagee triggers the enforcement of a 'due-on-sale' clause in a senior mortgage, the junior mortgagee may be required to pay the full amount of the senior mortgages to the senior mortgagees to avoid foreclosure. Accordingly, with respect to those Trust Assets which are junior mortgage loans, if the lender purchases the property, the lender's title will be subject to all senior liens and claims and certain governmental liens. The proceeds received by the referee or trustee from the sale are applied first to the costs, fees and expenses of sale and then in satisfaction of the indebtedness secured by the mortgage or deed of trust under which the sale was conducted. Any remaining proceeds are generally payable to the holders of junior mortgages or deeds of trust and other liens and claims in order of their priority, whether or not the borrower is in default. Any additional proceeds are generally payable to the mortgagor or trustor. The payment of the proceeds to the holders of junior mortgages may occur in the foreclosure action of the senior mortgagee or may require the institution of separate legal proceedings. See 'Risk
Factors -- Special Features of Certain Trust Assets Secured by Junior Liens on Mortgaged Properties' and 'Servicing of Trust Assets -- Realization Upon Defaulted Loans' herein.

FORECLOSURE ON SHARES OF COOPERATIVES

     The Cooperative shares owned by the tenant-stockholder, together with the rights of the tenant-stockholder under the proprietary lease or occupancy agreement, are pledged to the lender and are, in almost all cases, subject to restrictions on transfer as set forth in the Cooperative's certificate of incorporation and by-laws, as well as in the proprietary lease or occupancy agreement. The proprietary lease or occupancy agreement, even while pledged, may be cancelled by the Cooperative for failure by the tenant-stockholder to pay its obligations or charges owed by such tenant-stockholder, including mechanics' liens against the Cooperative's building incurred by such tenant-stockholder. Generally, obligations and charges arising under a proprietary lease or occupancy agreement which are owed to the Cooperative are made liens upon the shares to which the proprietary lease or occupancy agreement relates. In addition, the proprietary lease or occupancy agreement generally permits the Cooperative to terminate such lease or agreement in the event the borrower defaults in the performance of covenants thereunder. Typically, the lender and the Cooperative enter into a recognition agreement which, together with any lender protection provisions contained in the proprietary lease or occupancy agreement, establishes the rights and obligations of both parties in the event of a default by the tenant-stockholder on its obligations under the proprietary lease or occupancy agreement. A default by the tenant-stockholder under the proprietary lease or occupancy agreement will usually constitute a default under the security agreement between the lender and the tenant-stockholder.

     The recognition agreement generally provides that, in the event that the tenant-stockholder has defaulted under the proprietary lease or occupancy agreement, the Cooperative will take no action to terminate such lease or agreement until the lender has been provided with notice of and an opportunity to cure the default. The recognition agreement typically provides that if the proprietary lease or occupancy agreement is terminated, the Cooperative will recognize the lender's lien against proceeds from a sale of the shares and the proprietary lease or occupancy agreement allocated to the dwelling, subject, however, to the Cooperative's right to sums due under such proprietary lease or occupancy agreement or which have become liens on the shares relating to the proprietary lease or occupancy agreement. The total amount owed to the Cooperative by the tenant-stockholder, which the lender generally cannot restrict and does not monitor, could reduce the amount realized upon a sale of the collateral below the outstanding principal balance of the Cooperative Loan and accrued and unpaid interest thereon.

     Recognition agreements also generally provide that in the event the lender succeeds to the tenant-shareholder's shares and proprietary lease or occupancy agreement as the result of realizing upon its collateral for a Cooperative Loan, the lender must obtain the approval or consent of the board of directors of the Cooperative as required by the proprietary lease before transferring the Cooperative shares or assigning the proprietary lease. Such approval or consent is usually based on the prospective purchaser's income and net worth, among other factors, and may significantly reduce the number of potential purchasers, which could limit the ability of the lender to sell and realize upon the value of the collateral. Generally, the lender is not limited in any rights it may have to dispossess the tenant-stockholder.

     Because of the nature of Cooperative Loans, lenders do not require the tenant-stockholder (i.e., the borrower) to obtain title insurance of any type. Consequently, the existence of any prior liens or other imperfections of title affecting the Cooperative's building or real estate also may adversely affect the marketability of the shares allocated to the dwelling unit in the event of foreclosure.

     In New York, foreclosure on the Cooperative shares is accomplished by public sale in accordance with the provisions of Article 9 of the New York Uniform Commercial Code (the 'UCC') and the security agreement relating to those shares. Article 9 of the UCC requires that a sale be conducted in a 'commercially reasonable' manner. Whether a sale has been conducted in a 'commercially reasonable' manner will depend on the facts in each case. In determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the sale and the sale price. Generally, a sale conducted according to the usual practice of banks selling similar collateral in the same area will be considered reasonably conducted.

     Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. The recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the Cooperative corporation to receive sums due under the proprietary lease or occupancy agreement. If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus. Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder is generally responsible for the deficiency. See ' -- Anti-Deficiency Legislation and Other Limitations on Lenders' below.

REPOSSESSION WITH RESPECT TO MANUFACTURED HOUSING CONTRACTS

     Repossession of manufactured housing is governed by state law. A few states have enacted legislation that requires that the debtor be given an opportunity to cure its default (typically 30 days to bring the account current) before repossession can commence. So long as a manufactured home has not become so attached to real estate that it would be treated as a part of the real estate under the law of the state where it is located, repossession of such home in the event of a default by the obligor will generally be governed by the UCC

(except in Louisiana). Article 9 of the UCC provides the statutory framework for the repossession of manufactured housing units. While the UCC as adopted by the various states may vary in certain small particulars, the general repossession procedure established by the UCC is as follows:

          (i) Except in those states where the debtor must receive notice of the right to cure a default, repossession can commence immediately upon default without prior notice. Repossession may be effected either through self-help (peaceable retaking without court order), voluntary repossession or through judicial process (repossession pursuant to court-issued writ of replevin). The self-help and/or voluntary repossession methods are more commonly employed, and are accomplished simply by retaking possession of the manufactured home. In cases in which the debtor objects or raises a defense to repossession, a court order must be obtained from the appropriate state court, and the manufactured home must then be repossessed in accordance with that order. Whether the method employed is self-help, voluntary repossession or judicial repossession, the repossession can be accomplished either by an actual physical removal of the manufactured home to a secure location for refurbishment and resale or by removing the occupants and their belongings from the manufactured home and maintaining possession of the manufactured home on the location where the occupants were residing. Various factors may affect whether the manufactured home is physically removed or left on location, such as the nature and term of any lease of the site on which it is located and the condition of the unit. In many cases, leaving the manufactured home on location is preferable, in the event that the home is already constructed, in order to avoid the cost of removing the structure. However, in cases where the home is not moved, expenses for site rentals will usually be incurred.

          (ii) Once repossession has been achieved, preparation for the subsequent sale of the manufactured home can commence. Such disposition may be by public or private sale provided the method, manner, time, place and terms of the sale are commercially reasonable.

          (iii) Sale proceeds will be applied first to repossession expenses (including expenses incurred in repossessing, storing, refurbishing and selling costs) and then to satisfaction of the indebtedness. While some states impose prohibitions or limitations on deficiency judgments if the net proceeds from resale do not cover the full amount of the indebtedness, the remainder may be sought from the debtor in the form of a deficiency judgment in those states that do not prohibit or limit such judgments. The deficiency judgment is a personal judgment against the debtor for the deficiency. Occasionally, after resale of a manufactured home and payment of all expenses and indebtedness, there is a surplus of funds. In such event, the UCC requires the party suing for the deficiency judgment to remit the surplus to the debtor. Because the defaulting owner of a manufactured home generally has very little capital or income available following repossession, a deficiency judgment is generally not sought or, if obtained, will be settled at a significant discount in light of the defaulting owner's limited financial condition.

RIGHTS OF REDEMPTION

     In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors or other parties are given a statutory period (generally ranging from six months to two years) in which to redeem the property from the foreclosure sale. In some states, redemption may occur only upon payment of the entire principal balance of the loan, accrued interest and expenses of foreclosure. In other states, redemption may be authorized if the former borrower pays only a portion of the sums due. In some states, the right to redeem is an equitable right. The equity of redemption, which is a non-statutory right that must be exercised prior to a foreclosure sale, should be distinguished from statutory rights of redemption. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The rights of redemption would defeat the title of any purchaser subsequent to foreclosure or sale under a deed of trust. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired.

NOTICE OF SALE; REDEMPTION RIGHTS WITH RESPECT TO MANUFACTURED HOMES

     While state laws do not usually require notice to be given to debtors prior to repossession, many states require delivery of a notice of default and notice of the debtor's right to cure defaults before repossession. The

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law in most states also requires that the debtor be given notice of sale prior to the resale of the home so that the owner may redeem at or before resale. In addition, the sale must comply with the requirements of the UCC.

ANTI-DEFICIENCY LEGISLATION AND OTHER LIMITATIONS ON LENDERS

     Certain states have imposed statutory prohibitions which limit the remedies of a beneficiary under a deed of trust or a mortgagee under a mortgage. In some states (including California), statutes limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against the borrower following foreclosure. A deficiency judgment is a personal judgment against the former borrower equal in most cases to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. In the case of a Revolving Credit Loan, Home Equity Loan and a Contract secured by a property owned by a trust where the Mortgage Note is executed on behalf of the trust, a deficiency judgment against the trust following foreclosure or sale under a deed of trust, even if obtainable under applicable law, may be of little value to the mortgagee or beneficiary if there are no trust assets against which such deficiency judgment may be executed. Some state statutes require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting such security; however, in some of these states, the lender, following judgment on such personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security. Consequently, the practical effect of the election requirement, in those states permitting such election, is that lenders will usually proceed against the security first rather than bringing a personal action against the borrower.

     Finally, in certain other states, statutory provisions limit any deficiency judgment against the borrower following a foreclosure to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a beneficiary or mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the judicial sale.

     Generally, Article 9 of the UCC governs foreclosure on Cooperative Shares and the related proprietary lease or occupancy agreement. Some courts have interpreted Article 9 to prohibit or limit a deficiency award in certain circumstances, including circumstances where the disposition of the collateral (which, in the case of a Cooperative Loan, would be the shares of the Cooperative and the related proprietary lease or occupancy agreement) was not conducted in a commercially reasonable manner.

     In addition to laws limiting or prohibiting deficiency judgments, numerous other federal and state statutory provisions, including the federal bankruptcy laws and state laws affording relief to debtors, may interfere with or affect the ability of the secured mortgage lender to realize upon its collateral and/or enforce a deficiency judgment. For example, under the federal bankruptcy law, all actions against the debtor, the debtor's property and any co-debtor are automatically stayed upon the filing of a bankruptcy petition. Moreover, a court having federal bankruptcy jurisdiction may permit a debtor through its Chapter 11 or Chapter 13 rehabilitative plan to cure a monetary default in respect of a mortgage loan on such debtor's residence by paying arrearages within a reasonable time period and reinstating the original mortgage loan payment schedule, even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court (provided no sale of the residence had yet occurred) prior to the filing of the debtor's petition. Some courts with federal bankruptcy jurisdiction have approved plans, based on the particular facts of the reorganization case, that effected the curing of a mortgage loan default by permitting the borrower to pay over a number of years.

     Courts with federal bankruptcy jurisdiction have also indicated that the terms of a mortgage loan secured by property which is not the principal residence of the debtor may be modified. These courts have allowed modifications that include reducing the amount of each monthly payment, changing the rate of interest, altering the repayment schedule, forgiving all or a portion of the debt and reducing the lender's security interest to the value of the residence, thus leaving the lender a general unsecured creditor for the difference between the value of the residence and the outstanding balance of the loan. Generally, however, the terms of a mortgage loan secured only by a mortgage on real property that is the debtor's principal residence may not be modified pursuant to a plan confirmed pursuant to Chapter 13 except with respect to mortgage payment arrearages, which may be cured within a reasonable time period. Courts with federal bankruptcy jurisdiction similarly may be able to modify the terms of a Cooperative Loan.

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     Certain tax liens arising under the Code may, in certain circumstances, have priority over the lien of a mortgage or deed of trust. This may have the effect of delaying or interfering with the enforcement of rights with respect to a defaulted Revolving Credit Loan, Home Equity Loan or a Contract. In addition, substantive requirements are imposed upon mortgage lenders in connection with the origination and the servicing of mortgage loans by numerous federal and some state consumer protection laws. These laws include the federal Truth-in-Lending Act, Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act and related statutes. These federal laws impose specific statutory liabilities upon lenders who originate mortgage loans and who fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the mortgage loans.

     The Revolving Credit Loans, Home Equity Loans and Contracts may be subject to special rules, disclosure requirements and other provisions that were added to the federal Truth-in-Lending Act by the Home Ownership and Equity Protection Act of 1994 (such Revolving Credit Loans, Home Equity Loans and Contracts, 'HIGH COST LOANS'), if such Trust Assets were originated on or after October 1, 1995, are not loans made to finance the purchase of the mortgaged property and have interest rates or origination costs in excess of certain prescribed levels. Purchasers or assignees of any High Cost Loan, including any Trust Fund, could be liable for all claims and subject to all defenses arising under such provisions that the borrower could assert against the originator thereof. Remedies available to the borrower include monetary penalties, as well as rescission rights if the appropriate disclosures were not given as required.

ENVIRONMENTAL LEGISLATION

     Under the federal Comprehensive Environmental Response, Compensation and Liability Act, as amended ('CERCLA'), and under state law in certain states, a secured party which takes a deed-in-lieu of foreclosure, purchases a mortgaged property at a foreclosure sale, or operates a mortgaged property may become liable in certain circumstances for the costs of cleaning up hazardous substances regardless of whether they have contaminated the property. CERCLA imposes strict, as well as joint and several, liability on several classes of potentially responsible parties, including current owners and operators of the property who did not cause or contribute to the contamination. Furthermore, liability under CERCLA is not limited to the original or unamortized principal balance of a loan or to the value of the property securing a loan. Lenders may be held liable under CERCLA as owners or operators unless they qualify for the secured creditor exemption to CERCLA. This exemption exempts from the definition of owners and operators those who, without participating in the management of a facility, hold indicia of ownership primarily to protect a security interest in the facility.

     The Asset Conservation, Lender Liability and Deposit Insurance Act of 1996 (the 'CONSERVATION ACT') amended, among other things, the provisions of CERCLA with respect to lender liability and the secured creditor exemption. The Conservation Act offers substantial protection to lenders by defining the activities in which a lender can engage and still have the benefit of the secured creditor exemption. In order for a lender to be deemed to have participated in the management of a mortgaged property, the lender must actually participate in the operational affairs of the mortgaged property. The Conservation Act provides that 'merely having the capacity to influence, or unexercised right to control' operations does not constitute participation in management. A lender will lose the protection of the secured creditor exemption only if it exercises decision-making control over the borrower's environmental compliance and hazardous substance handling and disposal practices, or assumes day-to-day management of substantially all of the operational functions of the mortgaged property. The Conservation Act also provides that a lender will continue to have the benefit of the secured creditor exemption even if it forecloses on a mortgaged property, purchases it at a foreclosure sale or accepts a deed-in-lieu of foreclosure provided that the lender seeks to sell the mortgaged property at the earliest practicable commercially reasonable time on commercially reasonable terms.

     Other federal and state laws in certain circumstances may impose liability on a secured party which takes a deed-in-lieu of foreclosure, purchases a mortgaged property at a foreclosure sale, or operates a mortgaged property on which contaminants other than CERCLA hazardous substances are present, including petroleum, agricultural chemicals, hazardous wastes, asbestos, radon, and lead-based paint. Such cleanup costs may be substantial. It is possible that such cleanup costs could become a liability of a Trust Fund and reduce the amounts otherwise payable to the holders of the related series of Notes. Moreover, certain federal statutes and certain states by statute impose a lien for any cleanup costs incurred by such state on the property that is the subject of such cleanup costs (an 'ENVIRONMENTAL LIEN'). All subsequent liens on such property generally are

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subordinated to such an Environmental Lien and, in some states, even prior recorded liens are subordinated to Environmental Liens. In the latter states, the security interest of the trustee in a related parcel of real property that is subject to such an Environmental Lien could be adversely affected.

     Traditionally, many residential mortgage lenders have not taken steps to evaluate whether contaminants are present with respect to any mortgaged property prior to the origination of the mortgage loan or prior to foreclosure or accepting a deed-in-lieu of foreclosure. Accordingly, the Company has not made and will not make such evaluations prior to the origination of the Secured Contracts. Neither the Company nor any replacement Servicer will be required by any Agreement to undertake any such evaluations prior to foreclosure or accepting a deed-in-lieu of foreclosure. The Company does not make any representations or warranties or assume any liability with respect to the absence or effect of contaminants on any related real property or any casualty resulting from the presence or effect of contaminants. However, the Company will not be obligated to foreclose on related real property or accept a deed-in-lieu of foreclosure if it knows or reasonably believes that there are material contaminated conditions on such property. A failure so to foreclose may reduce the amounts otherwise available to Noteholders of the related series.

CONSUMER PROTECTION LAWS WITH RESPECT TO MANUFACTURED HOUSING CONTRACTS

     Numerous federal and state consumer protection laws impose substantial requirements upon creditors involved in consumer finance. These laws include the federal Truth-in-Lending Act, Regulation 'Z', the Equal Credit Opportunity Act, Regulation 'B', the Fair Credit Reporting Act and related statutes. These laws can impose specific statutory liabilities upon creditors who fail to comply with their provisions. In some cases, this liability may affect an assignee's ability to enforce the related contract. In addition, certain of the Contracts may be subject to special rules, disclosure requirements and other provisions that are applicable to High Cost Loans discussed above.

     Manufactured housing contracts often contain provisions requiring the obligor to pay late charges if payments are not timely made. In certain cases, federal and state law may specifically limit the amount of late charges that may be collected. Unless otherwise provided in the related Prospectus Supplement, under the related agreement, late charges will be retained by the Master Servicer as additional servicing compensation and any inability to collect these amounts will not affect payments to Noteholders.

     Courts have imposed general equitable principles upon repossession and litigation involving deficiency balances. These equitable principles are generally designed to relieve a consumer from the legal consequences of a default.

     In several cases, consumers have asserted that the remedies provided to secured parties under the UCC and related laws violate the due process protections provided under the 14th Amendment to the Constitution of the United States. For the most part, courts have upheld the notice provisions of the UCC and related laws as reasonable or have found that the repossession and resale by the creditor does not involve sufficient state action to afford constitutional protection to consumers.

     The so-called 'HOLDER-IN-DUE-COURSE' Rule of the Federal Trade Commission (the 'FTC RULE') has the effect of subjecting a seller (and certain related creditors and their assignees) in a consumer credit transaction and any assignee of the creditor to all claims and defenses that the debtor in the transaction could assert against the seller of the goods. Liability under the FTC Rule is limited to the amounts paid by a debtor on the contract, and the holder of the contract may also be unable to collect amounts still due thereunder.

     Most of the Manufactured Housing Contracts in a Trust Fund will be subject to the requirements of the FTC Rule. Accordingly, the Indenture Trustee, as holder of the Manufactured Housing Contracts, will be subject to any claims or defenses that the purchaser of the related Manufactured Home may assert against the seller of the Manufactured Home, subject to a maximum liability equal to the amounts paid by the obligor on the Manufactured Housing Contract. If an obligor is successful in asserting any such claim or defense, and if the Seller had or should have had knowledge of such claim or defense, the Master Servicer will have the right to require the Seller to repurchase the Manufactured Housing Contract because of a breach of its Seller's representation and warranty that no claims or defenses exist that would affect the obligor's obligation to make the required payments under the Manufactured Housing Contract. The Seller would then have the right to require the originating dealer to repurchase the Manufactured Housing Contract from it and might also have the

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right to recover from the dealer any losses suffered by the Seller with respect to which the dealer would have been primarily liable to the obligor.

ENFORCEABILITY OF CERTAIN PROVISIONS

     The Revolving Credit Loans, Home Equity Loans and, as applicable, Contracts generally contain due-on-sale clauses. These clauses permit the mortgagee to accelerate the maturity of the loan if the borrower sells, transfers or conveys the property without the prior consent of the mortgagee. The enforceability of these clauses has been the subject of legislation or litigation in many states, and in some cases the enforceability of these clauses has been limited or denied. However, the Garn-St Germain Depository Institutions Act of 1982 (the 'GARN-ST GERMAIN ACT'), subject to certain exceptions, preempts state law that prohibits the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms. The Garn-St Germain Act does 'encourage' lenders to permit assumption of loans at the original rate of interest or at some other rate less than the average of the original rate and the market rate.

     The Garn-St Germain Act also sets forth nine specific instances in which a mortgage lender covered by the Garn-St Germain Act may not exercise a due-on-sale clause, notwithstanding the fact that a transfer of the property may have occurred. These include intra-family transfers, certain transfers by operation of law, leases of fewer than three years and the creation of a junior encumbrance. Regulations promulgated under the Garn-St Germain Act also prohibit the imposition of a prepayment penalty upon the acceleration of a loan pursuant to a due-on-sale clause.

     The inability to enforce a due-on-sale clause may result in a mortgage loan bearing an interest rate below the current market rate being assumed by a new home buyer rather than being paid off, which may have an impact upon the average life of the related Trust Assets and the number of Trust Assets which may be outstanding until maturity.

     Forms of notes and mortgages used by lenders may contain provisions obligating the borrower to pay a late charge if payments are not timely made, and in some circumstances may provide for prepayment fees or penalties if the obligation is paid prior to maturity. In addition to limitations imposed by FHA Regulations with respect to Contracts partially insured by the FHA pursuant to Title I, in certain states, there are or may be specific limitations upon the late charges that a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid.

     In foreclosure actions, courts have imposed general equitable principles. These equitable principles are generally designed to relieve the borrower from the legal effect of its defaults under the loan documents. Examples of judicial remedies that have been fashioned include judicial requirements that the lender undertake affirmative and expensive actions to determine the causes for the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from temporary financial disability. In other cases, courts have limited the right of the lender to foreclose if the default under the mortgage instrument is not monetary, such as the borrower failing to adequately maintain the property or the borrower executing a second mortgage or deed of trust affecting the property. Finally, some courts have been faced with the issue of whether or not federal or state constitutional provisions reflecting due process concerns for adequate notice require that borrowers under deeds of trust or mortgages receive notices in addition to the statutorily prescribed minimum. For the most part, these cases have upheld the notice provisions as being reasonable or have found that the sale by a trustee under a deed of trust or under a mortgage having a power of sale, does not involve sufficient state action to afford constitutional protections to the borrower.

TRANSFER OF MANUFACTURED HOMES

     Generally, Manufactured Housing Contracts contain provisions prohibiting the sale or transfer of the related manufactured homes without the consent of the obligee on the contract and permitting the acceleration of the maturity of such contracts by the obligee on the contract upon any such sale or transfer to which consent has not been given. Unless otherwise provided in the related Prospectus Supplement, the Master Servicer will, to the extent it has knowledge of such conveyance or proposed conveyance, exercise or cause to be exercised its rights to accelerate the maturity of the related Manufactured Housing Contracts through enforcement of due-on-sale

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clauses, subject to applicable state law. In certain cases, the transfer may be made by a delinquent obligor in order to avoid a repossession proceeding with respect to a Manufactured Home.

     In the case of a transfer of a Manufactured Home as to which the Master Servicer desires to accelerate the maturity of the related Contract, the Master Servicer's ability to do so will depend on the enforceability under state law of the related due-on-sale clause. The Garn-St Germain Act preempts, subject to certain exceptions and conditions, state laws prohibiting enforcement of due-on-sale clauses applicable to the Manufactured Homes. Consequently, in some cases the Master Servicer may be prohibited from enforcing a due-on-sale clause in respect of certain Manufactured Homes.

THE HOME IMPROVEMENT CONTRACTS

  General

     The Home Improvement Contracts, other than those Home Improvement Contracts that are unsecured or secured by mortgages on real estate (such Home Improvement Contracts are hereinafter referred to in this section as 'contracts') generally are 'chattel paper' or constitute 'purchase money security interests' each as defined in the UCC. Pursuant to the UCC, the sale of chattel paper is treated in a manner similar to perfection of a security interest in chattel paper. Under the related agreement, the Depositor will transfer physical possession of the contracts to the Indenture Trustee or a designated custodian or may retain possession of the contracts as custodian for the Indenture Trustee. In addition, the Depositor will make an appropriate filing of a UCC-1 financing statement in the appropriate states to give notice of the Indenture Trustee's ownership of the contracts. Unless otherwise specified in the related Prospectus Supplement, the contracts will not be stamped or otherwise marked to reflect their assignment from the Depositor to the Indenture Trustee. Therefore, if through negligence, fraud or otherwise, a subsequent purchaser were able to take physical possession of the contracts without notice of such assignment, the Indenture Trustee's interest in the contracts could be defeated.

  Security Interests in Home Improvements

     The contracts that are secured by the Home Improvements financed thereby grant to the originator of such contracts a purchase money security interest in such Home Improvements to secure all or part of the purchase price of such Home Improvements and related services. A financing statement generally is not required to be filed to perfect a purchase money security interest in consumer goods. Such purchase money security interests are assignable. In general, a purchase money security interest grants to the holder a security interest that has priority over a conflicting security interest in the same collateral and the proceeds of such collateral. However, to the extent that the collateral subject to a purchase money security interest becomes a fixture, in order for the related purchase money security interest to take priority over a conflicting interest in the fixture, the holder's interest in such Home Improvement must generally be perfected by a timely fixture filing. In general, under the UCC, a security interest does not exist under the UCC in ordinary building material incorporated into an improvement on land. Home Improvement Contracts that finance lumber, bricks, other types of ordinary building material or other goods that are deemed to lose such characterization, upon incorporation of such materials into the related property, will not be secured by a purchase money security interest in the Home Improvement being financed.

  Enforcement of Security Interest in Home Improvements

     So long as the Home Improvement has not become subject to the real estate law, a creditor can repossess a Home Improvement securing a contract by voluntary surrender, 'self-help' repossession that is 'peaceful' (i.e., without breach of the peace) or, in the absence of voluntary surrender and the ability to repossess without breach of the peace, judicial process. The holder of a contract must give the debtor a number of days' notice, which varies from 10 to 30 days or more depending on the state, prior to commencement of any repossession. The UCC and consumer protection laws in most states restrict repossession sales, including requiring prior notice to the debtor and commercial reasonableness in effecting such a sale. The law in most states also requires that the debtor be given notice of any sale prior to resale of the related property so that the debtor may redeem it at or before such resale.

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     Under the laws applicable in most states, a creditor is entitled to obtain a deficiency judgment from a debtor for any deficiency on repossession and resale of the property securing the debtor's loan. However, some states impose prohibitions or limitations on deficiency judgments and in many cases the defaulting borrower would have no assets with which to pay a judgment.

     Certain other statutory provisions, including federal and state bankruptcy and insolvency laws and general equity principles, may limit or delay the ability of a lender to repossess and resell collateral or enforce a deficiency judgment.

  Consumer Protection Laws

     The FTC Rule is intended to defeat the ability of the transferor of a consumer credit contract that is the seller of goods which gave rise to the transaction (and certain related lenders and assignees) to transfer such contract free of notice of claims by the debtor thereunder. The effect of this rule is to subject the assignee of such a contract to all claims and defenses that the debtor could assert against the seller of goods. Liability under this rule is limited to amounts paid under a contract; however, the obligor also may be able to assert the rule to set off remaining amounts due as a defense against a claim brought by the Indenture Trustee against such obligor. Numerous other federal and state consumer protections laws impose requirements applicable to the origination and lending pursuant to the contracts, including the Truth in Lending Act, the Federal Trade Commission Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Equal Credit Opportunity Act, the Fair Debt Collection Practices Act and the Uniform Consumer Credit Code. In the case of some of these laws, the failure to comply with their provisions may affect the enforceability of the related contract.

  Applicability of Usury Laws

     Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980 ('TITLE V') provides that, subject to the following conditions, state usury limitations shall not apply to any contract that is secured by a first lien on certain kinds of consumer goods. The contracts would be covered if they satisfy certain conditions, among other things, governing the terms of any prepayments, late charges and deferral fees and requiring a 30-day notice period prior to instituting any action leading to repossession of the related unit.

     Title V authorized any state to reimpose limitations on interest rates and finance charges by adopting before April 1, 1983 a law or constitutional provision that expressly rejects application of the federal law. Fifteen states adopted such a law prior to the April 1, 1983 deadline. In addition, even where Title V was not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on loans covered by Title V.

     Title V also provides that, subject to the following conditions, state usury limitations shall not apply to any loan that is secured by a first lien on certain kinds of manufactured housing. The contracts would be covered if they satisfy certain conditions, among other things, governing the terms of any prepayments, late charges and deferral fees and requiring a 30-day notice period prior to instituting any action leading to repossession of or foreclosure with respect to the related unit. Title V authorized any state to reimpose limitations on interest rates and finance charges by adopting before April 1, 1983 a law or constitutional provision which expressly rejects application of the federal law. Fifteen states adopted such a law prior to the April 1, 1983 deadline. In addition, even where Title V was not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on loans covered by Title V. In any state in which application of Title V was expressly rejected or a provision limiting discount points or other charges has been adopted, no contract that imposes finance charges or provides for discount points or charges in excess of permitted levels has been included in the Trust Fund.

  Installment Contracts

     The Trust Assets may also consist of installment sales contracts. Under an installment contract ('INSTALLMENT CONTRACT') the seller (hereinafter referred to in this section as the 'lender') retains legal title to the property and enters into an agreement with the purchaser (hereinafter referred to in this section as the 'borrower') for the payment of the purchase price, plus interest, over the term of such contract. Only after full performance by the borrower of the Installment Contract is the lender obligated to convey title to the property to the purchaser. As with mortgage or deed of trust financing, during the effective period of the Installment

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Contract, the borrower is generally responsible for the maintaining the property in good condition and for paying real estate taxes, assessments and hazard insurance premiums associated with the property.

     The method of enforcing the rights of the lender under an Installment Contract varies on a state-by-state basis depending upon the extent to which state courts are willing, or able pursuant to state statute, to enforce the contract strictly according to its terms. The terms of Installment Contracts generally provide that upon a default by the borrower, the borrower loses his or her right to occupy the property, the entire indebtedness is accelerated and the buyer's equitable interest in the property is forfeited. The lender in such a situation is not required to foreclose in order to obtain title to the property, although in some cases a quiet title action is in order if the borrower has filed the Installment Contract in local land records and an ejectment action may be necessary to recover possession. In a few states, particularly in cases of borrower default during the early years of an Installment Contract, the courts will permit ejectment of the buyer and a forfeiture of his or her interest in the property. However, most state legislatures have enacted provisions by analogy to mortgage law protecting borrowers under Installment Contracts from the harsh consequences of forfeiture. Under such statutes, a judicial or nonjudicial foreclosure may be required, the lender may be required to give notice of default and the borrower may be granted some grace period during which the Installment Contract may be reinstated upon full payment of the defaulted amount and the borrower may have a post-foreclosure statutory redemption right. In other states, courts in equity may permit a borrower with significant investment in the property under an Installment Contract for the sale of real estate to share in the proceeds of sale of the property after the indebtedness is repaid or may otherwise refuse to enforce the forfeiture clause. Nevertheless, the lender's procedures for obtaining possession and clear title under an Installment Contract in a given state are simpler and less time consuming and costly than are the procedures for foreclosing and obtaining clear title to a property subject to one or more liens.

APPLICABILITY OF USURY LAWS

     Title V provides that state usury limitations shall not apply to certain types of residential first mortgage loans, including cooperative loans originated by certain lenders after March 31, 1980. A similar federal statute was in effect with respect to mortgage loans made during the first three months of 1980. The Office of Thrift Supervision is authorized to issue rules and regulations and to publish interpretations governing implementation of Title V. The statute authorized any state to impose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision which expressly rejects application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits or to limit discount points or other charges.

     Usury limits apply to junior mortgage loans in many states. Any applicable usury limits in effect at origination will be reflected in the maximum Mortgage Rates for the Trust Assets, as set forth in the related Prospectus Supplement.

     Unless otherwise set forth in the related Prospectus Supplement, each Seller of a Revolving Credit Loan, Home Equity Loan and a Contract will have represented that such Revolving Credit Loan, Home Equity Loan or Contract was originated in compliance with then applicable state laws, including usury laws, in all material respects. However, the Mortgage Rates on the Revolving Credit Loans and the Home Equity Loans will be subject to applicable usury laws as in effect from time to time.

ALTERNATIVE MORTGAGE INSTRUMENTS

     Alternative mortgage instruments, including adjustable rate mortgage loans and adjustable rate cooperative loans, and early ownership mortgage loans, originated by non-federally chartered lenders have historically been subjected to a variety of restrictions. Such restrictions differed from state to state, resulting in difficulties in determining whether a particular alternative mortgage instrument originated by a state-chartered lender was in compliance with applicable law. These difficulties were alleviated substantially as a result of the enactment of Title VIII of the Garn-St Germain Act ('TITLE VIII'). Title VIII provides that, notwithstanding any state law to the contrary, (i) state-chartered banks may originate alternative mortgage instruments in accordance with regulations promulgated by the Comptroller of the Currency with respect to the origination of alternative mortgage instruments by national banks, (ii) state-chartered credit unions may originate alternative mortgage

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instruments in accordance with regulations promulgated by the National Credit
Union Administration with respect to origination of alternative mortgage instruments by federal credit unions and (iii) all other non-federally chartered housing creditors, including state-chartered savings and loan associations, state-chartered savings banks and mutual savings banks and mortgage banking companies, may originate alternative mortgage instruments in accordance with the regulations promulgated by the Federal Home Loan Bank Board, predecessor to the Office of Thrift Supervision, with respect to origination of alternative mortgage instruments by federal savings and loan associations. Title VIII also provides that any state may reject applicability of the provisions of Title VIII by adopting, prior to October 15, 1985, a law or constitutional provision expressly rejecting the applicability of such provisions. Certain states have taken such action.

FORMALDEHYDE LITIGATION WITH RESPECT TO MANUFACTURED HOUSING CONTRACTS

     A number of lawsuits are pending in the United States alleging personal injury from exposure to the chemical formaldehyde, which is present in many building materials, including such components of manufactured housing as plywood flooring and wall paneling. Some of these lawsuits are pending against manufacturers of manufactured housing, suppliers of component parts and related persons in the distribution process. The Depositor is aware of a limited number of cases in which plaintiffs have won judgments in these lawsuits.

     Under the FTC Rule, which is described above under ' -- Consumer Protection Laws' and 'Consumer Protection Laws with Respect to Manufactured Housing Contracts,' the holder of any Contract secured by a Manufactured Home with respect to which a formaldehyde claim has been successfully asserted may be liable to the obligor for the amount paid by the obligor on the related Contract and may be unable to collect amounts still due under the Contract. The successful assertion of such claim constitutes a breach of a representation or warranty of the Seller, and the related Trust Fund would suffer a loss only to the extent that (i) the Seller breached its obligation to repurchase the Contract in the event an obligor is successful in asserting such a claim, and
(ii) the Seller, the Depositor or the Indenture Trustee were unsuccessful in asserting any claim of contribution or subrogation on behalf of the Noteholders against the manufacturer or other persons who were directly liable to the plaintiff for the damages. Typical products liability insurance policies held by manufacturers and component suppliers of Manufactured Homes may not cover liabilities arising from formaldehyde in manufactured housing, with the result that recoveries from such manufacturers, suppliers or other persons may be limited to their corporate assets without the benefit of insurance.

SOLDIERS' AND SAILORS' CIVIL RELIEF ACT OF 1940

     Under the terms of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended (the 'RELIEF ACT'), a Mortgagor who enters military service after the origination of such Mortgagor's Revolving Credit Loan, Home Equity Loan and certain Contracts (including a Mortgagor who was in reserve status and is called to active duty after origination of the Revolving Credit Loan, Home Equity Loan and certain Contracts) may not be charged interest (including fees and charges) above an annual rate of 6% during the period of such Mortgagor's active duty status, unless a court orders otherwise upon application of the lender. The Relief Act applies to Mortgagors who are members of the Air Force, Army, Marines, Navy, National Guard, Reserves, Coast Guard, and officers of the U.S. Public Health Service assigned to duty with the military. Because the Relief Act applies to Mortgagors who enter military service (including reservists who are called to active duty) after origination of the related Revolving Credit Loan, Home Equity Loan and related Contract, no information can be provided as to the number of loans that may be affected by the Relief Act. Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of the Master Servicer to collect full amounts of interest on certain of the Revolving Credit Loans, Home Equity Loans and Contracts. Any shortfall in interest collections resulting from the application of the Relief Act or similar legislation or regulations, which would not be recoverable from the related Revolving Credit Loans, Home Equity Loans and Contracts, would result in a reduction of the amounts payable to the holders of the related Notes, and may not be covered by the applicable form of credit enhancement provided in connection with the related series of Notes. In addition, the Relief Act imposes limitations that would impair the ability of the Master Servicer to foreclose on an affected Revolving Credit Loan, Home Equity Loan or Contract during the Mortgagor's period of active duty status, and, under certain circumstances, during an additional three month period thereafter. Thus, in the event that the Relief Act or similar legislation or regulations applies to any Revolving Credit Loan, Home Equity Loan and Contract

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which goes into default, there may be delays in payment and losses on the related Notes in connection therewith. Any other interest shortfalls, deferrals or forgiveness of payments on the Revolving Credit Loans, Home Equity Loans and Contracts resulting from similar legislation or regulations may result in delays in payments or losses to Noteholders of the related series.

FORFEITURES IN DRUG AND RICO PROCEEDINGS

     Federal law provides that property owned by persons convicted of drug-related crimes or of criminal violations of the Racketeer Influenced and Corrupt Organizations ('RICO') statute can be seized by the government if the property was used in, or purchased with the proceeds of, such crimes. Under procedures contained in the Comprehensive Crime Control Act of 1984 (the 'CRIME CONTROL ACT'), the government may seize the property even before conviction. The government must publish notice of the forfeiture proceeding and may give notice to all parties 'known to have an alleged interest in the property,' including the holders of mortgage loans.

     A lender may avoid forfeiture of its interest in the property if it establishes that: (i) its mortgage was executed and recorded before commission of the crime upon which the forfeiture is based, or (ii) the lender was, at the time of execution of the mortgage, 'reasonably without cause to believe' that the property was used in, or purchased with the proceeds of, illegal drug or RICO activities.

JUNIOR MORTGAGES; RIGHTS OF SENIOR MORTGAGEES

     The Revolving Credit Loans, Home Equity Loans, certain Contracts or certain Private Securities included in the Trust Fund for a series will be secured by mortgages or deeds of trust which generally will be junior to other mortgages or deeds of trust held by other lenders or institutional investors. The rights of the Trust Fund (and therefore the Noteholders), as mortgagee under a junior mortgage, are subordinate to those of the mortgagee under the senior mortgage, including the prior rights of the senior mortgagee to receive hazard insurance and condemnation proceeds and to cause the property securing the Revolving Credit Loan, Home Equity Loan or Contract to be sold upon default of the mortgagor, which may extinguish the junior mortgagee's lien unless the junior mortgagee asserts its subordinate interest in the property in foreclosure litigation and, in certain cases, either reinitiates or satisfies the defaulted senior loan or loans. A junior mortgagee may satisfy a defaulted senior loan in full or, in some states, may cure such default and bring the senior loan current thereby reinstating the senior loan, in either event usually adding the amounts expended to the balance due on the junior loan. In most states, absent a provision in the mortgage or deed of trust, no notice of default is required to be given to a junior mortgagee. Where applicable law or the terms of the senior mortgage or deed of trust do not require notice of default to the junior mortgagee, the lack of any such notice may prevent the junior mortgagee from exercising any right to reinstate the loan which applicable law may provide.

     The standard form of the mortgage or deed of trust used by most institutional lenders confers on the mortgagee the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with condemnation proceedings, and to apply such proceeds and awards to any indebtedness secured by the mortgage or deed of trust, in such order as the mortgagee may determine. Thus, in the event improvements on the property are damaged or destroyed by fire or other casualty, or in the event the property is taken by condemnation, the mortgagee or beneficiary under underlying senior mortgages will have the prior right to collect any insurance proceeds payable under a hazard insurance policy and any award of damages in connection with the condemnation and to apply the same to the indebtedness secured by the senior mortgages. Proceeds in excess of the amount of senior mortgage indebtedness, in most cases, may be applied to the indebtedness of junior mortgages in the order of their priority. Another provision sometimes found in the form of the mortgage or deed of trust used by institutional lenders obligates the mortgagor to pay before delinquency all taxes and assessments on the property and, when due, all encumbrances, charges and liens on the property which are prior to the mortgage or deed of trust, to provide and maintain fire insurance on the property, to maintain and repair the property and not to commit or permit any waste thereof, and to appear in and defend any action or proceeding purporting to affect the property or the rights of the mortgagee under the mortgage. Upon a failure of the mortgagor to perform any of these obligations, the mortgagee or beneficiary is given the right under certain mortgages or deeds of trust to perform the obligation itself, at its election, with the mortgagor agreeing to reimburse the mortgagee for any sums expended by the mortgagee on behalf of the mortgagor. All sums so expended by a senior mortgagee become part of the indebtedness secured by the senior mortgage.

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
     The form of credit line trust deed or mortgage used by most institutional lenders which make Revolving Credit Loans typically contains a 'future advance' clause, which provides, in essence, that additional amounts advanced to or on behalf of the borrower by the beneficiary or lender are to be secured by the deed of trust or mortgage. The priority of the lien securing any advance made under the clause may depend in most states on whether the deed of trust or mortgage is designated as a credit line deed of trust or mortgage. If the beneficiary or lender advances additional amounts, the advance is entitled to receive the same priority as amounts initially advanced under the trust deed or mortgage, notwithstanding the fact that there may be junior trust deeds or mortgages and other liens which intervene between the date of recording of the trust deed or mortgage and the date of the future advance, and notwithstanding that the beneficiary or lender had actual knowledge of such intervening junior trust deeds or mortgages and other liens at the time of the advance. In most states, the trust deed or mortgage lien securing mortgage loans of the type which includes Revolving Credit Loans applies retroactively to the date of the original recording of the trust deed or mortgage, provided that the total amount of advances under the Credit Limit does not exceed the maximum specified principal amount of the recorded trust deed or mortgage, except as to advances made after receipt by the lender of a written notice of lien from a judgment lien creditor of the trustor.

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

GENERAL

     The following is a general discussion of certain anticipated material federal income tax consequences of the purchase, ownership and disposition of the Notes offered hereunder. This discussion has been prepared with the advice of Thacher Proffitt & Wood and Orrick, Herrington & Sutcliffe LLP, counsel to the Company. This discussion is directed solely to Noteholders that hold the Notes as capital assets within the meaning of Section 1221 of the Code and does not purport to discuss all federal income tax consequences that may be applicable to particular categories of investors, some of which may be subject to special rules (such as banks, insurance companies, foreign investors, tax-exempt organizations, dealers in securities or currencies, mutual funds, real estate investment trusts, natural persons, cash method taxpayers, S corporations, estates and trusts, investors that hold the Notes as part of a hedge, straddle or, an integrated or conversion transaction, or holders whose 'functional currency' is not the United States dollar. Also, it does not address alternative minimum tax consequences or the indirect effects on the holders of equity interests in a Noteholder). Further, the authorities on which this discussion, and the opinion referred to below, are based are subject to change or differing interpretations, which could apply retroactively. Taxpayers and preparers of tax returns should be aware that under applicable Treasury regulations a provider of advice on specific issues of law is not considered an income tax return preparer unless the advice (i) is given with respect to events that have occurred at the time the advice is rendered and is not given with respect to the consequences of contemplated actions, and (ii) is directly relevant to the determination of an entry on a tax return. Accordingly, taxpayers should consult their tax advisors and tax return preparers regarding the preparation of any item on a tax return, even where the anticipated tax treatment has been discussed herein. In addition to the federal income tax consequences described herein, potential investors should consider the state and local tax consequences, if any, of the purchase, ownership and disposition of the Notes. See 'State and Other Tax Consequences.' Noteholders are advised to consult their tax advisors concerning the federal, state, local or other tax consequences to them of the purchase, ownership and disposition of the Notes offered hereunder.

     Upon the issuance of the Notes, Thacher Proffitt & Wood or Orrick, Herrington & Sutcliffe LLP ('TAX COUNSEL'), counsel to the Company, will deliver its opinion generally to the effect that, for federal income tax purposes, assuming compliance with all provisions of the Indenture, Trust Agreement and certain related documents, (i) the Notes will be treated as indebtedness and
(ii) the Issuer, as created pursuant to the terms and conditions of the Trust Agreement, will not be characterized as an association (or publicly traded partnership within the meaning of Code section 7704) taxable as a corporation or as a taxable mortgage pool within the meaning of Code section 7701(i). The following discussion is based in part upon the rules governing original issue discount that are set forth in Code sections 1271-1273 and 1275 and in the Treasury regulations issued thereunder (the 'OID REGULATIONS'). The OID Regulations do not adequately address certain issues relevant to, and in some instances provide that they are not applicable to, securities such as the Notes. For purposes of this tax discussion, references to a 'Noteholder' or a 'holder' are to the beneficial owner of a Note.

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
  Status as Real Property Loans

     (i) Notes held by a domestic building and loan association will not constitute 'loans . . . secured by an interest in real property' within the meaning of Code section 7701(a)(19)(C)(v); and (ii) Notes held by a real estate investment trust will not constitute 'real estate assets' within the meaning of Code section 856(c)(5)(A) and interest on Notes will not be considered 'interest on obligations secured by mortgages on real property' within the meaning of Code section 856(c)(3)(B).

  Original Issue Discount

     The Notes are not expected to be considered issued with original issue discount since the principal amount of the Notes will not exceed their issue price by more than a de minimis amount. The stated interest thereon will be taxable to a Noteholder as ordinary interest income when received or accrued in accordance with such Noteholder's method of tax accounting. Under the OID Regulations, a holder of a Note issued with a de minimis amount of original issue discount must include such discount in income, on a pro rata basis, as principal payments are made on the Note.

     The original issue discount, if any, on a Note would be the excess of its stated redemption price at maturity over its issue price. The issue price of a particular class of Notes will be the first cash price at which a substantial amount of Notes of that class is sold (excluding sales to bond houses, brokers and underwriters) on the date of their initial issuance (the 'CLOSING DATE'). If less than a substantial amount of a particular class of Notes is sold for cash on or prior to the Closing Date, the issue price of such class will be treated as the fair market value of such class on the Closing Date. Under the OID Regulations, the stated redemption price of a Note is equal to the total of all payments to be made on such Note other than 'qualified stated interest.' 'Qualified stated interest' includes interest that is unconditionally payable at least annually at a single fixed rate, or in the case of a variable rate debt instrument, at a 'qualified floating rate,' an 'objective rate,' a combination of a single fixed rate and one or more 'qualified floating rates' or one 'qualified inverse floating rate,' or a combination of 'qualified floating rates' that generally does not operate in a manner that accelerates or defers interest payments on such Note.

     In the case of Notes bearing adjustable interest rates, the determination of the total amount of original issue discount and the timing of the inclusion thereof will vary according to the characteristics of such Notes. In general terms original issue discount is accrued by treating the interest rate of the Notes as fixed and making adjustments to reflect actual interest rate payments.

     Certain classes of the Notes may provide for the first interest payment with respect to such Notes to be made more than one month after the date of issuance, a period which is longer than the subsequent monthly intervals between interest payments. Assuming the 'accrual period' (as defined below) for original issue discount is each monthly period that ends on a Distribution Date, in some cases, as a consequence of this 'long first accrual period,' some or all interest payments may be required to be included in the stated redemption price of the Note and accounted for as original issue discount.

     In addition, if the accrued interest to be paid on the first Distribution Date is computed with respect to a period that begins prior to the Closing Date, a portion of the purchase price paid for a Note will reflect such accrued interest. In such cases, information returns to the Noteholders and the IRS will be based on the position that the portion of the purchase price paid for the interest accrued with respect to periods prior to the Closing Date is treated as part of the overall purchase price of such Note (and not as a separate asset the purchase price of which is recovered entirely out of interest received on the next Distribution Date) and that portion of the interest paid on the first Distribution Date in excess of interest accrued for a number of days corresponding to the number of days from the Closing Date to the first Distribution Date should be included in the stated redemption price of such Note. However, the OID Regulations state that all or some portion of such accrued interest may be treated as a separate asset the cost of which is recovered entirely out of interest paid on the first Distribution Date. It is unclear how an election to do so would be made under the OID Regulations and whether such an election could be made unilaterally by a Noteholder.

     Notwithstanding the general definition of original issue discount, original issue discount on a Note will be considered to be de minimis if it is less than 0.25% of the stated redemption price of the Note multiplied by its weighted average maturity. For this purpose, the weighted average maturity of the Note is computed as the sum of the amounts determined, as to each payment included in the stated redemption price of such Note, by

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
multiplying (i) the number of complete years (rounding down for partial years) from the issue date until such payment is expected to be made (possibly taking into account a prepayment assumption) by (ii) a fraction, the numerator of which is the amount of the payment, and the denominator of which is the stated redemption price at maturity of such Note. Under the OID Regulations, original issue discount of only a de minimis amount (other than de minimis original issue discount attributable to a so-called 'teaser' interest rate or an initial interest holiday) will be included in income as each payment of stated principal is made, based on the product of the total amount of such de minimis original issue discount and a fraction, the numerator of which is the amount of such principal payment and the denominator of which is the outstanding stated principal amount of the Note. The OID Regulations also would permit a Noteholder to elect to accrue de minimis original issue discount into income currently based on a constant yield method. See ' -- Market Discount' for a description of such election under the OID Regulations.

     If original issue discount on a Note is in excess of a de minimis amount, the holder of such Note must include in ordinary gross income the sum of the 'daily portions' of original issue discount for each day during its taxable year on which it held such Note, including the purchase date but excluding the disposition date. In the case of an original holder of a Note, the daily portions of original issue discount will be determined as follows.

     As to each 'accrual period,' that is, unless otherwise stated in the related Prospectus Supplement, each period that ends on a date that corresponds to a Distribution Date and begins on the first day following the immediately preceding accrual period (or in the case of the first such period, begins on the Closing Date), a calculation will be made of the portion of the original issue discount that accrued during such accrual period. The portion of original issue discount that accrues in any accrual period will equal the excess, if any, of
(i) the sum of (A) the present value, as of the end of the accrual period, of all of the distributions remaining to be made on the Note, if any, in future periods and (B) the distributions made on such Note during the accrual period of amounts included in the stated redemption price, over (ii) the adjusted issue price of such Note at the beginning of the accrual period. The present value of the remaining distributions referred to in the preceding sentence will be calculated using a discount rate equal to the original yield to maturity of the Notes, and possibly assuming that distributions on the Note will be received in future periods based on the Trust Assets being prepaid at a rate equal to a prepayment assumption. For these purposes, the original yield to maturity of the Note would be calculated based on its issue price and possibly assuming that distributions on the Note will be made in all accrual periods based on the Trust Assets being prepaid at a rate equal to a prepayment assumption. The adjusted issue price of a Note at the beginning of any accrual period will equal the issue price of such Note, increased by the aggregate amount of original issue discount that accrued with respect to such Note in prior accrual periods, and reduced by the amount of any distributions made on such Note in prior accrual periods of amounts included in its stated redemption price. The original issue discount accruing during any accrual period, computed as described above, will be allocated ratably to each day during the accrual period to determine the daily portion of original issue discount for such day. Although the Issuer will calculate original issue discount, if any, based on its determination of the accrual periods, a Noteholder may, subject to certain restrictions, elect other accrual periods.

     A subsequent purchaser of a Note that purchases such Note at a price (excluding any portion of such price attributable to accrued qualified stated interest) less than its remaining stated redemption price will also be required to include in gross income the daily portions of any original issue discount with respect to such Note. However, each such daily portion will be reduced, if such cost is in excess of its 'adjusted issue price,' in proportion to the ratio such excess bears to the aggregate original issue discount remaining to be accrued on such Note. The adjusted issue price of a Note on any given day equals
(i) the adjusted issue price (or, in the case of the first accrual period, the issue price) of such Note at the beginning of the accrual period which includes such day plus (ii) the daily portions of original issue discount for all days during such accrual period prior to such day less (iii) any principal payments made during such accrual period with respect to such Note.

  Market Discount

     A Noteholder that purchases a Note at a market discount, that is, assuming the Note is issued without original issue discount, at a purchase price less than its remaining stated principal amount, will recognize gain upon receipt of each distribution representing stated principal. In particular, under Code section 1276 such a Noteholder generally will be required to allocate the portion of each such distribution representing stated

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
principal first to accrued market discount not previously included in income, and to recognize ordinary income to that extent. A Noteholder may elect to include market discount in income currently as it accrues rather than including it on a deferred basis in accordance with the foregoing. If made, such election will apply to all market discount bonds acquired by such Noteholder on or after the first day of the first taxable year to which such election applies. In addition, the OID Regulations permit a Noteholder to elect to accrue all interest, discount (including de minimis market or original issue discount) and premium in income as interest, based on a constant yield method. If such an election were made with respect to a Note with market discount, the Noteholder would be deemed to have made an election to include currently market discount in income with respect to all other debt instruments having market discount that such Noteholder acquires during the taxable year of the election or thereafter, and possibly previously acquired instruments. Similarly, a Noteholder that made this election for a Note that is acquired at a premium would be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such Noteholder owns or acquires. See
' -- Premium' below. Each of these elections to accrue interest, discount and premium with respect to a Note on a constant yield method would be irrevocable.

     However, market discount with respect to a Note will be considered to be de minimis for purposes Code section 1276 if such market discount is less than 0.25% of the remaining principal amount of such Note multiplied by the number of complete years to maturity remaining after the date of its purchase. In interpreting a similar rule with respect to original issue discount on obligations payable in installments, the OID Regulations refer to the weighted average maturity of obligations, and it is likely that the same rule will be applied with respect to market discount, possibly taking into account a prepayment assumption. If market discount is treated as de minimis under this rule, it appears that the actual discount would be treated in a manner similar to original issue discount of a de minimis amount. See ' -- Original Issue Discount' above.

     Code section 1276(b)(3) specifically authorizes the Treasury Department to issue regulations providing for the method for accruing market discount on debt instruments, the principal of which is payable in more than one installment. Until regulations are issued by the Treasury Department, certain rules described in the legislative history to the Code section 1276 (the 'COMMITTEE REPORT') apply. The Committee Report indicates that in each accrual period market discount on Notes should accrue, at the Noteholder's option: (i) on the basis of a constant yield method, or (ii) in the case of a Note issued without original issue discount, in an amount that bears the same ratio to the total remaining market discount as the stated interest paid in the accrual period bears to the total amount of stated interest remaining to be paid on the Notes as of the beginning of the accrual period. Moreover, any prepayment assumption used in calculating the accrual of original issue discount is also used in calculating the accrual of market discount. Because the regulations referred to in this paragraph have not been issued, it is not possible to predict what effect such regulations might have on the tax treatment of a Note purchased at a discount in the secondary market. Further, it is uncertain whether a prepayment assumption would be required to be used for the Notes if they were issued with original issue discount.

     To the extent that Notes provide for monthly or other periodic distributions throughout their term, the effect of these rules may be to require market discount to be includible in income at a rate that is not significantly slower than the rate at which such discount would accrue if it were original issue discount. Moreover, in any event a holder of a Note generally will be required to treat a portion of any gain on the sale or exchange of such Note as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income.

     Further, under Code section 1277 a holder of a Note may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry a Note purchased with market discount. For these purposes, the de minimis rule referred to above applies. Any such deferred interest expense would not exceed the market discount that accrues during such taxable year and is, in general, allowed as a deduction not later than the year in which such market discount is includible in income. If such holder elects to include market discount in income currently as it accrues on all market discount instruments acquired by such holder in that taxable year or thereafter, the interest deferral rule described above will not apply.

  Premium

     If a holder purchases a Note for an amount greater than its remaining principal amount, such holder will be considered to have purchased such Note with amortizable bond premium equal in amount to such excess, and

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
may elect to amortize such premium using a constant yield method over the remaining term of the Note and to offset interest otherwise to be required to be included in income in respect of such Note by the premium amortized in such taxable year. If such an election is made, it will apply to all debt instruments having amortizable bond premium that the holder owns or subsequently acquires. The OID Regulations also permit Noteholders to elect to include all interest, discount and premium in income based on a constant yield method. See ' -- Market Discount' above. The Committee Report states that the same rules that apply to accrual of market discount (which rules may require use of a prepayment assumption in accruing market discount with respect to Notes without regard to whether such Notes have original issue discount) would also apply in amortizing bond premium under Code section 171.

  Realized Losses

     Under Code section 166 both corporate and noncorporate holders of the Notes that acquire such Notes in connection with a trade or business should be allowed to deduct, as ordinary losses, any losses sustained during a taxable year in which their Notes become wholly or partially worthless as the result of one or more realized losses on the Trust Assets. However, it appears that a noncorporate holder that does not acquire a Note in connection with a trade or business will not be entitled to deduct a loss under Section 166 of the Code until such holder's Note becomes wholly worthless (i.e., until its outstanding principal balance has been reduced to zero) and that the loss will be characterized as a short-term capital loss.

     Each holder of a Note will be required to accrue interest and original issue discount with respect to such Note, without giving effect to any reductions in distributions attributable to defaults or delinquencies on the Trust Assets until it can be established that any such reduction ultimately will not be recoverable. As a result, the amount of taxable income reported in any period by the holder of a Note could exceed the amount of economic income actually realized by the holder in such period. Although the holder of a Note eventually will recognize a loss or reduction in income attributable to previously accrued and included income that, as the result of a realized loss, ultimately will not be realized, the law is unclear with respect to the timing and character of such loss or reduction in income.

  Sales of Notes

     If a Note is sold, the selling Noteholder will recognize gain or loss equal to the difference between the amount realized on the sale and its adjusted basis in the Note. The adjusted basis of a Note generally will equal the cost of such Note to such Noteholder, increased by the amount of any original issue discount or market discount previously reported by such Noteholder with respect to such Note and reduced by any amortized premium and any principal payment received by such Noteholder. Except as provided in the following three paragraphs, any such gain or loss will be capital gain or loss, provided such Note is held as a capital asset (generally, property held for investment) within the meaning of Code section 1221.

     Gain recognized on the sale of a Note by a seller who purchased such Note at a market discount will be taxable as ordinary income in an amount not exceeding the portion of such discount that accrued during the period such Note was held by such holder, reduced by any market discount included in income under the rules described above under ' -- Market Discount' and ' -- Premium.'

  Backup Withholding

     Payments of interest and principal, as well as payments of proceeds from the sale of Notes, may be subject to the 'backup withholding tax' under Section 3406 of the Code at a rate of 31% if recipients of such payments fail to furnish to the payor certain information, including their taxpayer identification numbers, or otherwise fail to establish an exemption from such tax. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against such recipient's federal income tax. Furthermore, certain penalties may be imposed by the IRS on a recipient of payments that is required to supply information but that does not do so in the proper manner.

     The Issuer will report to the Holders and to the IRS for each calendar year the amount of any 'reportable payments' during such year and the amount of tax withheld, if any, with respect to payments on the Notes.

  Tax Treatment of Foreign Investors

     Interest paid on a Note to a nonresident alien individual, foreign partnership or foreign corporation that has no connection with the United States other than holding Notes ('NONRESIDENTS') will normally qualify as portfolio interest (except, in general, where (i) the recipient is a holder, directly or by attribution, of 10% or more of the capital or profits interest in the Issuer, or (ii) the recipient is a controlled foreign corporation to which the Issuer is a related person) and will be exempt from federal income tax. Upon receipt of appropriate ownership statements, the Issuer normally will be relieved of obligations to withhold tax from such interest payments. These provisions supersede the generally applicable provisions of United States law that would otherwise require the issuer to withhold at a 30% rate (unless such rate were reduced or eliminated by an applicable tax treaty) on, among other things, interest and other fixed or determinable, annual or periodic income paid to Nonresidents. For these purposes a Noteholder may be considered to be related to the Issuer by holding a Certificate or by having common ownership with any other holder of a Certificate or any affiliate thereof.

                        STATE AND OTHER TAX CONSEQUENCES

     In addition to the federal income tax consequences described in 'Certain Federal Income Tax Consequences,' potential investors should consider the state and local tax consequences of the acquisition, ownership, and disposition of the Notes offered hereunder. State tax law may differ substantially from the corresponding federal tax law, and the discussion above does not purport to describe any aspect of the tax laws of any state or other jurisdiction. Therefore, prospective investors should consult their tax advisors with respect to the various tax consequences of investments in the Notes offered hereunder.

                              ERISA CONSIDERATIONS

     Sections 404 and 406 of ERISA impose certain fiduciary and prohibited transaction restrictions on employee pension and welfare benefit plans subject to ERISA ('ERISA PLANS') and on certain other retirement plans and arrangements, including individual retirement accounts and annuities, Keogh plans, bank collective investment funds and insurance company general and separate accounts in which such ERISA Plans are invested. Section 4975 of the Code imposes essentially the same prohibited transaction restrictions on tax-qualified retirement plans described in Section 401(a) of the Code and on Individual Retirement Accounts described in Section 408 of the Code (collectively, 'TAX FAVORED PLANS').

     Certain employee benefit plans, such as governmental plans (as defined in Section 3(32) of ERISA), and, if no election has been made under Section 410(d) of the Code, church plans (as defined in Section 3(33) of ERISA), are not subject to the ERISA requirements discussed herein. Accordingly, assets of such plans may be invested in Notes without regard to the ERISA considerations described below, subject to the provisions of applicable federal and state law. Any such plan that is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code, however, is subject to the prohibited transaction rules set forth in Section 503 of the Code.

     In addition to imposing general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan's investment be made in accordance with the documents governing the Plan, Section 406 of ERISA and Section 4975 of the Code prohibit a broad range of transactions involving assets of ERISA Plans and Tax-Favored Plans (collectively, 'PLANS') and persons ('PARTIES IN INTEREST' under ERISA or 'DISQUALIFIED PERSONS' under the Code, collectively 'PARTIES IN INTEREST') who have certain specified relationships to the Plans, unless a statutory or administrative exemption is available. Certain Parties in Interest that participate in a prohibited transaction may be subject to a penalty (or an excise tax) imposed pursuant to
Section 502(i) of ERISA or Section 4975 of the Code, unless a statutory or administrative exemption is available with respect to any such transaction.

PLAN ASSET REGULATIONS

     An investment of the assets of a Plan in Notes may cause the underlying Trust Assets and other assets included in the Trust Fund to be deemed 'Plan Assets' of such Plan. The U.S. Department of Labor (the 'DOL') has promulgated regulations at 29 C.F.R. Section 2510.3-101 (the 'DOL REGULATIONS') defining the term 'Plan Assets' for purposes of applying the general fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and
Section 4975 of the Code. Under the DOL Regulations, generally, when a Plan acquires an 'equity interest' in another entity (such as the Trust Fund), the underlying assets of that entity may be considered to be Plan Assets unless certain exceptions apply. Exceptions contained in the DOL Regulations provide that a Plan's assets will not include an undivided interest in each asset of an entity in which it makes an equity investment if: (1) the entity is an operating company; or (2) the equity investment made by the Plan is either a 'publicly-offered security' that is 'widely held' (both as defined in the DOL Regulations) or a security issued by an investment company registered under the Investment Company Act of 1940, as amended; or (3) Benefit Plan Investors do not own 25% or more in value of any class of equity interests issued by the entity. For this purpose, the term 'Benefit Plan Investors' include Plans, as well as any 'employee benefit plan' (as defined in Section 3(3) or ERISA) which is not subject to Title I of ERISA, such as governmental plans (as defined in Section 3(32) of ERISA), church plans (as defined in Section 3(33) of ERISA) which have not made an election under Section 410(d) of the Code, foreign plans and any entity whose underlying assets include Plan Assets by reason of a Plan's investment in the entity. The DOL Regulations provide that the term 'equity interest' means any interest in an entity other than an instrument which is treated as indebtedness under applicable local law and which has no 'substantial equity features.' Because of the factual nature of certain of the rules governing the applicability of the above-described exceptions under the DOL Regulations, Plans or persons investing Plan Assets should not acquire any Note which may be deemed in the respective Prospectus Supplement to have 'substantial equity features' in reliance upon the availability of any such exception. For purposes of this section 'ERISA Considerations,' the term 'PLAN ASSETS' or 'assets of a Plan' has the meaning specified in the DOL Regulations and includes an undivided interest in the underlying assets of certain entities in which a Plan invests.

     The prohibited transaction provisions of Section 406 of ERISA and Section 4975 of the Code may apply to a Trust Fund and cause the Company, the Master Servicer, any Subservicer, any Administrator, the Indenture Trustee, the Owner Trustee, the obligor under any credit enhancement mechanism or certain affiliates thereof to be considered or become Parties in Interest with respect to an investing Plan (or of a Plan holding an interest in an investing entity). If so, the acquisition or holding of Notes by or on behalf of the investing Plan could also give rise to a prohibited transaction under ERISA and Section 4975 of the Code, unless a statutory or administrative exemption is available. Notes acquired by a Plan may be assets of that Plan. Under the DOL Regulations, the Trust Fund, including the Trust Assets and the other assets held in the Trust Fund, may also be deemed to be assets of each Plan that acquires Notes. Special caution should be exercised before Plan Assets are used to acquire a Note in such circumstances, especially if, with respect to such assets, the Company, the Master Servicer, any Subservicer, any Administrator, the Indenture Trustee, the Owner Trustee, the obligor under any credit enhancement mechanism or an affiliate thereof either (i) has investment discretion with respect to the investment of Plan Assets or (ii) has authority or responsibility to give (or regularly gives) investment advice with respect to Plan Assets for a fee pursuant to an agreement or understanding that such advice will serve as a primary basis for investment decisions with respect to such Plan Assets.

     Any person who has discretionary authority or control with respect to the management or disposition of Plan Assets and any person who provides investment advice with respect to such Plan Assets for a fee (in the manner described above) is a fiduciary of the investing Plan. If the Trust Assets or other assets in a Trust Fund were to constitute Plan Assets, then any party exercising management or discretionary control with respect to those Plan Assets may be deemed to be a Plan 'fiduciary,' and thus subject to the fiduciary responsibility requirements of ERISA and the prohibited transaction provisions of ERISA and Section 4975 of the Code with respect to any investing Plan. Therefore, if the Trust Assets and other assets included in a Trust Fund were to constitute Plan Assets, then the acquisition or holding of Notes by or on behalf of a Plan or with Plan Assets, as well as the operation of such Trust Fund, may constitute or involve a prohibited transaction under ERISA and Section 4975 of the Code, unless a statutory or administrative exemption is available.

PROHIBITED TRANSACTION EXEMPTIONS

     A Plan fiduciary or other Plan Asset investor should consider the availability of certain class exemptions granted by the DOL, which provide relief from certain of the prohibited transaction provisions of ERISA and the related excise tax provisions of the Code, including Prohibited Transaction Class Exemption ('PTCE') 95-60, regarding transactions by insurance company general accounts; PTCE 84-14, regarding transactions effected by a 'qualified professional asset manager'; PTCE 90-1, regarding transactions by insurance company pooled separate accounts; PTCE 91-38, regarding investments by bank collective investment funds; and

PTCE 96-23, regarding transactions effected by an 'in-house asset manager.' The respective Prospectus Supplement may contain additional information regarding the application of PTCE 95-60 or other DOL class exemptions with respect to the Notes offered thereby.

INSURANCE COMPANY GENERAL ACCOUNTS

     In addition to any exemption that may be available under PTCE 95-60 for the purchase and holding of the Notes by an insurance company general account, the Small Business Job Protection Act of 1996 added a new Section 401(c) to ERISA, which provides certain exemptive relief from the provisions of Part 4 of Title I of ERISA and Section 4975 of the Code, including the prohibited transaction restrictions imposed by ERISA and the related excise taxes imposed by Section 4975 of the Code, for transactions involving an insurance company general account. Pursuant to Section 401(c) of ERISA, the DOL is required to issue final regulations ('401(C) REGULATIONS') no later than December 31, 1997 which are to provide guidance for the purpose of determining, in cases where insurance policies supported by an insurer's general account are issued to or for the benefit of a Plan on or before December 31, 1998, which general account assets constitute Plan Assets. Section 401(c) of ERISA generally provides that, until the date which is 18 months after the 401(c) Regulations become final, no person shall be subject to liability under Part 4 of Title I of ERISA and Section 4975 of the Code on the basis of a claim that the assets of an insurance company general account constitute Plan Assets, unless (i) as otherwise provided by the Secretary of Labor in the 401(c) Regulations to prevent avoidance of the regulations or (ii) an action is brought by the Secretary of Labor for certain breaches of fiduciary duty which would also constitute a violation of federal or state criminal law. Any assets of an insurance company general account which support insurance policies issued to a Plan after December 31, 1998 or issued to Plans on or before December 31, 1998 for which the insurance company does not comply with the 401(c) Regulations may be treated as Plan Assets. In addition, because Section 401(c) does not relate to insurance company separate accounts, separate account assets are still treated as Plan Assets of any Plan invested in such separate account. Insurance companies contemplating the investment of general account assets in the Notes should consult with their legal counsel with respect to the applicability of PTCE 95-60 and Section 401(c) of ERISA, including the general account's ability to continue to hold the Notes after the date which is 18 months after the date the 401(c) Regulations become final.

REPRESENTATION FROM PLANS INVESTING IN NOTES WITH 'SUBSTANTIAL EQUITY FEATURES'

     If the related Prospectus Supplement provides that any of the Notes being issued have 'substantial equity features' within the meaning of the DOL Regulations, transfers of such Notes to a Plan, to a trustee or other person acting on behalf of any Plan, or to any other person using the assets of any Plan to effect such acquisition will not be registered by the Indenture Trustee unless the transferee provides the Company, the Indenture Trustee and the Master Servicer with an opinion of counsel satisfactory to the Company, the Indenture Trustee and the Master Servicer, which opinion will not be at the expense of the Company, the Indenture Trustee or the Master Servicer, that the purchase of such Notes by or on behalf of such Plan is permissible under applicable law and will not subject the Company, the Indenture Trustee or the Master Servicer to any obligation in addition to those undertaken in the Trust Agreement. In lieu of such opinion of counsel, the transferee may provide a certification of facts substantially to the effect that (x) the purchase of Notes by or on behalf of such Plan is permissible under applicable law, will not constitute or result in any non-exempt prohibited transaction under ERISA or Section 4975 of the Code and will not subject the Company, the Indenture Trustee or the Master Servicer to any obligation in addition to those undertaken in the Trust Agreement, and
(y) the following statements are correct: (i) the transferee is an insurance company, (ii) the source of funds used to purchase such Notes is an 'insurance company general account' (as such term is defined in PTCE 95-60) and (iii) the conditions set forth in Section I of PTCE 95-60 have been satisfied as of the date of the acquisition of such Notes.

TAX EXEMPT INVESTORS

     A Plan that is exempt from federal income taxation pursuant to Section 501 of the Code (a 'TAX-EXEMPT INVESTOR') nonetheless will be subject to federal income taxation to the extent that its income is 'unrelated business taxable income' ('UBTI') within the meaning of Section 512 of the Code.

CONSULTATION WITH COUNSEL

     There can be no assurance that any DOL exemption will apply with respect to any particular Plan that acquires the Notes or, even if all the conditions specified therein were satisfied, that the exemption would apply to transactions involving the Trust Fund. Prospective Plan investors should consult with their legal counsel concerning the impact of ERISA and Section 4975 of the Code and the potential consequences to their specific circumstances prior to making an investment in the Notes.

     Before purchasing a Note in reliance on any DOL exemption or Section 401(c) of ERISA, a fiduciary of a Plan or other Plan Asset investor should itself confirm that all of the specific and general conditions set forth in such exemption or Section 401(c) of ERISA would be satisfied. In addition to making its own determination as to the availability of the exemptive relief provided in such exemption, a Plan fiduciary should consider its general fiduciary obligations under ERISA in determining whether to purchase a Note on behalf of a Plan.

                            LEGAL INVESTMENT MATTERS

     Each class of Notes offered hereby and by the related Prospectus Supplement will be rated at the date of issuance in one of the four highest rating categories by at least one Rating Agency. Unless otherwise specified in the related Prospectus Supplement, each class of Notes will evidence an interest in Trust Assets primarily secured by second or more junior liens, and therefore will not constitute 'mortgage related securities' for purposes of SMMEA. Accordingly, investors whose investment authority is subject to legal restrictions should consult their legal advisors to determine whether and to what extent the Notes constitute legal investments for them.

     All depository institutions considering an investment in the Notes should review the Federal Financial Institutions Examination Council's Supervisory Policy Statement on the Selection of Securities Dealers and Unsuitable Investment Practices (to the extent adopted by their respective regulators), setting forth, in relevant part, certain investment practices deemed to be unsuitable for an institution's investment portfolio, as well as guidelines for investing in certain types of mortgage related securities.

     The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including, but not limited to, 'prudent investor' provisions, percentage-of-assets limits and provisions which may restrict or prohibit investment in securities which are not 'interest bearing' or 'income paying.'

     There may be other restrictions on the ability of certain investors either to purchase certain classes of Notes or to purchase any class of Notes representing more than a specified percentage of the investors' assets. The Company will make no representations as to the proper characterization of any class of Notes for legal investment or other purposes, or as to the ability of particular investors to purchase any class of Notes under applicable legal investment restrictions. These uncertainties may adversely affect the liquidity of any class of Notes. Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their legal advisors in determining whether and to what extent the Notes of any class constitute legal investments or are subject to investment, capital or other restrictions.

                                USE OF PROCEEDS

     Unless otherwise specified in the related Prospectus Supplement, substantially all of the net proceeds to be received from the sale of Notes will be applied by the Company to finance the purchase of, or to repay short-term loans incurred to finance the purchase of, the Trust Assets underlying the Notes or will be used by the Company for general corporate purposes. The Company expects that it will make additional sales of securities similar to the Notes from time to time, but the timing and amount of any such additional offerings will be dependent upon a number of factors, including the volume of mortgage loans purchased by the Company, prevailing interest rates, availability of funds and general market conditions.

                            METHODS OF DISTRIBUTION

     The Notes offered hereby and by the related Prospectus Supplements will be offered in series through one or more of the methods described below. The Prospectus Supplement prepared for each series will describe the method of offering being utilized for that series and will state the net proceeds to the Company from such sale.

     The Company intends that Notes will be offered through the following methods from time to time and that offerings may be made concurrently through more than one of these methods or that an offering of a particular series of Notes may be made through a combination of two or more of these methods. Such methods are as follows:

          1. by negotiated firm commitment or best efforts underwriting and public re-offering by underwriters;

          2. by placements by the Company with institutional investors through dealers; and

          3. by direct placements by the Company with institutional investors.

     In addition, if specified in the related Prospectus Supplement, a series of Notes may be offered in whole or in part to the Seller of the related Trust Assets (and other assets, if applicable) that would comprise the Pool in respect of such Notes.

     If underwriters are used in a sale of any Notes (other than in connection with an underwriting on a best efforts basis), such Notes will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices to be determined at the time of sale or at the time of commitment therefor. Such underwriters may be broker-dealers affiliated with the Company whose identities and relationships to the Company will be as set forth in the related Prospectus Supplement. The managing underwriter or underwriters with respect to the offer and sale of a particular series of Notes will be set forth on the cover of the Prospectus Supplement relating to such series and the members of the underwriting syndicate, if any, will be named in such Prospectus Supplement.

     In connection with the sale of the Notes, underwriters may receive compensation from the Company or from purchasers of the Notes in the form of discounts, concessions or commissions. Underwriters and dealers participating in the distribution of the Notes may be deemed to be underwriters in connection with such Notes, and any discounts or commissions received by them from the Company and any profit on the resale of Notes by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended.

     It is anticipated that the underwriting agreement pertaining to the sale of any series of Notes will provide that the obligations of the underwriters will be subject to certain conditions precedent, that the underwriters will be obligated to purchase all such Notes if any are purchased (other than in connection with an underwriting on a best efforts basis) and that, in limited circumstances, the Company will indemnify the several underwriters and the underwriters will indemnify the Company against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended, or will contribute to distribution required to be made in respect thereof.

     The Prospectus Supplement with respect to any series offered by placements through dealers will contain information regarding the nature of such offering and any agreements to be entered into between the Company and purchasers of Notes of such series.

     The Company anticipates that the Notes offered hereby will be sold primarily to institutional investors or sophisticated non-institutional investors. Purchasers of Notes, including dealers, may, depending on the facts and circumstances of such purchases, be deemed to be 'underwriters' within the meaning of the Securities Act of 1933, as amended, in connection with reoffers and sales by them of Notes. Holders of Notes should consult with their legal advisors in this regard prior to any such reoffer or sale.

                                 LEGAL MATTERS

     Certain legal matters, including certain federal income tax matters, will be passed upon for the Company by Thacher Proffitt & Wood, New York, New York, or by Orrick, Herrington & Sutcliffe LLP, New York, New York, as specified in the Prospectus Supplement.

                             FINANCIAL INFORMATION

     The Company has determined that its financial statements are not material to the offering made hereby. The Notes do not represent an interest in or an obligation of the Company. The Company's only obligations with respect to a series of Notes will be to repurchase Trust Assets upon any breach of certain limited representations and warranties made by the Company, or as otherwise provided in the applicable Prospectus Supplement.

                         INDEX OF PRINCIPAL DEFINITIONS

                                                  PAGE
                                                  ----
401(c) Regulations.............................   111
Account Balance................................    18
Accrual Notes..................................     5
Additional Balance.............................    17
Additional Charges.............................    18
Administrator..................................     4
Affiliated Sellers.............................    15
Agreement......................................    47
Agreements.....................................    47
Audit Guide....................................    46
Bankruptcy Loss................................    36
Beneficial Owner...............................    27
Book-Entry Notes...............................    26
CEDEL..........................................    26
CEDEL Participants.............................    27
CERCLA.........................................    64
Certificates...................................     4
Clearance Cooperative..........................    27
Closing Date...................................    73
CLTV...........................................    16
Code...........................................     8
Commission.....................................     2
Committee Report...............................    75
Conservation Act...............................    64
Contracts......................................     1
Cooperative....................................    56
Cooperative Loans..............................    15
Cooperative Note...............................    56
Cooperative Notes..............................    15
Credit Enhancer................................    36
Credit Line Agreements.........................    17
Credit Utilization Rate........................    17
Crime Control Act..............................    71
Custodial Account..............................    30
Custodian......................................    29
Defaulted Loan Loss............................    36
Deleted Loan...................................    24
Depositaries...................................    26
Designated Seller..............................    15
Designated Seller Transaction..................    15
Determination Date.............................    33
Disqualified Persons...........................    77
DOL............................................    77
DOL Regulations................................    77
Draw...........................................    17
Draw Period....................................    17
DTC............................................    26
DTC Participants...............................    26
Eligible Account...............................    31
Eligible Substitute Loan.......................    24
Environmental Lien.............................    64


                                                  PAGE
                                                  ----
ERISA..........................................     8
ERISA Plans....................................    77
Euroclear......................................    26
Euroclear Operator.............................    27
Euroclear Participants.........................    27
Event of Default...............................    48
Excess Interest................................    38
Excess Spread..................................    30
Exchange Act...................................     2
Excluded Spread................................    30
Extraordinary Losses...........................    36
FDIC...........................................    22
FHA............................................     1
FHA Claims Administration Agreement............    11
FHA Claims Administrator.......................    11
FHA Insurance Amount...........................    41
FHA Regulations................................    40
FHA Reserve....................................    41
Finance Charge.................................    18
Financial Guaranty Insurance Policy............    37
Fraud Loss.....................................    36
FTC Rule.......................................    65
Funding Account................................    33
Garn-St Germain Act............................    66
GMAC Mortgage..................................     1
Gross Margin...................................    17
Guide..........................................    19
High Cost Loans................................    64
Holder-in-Due-Course...........................    65
Home Equity Loans..............................     1
Home Equity Program............................    19
Home Improvement Contracts.....................     1
Home Improvements..............................     1
HUD............................................    40
Indenture......................................     1
Indenture Trustee..............................     4
Index..........................................    17
Indirect Participants..........................    27
Installment Contract...........................    68
Insurance Proceeds.............................    30
Insurer........................................    37
Interest Rate..................................     4
Issuer.........................................     4
Junior Ratio...................................    16
Letter of Credit...............................    37
Letter of Credit Bank..........................    37
Liquidated Loan................................    44
Liquidation Proceeds...........................    30
Manufactured Homes.............................    19
Manufactured Housing Contracts.................     1
Master Commitments.............................    20

                                                  PAGE
                                                  ----
Mortgages......................................    15
Mortgage Notes.................................    15
Mortgage Rate..................................    17
Mortgaged Properties...........................     5
Mortgagor......................................     9
National Housing Act...........................     5
Net Mortgage Rate..............................    51
Nonresidents...................................    77
Note Registrar.................................    26
Noteholder.....................................    26
Notes..........................................     1
OID Regulations................................    72
Overcollateralization..........................    38
Owner Trustee..................................     4
Ownership Interest.............................    16
Participants...................................    26
Parties in Interest............................    77
Paying Agent...................................    32
Payment Account................................    31
Payment Date...................................     6
Percentage Interest............................    33
Permitted Investments..........................    31
Plan Assets....................................    78
Plans..........................................    77
Pool...........................................     1
Private Securities.............................     6
PTCE...........................................    78
Purchase Obligation............................    40
Purchase Price.................................    24
Qualified Insurer..............................    39
Rating Agency..................................     8
Realized Loss..................................    36
Record Date....................................    32
Registration Statement.........................     2
Relief Act.....................................    70
REO Loan.......................................    44
Reserve Fund...................................    38
Residential Funding............................     4
Revolving Credit Loans.........................     1

                                                  PAGE
                                                  ----
RICO...........................................    71
Securities.....................................     1
Securityholders................................    29
Sellers........................................    15
Senior/Subordinate Series......................    26
Servicing Advances.............................    32
Servicing Agreement............................    42
Servicing Default..............................    47
Single Note....................................    34
SMMEA..........................................     8
Special Hazard Loss............................    36
Special Purpose Entity.........................    16
Spread Account.................................    38
Stated Principal Balance.......................    36
Strip Note.....................................     5
Subordinate Securities.........................     5
Subservicers...................................    16
Subservicing Account...........................    30
Subservicing Agreement.........................    25
Tax Counsel....................................    72
Tax-Exempt Investor............................    79
Tax Favored Plans..............................    77
Terms and Conditions...........................    28
Title I........................................     5
Title I Contracts..............................     1
Title I Lenders................................    40
Title I Loans..................................    40
Title V........................................    68
Title VIII.....................................    69
Transfer Report................................    41
Trust Agreement................................     1
Trust Assets...................................     1
Trust Fund.....................................     1
UBTI...........................................    79
UCC............................................    61
Unaffiliated Sellers...........................    15
Unsecured Contract.............................    12
401(c) Regulations.............................    79


_____________________________________      _____________________________________

    NO DEALER, SALESPERSON OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS NOT CONTAINED IN THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE DEPOSITOR OR BY THE UNDERWRITERS. THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS DO NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, THE SECURITIES OFFERED HEREBY TO ANYONE IN ANY JURISDICTION IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANYONE TO WHOM IT IS UNLAWFUL TO MAKE ANY SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT INFORMATION HEREIN OR THEREIN IS CORRECT AS OF ANY TIME SINCE THE DATE OF THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS.

                            ------------------------
                               TABLE OF CONTENTS
                             PROSPECTUS SUPPLEMENT

                                                                                                               PAGE
                                                                                                               ----
Summary....................................................................................................    S-4
Risk Factors...............................................................................................    S-13
Description of the Home Loan Pool..........................................................................    S-16
The Grantor Trust..........................................................................................    S-25
The Issuer.................................................................................................    S-25
The Owner Trustee..........................................................................................    S-25
The Indenture Trustee and the Grantor Trustee..............................................................    S-25
Description of the Securities..............................................................................    S-25
Certain Yield and Prepayment Considerations................................................................    S-39
Description of the Home Loan Purchase Agreement............................................................    S-45
Description of the Servicing Agreement.....................................................................    S-46
Description of the Grantor Trust Agreement, Owner Trust Agreement and Indenture............................    S-47
Certain Federal Income Tax Consequences....................................................................    S-50
ERISA Considerations.......................................................................................    S-50
Legal Investment...........................................................................................    S-50
Method of Distribution.....................................................................................    S-50
Legal Matters..............................................................................................    S-52
Ratings....................................................................................................    S-52
Global Clearance, Settlement and Tax Documentation Procedures..............................................    I-1
                                                    PROSPECTUS
Additional Information.....................................................................................      2
Reports to Noteholders.....................................................................................      2
Incorporation of Certain Information by Reference..........................................................      2
Summary of Prospectus......................................................................................      4
Risk Factors...............................................................................................      9
The Pools..................................................................................................     15
Trust Asset Program........................................................................................     19
Description of the Notes...................................................................................     26
Description of Credit Enhancement..........................................................................     36
Purchase Obligations.......................................................................................     40
Description of FHA Insurance Under Title I.................................................................     40
The Company................................................................................................     42
Residential Funding Corporation............................................................................     42
Servicing of Trust Assets..................................................................................     42
The Agreements.............................................................................................     47
Yield and Prepayment Considerations........................................................................     50
Certain Legal Aspects of the Trust Assets and Related Matters..............................................     56
Certain Federal Income Tax Consequences....................................................................     72
State and Other Tax Consequences...........................................................................     77
ERISA Considerations.......................................................................................     77
Legal Investment Matters...................................................................................     80
Use of Proceeds............................................................................................     80
Methods of Distribution....................................................................................     80
Legal Matters..............................................................................................     81
Financial Information......................................................................................     81
Index of Principal Definitions.............................................................................     82

                                  $391,880,000

                              RESIDENTIAL FUNDING
                          MORTGAGE SECURITIES II, INC.

                            HOME LOAN-BACKED NOTES,
                                SERIES 1998-HI2

                            ------------------------
                             PROSPECTUS SUPPLEMENT
                            ------------------------

                            BEAR, STEARNS & CO. INC.

                             PRUDENTIAL SECURITIES
                                  INCORPORATED

                         RESIDENTIAL FUNDING SECURITIES
                                  CORPORATION

                                 JUNE 16, 1998

_____________________________________      _____________________________________